Filed Pursuant to Rule 424(b)(3)

File No. 333-274921

PROXY STATEMENT/PROSPECTUS

A REORGANIZATION IS PROPOSED-YOUR VOTE IS VERY IMPORTANT

 October 23, 2023

To Our Stockholders:

We cordially invite you to attend the Annual Meeting of the Stockholders of Unrivaled Brands, Inc. (“we,” “us,” “our” or the “Company”) to be held on December 5, 2023 at 9:30 a.m., Pacific Time (the “Annual Meeting”). The Annual Meeting will be a virtual meeting via live audiocast. You will not be able to attend the Annual Meeting in person.

At the Annual Meeting, you will be asked to consider and vote on a proposal to reorganize our company into a holding company structure pursuant to which our present company will become a subsidiary of a newly formed Delaware corporation named Blum Holdings, Inc., which we refer to in this proxy statement/prospectus as “Newco.” We refer to this proposal in this proxy statement/prospectus as the “Reorganization Proposal.” If the Reorganization Proposal is approved, you will become a stockholder of Newco. We currently expect to complete the reorganization, which we refer to in this proxy statement/prospectus as the “Reorganization,” during the fourth quarter of 2023, provided that our stockholders approve the Reorganization and all other conditions to completion of the Reorganization are satisfied.

Upon completion of the Reorganization, Newco will, in effect, replace the Company as the publicly held corporation. Newco and its subsidiaries will conduct all of the operations we currently conduct. We believe that implementing the holding company structure will provide us with more strategic, operational and financing flexibility, and incorporating the new holding company in Delaware will allow us to take advantage of the flexibility, predictability and responsiveness that Delaware corporate law provides.

In the Reorganization, your existing shares of our common stock, par value $0.001 per share (the “Company Common Stock” or the “Common Stock”) and our preferred stock, par value $0.001 per share (the “Company Preferred Stock” or the “Preferred Stock”) (in each case, other than shares held by stockholders that properly exercise dissenters’ rights) will be converted automatically into shares of Newco common stock, par value $0.001 per share (the “Newco Common Stock”) and Newco preferred stock, par value $0.001 per share (the “Newco Preferred Stock”), respectively. You will own the same number of shares of Newco Common Stock as you now own of our Common Stock, you will own the same number of shares of Newco Preferred Stock as you now own of our Preferred Stock, and your shares will represent the same ownership percentage of Newco as you have in us, subject to any changes resulting from any exercise of dissenters’ rights and the proposed reverse stock split as further described in this proxy statement/prospectus. In addition, the Reorganization is intended to be tax-free for our stockholders. Your rights as a stockholder of Newco will be substantially the same as your rights as a stockholder of the Company, subject to certain differences described herein.

We expect the shares of Newco Common Stock to trade under a new ticker symbol on the OTCQB tier of the OTC Markets Group, Inc. (the “OTC” or the “OTC Markets”).

The ticker symbol will be different than that currently used for the trading of Company Common Stock on the OTCQB tier of the OTC Markets, “UNRV.” On October 9, 2023, the last trading day before the announcement of the Reorganization Proposal, the closing price per share of our Common Stock was $0.0216. On October 20, 2023, the most recent trading day for which prices were available, the closing price per share of our Common Stock on the OTC Markets’ OTCQB tier was $0.0151.

In order to implement the Reorganization Proposal, we need our stockholders to approve and adopt the related Agreement and Plan of Merger, dated as of October 9, 2023 (the “Reorganization Agreement”). Our Board of Directors (the “Board” or the “Board of Directors”) has carefully considered (a) the Reorganization Agreement, which provides for the merger of a subsidiary of Newco called Blum Merger Sub, Inc. with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Newco, and (b) the related transactions described in this proxy statement/prospectus, and the Board believes that they are advisable, fair to, and in the best interest of our stockholders.

Our Board of Directors recommends that you vote “FOR” the Reorganization Proposal.

Because adoption of the Reorganization Proposal requires the affirmative vote of at least a majority of the voting power of stockholders entitled to vote on the proposal, your vote is important, no matter how many or how few shares you may own. Whether or not you plan to attend the Annual Meeting, please consider voting prior to the Annual Meeting at https://www.westcoaststocktransfer.com/proxy-unrv/, or by calling (619) 664-4780 or if you received a printed proxy card in the mail, by completing, signing, dating and returning the proxy card. Voting prior to the Annual Meeting does not deprive you of your right to attend and to vote your shares during the Annual Meeting.

In addition to voting on the Reorganization Proposal at the Annual Meeting, you will also be asked to consider the following matters:

1.

To approve an amendment to the Company’s Articles of Incorporation (as currently amended, the “Current Articles”) to effect a reverse stock split of the Company Common Stock, at an exchange ratio between 1-for-70 and 1-for-100, as determined by the Board;

2.	To elect three (3) directors to serve on our Board for the ensuing year;
3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers;
4.	To select, on a non-binding advisory basis, whether future advisory votes on the compensation of our named executive officers should be every one, two or three years;
5.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
6.

To approve the adjournment of the Annual Meeting from time to time to a later date or dates, if necessary and appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor one or more of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposal(s) or establish a quorum (the “Adjournment Proposal”); and

7.	To transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

The accompanying notice of meeting and proxy statement/prospectus provide specific information about the Annual Meeting and further explain the Reorganization Proposal and the other matters to be considered. Please read these materials carefully. In particular, you should consider the discussion of “Risk Factors” beginning on page 14 of the accompanying proxy statement/prospectus before voting on the Reorganization Proposal.

If you have any questions or need assistance voting your shares, please contact the Company’s proxy solicitor, Okapi Partners, LLC, by calling (844) 343-2643 (toll free).

Thank you for your continued support of and interest in our company.

Sincerely,
/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer and Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated October 23, 2023 and is being first sent to the Company’s stockholders on or about October 25, 2023.

UNRIVALED BRANDS, INC.

3242 S. Halladay St., Suite 202

Santa Ana, CA 92705

NOTICE OF ANNUAL STOCKHOLDERS’ MEETING

To Be Held on December 5, 2023

Notice is hereby given that the Annual Meeting of Stockholders of UNRIVALED BRANDS, INC., a Nevada corporation (the “Company,” “we,” “our,” or “us”), will be held at 9:30 a.m., Pacific Time, on December 5, 2023 (the “Annual Meeting”). The Annual Meeting will be a virtual meeting via live audiocast. You will not be able to attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

1.

To consider a proposal, which we refer to as the “Reorganization Proposal,” to approve and adopt the Agreement and Plan of Merger, dated as of October 9, 2023, by and among the Company, Blum Holdings, Inc., a Delaware corporation (“Newco”), and Blum Merger Sub, Inc., a Nevada corporation, which agreement is included in the accompanying proxy statement/prospectus as Annex I;

2.

To approve an amendment to the Company’s Articles of Incorporation (as currently amended, the “Current Articles”) to effect a reverse stock split of the Company’s outstanding common stock, par value $0.001 per share (the “Company Common Stock” or the “Common Stock”), at an exchange ratio between 1-for-70 and 1-for-100, as determined by our Board of Directors (the “Board” or the “Board of Directors”);

3.	To elect three (3) directors to serve on our Board for the ensuing year;
4.	To approve, on a non-binding advisory basis, the compensation of our named executive officers;
5.	To select, on a non-binding advisory basis, whether future advisory votes on the compensation of our named executive officers should be every one, two or three years;
6.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
7.

To approve the adjournment of the Annual Meeting from time to time to a later date or dates, if necessary and appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor one or more of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposal(s) or establish a quorum (the “Adjournment Proposal”); and

8.	To transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

Only holders of Company Common Stock and Company Preferred Stock of record at the close of business on October 16, 2023 are entitled to notice of, and to participate and vote at, the Annual Meeting or any adjournment thereof. Stockholders of record may virtually attend the Annual Meeting via live audiocast by calling 877-407-9218 or +1 201-493-6735. The audiocast provides our stockholders rights and opportunities equivalent to an in-person meeting of stockholders.

WHETHER OR NOT YOU EXPECT TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND PROMPTLY VOTE YOUR PROXY VIA THE INTERNET AT HTTPS://WWW.WESTCOASTSTOCKTRANSFER.COM/PROXY-UNRV/, BY TELEPHONE BY CALLING (619) 664-4780 OR, IF YOU RECEIVED A PRINTED FORM OF PROXY IN THE MAIL, BY COMPLETING, DATING, SIGNING AND RETURNING THE PROXY CARD IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR TRANSFER AGENT OR OUR CORPORATE SECRETARY PRIOR TO THE ANNUAL MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING.

We encourage you to read the accompanying proxy statement/prospectus and its appendices, including all documents incorporated by reference into the accompanying proxy statement/prospectus, carefully and in their entirety. If you have any questions concerning the Reorganization, the Annual Meeting or the accompanying proxy statement/prospectus, would like additional copies of the accompanying proxy statement/prospectus or need help voting your shares of Company Common Stock or Company Preferred Stock, please contact the Company’s proxy solicitor, Okapi Partners, LLC, at (844) 343-2643 (toll free).

By Order of the Board of Directors

Robert Baca, Secretary and Chief Legal Officer

October 23, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON DECEMBER 5, 2023:

This notice and the accompanying proxy statement/prospectus, proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at https://www.westcoaststocktransfer.com/proxy-unrv/. Additionally, and in accordance with the rules of the Securities and Exchange Commission (the “SEC”), stockholders may access these materials at the website indicated in the Notice of Internet Availability of Proxy Materials that you received in connection with this notice and the accompanying proxy statement/prospectus. This information, as well as similar information relating to all of our future annual meetings, will also be available by calling Investor Relations at (678) 570-6791 or by emailing jassad@unrivaledbrands.com.

For the date, time and location of the Annual Meeting and the matters to be voted upon at the Annual Meeting, please see the “Notice of Annual Stockholders’ Meeting” above and the section of the accompanying proxy statement/prospectus titled “Information Concerning the Annual Meeting—Date, Time and Place” beginning on page 1. For the Board’s recommendation regarding those matters, please refer to the section of the accompanying proxy statement/prospectus titled “Proposal 1. Reorganization” beginning on page 34. For information on how to participate and vote at the Annual Meeting, please see the section of the accompanying proxy statement/prospectus titled “Information Concerning the Annual Meeting—How to Participate in and Vote at the Annual Meeting” beginning on page 1.

ADDITIONAL INFORMATION

Blum Holdings, Inc., referred to in the accompanying proxy statement/prospectus as “Newco,” has filed a registration statement on Form S-4 to register with the SEC the shares of Newco Common Stock and Newco Preferred Stock into which each outstanding share of Company Common Stock and Company Preferred Stock, respectively, will be converted automatically in the Reorganization described herein. The accompanying proxy statement/prospectus is part of that registration statement and constitutes a prospectus of Newco in addition to being a proxy statement of the Company for the Annual Meeting.

If you would like to request a paper copy of any proxy materials, please contact the Company’s Secretary in writing at 3242 S. Halladay St., Suite 202, Santa Ana, California CA 92705 or by telephone at (888) 909-5564, and we will promptly deliver a printed set of the proxy materials free of charge. Please ensure to request a paper copy of any documents by November 28, 2023, which is the date that is five (5) business days prior to the date of the Annual Meeting, in order to receive them before the Annual Meeting.

You should rely only on the information contained in the accompanying proxy statement/prospectus or that to which we have referred you. We have not authorized anyone to provide you with any additional information. The accompanying proxy statement/prospectus is dated as of the date listed on the cover page. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this proxy statement/prospectus to stockholders, nor the issuance of Newco securities in the Reorganization, shall create any implication to the contrary.

If you have any questions about the Annual Meeting or need additional assistance in voting your shares, please contact the Company’s proxy solicitor Okapi Partners, LLC, at (844) 343-2643 (toll free).

PROXY STATEMENT/PROSPECTUS

For the Annual Meeting of Stockholders

To Be Held December 5, 2023

INTRODUCTION

The Board of Directors (referred to in this proxy statement/prospectus as the “Board” or the “Board of Directors”) of UNRIVALED BRANDS, INC., a Nevada corporation (sometimes referred to in this proxy statement/prospectus as the “Company,” “Unrivaled,” or as “we,” “us” and “our”), is soliciting your proxy for use at the Annual Meeting of Stockholders of the Company to be held at 9:30 a.m., Pacific Time, on December 5, 2023 (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be a virtual meeting via live audiocast. At such meeting, the stockholders will consider and vote upon the items set forth in the attached Notice of Annual Stockholders’ Meeting. These proxy materials will be available on the Internet at the following website: http://www.westcoaststocktransfer.com/proxy-unrv/.

INFORMATION CONCERNING THE ANNUAL MEETING

Date, Time and Place

The Annual Meeting will be held at 9:30 a.m., Pacific Time, on December 5, 2023. The Annual Meeting will be a virtual meeting via live audiocast. We anticipate that the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be sent, and this proxy statement/prospectus and the form of proxy relating to our Annual Meeting will be made available, to our stockholders commencing on or about October 25, 2023.

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to:

(1)

consider and vote upon a proposal, which we refer to as the “Reorganization Proposal,” to approve and adopt the Agreement and Plan of Merger, dated as of October 9, 2023, by and among the Company, Blum Holdings, Inc., a newly formed Delaware corporation referred to herein as “Newco,” and Blum Merger Sub, Inc., a newly formed Nevada corporation referred to herein as “Merger Sub,” which agreement is included in this proxy statement/prospectus as Annex I;

(2)

consider and vote upon a proposal to amend the Company’s Articles of Incorporation (as currently amended, the “Current Articles”) to effect a reverse stock split of the Company’s outstanding common stock, par value $0.001 per share (the “Company Common Stock” or “Common Stock”), at an exchange ratio between 1-for-70 and 1-for-100, as determined by the Board;

(3)	elect a Board of three (3) directors of the Company;
(4)	consider and vote upon a proposal to approve the compensation of the Company’s executive officers as disclosed in this proxy statement/prospectus through a non-binding advisory vote;
(5)	consider and vote upon the desired frequency of future non-binding advisory votes on executive officer compensation through a non-binding advisory vote;
(6)	ratify the appointment of Marcum LLP (“Marcum”) as our independent registered public accounting firm (independent auditors) for 2023;
(7)

consider and vote upon a proposal to approve the adjournment of the Annual Meeting from time to time to a later date or dates, if necessary and appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor one or more of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposal(s) or establish a quorum (the “Adjournment Proposal”); and

(8)	transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

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Record Date; Attendance at the Annual Meeting

Attendance at the Annual Meeting is limited to holders of our Common Stock and the holders of our preferred stock, par value $0.001 per share (the “Preferred Stock” or the “Company Preferred Stock”) at the close of business on October 16, 2023, the record date for the Annual Meeting, or their legal proxy holders, and the Company’s officers and invited guests. You will not be able to attend the Annual Meeting in person at a physical location.

Quorum; Voting Rights

Only stockholders of record of the Company as of the close of business on October 16, 2023, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 774,998,097 shares of Company Common Stock issued and outstanding and entitled to vote, 14,071,431 shares of the Company’s Series V Preferred Stock, par value $0.001 (the “Company Series V Preferred Stock”) issued and outstanding and entitled to vote, and no shares of the Company’s Series N Preferred Stock, par value $0.001 per share (the “Company Series N Preferred Stock”) issued and outstanding and entitled to vote. A list of registered stockholders eligible to vote may be examined during business hours at the office of the Company’s Secretary, 3242 S. Halladay St., Suite 202, Santa Ana, California 92705, during the ten (10) day period immediately prior to the Annual Meeting, and will also be available at the Annual Meeting.

Holders of Company Common Stock and Company Preferred Stock will vote together as a single class on each of the proposals to be considered and voted on at the Annual Meeting. Each share of Company Common Stock entitles the holder to one (1) vote in the determination of all matters to be brought before the Annual Meeting. Holders of Company Series V Preferred Stock vote on an as-converted basis times two (2). The holders of five percent (5%) or more of the total number of outstanding shares of Company Common Stock and Company Preferred Stock entitled to vote must be present, either virtually via the Internet or by proxy, to constitute the necessary quorum for any business to be transacted at the Annual Meeting. Shares that abstain from voting on any proposal and “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum exists at the Annual Meeting. The inspector of election appointed for the Annual Meeting will determine whether a quorum is present.

Required Vote

The required vote for each of the proposals expected to be acted upon at the Annual Meeting is as follows:

Proposal 1 – Reorganization. The adoption of the Reorganization Proposal requires the affirmative vote of a majority of the voting power of stockholders entitled to vote on the proposal.

Proposal 2 – Reverse Stock Split. The proposal to effect a reverse stock split of our Common Stock requires the affirmative vote of a majority of the voting power of stockholders entitled to vote on the proposal.

Proposal 3 – Election of Directors. Directors are elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon at the Annual Meeting.

Proposal 4 – Advisory (non-binding) vote on executive officer compensation (“say-on-pay”). The advisory vote on executive officer compensation will be approved if a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting are voted in favor of the proposal.

Proposal 5 – Advisory (non-binding) vote on frequency of future say-on-pay votes. The advisory vote on the frequency of future say-on-pay votes provides a choice among three frequency periods (every one, two or three years). Such proposal will be approved if a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting are voted in favor of the proposal.

2

Proposal 6 – Ratification of the appointment of our Independent Registered Public Accounting Firm. The ratification of the appointment of Marcum as the Company’s auditors for 2023 requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote on the proposal.

Proposal 7 – Adjournment. The proposal to approve the adjournment of the Annual Meeting requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote on the proposal present virtually at the Annual Meeting or by proxy, voting together as a single class, whether or not a quorum exists.

How to Participate in and Vote at the Annual Meeting

Registered stockholders and duly appointed proxyholders may connect to the audiocast meeting by dialing one of the telephone numbers below where you can participate and vote during the Annual Meeting live audiocast:

Participant Dial-In Numbers: (877) 407-9218 or +1 (201) 493-6735

If you are a stockholder who owns shares through a broker and you intend to vote at the Annual Meeting, you must obtain a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares virtually at the Annual Meeting.

You will not be able to attend the Annual Meeting physically. The audiocast provides our stockholders rights and opportunities equivalent to an in-person meeting of stockholders.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting.

How to Vote without Participating in the Annual Meeting

Your vote is important. If you hold your shares as a record holder, your shares can be voted at the Annual Meeting only if you are present virtually at the Annual Meeting or your shares are represented by a valid proxy.

Even if you plan to attend the Annual Meeting, we urge you to vote by proxy in advance. You may vote your shares by using one of the following three methods:

•

By Telephone: You may call (619) 664-4780 (toll-free) and follow the simple instructions and use the personalized control number specified on your proxy card or Notice of Internet Availability to vote your shares. You will be able to confirm that your vote has been properly recorded. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, and returned a proxy card.

3

•

Over the Internet: You may visit https://www.westcoaststocktransfer.com/proxy-unrv/. Follow the simple instructions and use the personalized control number specified on your proxy card or Notice of Internet Availability to vote your shares. You will be able to confirm that your vote has been properly recorded. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, and returned a proxy card.

•

By Mail: If you have requested to receive printed proxy materials, you may vote by written proxy card by marking, signing and dating the proxy card you receive in the mail and returning it in the postage-paid envelope provided. If you receive a Notice of Internet Availability, you can request a paper copy of our proxy materials by following the instructions included thereon, which will include a written proxy card or voting instruction form.

If you submit your vote by proxy, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our Board. Our Board recommends voting “FOR” each of the proposals.

You can participate in the virtual Annual Meeting and vote during the Annual Meeting even if you have previously voted by submitting a proxy as described above. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

If your shares of Company Common Stock are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should follow the instructions provided to you by your broker, bank or nominee to ensure that the votes related to the shares you beneficially own are properly represented and voted at the Annual Meeting.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. All properly executed proxies delivered pursuant to this solicitation, and not revoked, will be voted at the Annual Meeting in accordance with the directions given. If you sign and return your proxy card without giving specific voting instructions, your shares will be voted as follows:

•	FOR the Reorganization Proposal discussed in Proposal 1,

•	FOR the reverse stock split of the Company’s outstanding Common Stock at an exchange ratio between 1-for-70 and 1-for-100, as determined by the Board discussed in Proposal 2,

•	FOR the election as directors of the Company of each of the director nominees named in Proposal 3,

•	FOR the advisory approval of the compensation of our executive officers discussed in Proposal 4,

•	FOR a frequency of every three (3) years for future advisory approval of the compensation of our executive officers discussed in Proposal 5,

•	FOR the approval of Marcum LLP as auditors for 2023 discussed in Proposal 6, and
•	FOR the Adjournment Proposal discussed in Proposal 7.

The Board of Directors does not know of any other matters to be acted upon at the Annual Meeting. As to any other matter of business that may properly be brought before the Annual Meeting, the accompanying proxy also confers discretionary authority upon the persons named therein to vote the shares represented by such proxy in accordance with their best judgment.

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Abstentions and Broker Non-Votes

Shares that abstain from voting on any proposal and “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum exists at the Annual Meeting. For purposes of determining the outcome of any matter as to which a broker (or other nominee) has not received instructions, and for which it does not have discretionary voting authority, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for purposes of determining whether a quorum exists and may be entitled to vote on other matters). For proposals that require a majority of voting power to pass, shares that abstain will be treated as voted “against” such proposal. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, and will have no effect on the election of directors. With respect to the proposals that require a majority of votes cast to pass, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have no effect on the outcome of the vote on a proposal that requires a majority of votes cast to pass because an abstention does not count as a vote cast. Under Nevada law, a broker non-vote will have no effect on the outcome of the matters presented for a stockholder vote. Stockholders have no right to cumulative voting as to any matter, including the election of directors.

Proxy Revocation

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by:

•	attending the Annual Meeting and voting virtually via live audiocast (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy);

•	voting again by telephone or over the Internet (only your latest telephone or Internet vote submitted prior to the Annual Meeting will be counted);

•	if you requested and received written proxy materials, completing and submitting a duly completed and executed proxy bearing a later date; or

•	submitting written notice of revocation to our transfer agent or our Secretary prior to the voting of the proxy, which is dated as of a later date than the proxy.

Any written notice of revocation or subsequent proxy should be addressed to our transfer agent at:

West Coast Stock Transfer, Inc.

Attn: Proxy Department

21 N. Vulcan Ave. Suite 106,

Encinitas, CA 92024

If you hold your shares through a broker, bank or other nominee, you should follow the instructions of your broker, bank or nominee regarding revocation of proxies.

Solicitation of Proxies.

This solicitation is made on behalf of our Board of Directors.

The Company has engaged Okapi Partners, LLC (“Okapi Partners”) to assist in the solicitation of proxies for the Annual Meeting and the Company estimates that it will pay Okapi Partners a fee of approximately $10,000. The Company has also agreed to reimburse Okapi Partners for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Okapi Partners against certain losses, claims, damages, liabilities and expenses. All costs of preparing, assembling and distributing the proxy materials and the cost of solicitation will be paid by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories, and other fiduciaries, for costs incurred in forwarding soliciting materials to their beneficial owners. The Company may also retain other firms or individuals to assist with the solicitation of proxies. Copies of this proxy statement/prospectus will be made available beginning on October 25, 2023.

5

Adjournment of Virtual Meeting

If a quorum is not present or represented, our bylaws permit the stockholders who are present at the Annual Meeting, either in person or by proxy and who are entitled to vote, to adjourn the Annual Meeting by a majority of votes cast.

Stockholders Should Not Send Certificates with Their Proxies

A letter of transmittal and instructions for the surrender of Company Common Stock and Company Preferred Stock certificates or book-entry shares in exchange for the shares of Newco Common Stock and Newco Preferred Stock, as applicable, will be mailed to the Company’s stockholders promptly after the completion of the Reorganization.

6

QUESTIONS AND ANSWERS

ABOUT THE HOLDING COMPANY REORGANIZATION

What is the Reorganization Proposal?

We are asking you to approve and adopt an Agreement and Plan of Merger, dated as of October 9, 2023 (the “Reorganization Agreement”) that would result in our reorganization into a Delaware holding company. Prior to entering into the Reorganization Agreement, Newco was incorporated in the State of Delaware as a wholly-owned subsidiary of the Company, which is a Nevada corporation. Merger Sub was incorporated in the State of Nevada as a wholly-owned subsidiary of Newco. Under the Reorganization Agreement, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Newco (the “Reorganization”).

Upon completion of the Reorganization, Newco will, in effect, replace the Company as the publicly held corporation. Newco and its subsidiaries will conduct all of the operations we currently conduct. As a result of the Reorganization, the current stockholders of the Company will become stockholders of Newco with the same number, class and percentage of shares of capital stock of Newco as they held in the Company prior to the Reorganization, subject to any changes resulting from any exercise of dissenters’ rights and the proposed reverse stock split as further described in this proxy statement/prospectus.

To review the details of the proposed Reorganization in greater detail, see “Proposal 1. The Reorganization—Reorganization Procedure” starting on page 35 Further, a copy of the Reorganization Agreement, which sets forth the agreement and plan of merger and is the primary legal document that governs the Reorganization, is attached as Annex I to this proxy statement/prospectus. You are encouraged to read the Reorganization Agreement carefully.

Why are you undertaking the Reorganization?

We are forming a holding company in Delaware to:

•	provide us with greater strategic, business and financing flexibility;
•	simplify our structure to better align it with our operations and to help reduce administrative costs and burdens;
•	help to optimize certain financial strength measures, such as risk based capital, of the Company; and
•	take advantage of the benefits of Delaware corporate law.

To review the reasons for the Reorganization in greater detail, see “Proposal 1. The Reorganization—Reasons for the Reorganization; Recommendation of our Board of Directors” beginning on page 34.

What will happen to my stock as a result of the Reorganization?

Unless you properly exercise your dissenters’ rights, which will entitle you to obtain payment of the fair value of your shares pursuant to Nevada Revised Statutes Sections 92A.300 to 92A.500, your shares of Company Common Stock and Company Preferred Stock will automatically be converted into the same number of shares of Newco Common Stock, and the same number and series of shares of Newco Preferred Stock, respectively. As a result, you will become a stockholder of Newco and will own the same number and percentage of shares of Newco Common Stock and/or Newco Preferred Stock that you now own of Company Common Stock or Company Preferred Stock, respectively, subject to any changes resulting from any exercise of dissenters’ rights and the proposed reverse stock split as further described in this proxy statement/prospectus. We expect that the Newco Common Stock will be listed on the OTC Markets Group, Inc.’s (the “OTC” or the “OTC Markets”) OTCQB tier under a new ticker symbol.

How will being a Newco stockholder be different from being a Company stockholder?

After the Reorganization, you will own the same class, series, number and percentage of shares of Newco’s stock that you owned of the Company’s stock immediately prior to the Reorganization, subject to any changes resulting from any exercise of dissenters’ rights and the proposed reverse stock split as further described in this proxy statement/prospectus. You will own shares of a Delaware holding company that owns our operating businesses. In addition, as a stockholder of Newco, your rights will be governed by Delaware corporate law and the Certificate of Incorporation and Bylaws of the Delaware holding company. Your rights as a stockholder of Newco will be substantially the same as your rights as a stockholder of the Company, except as noted herein. For further information, see “Proposal 1. Reorganization—Comparative Rights of Holders of Newco’s Capital Stock and the Company’s Capital Stock” beginning on page 34.

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Will the management or the business of the Company change as a result of the Reorganization?

No. The management and business of our Company will remain the same after the Reorganization.

What will the name of the public company be following the Reorganization?

The name of the public company following the Reorganization will be “Blum Holdings, Inc.”

Will the company’s CUSIP number change as a result of the Reorganization?

Yes. Following the Reorganization, the CUSIP number for the Newco Common Stock will be 09642F 101.

Will I have to turn in my stock certificates?

Yes. Prior to the effective time of the Reorganization, the Company will appoint an exchange agent for the Reorganization and to handle the exchange of shares of Company Common Stock and Company Preferred Stock for Newco Common Stock and Newco Preferred Stock, respectively.

At or prior to the effective time of the Reorganization, Newco will deposit or cause to be deposited with the exchange agent the number of shares of Newco Common Stock and Newco Preferred Stock to be issued in the Reorganization. Promptly following the closing of the Reorganization, the exchange agent will mail to each holder of record of Company Common Stock and Company Preferred Stock who is entitled to receive the Newco Common Stock and Newco Preferred Stock in the Reorganization, a letter of transmittal and instructions for use in effecting the surrender of the shares in exchange for the Newco Common Stock or Newco Preferred Stock issuable in respect thereof.

COMPANY STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES OR BOOK-ENTRY SHARES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT WITH INSTRUCTIONS FOR THE SURRENDER OF SUCH STOCK CERTIFICATES OR BOOK-ENTRY SHARES.

What are the material U.S. federal income tax consequences as a result of the Reorganization?

It is a condition to each party’s obligation to complete the Reorganization that each of the Company and Newco receive an opinion of Manatt, Phelps & Phillips, LLP to the effect that the Reorganization should qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) or, alternatively, that the Reorganization should be treated as an exchange described in Section 351 of the Code. Accordingly, it is expected that U.S. holders (as defined in the section entitled “Proposal 1. Reorganization—Material U.S. Federal Income Tax Consequences”) of shares of the Company’s stock should not recognize any gain or loss for U.S. federal income tax purposes upon the receipt of Newco’s stock in exchange for the Company’s stock in the Reorganization.

Company stockholders should consult their own tax advisors as to the particular consequences of the Reorganization to them, including the applicability and effect of any U.S. federal, state and local tax laws, as well as foreign tax laws. For more information regarding the material U.S. federal income tax consequences of the Reorganization, see the section entitled  “Proposal 1. Reorganization—Material U.S. Federal Income Tax Consequences” beginning on page 34 of this proxy statement/prospectus.

How will the Reorganization be treated for accounting purposes?

For accounting purposes, the Reorganization into a holding company structure will be treated as a merger of entities under common control. The accounting treatment for such events is similar to the former “pooling of interests method.” Accordingly, the consolidated financial position and results of operations of the Company will be included in the consolidated financial statements of Newco on the same basis as currently presented.

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What vote is required to approve the Reorganization Proposal?

Under Nevada law and as a condition to completion of the Reorganization, stockholders holding at least a majority of the voting power of shares of the Company’s capital stock outstanding and entitled to vote at the close of business on the record date, voting together as a single class, must vote FOR the Reorganization Proposal.

If the stockholders approve the Reorganization, when will it occur?

Unless the Board of Directors determines otherwise, we expect to complete the Reorganization during the fourth quarter of 2023, provided that our stockholders approve the Reorganization and all other conditions to completion of the Reorganization are satisfied.

Do I have dissenters’ (or appraisal) rights?

Yes. Stockholders who do not vote in favor of the Reorganization Proposal may elect to exercise statutory dissenters’ rights. See “Proposal 1. Reorganization—Dissenters’ Rights” beginning on page 34 and the text of the Nevada dissenters’ rights statute, Sections 92A.300-92A.500 of the Nevada Revised Statutes, which is reproduced in its entirety as Annex VI to this proxy statement/prospectus.

What is the authorized capital of the Company and Newco?

The Company’s Articles of Incorporation, as amended (referred to herein as the “Current Articles”) currently authorize the issuance of 990,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, of which 25,000,000 shares have been designated as Company Series V Preferred Stock under the Second Amended and Restated Certificate of Designation of Rights, Privileges, Preferences and Restrictions of Series V Preferred Stock (the “Company Series V Certificate”), and 2,500,000 shares have been designated as Company Series N Preferred Stock under the Certificate of Designation of Rights, Privileges, Preferences and Restrictions of Series N Preferred Stock (as amended, the “Company Series N Certificate,” and together with the Company Series V Certificate, the “Company Certificates of Designation” or the “Certificates of Designation”). Newco’s Amended and Restated Certificate of Incorporation (the “Newco Certificate of Incorporation”), which will govern the rights of our stockholders after the Reorganization, will authorize the issuance of 990,000,000 shares of Newco Common Stock and 50,000,000 shares of  Newco Preferred Stock, of which 25,000,000 shares will be designated as Newco Series V Preferred Stock (the “Newco Series V Preferred Stock”) pursuant to a Certificate of Designation of Rights, Privileges, Preferences and Restrictions of Series V Preferred Stock (the “Newco Series V Certificate”) to be filed immediately prior to the effective time of the Reorganization, and 2,500,000 shares will be designated as Newco Series N Preferred Stock (the “Newco Series N Preferred Stock”) pursuant to a Certificate of Designation of Rights, Privileges, Preferences and Restrictions of Series N Preferred Stock (the “Newco Series N Certificate,” and together with the Newco Series V Certificate, the “Newco Certificates of Designation”), to be filed immediately prior to the effective time of the Reorganization. The Newco Series V Certificate and Newco Series N Certificate are included in the accompanying proxy statement/prospectus as Annex III and Annex IV, respectively. Upon completion of the Reorganization, the number of shares of Newco Common Stock, Newco Series V Preferred Stock and Newco Series N Preferred Stock that will be outstanding will be equal to the number of shares of the Company Common Stock, Company Series V Preferred Stock and Company Series N Preferred Stock outstanding immediately prior to the Reorganization, respectively, subject to any changes resulting from any exercise of dissenters’ rights and the proposed reverse stock split as further described in this proxy statement/prospectus. The form of Newco Certificate of Incorporation included in the accompanying proxy statement/prospectus as Annex II  and the post-Reorganization share numbers described herein do not reflect any changes needed if the Reverse Stock Split (as defined and described in Proposal 2) is approved and implemented.

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Will a proxy solicitor be used?

Yes. The Company has engaged Okapi Partners, LLC, which we refer to herein as “Okapi Partners,” to assist in the solicitation of proxies for the Annual Meeting and the Company estimates that it will pay Okapi Partners a fee of approximately $10,000. The Company has also agreed to reimburse Okapi Partners for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Okapi Partners against certain losses, claims, damages, liabilities and expenses. In addition to mailing proxy solicitation material, the Company’s directors, officers and employees may also solicit proxies in person, by telephone or by any other electronic means of communication deemed appropriate. No additional compensation will be paid to the Company’s directors, officers or employees for such services.

Who should I contact if I have other questions about the Reorganization or the Annual Meeting?

If you have more questions about the Reorganization or the Annual Meeting, you should contact the Company’s proxy solicitor, Okapi Partners, toll-free at (844) 343-2643. If your broker holds your shares, you should also call your broker for additional information.

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SUMMARY OF THE REORGANIZATION PROPOSAL

This section highlights key aspects of the Reorganization Proposal, including the Reorganization Agreement, that are described in greater detail elsewhere in this proxy statement/prospectus. It does not contain all of the information that may be important to you. To better understand the Reorganization Proposal, and for a more complete description of the legal terms of the Reorganization Agreement, you should read this entire document carefully, including the Annexes, and the additional documents to which we refer you. You can find information with respect to these additional documents in “Where You Can Find More Information” beginning on page 130 of this proxy statement/prospectus.

The Principal Parties

Unrivaled Brands, Inc., a Nevada corporation

3242 S. Halladay St., Suite 202

Santa Ana, CA 92705

(888) 909-5564

The Company was incorporated in the State of Nevada in 2008, with operations in retail, production, distribution, and cultivation in California, Oregon and Nevada.

In the Reorganization, Merger Sub (a wholly-owned subsidiary of Newco) will merge with and into the Company with the Company surviving the merger as a wholly-owned subsidiary of Newco. After the Reorganization, the Company will continue to engage in the business currently conducted by it, and all of its contractual, employment and other business relationships will generally continue unaffected by the Reorganization.

Information about the Company is available on its website at https://unrivaledbrands.com/. The information on the Company’s website is not incorporated by reference herein and is not deemed to be part of this proxy statement/prospectus.

Blum Holdings, Inc., a Delaware corporation

3242 S. Halladay St., Suite 202

Santa Ana, CA 92705

(888) 909-5564

Newco was incorporated in the State of Delaware as a wholly-owned subsidiary of the Company in order to effect the Reorganization. Prior to the Reorganization, Newco will have no assets or operations other than those incident to its formation.

Blum Merger Sub, Inc., a Nevada corporation

3242 S. Halladay St., Suite 202

Santa Ana, CA 92705

(888) 909-5564

Merger Sub is a Nevada corporation and was formed as a wholly-owned subsidiary of Newco in order to effect the Reorganization. Prior to the Reorganization, Merger Sub will have no assets or operations other than those incident to its formation.

Treatment of Company Common Stock and Company Preferred Stock in the Reorganization (Page 36)

In the Reorganization, each outstanding share of Company Common Stock (other than shares held by common stockholders that properly exercise dissenters’ rights) will be converted automatically into one share of Newco Common Stock. Each outstanding share of Company Preferred Stock (other than shares held by preferred stockholders that properly exercise dissenters’ rights) will be converted automatically into one share of the applicable series of Newco Preferred Stock. The stockholders immediately following the Reorganization will own the same number and percentage of shares of Newco’s stock that they owned of the Company’s stock immediately prior to the Reorganization, subject to any changes resulting from any exercise of dissenters’ rights by the Company’s stockholders as further described in “Proposal 1. Reorganization—Treatment of Company Common Stock and Company Preferred Stock in the Reorganization” beginning on page 36 and the reverse stock split as further described in “Proposal 2. Reverse Stock Split” beginning on page 63. Stockholders that properly exercise their dissenters’ rights will not receive shares of Newco, but will instead be entitled to obtain payment of the fair value of such stockholders’ shares according to the procedures set forth in Sections 92A.300 to 92A.500 of the Nevada Revised Statutes.

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Treatment of Equity Incentive Plans and Outstanding Awards in the Reorganization (Page 36)

At the effective time of the Reorganization, Newco will assume (a) the Terra Tech Corp. 2016 Equity Incentive Plan (the “2016 Plan”), (b) the Terra Tech Corp. Amended and Restated 2018 Equity Incentive Plan (as amended, the “2018 Plan”), and (c) the UMBRLA, Inc. 2019 Equity Incentive Plan (as amended, the “UMBRLA Plan,” and together with the 2016 Plan and the 2018 Plan, the “Incentive Plans”), including all stock options, restricted stock, restricted stock units, stock appreciation rights and other incentive awards covering shares of Company Common Stock. The same number of shares reserved under the Incentive Plans will be reserved by Newco, and the terms and conditions that are in effect immediately prior to effective time of the Reorganization under each outstanding incentive award assumed by Newco will continue in full force and effect after the Reorganization, except that the shares of Company Common Stock reserved under the Incentive Plans and issuable under each such award will be replaced by shares of Newco Common Stock.

Issuances of Newco Common Stock under the Incentive Plans (Page 37)

The approval of the Reorganization Proposal will also constitute approval of Newco’s assumption of the Incentive Plans (including the existing share reserve under the Incentive Plans), and approval that all the outstanding awards under the Incentive Plans and all future issuances of shares of Newco Common Stock will be made in lieu of shares of Company Common Stock under the Incentive Plans, as each will be amended in connection with the Reorganization without further stockholder action.

Treatment of Outstanding Warrants and Convertible Notes in the Reorganization (Page 37)

At the effective time of the Reorganization, each outstanding warrant to purchase shares of Company Common Stock (a “Company Warrant”) will automatically convert into a warrant to purchase shares of Newco Common Stock (each, a “Newco Warrant”). Each Newco Warrant will continue to be subject to the terms and conditions consistent with the applicable Company Warrant as in effect immediately prior to the effective time of the Reorganization, subject to adjustment in connection with the Reverse Stock Split (as defined and described in Proposal 2) if it is approved and implemented.

At the effective time of the Reorganization, each outstanding convertible promissory note of the Company convertible into shares of Company Common Stock (each, a “Company Note”), will automatically convert into a convertible promissory note of Newco convertible into shares of Newco Common Stock (a “Newco Note”). Each Newco Note will continue to be subject to terms and conditions consistent with the applicable Company Note as in effect immediately prior to the effective time, subject to adjustment in connection with the Reverse Stock Split if it is approved and implemented.

Conditions to Completion of the Reorganization (Page 37)

The completion of the Reorganization depends on the satisfaction or waiver of a number of conditions, including, but not limited to, the following:

•

The registration statement on Form S-4 filed by Newco in connection with the issuance of shares of Newco’s stock in the Reorganization, of which this proxy statement/prospectus forms a part, shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the registration statement shall have been issued by the Securities and Exchange Commission (the “SEC”);

•

the Company shall have made such filings with, provided such notices to, and obtained such permits, authorizations, consents, approvals, and certifications from, all governmental entities and non-governmental third parties required to be made or obtained in connection with the Reorganization, including, without limitation, any such approvals required or terminations or expirations of waiting periods as are required under applicable corporate and cannabis laws;

•	the Reorganization Agreement shall have been approved by the requisite vote of the Company’s stockholders;
•

Newco shall have been admitted to the OTCQB tier of the OTC Markets and the shares of Newco Common Stock issuable in the Reorganization shall have been listed or admitted for quotation on the OTCQB tier of the OTC Markets, subject only to official notice of issuance;

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•	no order or proceeding shall have been enacted or entered that would prohibit or make illegal the completion of the Reorganization; and
•

the Company and Newco shall have received a written opinion of Manatt, Phelps & Phillips, LLP dated as of the closing date of the Reorganization and in form and substance reasonably satisfactory to the Company and Newco, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes, the Reorganization should qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, that the Reorganization should be treated as an exchange described in Section 351 of the Code.

Termination of the Reorganization Agreement (Page 38)

We may terminate the Reorganization Agreement, even after adoption by our stockholders, if our Board of Directors determines that for any reason the completion of the Reorganization is inadvisable or not in the best interest of the Company or its stockholders.

Dissenters’ Rights (Page 38)

Under Nevada law, the Company’s stockholders have dissenters’ rights in connection with the Reorganization. Shares of the Company’s capital stock held by stockholders that properly exercise dissenters’ rights will not be converted into shares of Newco’s capital stock in the Reorganization. Instead, such dissenting stockholders will be entitled to receive payment of the fair value of such shares in accordance with Sections 92A.300 to 92A.500 of the Nevada Revised Statutes, unless they fail to perfect, withdraw or otherwise lose the right to dissent.

Interests of Directors and Executive Officers of the Company (Page 41)

There are no agreements or understandings, whether written or unwritten, between any executive officer and the Company, Newco, or Merger Sub concerning any type of compensation, whether present, deferred, or contingent, that is based on or otherwise relates to the Reorganization.

Security Ownership of Directors and Executive Officers of the Company (Page 43)

On October 16, 2023, the record date for the Annual Meeting, directors, executive officers and their affiliates beneficially owned approximately 17.18% of the issued and outstanding shares of Company Common Stock as calculated pursuant to Rule 13d-3 of the Exchange Act.

Governance of Newco Following the Reorganization (Page 43)

At the effective time of the Reorganization, the board of directors of Newco (the “Newco Board” or the “Newco Board of Directors”) will consist of the same persons comprising the Board of Directors of the Company, and it is expected that the Newco Board of Directors will remain the same following the Reorganization. Newco expects that its senior management following the Reorganization will be substantially the same as that of the Company immediately prior to the Reorganization.

Trading of Newco Common Stock (Page 43)

The Newco Common Stock is not currently traded on any stock exchange or quoted on any market. The Company Common Stock is quoted on the OTCQB tier of the OTC Markets under the symbol “UNRV,” and we expect the Newco Common Stock to be quoted on the OTC’s OTCQB tier under a new ticker symbol following the Reorganization. On October 9, 2023, the last trading day before the announcement of the Reorganization Proposal, the closing price per share of our Common Stock was $0.0216. On October 20, 2023, the most recent trading day for which prices were available, the closing price per share of our Common Stock was $0.0151.

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RISK FACTORS

In considering whether to vote in favor of the Reorganization Proposal, you should consider all of the information we have included in this proxy statement/prospectus, including its Annexes and the financial statements included herein. In addition, you should pay particular attention to the risks described below.

Summary of Risk Factors

Risks Relating to the Reorganization

•	We may not obtain the expected benefits of our Reorganization into a Delaware holding company.
•	As a holding company, Newco will depend in large part on funding from its operating subsidiaries.
•	The market for Newco shares may differ from the market for the Company’s shares.
•	The proposed Reorganization into a Delaware holding company may result in substantial direct and indirect costs whether or not completed.
•

Anti-takeover provisions in the Newco Certificate of Incorporation and Newco’s Amended and Restated Bylaws and under Delaware law may delay or prevent a third party acquisition of Newco, which could decrease the value of the Newco Common Stock.

•	As a stockholder of a Delaware corporation, your rights after the Reorganization will be different from, and may be less favorable than, your current rights as a stockholder of a Nevada corporation.
•

The Newco Certificate of Incorporation will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for substantially all disputes between Newco and its stockholders, to the fullest extent permitted by law, which could limit the ability of Newco’s stockholders to obtain a favorable judicial forum for disputes with Newco or its directors, officers, stockholders, employees or agents.

•

If stockholders exercise dissenters’ rights in connection with the Reorganization, paying dissenting stockholders for their shares may force the Company to spend a material amount of its available cash to pay the fair value of such stockholders’ stock or in settlement of such dissenters’ rights claims.

Risks Relating to the Reverse Stock Split

•	A reverse stock split may decrease the liquidity of the shares of our Common Stock.
•

Following a reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Risks Relating to Our Business, Financial Position and Industry

•	Our independent registered public accounting firm’s report for the year ended December 31, 2022 is qualified as to our ability to continue as a going concern.
•

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due and on our cash flow.

•

We will likely need additional capital to sustain our operations and will likely need to seek further financing, which we may not be able to obtain on acceptable terms, or at all. If we fail to raise additional capital, as needed, our ability to implement our business model and strategy could be compromised.

•	The Company has identified material weaknesses in its internal control over financial reporting.
•	We face intense competition and many of our competitors have greater resources that may enable them to compete more effectively.
•	If we fail to protect our intellectual property, our business could be adversely affected.
•	We are dependent on the popularity of consumer acceptance of our product lines.
•	A drop in the retail and/or wholesale prices of medical and adult use marijuana products may negatively impact our business.
•	Federal regulation and enforcement may adversely affect the implementation of cannabis laws and regulations may negatively impact our revenues and profits.
•	We could be found to be violating laws related to cannabis.
•

Prospective customers may be deterred from doing business with a company with a significant nationwide online presence because of fears of federal or state enforcement of laws prohibiting possession and sale of medical or recreational marijuana.

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•	Marijuana remains illegal under federal law.
•	Laws and regulations affecting the medical and adult use marijuana industry are constantly changing, which could detrimentally affect our cultivation, production and dispensary operations.
•	We may have difficulty accessing the service of banks, which may make it difficult for us to operate.
•	Litigation may adversely affect our business, financial condition, and results of operations.
•	Our insurance coverage may be inadequate to cover all significant risk exposures.
•	Disruptions to cultivation, manufacturing and distribution of cannabis in California may negatively affect our access to products for sale at our dispensaries.
•	High tax rates on cannabis and compliance costs in California may limit our customer base.
•	California’s Phase-In of Laboratory Testing Requirements could impact the availability of the products sold in our dispensary.
•

There is uncertainty related to the regulation of vaporization products and certain other consumption accessories. Increased regulatory compliance burdens could have a material adverse impact on our business development efforts and our operations.

•	Competition from synthetic production and technological advances could adversely impact our profitability.
•	There are risks inherent in an agricultural business.
•	We may suffer from unfavorable publicity or consumer perception.

Risks Related to an Investment in Our Securities

•

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

•	Our Common Stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of Common Stock due to suitability requirements.

Risks Relating to the Reorganization

Our Board of Directors may choose to defer or abandon the Reorganization.

Completion of the Reorganization may be deferred or abandoned, at any time, by action of our Board of Directors, whether before or after the Annual Meeting. While we currently expect the Reorganization to take place in the fourth quarter of 2023, assuming that the Reorganization Proposal is approved at the Annual Meeting, our Board of Directors may defer completion or may abandon the Reorganization because of any determination by our Board of Directors that the Reorganization would be inadvisable or not in the best interest of the Company or its stockholders.

We may not obtain the expected benefits of our Reorganization into a Delaware holding company.

We believe our reorganization into a Delaware holding company will provide us with benefits in the future, as described in “Proposal 1. The Reorganization—Reasons for the Reorganization; Recommendation of our Board of Directors” beginning on page 34. These expected benefits may not be obtained if market conditions or other circumstances prevent us from taking advantage of the strategic, business, and financing flexibility that it affords us. As a result, we may incur the costs of implementing the Reorganization Proposal without realizing the possible benefits.

As a holding company, Newco will depend in large part on funding from its operating subsidiaries.

After the completion of the Reorganization, Newco will be a Delaware holding company with no business operations of its own. Its only significant assets will be the outstanding capital stock of its subsidiaries, which will include the Company. As a result, it will rely on funds from the Company and any subsidiaries that it may form or acquire in the future to meet its obligations. If the Company needs to retain its funds to meet its financial obligations, that may limit Newco’s access to funds and Newco’s ability to pursue strategic objectives.

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The market for Newco shares may differ from the market for the Company’s shares.

Although it is anticipated that the Newco Common Stock will be authorized for listing on the OTCBQ tier of the OTC Markets, the market prices, trading volume, and volatility of the Newco Common Stock could be different from those of the Company Common Stock.

The proposed Reorganization into a Delaware holding company may result in substantial direct and indirect costs whether or not completed.

The Reorganization may result in substantial direct costs. These costs and expenses are expected to consist primarily of attorneys’ fees, accountants’ fees, filing fees, and printing expenses and will be substantially incurred prior to the vote of our stockholders. The Reorganization may also result in certain indirect costs by diverting the attention of our management and employees from our business and by increasing our administrative costs and expenses. These administrative costs and expenses will include keeping separate records and in some cases making separate regulatory filings for Newco and each of its subsidiaries.

Anti-takeover provisions in the Newco Certificate of Incorporation and Newco’s Amended and Restated Bylaws (the “Newco Bylaws”) and under Delaware law may delay or prevent a third party acquisition of Newco, which could decrease the value of the Newco Common Stock.

The Newco Certificate of Incorporation and the Newco Bylaws, which will take effect upon the consummation of the Reorganization, as well as Delaware law, contain provisions that could make it more difficult for a third party to acquire it without the consent of the Newco Board of Directors. For example, the Newco Bylaws:

•	limit the business at special meetings of the stockholders to the purpose stated in the notice of the meeting; and
•

establish advance notice requirements for submitting nominations for election to the Newco Board of Directors and for proposing matters that can be acted upon by stockholders at a meeting, including requirements as to the content and timely provision of such a notice.

Although we believe these provisions will make a higher third-party bid more likely by requiring potential acquirers to negotiate with the Newco Board of Directors, these provisions will apply even if an initial offer may be considered beneficial by some stockholders and therefore could delay and/or prevent a deemed beneficial offer from being considered.

As a stockholder of a Delaware corporation, your rights after the Reorganization will be different from, and may be less favorable than, your current rights as a stockholder of a Nevada corporation.

After the completion of the Reorganization, you will become a stockholder of a public company incorporated in Delaware instead of Nevada and will be subject to the terms of the Newco Certificate of Incorporation, the Newco Certificates of Designation and the Newco Bylaws instead of the Current Articles, the Company Certificates of Designation and the Second Amended and Restated Bylaws of the Company (the “Company Bylaws”), which are different. As a result, your rights after the Reorganization will be different from, and may be less favorable than, your current rights as a stockholder of a Nevada corporation based on the Current Articles, the Company Certificates of Designation and the Company Bylaws. Your rights as a stockholder will be governed by Delaware corporate law as opposed to Nevada corporate law. Because they are separate bodies of law, Delaware corporate law will be different from Nevada corporate law. Although many of these differences will not have a significant impact on the rights of stockholders, some of these differences may be less favorable to stockholders.

These differences may limit the significance of your rights as a stockholder in these contexts. For a discussion of these and other differences between Delaware and Nevada corporate law, and certain provisions of the organizational documents of Newco and the Company, see “Proposal 1. Reorganization—Description of Newco’s Capital Stock” beginning on page 45, “Proposal 1. Reorganization—Description of the Company’s Capital Stock” beginning on page 34, and “Proposal 1. Reorganization—Comparative Rights of Holders of Newco’s Capital Stock and the Company’s Capital Stock” beginning on page 54.

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The Newco Certificate of Incorporation will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for substantially all disputes between Newco and its stockholders, to the fullest extent permitted by law, which could limit the ability of Newco’s stockholders to obtain a favorable judicial forum for disputes with Newco or its directors, officers, stockholders, employees or agents.

The Newco Certificate of Incorporation that will be in effect upon the Reorganization provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of Newco;
•	any action asserting a claim of breach of a fiduciary duty owed to Newco or Newco’s stockholders by any of Newco’s directors, officers or other employees;
•	any action asserting a claim against Newco arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”) or Newco’s organizational documents; or
•	any action asserting a claim against Newco that is governed by the internal affairs doctrine.

This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Newco or any of Newco’s directors, officers, or other employees, which may discourage lawsuits and increase the costs with respect to such claims. With respect to the federal securities laws and the rules and regulations thereunder, this provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act, which provides for the exclusive jurisdiction of the federal courts with respect to such claims. This provision could apply, however, to a suit that falls within one or more of the categories enumerated in the exclusive forum provision and asserts claims under the Securities Act, because Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by such act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce the exclusive forum provision with respect to claims under the Securities Act, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. If a court were to find the exclusive forum provision contained in the Newco Certificate of Incorporation to be inapplicable or unenforceable in an action, Newco may incur additional costs associated with resolving such action in other jurisdictions, which could harm Newco’s business, results of operations and financial condition.

If stockholders exercise dissenters’ rights in connection with the Reorganization, paying dissenting stockholders for their shares may force the Company to spend a material amount of its available cash to pay the fair value of such stockholders’ stock or in settlement of such dissenters’ rights claims.

Under Nevada law, our stockholders may exercise dissenters’ rights in connection with the Reorganization. Please see “Proposal 1. Reorganization—Dissenters’ Rights” beginning at page 38, for a more detailed discussion. Upon the proper exercise of dissenters’ rights, the Company must deliver the amount it determines to be the fair value of such shares, plus accrued interest, along with financial statements.

Separately, in connection with the exercise of dissenters’ rights in respect of a significant number of the Company shares or if dissenting stockholders disagree with the Company’s calculation of the fair value of their shares, the costs of the Reorganization may materially increase and we may be forced to spend a material amount of our available cash in settlement of such dissenters’ rights claims.

Risks Relating to the Reverse Stock Split

A reverse stock split may decrease the liquidity of the shares of our Common Stock.

The liquidity of the shares of our Common Stock may be affected adversely by a reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our Common Stock does not increase as a result of the reverse stock split. In addition, a reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

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Following a reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that a reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

Risks Relating to Our Business, Financial Position and Industry

We have had significant changes to our operations, which may make it difficult for investors to predict future performance based on current operations.

We have had significant changes to our operations which changes the relevance of our historical performance upon which investors may base an evaluation of our potential future performance. In particular, we may not be able to sell cannabis products in a manner that enables us to be profitable and meet customer requirements, obtain the necessary permits and/or achieve certain milestones to develop our dispensary businesses, enhance our line of cannabis products, develop and maintain relationships with key manufacturers and strategic partners to extract value from our intellectual property, raise sufficient capital in the public and/or private markets, or respond effectively to competitive pressures. As a result, there can be no assurance that we will be able to develop or maintain consistent revenue sources, or that our operations will be profitable and/or generate positive cash flow.

Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our product lines, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain, and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations, and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges, and uncertainties, the value of our stockholder’s investment could be significantly reduced or completely lost.

Our independent registered public accounting firm’s report for the year ended December 31, 2022 is qualified as to our ability to continue as a going concern.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in our audited annual financial statements as of and for the year ended December 31, 2022, our independent registered public accounting firm included a note to our financial statements regarding concerns about our ability to continue as a going concern. Recurring losses from operations raise substantial doubt about our ability to continue as a going concern. The presence of the going concern note to our financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due and on our cash flow.

We have incurred significant losses in prior periods. For the year ended December 31, 2022, we incurred a net loss of $188.93 million and, as of that date, we had an accumulated deficit of $440.05 million. For the year ended December 31, 2021, we incurred a net loss of $31.27 million and, as of that date, we had an accumulated deficit of $250.02 million. Any losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flow.

We will likely need additional capital to sustain our operations and will likely need to seek further financing, which we may not be able to obtain on acceptable terms, or at all. If we fail to raise additional capital, as needed, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations. To date, our operations have been funded primarily from the proceeds of debt and equity financings. We expect to require substantial capital in the near future to fund our future operations. We may not be able to obtain additional financing on terms acceptable to us, or at all. In particular, because marijuana is illegal under federal law, we may have difficulty attracting investors.

Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including: (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot provide assurance that we will be able to obtain capital in the future to meet our needs.

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As of December 31, 2022, we had $1.20 million of cash and cash equivalents. We maintain our cash and cash equivalents with high quality, accredited financial institutions. However, some of these accounts at times exceed federally insured limits, and, while we believe that we are not exposed to significant credit risk due to the financial strength of these depository institutions or investments, the failure or collapse of one or more of these depository institutions or default on these investments could materially adversely affect our ability to recover these assets and/or materially harm our financial condition.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing stockholders will be reduced and our stockholders may experience significant dilution. In addition, new securities may contain rights, preferences, or privileges that are senior to those of our Common Stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of Common Stock could limit our ability to obtain equity financing.

We cannot provide any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

Failure to execute our strategies could result in impairment of goodwill or other intangible assets, which may negatively impact profitability.

As of June 30, 2023, we had goodwill of $3.59 million and other intangible assets of $1.73 million, which represented 14% of our total assets. As of June 30, 2022, we have goodwill of $14.51 million and other intangible assets of $102.77 million, which represented 65% of our total assets. We evaluate goodwill for impairment on an annual basis or more frequently if impairment indicators are present based upon the fair value of each reporting unit. We assess the impairment of other intangible assets on an annual basis, or more frequently if impairment indicators are present, based upon the expected future cash flows of the respective assets. These valuations include management’s estimates of sales, profitability, cash flow generation, capital structure, cost of debt, interest rates, capital expenditures, and other assumptions. Significant negative industry or economic trends, disruptions to our business, inability to achieve sales projections or cost savings, inability to effectively integrate acquired businesses, unexpected significant changes or planned changes in use of the assets or in entity structure, and divestitures may adversely impact the assumptions used in the valuations. If the estimated fair value of our reporting units changes in future periods, we may be required to record an impairment charge related to goodwill or other intangible assets, which would reduce earnings in such period.

The Company has identified material weaknesses in its internal control over financial reporting and may identify additional material weaknesses in the future that may cause us to fail to meet the reporting obligations or result in material misstatements of our financial statements. If the Company fails to remediate any material weaknesses or if the Company fails to establish and maintain effective control over financial reporting, its ability to accurately and timely report its financial results could be adversely affected.

Management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. The Company has identified material weaknesses pertaining to its primary user access controls and review of transactions and account reconciliations. The Company plans to implement measures designed to improve our internal control over financial reporting to remediate such material weaknesses, which will not be considered remediated until the remediated controls operate for a sufficient period of time and management has concluded that these controls are operating effectively.

If management is unable to further implement and maintain effective internal control over financial reporting or disclosure controls and procedures, the Company’s ability to record, process and report financial information accurately, and to prepare financial statements within required time periods could be adversely affected, which could subject it to litigation or investigations requiring management resources and payment of legal and other expenses, negatively affect investor confidence in the financial statements and adversely impact the stock price. If the Company is unable to assert that its internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of the financial reports, the market price of the shares could be adversely affected and the Company could become subject to litigation or investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

Furthermore, the Company cannot assure you that the measures it has taken to date, and actions it may take in the future, will be sufficient to remediate the control deficiencies that led to the material weakness in its internal control over financial reporting or that they will prevent or avoid potential future material weaknesses. The current controls and any new controls that management develops may become inadequate because of changes in conditions in the business. Further, weaknesses in the disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm the Company’s operating results or cause the Company to fail to meet its reporting obligations and may result in a restatement of the financial statements for prior periods.

We face intense competition and many of our competitors have greater resources that may enable them to compete more effectively.

The industries in which we operate in general are subject to intense and increasing competition from other companies as well as from the illicit market. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Illicit market participants divert customers away through product offerings, price point, anonymity and convenience. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. Additionally, as the number of available licenses increase in the markets in which we operate, additional competition and increased product availability may result in competitors undercutting our prices. From time to time, we may need to reduce our prices in response to competitive and customer pressures and to maintain our market share, which could materially reduce our revenues. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market, this will have a negative impact on our business and financial condition.

Our business may be adversely affected by a pandemic, epidemic, or outbreak of an infectious disease, such as the ongoing coronavirus pandemic and the emergence of additional variants.

Our business could be adversely affected by health epidemics in regions where we have retail facilities or other business activities and could cause significant disruption in the operations of third parties upon whom we rely. For example, the ongoing coronavirus (COVID-19) pandemic continues to have unpredictable impacts on global societies, economies, financial markets, and business practices around the world. The extent to which the ongoing coronavirus pandemic may impact our business, results of operations, and future growth prospects will depend on a variety of factors and future developments, which are highly uncertain and cannot be predicted with confidence, including the duration, scope, and severity of the pandemic, particularly as virus variants continue to spread. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. The outbreak and any preventative or protective actions that governments or we may take in respect of any epidemic may result in a period of business disruption and reduced operations. There may be interruptions to our supply chain due to the inability of manufacturers to continue normal business operations and to ship products. In addition, a significant outbreak of an infectious disease could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, resulting in an economic downturn that could impact our business, financial condition and results of operations. We are currently working to enhance our business continuity plans to include measures to protect our employees in the event of infection in our corporate offices, or in response to potential mandatory quarantines.

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If we fail to protect our intellectual property, our business could be adversely affected.

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our intellectual property to distinguish our products from our competitors’ products. We rely on copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property. We may not be able to enforce some of our intellectual property rights because cannabis is illegal under federal law.

Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the United States, which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us.

Competitors may also harm our sales by designing products that mirror our products or processes that do not infringe on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar products or processes or designing around our intellectual property.

Although we believe that our products and processes do not and will not infringe or violate the intellectual property rights of others, it is possible such infringement or violation has occurred or may occur, which could have a material adverse effect on our business.

We are not aware of any infringement by us of any person’s or entity’s intellectual property rights. In the event that products we sell or processes we employ are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products or processes or obtain a license for the manufacture and/or sale of such products or processes or cease selling such products or employing such processes. In such event, we may not be able to modify our products or secure a license in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

We may not have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If our products or processes are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and our financial condition.

Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge, and experience of our scientific and technical personnel, our consultants and advisors, as well as our licensors and contractors. Because we operate in several highly competitive industries, we rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers, and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties, confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

These confidentiality, inventions, and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets could also be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive, and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

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Our business, financial condition, results of operations, and cash flow may in the future be negatively impacted by challenging global economic conditions, including negative impacts from continued inflation.

Future disruptions and volatility in global financial markets and declining consumer and business confidence could lead to decreased levels of consumer spending. These macroeconomic developments could negatively impact our business, which depends on the general economic environment and levels of consumer spending. As a result, we may not be able to maintain our existing customers or attract new customers, or we may be forced to reduce the price of our products. Additionally, continued upward rate of inflation could negatively impact any future profits that we might generate from our business. When the rate of inflation rises, the operational costs of running our Company also increases, such as labor costs, raw materials, and public utilities, thus affecting our ability to provide our products at competitive prices. An increase in the rate of inflation could force our customers to search for other products, causing us to lose business and revenue. We are unable to predict the likelihood of the occurrence, duration, or severity of such disruptions in the credit and financial markets and adverse global economic conditions. Any general or market-specific economic downturn could have a material adverse effect on our business, financial condition, results of operations, and cash flow.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. In particular, if the marijuana industry continues to grow, demand for personnel may become more competitive. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

We may not be able to effectively manage our growth or improve our operational, financial, and management information systems, which would impair our results of operations.

In the near term, we intend to expand the scope of our operations activities significantly. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management, and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

•	The need for continued development of our financial and information management systems;
•	The need to manage strategic relationships and agreements with manufacturers, customers, and partners; and
•	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business.

Additionally, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees or retaining existing employees.

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Our management may not be able to manage this growth effectively. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, or results of operations.

If we are unable to continually innovate and increase efficiencies, our ability to attract new customers may be adversely affected.

In the area of innovation, we must be able to develop new technologies and products that appeal to our customers. This depends, in part, on the technological and creative skills of our personnel and on our ability to protect our intellectual property rights. We may not be successful in the development, introduction, marketing, and sourcing of new technologies or innovations, that satisfy customer needs, achieve market acceptance, or generate satisfactory financial returns.

We depend on the popularity of consumer acceptance of our product lines.

Our ability to generate revenue and be successful in the implementation of our business plan is dependent on consumer acceptance and demand of our product lines. Acceptance of our products will depend on several factors, including availability, cost, ease of use, familiarity of use, convenience, effectiveness, safety, and reliability. If customers do not accept our products, or if we fail to meet customers’ needs and expectations adequately, our ability to continue generating revenues could be reduced.

A drop in the retail price of medical and adult use marijuana products may negatively impact our business.

The demand for our products depends in part on the price of commercially grown marijuana. Fluctuations in economic and market conditions that impact the prices of commercially grown marijuana, such as increases in the supply of such marijuana and the decrease in the price of products using commercially grown marijuana, could cause the demand for marijuana products to decline, which would have a negative impact on our business.

Federal regulation and enforcement may adversely affect the implementation of cannabis laws and regulations may negatively impact our revenues and profits.

Currently, the CSA prohibits the manufacture, distribution, dispensation, and possession of cannabis. Unless Congress amends the CSA to alter the Schedule I status of cannabis, for which there can be no assurance, federal authorities may enforce current federal law, and we may be deemed to be producing, cultivating, or dispensing marijuana in violation of federal law. Active enforcement of the current federal regulatory position on cannabis may therefore indirectly and adversely affect our revenues and profits. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain.

We could be found to be violating laws related to cannabis.

Currently, the CSA prohibits the manufacture, distribution, dispensation, and possession of cannabis. Unless Congress amends the CSA to alter the Schedule I status of cannabis, for which there can be no assurance federal authorities may enforce current federal law, including the CSA in appropriate circumstances. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain. Because we cultivate, produce, sell and distribute marijuana, there is a risk that we will be deemed to facilitate the selling or distribution of medical marijuana in violation of federal law. Active enforcement of the CSA on cannabis may, hence cause a direct and adverse effect on our subsidiaries’ businesses, or intended businesses, and on our revenue and prospective profits.

Variations in state and local regulation, and enforcement in states that have legalized cannabis, may restrict cannabis-related activities, which may negatively impact our revenues and prospective profits.

Individual state and local laws do not always conform to the federal standard or to other states’ laws. A number of states have decriminalized marijuana to varying degrees, other states have created exemptions specifically for medical cannabis, and several have both decriminalization and medical laws. As of December 2022, 21 states and the District of Columbia have legalized the recreational use of cannabis. Variations exist among states that have legalized, decriminalized, or created medical marijuana exemptions. For example, certain states have limits on the number of marijuana plants that can be homegrown. In most states, the cultivation of marijuana for personal use continues to be prohibited except for those states that allow small-scale cultivation by the individual in possession of medical marijuana needing care or that person’s caregiver. Active enforcement of state laws that prohibit personal cultivation of marijuana may indirectly and adversely affect our business and our revenue and profits.

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If we are unable to obtain and maintain the permits and licenses required to operate our business in compliance with state and local regulations in California, we may experience negative effects on our business and results of operations.

Prospective customers may be deterred from doing business with a company with a significant nationwide online presence because of fears of federal or state enforcement of laws prohibiting possession and sale of medical or recreational marijuana.

Our website is visible in jurisdictions where medicinal and adult use of marijuana is not permitted and, as a result, we may be found to be violating the laws of those jurisdictions.

Marijuana remains illegal under federal law.

Marijuana is a Schedule I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in our inability to proceed with our business plan, especially in respect of our marijuana cultivation, production and dispensaries. In addition, our assets, including real property, cash, equipment and other goods, could be subject to asset forfeiture because marijuana is still federally illegal.

We are not able to deduct some of our business expenses.

Section 280E of the Internal Revenue Code prohibits marijuana businesses from deducting their ordinary and necessary business expenses, forcing us to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a marijuana business depends on how large its ratio of nondeductible expenses is to its total revenues. Therefore, our marijuana business may be less profitable than it could otherwise be.

We may not be able to attract or retain a majority of independent directors.

Our Board currently has one independent director. We may in the future desire to list our Common Stock on The New York Stock Exchange (“NYSE”) or The NASDAQ Stock Market (“NASDAQ”), both of which require that a majority of our Board be comprised of independent directors. We may have difficulty attracting and retaining independent directors because, among other things, we operate in the marijuana industry, and as a result we may be delayed or prevented from listing our Common Stock on the NYSE or NASDAQ.

We may not be able to successfully execute on our merger and acquisition strategy.

Our business plan depends in part on merging with or acquiring other businesses in the marijuana industry. The success of any acquisition will depend upon, among other things, our ability to integrate acquired personnel, operations, products and technologies into our organization effectively, to retain and motivate key personnel of acquired businesses, and to retain their customers. Any acquisition may result in diversion of management’s attention from other business concerns, and such acquisition may be dilutive to our financial results and/or result in impairment charges and write-offs. We might also spend time and money investigating and negotiating with potential acquisition or investment targets, but not complete the transaction.

Although we expect to realize strategic, operational and financial benefits as a result of our acquisitions, we cannot predict whether and to what extent such benefits will be achieved. There are significant challenges to integrating an acquired operation into our business.

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Any future acquisition could involve other risks, including the assumption of unidentified liabilities for which we, as a successor owner, may be responsible. These transactions typically involve a number of risks and present financial and other challenges, including the existence of unknown disputes, liabilities, or contingencies and changes in the industry, location, or regulatory or political environment in which these investments are located, that our due diligence review may not adequately uncover and that may arise after entering into such arrangements.

Laws and regulations affecting the medical and adult use marijuana industry are constantly changing, which could detrimentally affect our cultivation, production and dispensary operations.

Local, state, and federal medical and adult use marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to certain aspects of our cultivation, production and dispensary businesses, and our business of selling cannabis products. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

We may not obtain the necessary permits and authorizations to operate our medical and adult use marijuana businesses.

We may not be able to obtain or maintain the necessary licenses, permits, authorizations, or accreditations for our cultivation, production and dispensary businesses, or may only be able to do so at great cost. In addition, we may not be able to comply fully with the wide variety of laws and regulations applicable to the medical and adult use marijuana industry. Failure to comply with or to obtain the necessary licenses, permits, authorizations, or accreditations could result in restrictions on our ability to operate the medical and adult use marijuana business, which could have a material adverse effect on our business.

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer.

Our participation in the medical and adult use marijuana industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against us. Litigation, complaints, and enforcement actions could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability, and growth prospects. We have not been, and are not currently, subject to any material litigation, complaint, or enforcement action regarding marijuana (or otherwise) brought by any federal, state, or local governmental authority.

We may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Since the use of marijuana is illegal under federal law, many banks will not accept for deposit funds from businesses involved with the marijuana industry. Consequently, businesses involved in the marijuana industry often have difficulty finding a bank willing to accept their business. The inability to open or maintain bank accounts may make it difficult for us to operate our medical and adult use marijuana businesses. If any of our bank accounts are closed, we may have difficulty processing transactions in the ordinary course of business, including paying suppliers, employees and landlords, which could have a significant negative effect on our operations.

Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims could adversely affect our business and the results of our operations.

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Our insurance coverage may not cover all significant risk exposures.

We will be exposed to liabilities that are unique to the products we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. In particular, we have had difficulty obtaining insurance because we operate in the marijuana industry. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

We may become subject to legal proceedings and liability if our products are contaminated.

We source some of our products from third-party suppliers. Although we verify that the products we receive from third-party suppliers are adequately tested, we may not identify all contamination in those products. Possible contaminates include pesticides, molds and fungus. If any of our products harm a customer, they may sue us in addition to the supplier, and we may not have adequate insurance to cover any such claims, which could result in a negative effect on our results of operations.

Some of our lines of business rely on our third-party service providers to host and deliver services and data, and any interruptions or delays in these hosted services, security or privacy breaches, or failures in data collection could expose us to liability and harm our business and reputation.

Some of our lines of business and services, including our dispensaries, rely on services hosted and controlled directly by third-party service providers. We do not have redundancy for all of our systems, many of our critical applications reside in only one of our data centers, and our disaster recovery planning may not account for all eventualities. If our business relationship with a third-party provider of hosting or software services is negatively affected, or if one of our service providers were to terminate its agreement with us, we might not be able to deliver access to our data, which could subject us to reputational harm and cause us to lose customers and future business, thereby reducing our revenue.

We hold large amounts of customer data, some of which is hosted in third-party facilities. A security incident at those facilities or ours may compromise the confidentiality, integrity or availability of customer data. Unauthorized access to customer data stored on our computers or networks may be obtained through break-ins, breaches of our secure network by an unauthorized party, employee theft or misuse or other misconduct. It is also possible that unauthorized access to customer data may be obtained through inadequate use of security controls by customers. Accounts created with weak passwords could allow cyber-attackers to gain access to customer data. If there were an inadvertent disclosure of customer information, or if a third party were to gain unauthorized access to the information we possess on behalf of our customers, our operations could be disrupted, our reputation could be damaged and we could be subject to claims or other liabilities. In addition, such perceived or actual unauthorized disclosure of the information we collect or breach of our security could damage our reputation, result in the loss of customers and harm our business.

Because of the large amount of data we collect and manage using our hosted solutions, it is possible that hardware or software failures or errors in our systems (or those of our third-party service providers) could result in data loss or corruption, cause the information that we collect to be incomplete or contain inaccuracies that our customers regard as significant or cause us to fail to meet committed service levels. Furthermore, our ability to collect and report data may be delayed or interrupted by a number of factors, including access to the Internet, the failure of our network or software systems or security breaches. In addition, computer viruses or other malware may harm our systems, causing us to lose data, and the transmission of computer viruses or other malware could expose us to litigation. We may also find, on occasion, that we cannot deliver data and reports in near real time because of a number of factors, including failures of our network or software. If we supply inaccurate information or experience interruptions in our ability to capture, store and supply information in near real time or at all, our reputation could be harmed and we could lose customers, or we could be found liable for damages or incur other losses.

Loss of access to our data could have a negative impact on our business and results of operations. In particular, the states in which we operate require that we maintain certain information about our customers and transactions. If we fail to maintain such information, we could be in violation of state laws.

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Disruptions to cultivation, manufacturing and distribution of cannabis in California may negatively affect our access to products for sale at our dispensaries.

California laws and regulations require us to purchase products only from licensed vendors and through licensed distributors. To date, a relatively small number of licenses have been issued in California to cultivate, manufacture and distribute cannabis products. We have obtained a license to distribute products from our cultivation and manufacturing facilities to our dispensaries, however we currently do not cultivate and manufacture enough of our own products to satisfy customer demand. In addition, we carry products cultivated and manufactured by third parties. As a result, if an insufficient number of cultivators, manufacturers and distributors are able to obtain licenses our ability to purchase products and have them delivered to our dispensaries may be limited and may impact our sales.

High tax rates on cannabis and compliance costs in California may limit our customer base.

The States of California impose excise tax on products sold at licensed cannabis dispensaries. Local jurisdictions typically impose additional taxes on cannabis products. In addition, we incur significant costs complying with state and local laws and regulations. As a result, products sold at our dispensaries will likely cost more than similar products sold by unlicensed vendors and we may lose market share to those vendors.

Federal income tax reform could have unforeseen effects on our financial condition and results of operations.

The Tax Cuts and Jobs Act, or the Tax Act, was enacted on December 22, 2017, and contains many changes to U.S. federal tax laws. The Tax Act requires complex computations that were not previously provided for under U.S. tax law and significantly revised the U.S. tax code by, among other changes, lowering the corporate income tax rate from 35% to 21%, requiring a one-time transition tax on accumulated foreign earnings of certain foreign subsidiaries that were previously tax deferred and creating new taxes on certain foreign sourced earnings. As of December 31, 2022, the Company has completed its accounting for the tax effects of the 2017 Tax Act. However, additional guidance may be issued by the Internal Revenue Service, the Department of the Treasury, or other governing body that may significantly differ from our interpretation of the law, which may result in a material adverse effect on our business, cash flow, results of operations or financial conditions.

Inadequate funding for the DOJ and other government agencies could hinder their ability to perform normal business functions on which the operation of our business may rely, which could negatively impact our business.

In an effort to provide guidance to federal law enforcement, the DOJ has issued Guidance Regarding Marijuana Enforcement to all United States Attorneys in a memorandum from Deputy Attorney General David Ogden on October 19, 2009, in a memorandum from Deputy Attorney General James Cole on June 29, 2011, in a memorandum from Deputy Attorney General James Cole on August 29, 2013, and in a memorandum from Attorney General Jefferson Sessions on January 4, 2018. Each memorandum provides that the DOJ is committed to the enforcement of the CSA but, the DOJ is also committed to using its limited investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way.

The DOJ has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but has relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our business and our revenue and profits. Furthermore, H.R. 83, enacted by Congress on December 16, 2014, provides that none of the funds made available to the DOJ pursuant to the 2015 Consolidated and Further Continuing Appropriations Act may be used to prevent certain states, including California, from implementing their own laws that authorized the use, distribution, possession, or cultivation of medical marijuana. If a prolonged government shutdown occurs, it could enable the DOJ to enforce the CSA in states that have laws legalizing medical marijuana.

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California’s Phase-In of Laboratory Testing Requirements could impact the availability of the products sold in our dispensaries.

Beginning July 1, 2018, cannabis goods must meet all statutory and regulatory requirements. A licensee can only sell cannabis goods that have been tested by a licensed testing laboratory and have passed all statutory and regulatory testing requirements. In order to be sold, cannabis goods harvested or manufactured prior to January 1, 2018, must be tested by a licensed testing laboratory and must comply with all testing requirements in section 5715 of the Bureau of Cannabis Control (“BCC”) regulations. Cannabis goods that do not meet all statutory and regulatory requirements must be destroyed in accordance with the rules pertaining to destruction.

There is uncertainty related to the regulation of vaporization products and certain other consumption accessories. Increased regulatory compliance burdens could have a material adverse impact on our business development efforts and our operations.

There is uncertainty regarding whether and in what circumstances federal, state, or local regulatory authorities will seek to develop and enforce regulations relative to vaporizer hardware and accessories that can be used to vaporize cannabis and/or tobacco. Further, it remains to be seen whether current or future regulations relating to tobacco vaporization products would also apply to cannabis vaporization products and related consumption accessories.

There has been increasing activity on the federal, state, and local levels with respect to scrutiny of vaporizer products. Federal, state, and local governmental bodies across the United States have indicated that vaporization products and certain other consumption accessories may become subject to new laws and regulations at the state and local levels. For example, in September 2019, the Administration announced a plan to ban the sale of most flavored e-cigarettes nationwide. At the state level, over 25 states have implemented statewide regulations that prohibit vaping in public places.

In January 2015, the California Department of Health declared electronic cigarettes and certain other vaporizer products a health threat that should be strictly regulated like tobacco products, and in September 2019, California’s governor issued an executive order on vaping, focused on enforcement and disclosure. Many states, provinces, and some cities have passed laws restricting the sale of electronic cigarettes and certain other tobacco vaporizer products. Some cities have also implemented more restrictive measures than their state counterparts, such as San Francisco, which in June 2018, approved a new ban on the sale of flavored tobacco products, including vaping liquids and menthol cigarettes. In August 2020, California prohibited the sale of most flavored tobacco products, including menthol cigarettes.

The application of any new laws or regulations that may be adopted in the future, at a federal, state, or local level, directly or indirectly implicating cannabis vaporization products or consumption accessories could limit our ability to sell such products, result in additional compliance expenses, and require us to change our labeling and methods of distribution, any of which could have a material adverse effect on our business, results of operations and financial condition.

The scientific community has not yet extensively studied the long-term health effects of the use of vaporizer products.

Cannabis vaporizers and related products were recently developed and therefore the scientific community has not had a sufficient period of time to study the long-term health effects of their use. If the scientific community were to determine conclusively that use of any or all of these products poses long-term health risks, market demand for these products and their use could materially decline. Such a determination could also lead to litigation and significant regulation. Loss of demand for our product, product liability claims, and increased regulation stemming from unfavorable scientific studies on these products could have a material adverse effect on our business, results of operations, and financial condition.

If product liability lawsuits are brought against us, we will incur substantial liabilities.

We face an inherent risk of product liability. For example, we could be sued if any product we sell allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts.

Furthermore, vaporizer products and other similar consumption product manufacturers, suppliers, distributors, and sellers have recently become subject to litigation. While we have not been a party to any product liability litigation, several lawsuits have been brought against other manufacturers and sellers of smokeless products for injuries to health allegedly caused by use of smokeless products. We may be subject to similar claims in the future relating to vaporizer products that we sell. We may also be named as a defendant in product liability litigation against one of our suppliers by association, including in class action lawsuits. In addition, we may see increasing litigation over our vaporizer products or the regulation of our products as the regulatory regimes surrounding these products develop. If such lawsuits are filed against us in the future, we could incur substantial costs, including costs to defend the cases and possible damages awards.

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If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit sales of our products. Even a successful defense of these hypothetical future cases would require significant financial and management resources. If we are unable to successfully defend these hypothetical future cases, we could face at least the following potential consequences:

•	decreased demand for our products;
•	injury to our reputation;
•	costs to defend the related litigation;
•	a diversion of management’s time and our resources;
•	substantial monetary awards to users of our products;
•	product recalls or withdrawals;
•	loss of revenue; and
•	a decline in our stock price.

In addition, while we continue to take what we believe are appropriate precautions, we may be unable to avoid significant liability if any product liability lawsuit is brought against us.

Unionization of employees could have a material adverse impact on our business.

Employees in our Blüm Oakland and Blüm San Leandro facilities are unionized. We could face an increased risk of work stoppages and higher labor costs wherever labor is organized. If additional employees at our dispensaries, production or cultivation facilities were to unionize, our relationship with our employees could be adversely affected. Accordingly, unionization of our employees could have a material adverse impact on our operating costs and financial condition and could force us to raise prices on our products or curtail operations.

Inadequate funding for state and local regulatory agencies and the effects of COVID-19 could hinder their ability to perform normal business functions on which the operation of our business may rely, which could negatively impact our business.

We operate in a highly regulated industry and rely on state and local regulatory agencies to issue licenses to operate our business and, in some cases, approve transfers of ownership interests in the event we intend to dispose of assets. Since the onset of the COVID-19 pandemic, many state and local regulatory agencies have been operating at reduced capacity which has resulted in delayed approvals of transfers of ownership interests.

Competition from synthetic production and technological advances could adversely impact our profitability.

The pharmaceutical industry may attempt to dominate the cannabis industry, and in particular, legal cannabis, through the development and distribution of synthetic products which emulate the effects and treatment of organic cannabis. If they are successful, the widespread popularity of such synthetic products could change the demand, volume and profitability of the cannabis industry. This could materially adversely affect the ability of the Company to secure long-term profitability and success through the sustainable and profitable operation of its business.

There are risks inherent in an agricultural business.

Medical and adult-use cannabis is an agricultural product. There are risks inherent in the cultivation business, such as insects, plant diseases and similar agricultural risks. Although the products are usually grown indoors or in green houses under climate-controlled conditions, there can be no assurance that natural elements will not have a material adverse effect on the production of the products and, consequentially, on the business, financial condition and operating results of the Company.

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We may suffer from unfavorable publicity or consumer perception.

The legal cannabis industry in the U.S. is at an early stage of its development. Cannabis has been, and is expected to continue to be, a controlled substance. Consumer perceptions regarding legality, morality, consumption, safety, efficacy and quality of cannabis are mixed and evolving. Consumer perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for cannabis and on the business, results of operations, financial condition and cash flows of the Company. Further, adverse publicity, reports or other media attention regarding cannabis in general, or associating the consumption of cannabis with negative effects or events, could have such a material adverse effect.

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Risks Related to an Investment in Our Securities

We expect to experience volatility in the price of our Common Stock, which could negatively affect stockholders’ investments.

The trading price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect our stockholders’ ability to sell their shares of Common Stock or, if they are able to sell their shares, to sell their shares at a price that they determine to be fair or favorable.

Our Common Stock may be categorized as “penny stock,” which may make it more difficult for investors to sell their shares of Common Stock due to suitability requirements.

Our Common Stock may be categorized as “penny stock.” The SEC has adopted Rule 15g-9, which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our Common Stock is significantly less than $5.00 per share and may therefore be considered a “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our Common Stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our Common Stock, or may adversely affect the ability of stockholders to sell their shares.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit investors’ ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

Our voting control is concentrated.

Our Chief Executive Officer controls a significant amount of the voting power of our capital stock due to (i) his ownership of approximately 14% of the outstanding Common Stock, (ii) his ownership of approximately 25% of the Company’s outstanding Series V Preferred Stock, referred to herein as the “Company Series V Preferred Stock,” which vote in a number equal to two (2) times the number of shares of the Common Stock into which such shares of Company Series V Preferred Stock are then convertible, and (iii) the fact that he has voting power over an additional approximately 75% of the Company Series V Preferred Stock owned by others due to such other owners executing Voting Agreements which provide Mr. Carrillo with their voting rights with respect to the Company Series V Preferred Stock owned by them. As a result, Mr. Carrillo potentially has the ability to control the outcome of matters submitted to our stockholders for approval, including the election and removal of directors and any arrangement or sale of all or substantially all of our assets. Certain other of our executive officers own, in the aggregate, approximately 1% of the outstanding shares of Common Stock and approximately 8% of the outstanding shares of Company Series V Preferred Stock.

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This concentrated control could delay, defer, or prevent a change of control, arrangement, or merger involving sale of all or substantially all of our assets that our other stockholders may support. Conversely, this concentrated control could allow Mr. Carrillo and certain of our other executive officers to consummate such a transaction our other stockholders do not support.

The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers or agreements entered into with our directors. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties; and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We may issue additional shares of Company Common Stock or Company Preferred Stock in the future, which could cause significant dilution to all stockholders.

Our Current Articles authorize the issuance of up to 990,000,000 shares of Company Common Stock and 50,000,000 shares of Company Preferred Stock. As of October 16, 2023, we had 774,998,097 shares of Company Common Stock outstanding, 14,071,431 shares of Company Series V Preferred Stock outstanding, and no shares of Company Series N Preferred Stock outstanding. We may issue additional shares of Company Common Stock or Company Preferred Stock in the future in connection with a financing or an acquisition. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of Company Common Stock or securities convertible into our Common Stock are subject to full-ratchet anti-dilution protection, which could result in the right to purchase significantly more shares of Company Common Stock being issued or a reduction in the purchase price for any such shares or both. Any issuance of additional shares of our Common Stock, or equity securities convertible into our Common Stock, including but not limited to, preferred stock, warrants, and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our Common Stock, and may negatively impact the market price of our Common Stock.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is potentially to discourage parties interested in taking control of us from doing so if they cannot obtain the approval of our board of directors. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our Common Stock.

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Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our board of directors, based upon earnings, financial condition, capital resources, capital requirements, restrictions in our Current Articles, contractual restrictions, and such other factors as our board of directors deems relevant. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this proxy statement/prospectus include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are indicated by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “estimates,” “will” or words of similar meaning, and include, without limitation, statements regarding the outlook of our business and expected financial performance. These forward-looking statements are subject to changes and uncertainties which are, in many instances, beyond our control and have been made based upon our assumptions, expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations, or that the effect of future developments on us will be as anticipated. It is not a matter of corporate policy for us to make specific projections relating to future earnings, and we do not endorse any projections regarding future performance made by others. Additionally, we do not publicly update or revise forward-looking statements based on the outcome of various foreseeable or unforeseeable events. Forward-looking statements are not guarantees of future performance and involve various risks and uncertainties. There are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including without limitation:

•	we may not obtain the expected benefits of the Reorganization;
•	the Reorganization may result in substantial costs whether completed or not;
•	as a holding company, Newco will be dependent on the operations and funds of its subsidiaries;
•	our business relationships may be subject to disruption;
•	even with shareholder approval, the Reorganization may not be completed; and
•

risks, uncertainties and other factors discussed in this proxy statement/prospectus under “Risk Factors” beginning on page 14, and those identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

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PROPOSAL 1.

REORGANIZATION

This section of the proxy statement/prospectus describes the Reorganization Proposal. Although we believe that the description in this section covers the material terms of the Reorganization Proposal, this summary may not contain all of the information that is important to you. The summary of the material provisions of the Reorganization Agreement provided below is qualified in its entirety by reference to the Reorganization Agreement, which we have attached as Annex I to this proxy statement/prospectus and which we incorporate by reference into this proxy statement/prospectus. You should carefully read the entire proxy statement/prospectus and the Reorganization Agreement for a more complete understanding of the Reorganization Proposal. Your approval of the Reorganization Proposal will constitute your approval and adoption of the Reorganization Agreement, the Reorganization, the Newco Certificate of Incorporation and the Newco Bylaws. The form of Newco Certificate of Incorporation included in the accompanying proxy statement/prospectus as Annex II and the post-Reorganization share numbers described herein do not reflect any changes needed to reflect the Reverse Stock Split (as defined and described in Proposal 2) if it is approved and implemented.

Reasons for the Reorganization; Recommendation of our Board of Directors

Our Board of Directors concluded that the Reorganization is advisable, determined that the terms of the Reorganization Agreement are fair to and in the best interest of the Company and its stockholders, and adopted and approved the Reorganization Agreement. During the course of its deliberations, our Board of Directors consulted with management and legal counsel and considered a number of positive factors, including the following:

•

Possible Future Strategic and Business Flexibility of the Holding Company Structure. We believe the holding company structure could facilitate future expansion of our business by providing a more flexible structure for capital management and improving our ability to complete possible acquisitions. Furthermore, implementing the holding company structure may reduce the risk that liabilities of our core businesses and other businesses, if any, that may be operated in the future by separate subsidiaries would be attributed to each other.

•

Possible Future Financing Flexibility of the Holding Company Structure. We believe that a holding company structure may be beneficial to stockholders in the future because it would enable the use of financing techniques that may not be available to the Company currently.

•

Possible Optimization of Certain Financial Strength Measures. We believe a holding company structure provides greater flexibility to manage our assets and liabilities and to manage the capital and surplus of each of our cannabis companies. Such flexibility can help minimize our risk based capital charges and helps to improve our risk based capital measures.

•

Predictability, Flexibility, and Responsiveness of Delaware Law to Corporate Needs. For many years, Delaware has followed a policy of encouraging incorporation in that state and has adopted comprehensive, modern, and flexible corporate laws, which are updated regularly to meet changing business needs. As a result of this deliberate policy to provide a hospitable climate for corporate development, many major public corporations have chosen Delaware for their domicile. In addition, the Delaware courts have developed considerable expertise in dealing with corporate issues relating to public companies. Thus, a substantial body of case law has developed construing Delaware corporate law and establishing legal principles and policies regarding publicly-held Delaware corporations. We believe that, for these reasons, Delaware law will provide greater legal predictability with respect to our corporate legal matters than we have under Nevada law. We further believe that Delaware law will provide greater efficiency, predictability, and flexibility in our public legal affairs than is presently available under Nevada law.

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•

Attractiveness of Delaware Law to Directors and Officers. We believe that organizing under Delaware law will enhance our ability to attract and retain qualified directors and officers. The corporate law of Delaware, including its extensive body of case law, offers directors and officers of public companies more certainty and stability. Under Delaware law, the parameters of director and officer liability are more clearly defined and better understood than under Nevada law. Although we have not experienced difficulty in retaining directors or officers, officers and directors of public companies are exposed to significant potential liability. We therefore believe that providing the benefits afforded officers and directors by Delaware law will enable us to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers. At the same time, we believe that Delaware law regarding corporate fiduciary duties provides appropriate protection for our stockholders from possible abuses by directors and officers. In addition, under Delaware law, directors’ personal liability cannot be eliminated for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) unlawful payment of dividends or unlawful repurchases or redemptions of stock, or (4) any transactions from which the director derived an improper personal benefit

In addition to the positive factors described above, our Board of Directors also considered the following potential negative factor associated with the Reorganization Proposal:

•

Increased Costs and Expenses Associated with Implementing the Reorganization Proposal and Administering a Holding Company Structure. The Reorganization may result in substantial direct costs. These costs and expenses are expected to consist primarily of attorneys’ fees, accountants’ fees, filing fees, and financial printing expenses and will be substantially incurred prior to the vote of our stockholders. The Reorganization may also result in certain indirect costs by diverting the attention of our management and employees from our business and increasing our administrative costs and expenses. These administrative costs and expenses will include keeping separate records and in some cases making separate regulatory filings for each of Newco and its current and future subsidiaries. The Reorganization may also result in certain state sales or other taxes.

Reorganization Procedure

The Company currently owns all of the issued and outstanding shares of Newco Common Stock. Newco currently owns all of the issued and outstanding shares of common stock of Merger Sub, the subsidiary formed for purposes of completing the proposed Reorganization. Following the approval and adoption of the Reorganization Agreement by the Company’s stockholders and the satisfaction or waiver of the other conditions specified in the Reorganization Agreement (which are described below), Merger Sub will merge with and into the Company with the Company surviving the merger. As a result of this merger:

•	the Company will be the surviving entity, and the separate corporate existence of Merger Sub will cease;
•

each outstanding share of Company Common Stock and Company Preferred Stock (other than shares held by stockholders that properly exercise dissenters’ rights) will automatically convert into one share of Newco Common Stock or Newco Preferred Stock, respectively, current stockholders of the Company will become the stockholders of Newco, and the Newco Common Stock will be quoted on the OTCQB tier of the OTC Markets under a new ticker symbol;

•	Newco, as the new holding company, will own all of the outstanding shares of the Company;
•	Newco will succeed to and assume the reporting obligations of the Company with the SEC; and
•	the Company will be operated as a separate company from, and wholly-owned subsidiary of, Newco.

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Treatment of Company Common Stock and Company Preferred Stock in the Reorganization

If the proposed amendment to the Company’s Current Articles to effect a reverse stock split of all issued and outstanding shares of Company Common Stock, at a ratio ranging from 1-for-70 to 1-for-100 as discussed in Proposal 2 (the “Reverse Stock Split”) is approved and the Board determines to proceed with the proposal, then the Reverse Stock Split will be effected immediately prior to the Reorganization. Then, except for shares held by stockholders that properly exercise dissenters’ rights, upon the effectiveness of the Reorganization, (a) each outstanding share of Company Common Stock will automatically be converted into one (1) share of Newco Common Stock, (b) each outstanding share of Company Series V Preferred Stock will automatically be converted into one (1) share of Newco Series V Preferred Stock, and (c) each outstanding share of Company Series N Preferred Stock will automatically be converted into one (1) share of Newco Series N Preferred Stock. Therefore, after the completion of the Reorganization, you will own the same number of shares of Newco Common Stock, Newco Series V Preferred Stock and/or Newco Series N Preferred Stock as you own of Company Common Stock, Company Series V Preferred Stock and/or Company Series N Preferred Stock, respectively, immediately prior to the Reorganization. Because stockholders may exercise dissenters’ rights and cash will be paid in lieu of any fractional interests resulting from the proposed Reverse Stock Split, the number of shares of Newco’s capital stock outstanding may be lower than the number of shares of the Company’s capital stock outstanding prior to the Reorganization, and as a result, you may own a slightly higher percentage of Newco’s capital stock than you own of the Company’s capital stock immediately prior to the Reorganization. A stockholder that properly exercises dissenters’ rights will be entitled to obtain payment of the fair value of his or her shares according to Nevada Revised Statutes 92A.300 to 92A.500.

Surrender of Stock Certificates Required

In the Reorganization, shares of Company Common Stock and Company Preferred Stock (other than shares held by stockholders that properly exercise dissenters’ rights as described below) will be converted automatically into shares of Newco Common Stock and Newco Preferred Stock, respectively. Your certificates of Company Common Stock and/or Company Preferred Stock, if any, will represent, after the Reorganization, an equal number of shares of Newco Common Stock and/or Newco Preferred Stock, respectively. The Company’s exchange agent will require you to exchange your stock certificates as a result of the Reorganization.  A letter of transmittal and instructions for the surrender of Company Common Stock and Company Preferred Stock certificates or book-entry shares in exchange for the shares of Newco Common Stock and Newco Preferred Stock, as applicable, will be mailed to the Company’s stockholders promptly after the completion of the Reorganization. If your shares are held in book-entry form (i.e., uncertificated), a book entry will be made in the stockholder records of Newco to evidence the issuance to you of the number of shares of Newco Common Stock and/or Newco Preferred Stock into which your shares of Company Common Stock and/or Company Preferred Stock have been converted, respectively.

Treatment of Equity Incentive Plans and Outstanding Awards in the Reorganization

Pursuant to the terms of the Reorganization Agreement, the Company will assign to Newco, and Newco will assume and agree to perform, all obligations of the Company pursuant to (a) the Terra Tech Corp. 2016 Equity Incentive Plan, which is referred to as the “2016 Plan,” and each outstanding award granted thereunder, (b) the Terra Tech Corp. Amended and Restated 2018 Equity Incentive Plan, as amended, which is referred to as the “2018 Plan,” and each outstanding award granted thereunder, and (c) the UMBRLA, Inc. 2019 Equity Incentive Plan, as amended, which is referred to as the “UMBRLA Plan,” and each outstanding award granted thereunder (which such UMBRLA Plan was previously assumed by the Company pursuant to a merger transaction with UMBRLA, Inc. in 2021). Accordingly, Newco will assume (i) all unexercised and unexpired options to purchase Company Common Stock that are outstanding under the 2016 Plan at the time of the Reorganization and the remaining unallocated reserve of Company Common Stock issuable under the 2016 Plan, (ii) all unexercised and unexpired options to purchase Company Common Stock that are outstanding under the 2018 Plan at the time of the Reorganization and the remaining unallocated reserve of Company Common Stock issuable under the 2018 Plan, and (iii) all unexercised and unexpired options to purchase Company Common Stock that are outstanding under the UMBRLA Plan at the time of the Reorganization and the remaining unallocated reserve of Company Common Stock issuable under the UMBRLA Plan, (in each case, subject to changes needed to reflect the Reverse Stock Split, to the extent it is approved and implemented).

As of October 16, 2023, there are (i) 248,888 unexercised and unexpired options to purchase Company Common Stock outstanding under the 2016 Plan, (ii) 5,342,857 unexercised and unexpired options to purchase Company Common Stock under the 2018 Plan, and (iii) 11,999,150 unexercised and unexpired options to purchase Company Common Stock outstanding under the UMBRLA Plan. In addition, (x) the maximum number of shares that may be issued under the 2016 Plan is 2,000,000 shares, (y) the maximum number of shares that may be issued under the 2018 Plan is 43,980,000 shares plus the number of shares, not to exceed 2,000,000, that may become available under the 2016 Plan after termination of awards thereunder, subject to adjustment in accordance with the terms of the 2018 Plan, and (z) the maximum number of shares that may be issued under the UMBRLA Plan is 55,000,000 shares. Therefore, as of October 16, 2023, (A) since there are awards for 248,888 shares outstanding under the 2016 Plan, there are 1,751,112 shares reserved for issuance pursuant to future awards under the 2016 Plan, (B) since there are awards for 5,342,857 shares outstanding under the 2018 Plan, there are 36,637,143 shares reserved for issuance pursuant to future awards under the 2018 Plan, and (C) since there are awards for 11,999,150 shares outstanding under the UMBRLA Plan, there are 43,000,850 shares reserved for issuance pursuant to future awards under the UMBRLA Plan. Upon completion of the Reorganization, the reserve of Company Common Stock under the 2016 Plan, the 2018 Plan and the UMBRLA Plan, whether allocated to outstanding equity awards under the 2016 Plan, the 2018 Plan or the UMBRLA Plan, respectively, or unallocated at the time will automatically be converted on a one-share-for-one-share basis into shares of Newco Common Stock, and the terms and conditions that are in effect immediately prior to the Reorganization (subject to changes needed to reflect the Reverse Stock Split, if it is approved and implemented) under each outstanding equity award assumed by Newco will continue in full force and effect after the Reorganization, including, without limitation, the vesting schedule and applicable issuance dates, the per share exercise price, the expiration date and other applicable termination provisions, except that the shares of common stock issuable under each such award will be shares of Newco Common Stock.

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Issuances of Newco Common Stock under the Incentive Plans

The adoption by the Company’s stockholders of the Reorganization Agreement will also constitute approval of the assumption by Newco of the Incentive Plans and, where appropriate, the future issuance of shares of Newco Common Stock in lieu of shares of Company Common Stock under the Incentive Plans in connection with the Reorganization without further stockholder action.

Treatment of Outstanding Warrants and Convertible Notes in the Reorganization

As of October 16, 2023, the Company had outstanding Company Warrants to purchase 146,243,471 shares of Company Common Stock. Pursuant to the terms of the Reorganization Agreement, upon completion of the Reorganization, each Company Warrant will automatically convert into a warrant of Newco, or a “Newco Warrant,” exercisable for the same number of shares of Newco Common Stock as the warrant holder would have been entitled to receive had the warrant holder exercised the Company Warrant immediately prior to the Reorganization. Immediately following the Reorganization, the Newco Warrants will become exercisable for an aggregate of 146,243,471 shares of Newco Common Stock, and will be subject to the same exercise price and other terms and conditions as applied immediately prior to the Reorganization (subject to adjustment in connection with the Reverse Stock Split if it is approved and implemented).

As of October 16, 2023, the Company had outstanding Company Notes convertible into 23,542,297 shares of Company Common Stock. Pursuant to the terms of the Reorganization Agreement, upon completion of the Reorganization, each Company Note will automatically convert into a convertible promissory note of Newco, or a “Newco Note,” convertible into the same number of shares of Newco Common Stock as the noteholder would have been entitled to receive had the Company Note converted into shares of Company Common Stock immediately prior to the Reorganization. Immediately following the Reorganization, the Newco Notes will be convertible into an aggregate of 23,542,297 shares of Newco Common Stock, and will be subject to the same terms and conditions as applied immediately prior to the Reorganization (subject to adjustment in connection with the Reverse Stock Split if it is approved and implemented).

Conditions to Completion of the Reorganization

We will complete the Reorganization only if each of the following conditions is satisfied or waived by the parties to the Reorganization:

•	The Company will be the surviving entity, and the separate corporate existence of Merger Sub will cease.
•

Each outstanding share of Company Common Stock and Company Preferred Stock will automatically convert into one share of Newco Common Stock or Newco Preferred Stock, as described below, and the current stockholders of the Company will become the stockholders of Newco.

•	The Reorganization Agreement shall have been approved by the affirmative vote of the holders of a majority of the voting power of the stockholders entitled to vote on the Reorganization Proposal.
•	The Newco Common Stock to be issued pursuant to the Reorganization shall have been approved for listing or continued listing on the OTCQB tier of the OTC Markets.

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•

The Company shall have given such notices to, made such filings with, and obtained such permits, authorizations, consents, approvals or certifications from, all governmental entities and non-governmental third parties as are required to be made or obtained in connection with the Reorganization, including without limitation, any such notices, filings and approvals required under the corporate and cannabis laws and regulations of all applicable jurisdictions.

•

No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits or makes illegal the consummation of the Reorganization or the transactions contemplated by the Reorganization Agreement.

•

The Company and Newco shall have received a written opinion of Manatt, Phelps & Phillips, LLP dated as of the closing date of the Reorganization and in form and substance reasonably satisfactory to the Company and Newco, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes, the Reorganization should qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, that the Reorganization should be treated as an exchange described in Section 351 of the Code.

Effectiveness of Reorganization

The Reorganization will become effective on the date we file the Articles of Merger (the “Articles of Merger”) with the Secretary of State of the State of Nevada, or a later date that we specify therein. We will file the Articles of Merger when the conditions to the Reorganization described above have been satisfied or waived. We expect that the Reorganization will be effective in the fourth quarter of 2023.

Termination of Reorganization Agreement

The Reorganization Agreement may be terminated at any time prior to the completion of the Reorganization (even after adoption by our stockholders) by action of our Board of Directors if it determines that, for any reason, the completion of the transactions provided for therein would be inadvisable or not in the best interest of the Company or its stockholders.

Amendment of Reorganization Agreement

The Reorganization Agreement may, to the extent permitted by the Nevada Revised Statutes, be supplemented, amended, or modified at any time prior to the completion of the Reorganization (even after adoption by our stockholders) by the mutual consent of the parties thereto.

Dissenters’ Rights

Holders of shares of the Company’s stock who do not vote in favor of the Reorganization Proposal, who hold their shares through the effective time of the merger and who follow the procedures set forth in Sections 92A.300 to 92A.500 inclusive, of the Nevada Revised Statutes, which we refer to as the “Dissenters’ Rights Provisions,” will be entitled to dissent from the Reorganization and demand payment of the fair value of their shares. The “fair value” of the shares as used in the Dissenters’ Rights Provisions is the value of the shares immediately before the effectuation of the proposed merger, excluding appreciation or depreciation in anticipation of the merger unless exclusion would be inequitable, using customary and current valuation concepts and techniques generally employed for similar businesses in the context of a merger, and without discounting for lack of marketability or minority status.

If you elect to dissent, you must deliver to the Company a written notice of dissent stating that you intend to demand payment for your shares if the merger is consummated, and must refrain from voting on the Reorganization Proposal. This notice must be delivered to the Company before the vote on the Reorganization Proposal at the Annual Meeting. If you fail to comply with these requirements, you will not be entitled to dissenters’ rights in connection with the Reorganization.

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Within ten (10) days after the effective time of the Reorganization, the Company will give written notice of the effective date of the merger by certified mail to each of the Company’s stockholders who properly delivered a written notice of dissent. The Company’s notice will also state where demand for payment must be sent and where and when share certificates must be deposited, among other information. Within the time period set forth in the notice, which may not be less than thirty (30) days nor more than sixty (60) days following the date notice is delivered, the dissenting stockholder must make a written demand on the Company for payment of the fair value of his or her shares and deposit his or her share certificates in accordance with the notice.

Within thirty (30) days after the receipt of the dissenters’ demand for payment, the Company will pay each dissenter who complied with the required procedures the amount it estimates to be the fair value of the dissenters’ shares, plus accrued interest. Additionally, the payment must be accompanied by a balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, a statement of income for that year, a statement of changes in the stockholders equity for that year and the latest available interim financial statements, if any, a statement as to how fair value was calculated, a statement as to how interest was calculated, and a statement of the dissenters’ right to demand payment of fair value under Nevada law.

Following receipt of payment for the shares, a dissenting stockholder, within thirty (30) days, may send the Company notice containing such stockholder’s own estimate of fair value and accrued interest, and demand payment for that amount less the amount received pursuant to the Company’s payment of fair value to such stockholder. This right is waived if the stockholder does not make written demand within thirty (30) days of receiving the Company’s payment or offer of payment for the stockholders’ shares and the stockholder will only be entitled to the payment made or offered.

If a demand for payment remains unsettled, the Company will petition the court to determine fair value and accrued interest. If the Company fails to commence an action within sixty (60) days following the receipt of the stockholder’s demand, the Company will pay to the stockholder the amount demanded by the stockholder in the stockholder’s notice containing the stockholder’s estimate of fair value and accrued interest.

All dissenting holders, whether residents of Nevada or not, must be made parties to the action and the court will render judgment for the fair value of their shares. Each party must be served with the petition. The judgment shall include payment for the amount, if any, by which the court finds the fair value of such shares, plus interest, exceeds the amount already paid. The costs and expenses of bringing the action will be determined by the court. If the court finds that the demand of any dissenting stockholder for payment was arbitrary, vexatious or otherwise not in good faith, the court may assess costs, including reasonable fees of counsel and experts, against such stockholder. In addition, reasonable fees and expenses of counsel and experts may be assessed against the Company if the court finds that it did not substantially comply with the requirements of the Dissenters’ Rights Provisions or that it acted arbitrarily, vexatiously, or not in good faith with respect to the rights granted to dissenters under Nevada law.

The foregoing discussion is not a complete statement of the law pertaining to dissenters’ rights under the Dissenters’ Rights Provisions and is qualified in its entirety by the full text of the Dissenters’ Rights Provisions, which is attached to this proxy statement/prospectus as Annex VI. You are encouraged to read Annex VI carefully. All references in the Dissenters’ Rights Provisions and in this summary to a “stockholder” are to the record holder of the shares of Company Common Stock as to which dissenters’ rights are asserted. A person having a beneficial interest in shares of Company Common Stock held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized above properly and in a timely manner to perfect dissenters’ rights.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of material U.S. federal income tax consequences of the Reorganization. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, rulings and other administrative pronouncements issued by the Internal Revenue Service (“IRS”), and judicial decisions, in each case as in effect and available on the date of this proxy statement/prospectus and all of which are subject to differing interpretations and may change at any time, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this proxy statement/prospectus.

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This discussion applies only to U.S. holders (as defined below) of shares of the Company’s capital stock who hold such shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based upon the assumption that the Reorganization will be completed in accordance with the Reorganization Agreement and as described in this proxy statement/prospectus. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders of the Company’s capital stock in light of their particular circumstances nor does it address tax considerations applicable to holders that are or may be subject to special treatment under U.S. federal income tax law (such as, for example, insurance companies, tax-exempt organizations, financial institutions, S corporations or other pass-through entities, regulated investment companies, real estate investment trusts, certain former U.S. citizens or long-term residents of the United States, broker-dealers, traders in securities who elect a mark-to-market method of accounting, holders who directly, indirectly or constructively own five percent (5%) or more (by vote or value) of the Company’s capital stock, holders who hold their stock as part of a “hedge,” “straddle,” “conversion,” “synthetic security,” “integrated investment” or “constructive sale transaction,” holders who acquired capital stock of the Company upon the exercise of employee stock options or otherwise as compensation, or U.S. holders whose functional currency is not the U.S. dollar). This discussion also does not address any tax consequences arising under the alternative minimum tax or the Medicare tax on net investment. In addition, no information is provided with respect to any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax (such as the estate tax).

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of the Company’s stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partnership level. Company stockholders that are partnerships and partners in such partnerships should consult their own tax advisors as to the tax consequences of the Reorganization.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Company Common Stock that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•

a trust, if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

THE FOLLOWING DISCUSSION IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY.  MOREOVER, THE DISCUSSION DOES NOT ADDRESS ANY NON-INCOME, NON-U.S., STATE OR LOCAL TAX CONSEQUENCES OR TAX REPORTING REQUIREMENTS. ACCORDINGLY, ALL COMPANY STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE REORGANIZATION TO THEIR PARTICULAR SITUATION, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

It is a condition to each party’s obligation to complete the Reorganization that the Company and Newco receive an opinion of Manatt, Phelps & Phillips, LLP to the effect that the merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, that the Reorganization should be treated as an exchange described in Section 351 of the Code.

This opinion of counsel will be based upon and rely on, among other things, various facts and assumptions, as well as certain representations, statements and undertakings of Newco and the Company. If any of these representations, statements or undertakings is, or becomes, inaccurate or incomplete, or if any of the representations or covenants contained in any of the transaction-related agreements and documents or in any documents relating to the opinions of counsel are inaccurate or not complied with by Newco or Company, such opinion of counsel may be invalid and the conclusions reached therein could be jeopardized.

An opinion of counsel represents the judgment of counsel and is not binding on the IRS or any court and the IRS or a court may disagree with the conclusions in the opinions of counsel. Further, Newco and the Company have not and do not intend to seek any ruling from the IRS regarding the qualification of the Reorganization as a “reorganization” within the meaning of Section 368(a) of the Code, or an exchange described in Section 351 of the Code. Accordingly, notwithstanding receipt by Newco and the Company of the opinion of counsel, there can be no assurance that the IRS will not assert that the Reorganization fails to qualify as a “reorganization” within the meaning of Section 368(a) or an exchange described in Section 351 of the Code, or that a court would not sustain such a challenge.

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Reorganization or Section 351 Treatment

Provided the Reorganization qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and/or an exchange described in Section 351 of the Code, the material U.S. federal income tax consequences of the Reorganization to U.S. holders will be as follows:

Exchange of Shares of the Company’s Stock for Shares of Newco’s Stock

U.S. holders who exchange their shares of the Company’s stock for shares of Newco’s stock should not recognize any gain or loss for U.S. federal income tax purposes. Each U.S. holder’s aggregate tax basis in the shares of Newco’s stock received in the Reorganization should equal such U.S. holder’s aggregate adjusted tax basis in the shares of Company’s stock exchanged therefor. The holding period of the shares of Newco’s stock received by a U.S. holder in the Reorganization should include such U.S. holder’s holding period for the shares of the Company’s stock exchanged therefor. If a U.S. holder holds different blocks of the Company’s stock (generally, the Company’s stock acquired on different dates or at different prices), such U.S. holder should consult its tax advisor with respect to the determination of the tax basis and holding period of the particular shares of Newco’s stock received in the Reorganization.

Backup Withholding and Information Reporting

Payments of cash to U.S. holders generally will be subject to information reporting and, under certain circumstances, may be subject to backup withholding (currently, at a rate of 24%), unless such U.S. holder delivers a properly completed IRS Form W-9 certifying such U.S. holder’s correct taxpayer identification number and certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Interests of Directors and Executive Officers of the Company

There are no agreements or understandings, whether written or unwritten, between any executive officer and the Company, Newco, or Merger Sub concerning any type of compensation, whether present, deferred, or contingent, that is based on or otherwise relates to the Reorganization including, without limitation, any payments or benefits that otherwise would be reportable pursuant to Item 402(t) of Regulation S-K. Accordingly, because there are no amounts that would be subject to approval pursuant to such a resolution, we have not included a non-binding, advisory resolution commonly known as a “say on golden parachute” resolution in this proxy statement/prospectus.

Anticipated Accounting Treatment

For accounting purposes, the Company’s Reorganization into a holding company structure will be treated as a merger of entities under common control. The accounting treatment for such events is similar to the former “pooling of interests method.” Accordingly, the financial position and results of operations of the Company will be included in the consolidated financial statements of Newco on the same basis as currently presented, except for differences resulting from any exercise of dissenters’ rights by stockholders of the Company in connection with the Reorganization.

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Authorized and Outstanding Capital Stock

The Company’s Articles of Incorporation, which we refer to as the “Current Articles,” currently authorize the issuance of 990,000,000 shares of Company Common Stock and 50,000,000 shares of Company Preferred Stock, of which 25,000,000 shares are designated as Company Series V Preferred Stock pursuant to the Company Series V Certificate, and 2,500,000 are designated as Company Series N Preferred Stock pursuant to the Company Series N Certificate. The Newco Certificate of Incorporation and the Newco Certificates of Designation currently authorize the issuance of 990,000,000 shares of Newco Common Stock and 50,000,000 shares of Newco Preferred Stock, of which 25,000,000 shares will be designated as Newco Series V Preferred Stock pursuant to the Newco Series V Certificate, and 2,500,000 shares will be designated as Newco Series N Preferred Stock pursuant to the Newco Series N Certificate. The form of Newco Certificate of Incorporation, which together with the Newco Certificates of Designation will govern the rights of our stockholders after the Reorganization, included in this accompanying proxy statement/prospectus as Annex II and the post-Reorganization share numbers described herein do not reflect any changes needed if the Reverse Stock Split (as defined and described in Proposal 2) is approved and implemented.

Upon completion of the Reorganization:

•

The number of shares of Newco Common Stock that will be outstanding will be equal to the number of shares of Company Common Stock (excluding shares held by stockholders that properly exercise dissenters’ rights) outstanding immediately prior to the Reorganization (subject to adjustments for the Reverse Stock Split to the extent approved and implemented as further described in Proposal 2);

•

The number of shares of Newco Common Stock reserved for issuance under the 2016 Plan, 2018 Plan and UMBRLA Plan will be the same as the number of shares of Company Common Stock reserved for issuance under the 2016 Plan, 2018 Plan and UMBRLA Plan immediately prior to the Reorganization, subject to adjustments for the Reverse Stock Split to the extent approved and implemented as further described in Proposal 2. As of October 16, 2023, there were (i) 248,888 unexercised and unexpired options to purchase Company Common Stock outstanding under the 2016 Plan, (ii) 5,342,857 unexercised and unexpired options to purchase Company Common Stock outstanding under the 2018 Plan, and (iii) 11,999,150 unexercised and unexpired options to purchase Company Common Stock outstanding under the UMBRLA Plan. In addition, (x) the maximum number of shares that may be issued under the 2016 Plan is 2,000,000 shares, (y) the maximum number of shares that may be issued under the 2018 Plan is 41,890,000 shares plus the number of shares, not to exceed 2,000,000, that may become available under the 2016 Plan after termination of awards thereunder, subject to adjustment in accordance with the terms of the 2018 Plan, and (z) the maximum number of shares that may be issued under the UMBRLA Plan is 55,000,000 shares. Therefore, as of October 16, 2023, there are 1,751,112 shares reserved for issuance pursuant to future awards under the 2016 Plan, there are 36,637,143 shares reserved for issuance pursuant to future awards under the 2018 Plan, and there are 43,000,850 shares reserved for issuance pursuant to future awards under the UMBRLA Plan;

•

the number of shares of Newco Common Stock reserved for issuance upon exercise of Newco Warrants following the Reorganization will be the same as the number of shares of Company Common Stock reserved for issuance under the Company Warrants immediately prior to the Reorganization, subject to adjustments for the Reverse Stock Split to the extent approved and implemented as further described in Proposal 2);

•

the number of shares of Newco Common Stock reserved for issuance upon conversion of the Newco Notes following the Reorganization will be the same as the number of shares of Company Common Stock reserved for issuance upon conversion of the Company Notes immediately prior to the Reorganization, subject to adjustments for the Reverse Stock Split to the extent approved and implemented as further described in Proposal 2); and

•

the number of shares of Newco Series V Preferred Stock and Newco Series N Preferred Stock outstanding will be equal to the number of shares of Company Series V Preferred Stock and Company Series N Preferred Stock, respectively (excluding shares held by stockholders that properly exercise dissenters’ rights as described in this proxy statement/prospectus) outstanding immediately prior to the Reorganization.

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Regulatory Approvals

As noted above, the Reorganization is conditioned on, among other things (i) the effectiveness of the registration statement, of which this proxy statement/prospectus forms a part, (ii) the admission of Newco to the OTCQB tier of the OTC Markets and eligibility of the Newco Common Stock issuable in the Reorganization for quotation on the OTCQB tier of the OTC Markets, subject to official notice of issuance, and (iii) receipt by the Company of permits, authorizations, consents, approvals, certifications or terminations or expirations of waiting periods as are required under applicable corporate and cannabis laws. In addition, to complete the Reorganization, we must file Articles of Merger with the Nevada Secretary of State in accordance with the Nevada Revised Statutes.

We are not aware of any other federal, state, local or foreign regulatory requirements that must be complied with or material governmental approvals that must be obtained in connection with the Reorganization.

Trading of Newco Common Stock

The Newco Common Stock is not currently traded on any stock exchange or quoted on any market. The completion of the Reorganization is conditioned on, among other things, Newco having been admitted to the OTCQB tier of the OTC Markets and the shares of Newco Common Stock issuable in the Reorganization (and any other shares to be reserved for issuance in connection with the Reorganization) being eligible for quotation on the OTCQB tier of the OTC Markets. Following the Reorganization, we expect that the Newco Common Stock to be quoted on the OTCQB under a new ticker symbol. In addition, Newco will become a reporting company under the Exchange Act.

Following the Reorganization, the CUSIP number for the Newco Common Stock will be different than the CUSIP number for the Company Common Stock.

West Coast Stock Transfer, Inc., the Company’s transfer agent and registrar, will act as transfer agent and registrar for Newco.

On October 9, 2023, the last trading day before the announcement of the Reorganization Proposal, the closing price per share of Company Common Stock was $0.0216. On October 20, 2023, the most recent trading day for which prices were available, the closing price per share of Company Common Stock was $0.0151.

Termination of Quotation on the OTCQB and De-Registration of Company Common Stock

Following the Reorganization, the Company Common Stock will no longer be quoted on the OTC Markets and will no longer be registered under the Exchange Act. In addition, the Company will cease to be a reporting company under the Exchange Act.

Consequences Under the Securities Act

The shares of Newco Common Stock to be issued in the Reorganization will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, subject to existing restrictions on certain affiliates of Newco.

Security Ownership of Directors and Executive Officers of the Company

As of October 16, 2023, the record date for the Annual Meeting, our directors and executive officers beneficially owned 136,109,556 shares of Company Common Stock, representing approximately 17.18% of the issued and outstanding shares of common stock as calculated pursuant to Rule 13d-3 of the Exchange Act. We expect that each director and executive officer will vote all of their respective shares of Company Common Stock in favor of the proposals to be presented at the Annual Meeting, including the Reorganization Proposal.

Governance of Newco Following the Reorganization

As of the date of this proxy statement/prospectus, Sabas Carrillo is the sole member of the Newco Board. The Reorganization Agreement provides that, upon completion of the Reorganization, the Newco Board will be the same as the current members of the Company’s Board of Directors, and include the following persons: Sabas Carrillo, James Miller and Matthew Barron.

As of the date of this proxy statement/prospectus, Sabas Carrillo serves as the Chief Executive Officer, President, Secretary and Treasurer of Newco. The Reorganization Agreement provides that upon completion of the Reorganization, the executive officers will be the same as the executive officers of the Company on the date of this proxy statement/prospectus. For more information, see “Proposal 3. Election of Directors” beginning on page 69.

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Newco Certificate of Incorporation and Bylaws

The adoption by the Company’s stockholders of the Reorganization Agreement will also constitute approval of the terms of the Newco Certificate of Incorporation, the Newco Series V Certificate, the Newco Series N Certificate, and the Newco Bylaws in the forms attached to this proxy statement/prospectus as Annex II, Annex III, Annex IV, and Annex V, respectively.

Restrictions on the Sale of Newco Shares

The shares of Newco Common Stock to be issued in the Reorganization will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, subject to certain existing contractual restrictions and restrictions on certain affiliates of Newco.

Independent Registered Public Accounting Firm of Newco

We expect that Marcum LLP, which we refer to herein as “Marcum,” the Company’s independent registered public accounting firm selected by the Company’s audit committee for fiscal year 2023, will serve in such capacity for Newco following the Reorganization. See “Proposal 6. Ratification Of The Appointment of Our Independent Registered Public Accounting Firm” beginning on page 96.

Certain Financial Information

We have not included pro forma financial comparative per share information concerning the Company that gives effect to the Reorganization because, immediately after the completion of the Reorganization, the consolidated financial statements of Newco will be the same as the Company’s consolidated financial statements immediately prior to the Reorganization, and the Reorganization will result in the conversion of each share of the Company’s stock into one (1) corresponding share of Newco’s stock. In addition, we have not provided financial statements of Newco because, prior to the Reorganization, it will have no assets, liabilities, or operations other than incident to its formation.

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DESCRIPTION OF NEWCO’S CAPITAL STOCK

Newco is incorporated in the State of Delaware. The rights of stockholders of Newco will generally be governed by Delaware law and the Newco Certificate of Incorporation, the Newco Certificates of Designation and the Newco Bylaws. The following is a summary of the material provisions of the Newco Certificate of Incorporation, the Newco Certificates of Designation and the Newco Bylaws. This summary is not complete and is qualified in its entirety by reference to Delaware statutory and common law, and the full texts of the Newco Certificate of Incorporation, the Newco Series V Certificate, the Newco Series N Certificate, and the Newco Bylaws, copies of which are attached as Annex II, Annex III, Annex IV and Annex V, respectively, to this proxy statement/prospectus. The form of Newco Certificate of Incorporation included in the accompanying proxy statement/prospectus as Annex II and the post-Reorganization share numbers described herein do not reflect any changes needed if the Reverse Stock Split (as described in Proposal 2) is approved and implemented.

Authorized Capital Stock

Upon the completion of the Reorganization, and subject to adjustments to reflect the Reverse Stock Split if approved and implemented as described in Proposal 2, the authorized capital stock of Newco will be 990,000,000 shares of Newco Common Stock and 50,000,000 shares of Newco Preferred Stock, of which (a) 25,000,000 shares will be designated as Newco Series V Preferred Stock and (b) 2,500,000 shares will be designated as Newco Series N Preferred Stock. All of the shares of Newco Common Stock and Newco Preferred Stock issued and outstanding upon completion of the Reorganization will be fully paid and nonassessable. Upon completion of the Reorganization, the number of shares of Newco Common Stock, Newco Series V Preferred Stock and Newco Series N Preferred Stock issued and outstanding will be equal to the number of shares of Company Common Stock, Company Series V Preferred Stock and Company Series N Preferred Stock, respectively, issued and outstanding immediately prior to the Reorganization, subject to adjustments to reflect the Reverse Stock Split if approved and implemented.

Authorized but Unissued Shares of Newco Common Stock and Newco Preferred Stock

All authorized but unissued shares of Newco Common Stock and Newco Preferred Stock will be available for issuance by the Newco Board without stockholder approval. Newco may use the additional authorized shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of Newco’s authorized but unissued shares could render more difficult or discourage an attempt to obtain control of Newco by means of a proxy contest, tender offer, merger, or other transaction.

Newco Common Stock

Dividends and Distributions

The holders of outstanding shares of Newco Common Stock will be entitled to receive dividends and other distributions out of assets legally available at times and in amounts as the Newco Board of Directors may determine from time to time. All shares of Newco Common Stock will be entitled to participate ratably with respect to dividends or other distributions paid to stockholders.

Liquidation Rights

If Newco is liquidated, dissolved or wound up, voluntarily or involuntarily, then, after payment in full of the amounts required to be paid to holders of any then outstanding Newco Preferred Stock, holders of Newco Common Stock would be entitled to share ratably in any assets of Newco available for distribution to Newco’s stockholders after payment or provision for payment of all of Newco’s debts and liabilities.

Voting Rights

Each share of Newco Common Stock is entitled to one (1) vote on all matters to be voted upon by Newco’s stockholders. There are no cumulative voting rights. Stockholders may vote by proxy.

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Directors of the Newco Board will be elected by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election of directors. All other corporate actions to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series.

Other

There are no preemption, redemption, sinking fund, or conversion rights applicable to the Newco Common Stock.

Newco Preferred Stock

General

The Newco Board of Directors will be authorized, without stockholder action, to designate and issue shares of Newco Preferred Stock in one or more series and to designate the powers, preferences and rights of each series, which may be greater than the rights of the Newco Common Stock. It is not possible to state the actual effect of the issuance of any shares of Newco Preferred Stock upon the rights of holders of Newco Common Stock until the Newco Board of Directors determines the specific rights of the holders of such Newco Preferred Stock. However, the effects might include, among other things:

•	impairing dividend rights of the Newco Common Stock;
•	diluting the voting power of the Newco Common Stock;
•	impairing the liquidation rights of the Newco Common Stock; and
•	delaying or preventing a change in control of us without further action by the stockholders.

Newco Series V Preferred Stock

Authorized Shares

The number of authorized shares of Newco Series V Preferred Stock will be 25,000,000 shares.

Dividends

The holders of shares of Newco Series V Preferred Stock will not have any preferential dividend rights and are entitled to receive dividends at the times and in the amounts as the Newco Board may determine from time to time.

Voting Rights

Each share of Newco Series V Preferred Stock will have the right to take action by written consent or vote in a number equal to two (2) times the number of shares of Newco Common Stock into which such shares of Newco Series V Preferred Stock are then convertible. Except as otherwise required by law or by the Newco Certificate of Incorporation and the Newco Series V Certificate, the holders of shares of Newco Common Stock and Newco Series V Preferred Stock vote together and not as separate classes.

Conversion

Each share of Newco Series V Preferred Stock will automatically convert into ten (10) shares of Newco Common Stock on the date that is two (2) years from the original issuance date of such shares of Newco Series V Preferred Stock (for the avoidance of doubt, the original issuance date means the date that such shares were issued by the Company in the form of Company Series V Preferred Stock). In addition, from and after the first anniversary of the original issuance date by the Company, holders of Newco Series V Preferred Stock have the option to convert each of their shares of Newco Series V Preferred Stock into ten (10) shares of Newco Common Stock by providing written notice to Newco and its transfer agent. The foregoing conversion ratios are subject to adjustments needed to reflect the Reverse Stock Split if approved and implemented.

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Liquidation Preference

Upon any Liquidation Event (as defined in the Newco Series V Certificate), before any distribution or payment is made to the holders of any class or series of Newco’s capital stock ranking junior to the Newco Series V Preferred Stock, the holders of the Newco Series V Preferred Stock are entitled to be paid out of Newco’s assets a liquidation preference of $1.00 per share of Newco Series V Preferred Stock. After the payment of such liquidation preference, the remaining assets of Newco legally available for distribution, if any, will be distributed ratably to the holders of the Newco Common Stock and other classes or series of Newco’s capital stock in the manner provided by law or the Newco Certificate of Incorporation.

Trading Market

There will be no established trading market for the Newco Series V Preferred Stock, and Newco does not expect a market to develop. Newco does not intend to apply for a listing for any of the Newco Series V Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Newco Series V Preferred Stock will be limited.

Newco Series N Preferred Stock

Authorized Shares

The number of authorized shares of Newco Series N Preferred Stock will be 2,500,000 shares.

Dividends

The holders of the Newco Series N Preferred Stock will not have any preferential dividend rights and are entitled to receive dividends at the times and in the amounts as the Newco Board may determine from time to time.

Voting Rights

Each share of Newco Series N Preferred Stock will have the right to take action by written consent or vote in a number equal to the number of shares of Newco Common Stock into which such shares of Newco Series N Preferred Stock are then convertible. Except as otherwise required by law or by the Newco Certificate of Incorporation and the Newco Series N Certificate, the holders of shares of the Newco Common Stock and shares of Newco Series N Preferred Stock will vote together and not as separate classes.

Conversion

Each share of Newco Series N Preferred Stock will automatically convert into one hundred (100) shares of Newco Common Stock on the first anniversary of the original issuance date of such shares of Newco Series N Preferred Stock (for the avoidance of doubt, the original issuance date means the date that such shares were issued by the Company in the form of Company Series N Preferred Stock). In addition, from and after the first anniversary of the issuance date, holders of Newco Series N Preferred Stock have the option to convert each of their shares of Newco Series N Preferred Stock into one hundred (100) shares of Newco Common Stock by providing written notice to Newco and its transfer agent.  The foregoing conversion ratios are subject to adjustments needed to reflect the Reverse Stock Split if approved and implemented.

Liquidation Preference

Upon any Liquidation Event (as defined in the Newco Series N Certificate), before any distribution or payment is made to the holders of any class or series of Newco’s capital stock ranking junior to the Newco Series N Preferred Stock, the holders of the Newco Series N Preferred Stock are entitled to be paid out of Newco’s assets a liquidation preference of $1.00 per share of Newco Series N Preferred Stock. After the payment of such liquidation preference, the remaining assets of Newco legally available for distribution, if any, will be distributed ratably to the holders of Newco Common Stock and other classes or series of Newco’s capital stock in the manner provided by law or the Newco Certificate of Incorporation.

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Trading Market

There will be no established trading market for the Newco Series N Preferred Stock, and Newco does not expect a market to develop. Newco does not intend to apply for a listing for any of the Newco Series N Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Newco Series N Preferred Stock will be limited.

Anti-Takeover Effects of Certain Provisions of Newco’s Certificate of Incorporation, Bylaws, and Delaware Law

Provisions of the Newco Certificate of Incorporation, the Newco Certificates of Designation, the Newco Bylaws, and the DGCL could have the effect of delaying or preventing a third party from acquiring Newco, even if the acquisition would benefit Newco’s stockholders. These provisions may delay, defer or prevent a tender offer or takeover attempt of Newco that a stockholder might consider in the stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Newco Board and in the policies formulated by the Newco Board and to reduce Newco’s vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of Newco’s outstanding shares, or an unsolicited proposal for Newco’s restructuring or sale of all or part of its business.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Newco Bylaws provide that stockholders seeking to bring business before a meeting of stockholders, or to nominate candidates for election as directors at a meeting of stockholders, must provide Newco with timely written notice of their proposal. The Newco Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders.

Amendment to the Certificate of Incorporation and Bylaws

The Newco Certificate of Incorporation provides that Newco reserves the right to amend, alter, change or repeal any provision contained in the Newco Certificate of Incorporation, in the manner now or hereafter prescribed by statute. The Newco Certificate of Incorporation provides that the Newco Board has the power to make, adopt, alter, amend and repeal from time to time the Newco Bylaws, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal the Newco Bylaws made by the Newco Board. The Newco Bylaws provide that stockholders of Newco holding at least a majority of Newco’s outstanding voting stock have the power to adopt, amend or repeal the Newco Bylaws, and the Newco Board also have the power to adopt, amend or repeal the Bylaws of Newco.

Limitation of Director Liability and Indemnification of Directors, Officers, Employees and Agents

The Newco Certificate of Incorporation provides, to the fullest extent permitted by Delaware law, that directors and officers will not be liable to Newco or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Delaware law currently provides that such a provision may not eliminate or limit the liability of a director or officer:

•	for any breach of the director’s or officer’s duty of loyalty to the company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing distributions to stockholders);

•	for any transaction from which the director or officer derived any improper personal benefit; or
•	for any action by or in the right of the company, in the case of officers only.

However, in the event the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of the directors and officers will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

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The Newco Certificate of Incorporation provides that Newco will indemnify each of its directors and officers to the fullest extent permitted by Delaware law, and the Newco Bylaws further extends such indemnity to each of Newco’s employees or agents. In particular, the Newco Bylaws provide that Newco will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Newco to provide broader indemnification rights than such law permitted prior to such amendment), any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of Newco including, but not limited to, any individual or firm who is or was serving at the request of Newco as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “indemnitee”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with such action, suit or proceeding if such indemnitee acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. Any such indemnification under the Newco Bylaws (unless ordered by a court) may be made by Newco only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Newco Bylaws. The Covered Person has the right to be paid by Newco the expenses incurred in defending any such proceeding in advance of its final disposition.

Exclusive Forum Provision

The Newco Certificate of Incorporation provides that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action: (i) any derivative claim or cause of action brought on behalf of Newco; (ii) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer, employee, agent, or stockholder of Newco, to Newco or Newco’s stockholders, including without limitation a claim alleging the aiding and abetting of such a breach of fiduciary duty; (iii) any claim or cause of action against Newco n or any current or former director, officer, employee, agent, or stockholder of Newco arising out of or pursuant to any provision of the DGCL, the Newco Certificate of Incorporation, or the Newco Bylaws (as each may be amended from time to time); (iv) any claim or cause of action seeking to interpret, apply, enforce, or determine the validity of the Newco Certificate of Incorporation or the Newco Bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (v) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim related to or involving Newco that is governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law. This exclusive forum provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act, which provides for the exclusive jurisdiction of the federal courts with respect to such claims.

Any person or entity purchasing or otherwise acquiring any interest in shares of Newco’s capital stock will be deemed to have notice of, and to have consented to, the provisions of the Newco Certificate of Incorporation described in the preceding paragraph. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Newco or its directors, officers or other employees, which may discourage such lawsuits against Newco and such persons. Alternatively, if a court were to find these provisions of the Newco Certificate of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Newco may incur additional costs associated with resolving such matters in other jurisdictions, which could harm its business, results of operations or financial condition.

Transfer Agent

We expect that the transfer agent for Newco Common Stock and the Newco Preferred Stock will be West Coast Stock Transfer, Inc., 21 N. Vulcan Ave. Suite 106, Encinitas, California 92024.

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DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company is corporation incorporated in the State of Nevada. The rights of stockholders of the Company are generally governed by Nevada law and the Current Articles, the Company Certificates of Designation, and the Company Bylaws. The following is a summary of the material provisions of the Current Articles, the Company Certificates of Designation and the Company Bylaws. This summary is not complete and is qualified by reference to Nevada statutory and common law and the full texts of the Current Articles, the Company Certificates of Designation and the Company Bylaws. Copies of the Current Articles including amendments thereto, are attached as Exhibit Nos. 3.3, 3.4, 3.5, and 3.6 to the Company’s Annual Report on Form 10-K filed with the SEC on April 10, 2023 (the “2022 Annual Report”). Copies of the Company Series V Certificate, including amendments thereto, are attached as Exhibit Nos. 3.10, 3.11, and 3.12 to the 2022 Annual Report. A copy of the Company Series N Certificate, is attached as Exhibit No. 3.13 to the 2022 Annual Report. A copy of the Company Bylaws is attached as Exhibit No. 3.9 to the 2022 Annual Report. The description below does not give effect to the proposed Reverse Stock Split discussed in Proposal 2.

Authorized and Outstanding Capital Stock

The Company is authorized to issue 990,000,000 shares of Company Common Stock and 50,000,000 shares of Company Preferred Stock, of which 25,000,000 shares are designated Company Series V Preferred Stock and 2,500,000 shares are designated Company Series N Preferred Stock. As of October 16, 2023, the Company had 774,998,097 shares of Company Common Stock outstanding, held by approximately 271 holders of record, 14,071,431 shares of Company Series V Preferred Stock, held by 17 holders of record, and no shares of Company Series N Preferred Stock outstanding. The outstanding shares of Company Common Stock and Company Series V Preferred Stock are fully paid and nonassessable.

Company Common Stock

Dividends and Distributions

The Company’s stockholders are entitled to receive dividends and other distributions out of assets legally available at times and in amounts as the Company Board may determine from time to time. There are no restrictions in the Current Articles or the Company Bylaws that prevent the Company from declaring dividends. The Nevada Revised Statutes, however, prohibit a Company from declaring dividends where, after giving effect to the distribution of the dividend the Company would not be able to pay its debts as they become due in the usual course of business, or the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution, unless otherwise permitted under the Current Articles.

Liquidation Rights

If the Company is dissolved or wound up, voluntarily or involuntarily, then, after payment of any debts and liabilities of the Company, its stockholders would be entitled to receive the par value of their shares, and thereafter to share ratably in all assets of the Company available for distribution to the stockholders.

Voting Rights

Each share of Company Common Stock is entitled to one (1) vote per share on all matters to be voted upon by the stockholders of the Company. There are no cumulative voting rights. Stockholders may vote by proxy. The affirmative vote of a majority of the shares present in person or represented by proxy at a meeting and entitled to vote on the matter shall be required for the election of directors and to approve all other matters voted upon by stockholders other than those matters set forth in the Nevada Revised Statutes.

Other

There are no preemption, redemption, sinking fund, or conversion rights applicable to the Company’s Common Stock.

Limitation of Director Liability and Indemnification of Directors and Officers

The Current Articles provide that officers and directors shall have no personal liability to the Company or its stockholders for damages for breach of fiduciary duty as an officer or director, except for liability for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of Nevada Revised Statutes Section 78.300.

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Company Preferred Stock

General

Our Board of Directors is authorized, without action by the stockholders, to designate and issue Company Preferred Stock in one or more series and to designate the powers, preferences and rights of each series, which may be greater than the rights of Company Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of Company Common Stock until the Board of Directors determines the specific rights of the holders of such Company Preferred Stock. However, the effects might include, among other things:

•	impairing dividend rights of the Company Common Stock;
•	diluting the voting power of the Company Common Stock;
•	impairing the liquidation rights of the Company Common Stock; and
•	delaying or preventing a change in control of us without further action by the stockholders.

Company Series V Preferred Stock

On December 28, 2022, the Company filed the Certificate of Designation of Series V Preferred Stock with the Secretary of State of the State of Nevada designating up to 250,000,000 shares out of the authorized but unissued shares of Company Preferred Stock as Company Series V Preferred Stock. On January 6, 2023, the Company filed the Second Amended and Restated Certificate of Designation of Series V Preferred Stock (which we refer to herein as the “Company Series V Certificate”) with the Secretary of State of the State of Nevada designating up to 25,000,000 shares out of the authorized but unissued shares of Company Preferred Stock as Company Series V Preferred Stock. The following is a summary of the principal terms of the Company Series V Certificate:

Dividends

The holders of shares of Company Series V Preferred Stock do not have any preferential dividend rights and are entitled to receive dividends at the times and in the amounts as the Board may determine from time to time.

Voting Rights

Each share of Company Series V Preferred Stock shall have the right to take action by written consent or vote in a number equal to two (2) times the number of shares of Company Common Stock into which such shares of Company Series V Preferred Stock are then convertible. Except as otherwise required by law or by the Current Articles and the Company Series V Certificate, the holders of shares of Company Common Stock and shares of Company Series V Preferred Stock shall vote together and not as separate classes.

Conversion

Each share of Company Series V Preferred Stock will automatically convert into ten (10) shares of Company Common Stock on the second anniversary of the original issue date of such holder’s shares of Company Series V Preferred Stock. In addition, from and after the first anniversary of the original issuance date, holders of Company Series V Preferred Stock have the option to convert each of their shares of Company Series V Preferred Stock into ten (10) shares of Company Common Stock by providing written notice to the Company and its transfer agent.

Liquidation Preference

Upon any Liquidation Event (as defined in the Company Series V Certificate), before any distribution or payment shall be made to the holders of any class or series of the Company’s capital stock ranking junior to the Company Series V Preferred Stock, the holders of Company Series V Preferred Stock shall be entitled to be paid out of the assets of the Company a liquidation preference of $1.00 per share of Company Series V Preferred Stock. After the payment of such liquidation preference, the remaining assets of the Company legally available for distribution, if any, will be distributed ratably to the holders of the Company Common Stock and other classes or series of the Company’s capital stock in the manner provided by law or the Current Articles.

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Trading Market

There is no established trading market for any of the Company Series V Preferred Stock, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for any of the Company Series V Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Company Series V Preferred Stock will be limited.

Company Series N Preferred Stock

On February 21, 2023, the Company filed the Certificate of Designation of Series N Preferred Stock (which we refer to herein as the “Company Series N Certificate”) with the Secretary of State of the State of Nevada designating up to 2,500,000 shares out of the authorized but unissued shares of Company Preferred Stock as Company Series N Preferred Stock. The following is a summary of the principal terms of the Series N Certificate:

Dividends

The holders of the Company Series N Preferred Stock do not have any preferential dividend rights and are entitled to receive dividends at the times and in the amounts as the Board may determine from time to time.

Voting Rights

Each share of Company Series N Preferred Stock shall have the right to take action by written consent or vote in a number equal to the number of shares of the Company Common Stock into which such shares of Company Series N Preferred Stock are then convertible. Except as otherwise required by law or by the Current Articles and the Company Series N Certificate, the holders of shares of the Company Common Stock and shares of Company Series N Preferred Stock vote together and not as separate classes.

Conversion

Each share of Company Series N Preferred Stock will automatically convert into one hundred (100) shares of Company Common Stock on the first anniversary of the original issuance date of the holder’s shares of Series N Preferred Stock. In addition, from and after the first anniversary of the original issuance date, holders of Company Series N Preferred Stock have the option to convert each of their shares of Company Series N Preferred Stock into one hundred (100) shares of Common Stock by providing written notice to the Company and its transfer agent.

Liquidation Preference

Upon any Liquidation Event (as defined in the Company Series N Certificate), before any distribution or payment is made to the holders of any class or series of the Company’s capital stock ranking junior to the Company Series N Preferred Stock, the holders of the Company Series N Preferred Stock are entitled to be paid out of the Company’s assets a liquidation preference of $1.00 per share of Company Series N Preferred Stock. After the payment of such liquidation preference, the remaining assets of the Company legally available for distribution, if any, will be distributed ratably to the holders of Company Common Stock and other classes or series of the Company’s capital stock in the manner provided by law or the Current Articles.

Trading Market

There is no established trading market for the Company Series N Preferred Stock, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for any of the Company Series N Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Company Series N Preferred Stock will be limited.

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Warrants

As of October 16, 2023, the Company has issued and outstanding Company Warrants to purchase up to 146,243,471 shares of Company Common Stock, exercisable at prices ranging from $0.01 per share to $0.2284 per share.

Each outstanding Company Warrant may entitle the holder to purchase for cash, or by effecting a cashless exercise for, the number of shares of Company Common Stock at the exercise price that is described in the applicable warrant agreement. Company Warrants will be exercisable during the period of time described in the applicable warrant agreement. Company Warrants may be exercised in the manner described in the applicable warrant agreement. In the event that the Company Warrants have not been exercised, the Company Warrants will be automatically exercised via cashless exercise on or about the applicable expiration date.

A holder of a Company Warrant will not have any of the rights of a holder of Company Common Stock before the stock is purchased upon exercise of the Company Warrant, except as may be expressly provided in the underlying warrant agreement.

Convertible Notes

As of October 16, 2023, the Company has outstanding Company Notes which are convertible into 23,542,297 shares of Company Common Stock in the aggregate at a conversion price of $0.175 per share of Company Common Stock. The Company Notes bear interest at a rate of 3% (which such rate increased to 18% as of March 31, 2023, the default rate). The Company Notes matured on or about July 24, 2022.

Transfer Agent

The transfer agent for the Company Common Stock and Company Preferred Stock is West Coast Stock Transfer, Inc., 21 N. Vulcan Ave. Suite 106, Encinitas, California 92024.

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COMPARATIVE RIGHTS OF HOLDERS OF

COMPANY CAPITAL STOCK AND NEWCO CAPITAL STOCK

At the effective time of the Reorganization, the Company Common Stock and Company Preferred Stock will be converted on a share-for-share basis into Newco Common Stock and Newco Preferred Stock, respectively. As a result, the Newco Certificate of Incorporation, the Newco Certificates of Designation, the Newco Bylaws and the applicable provisions of the DGCL will govern the rights of the former holders of the Company’s stock who receive shares of Newco’s stock pursuant to the Reorganization. The rights of the Company’s stockholders are currently governed by the Nevada Revised Statutes and common law, the Current Articles, the Company Certificates of Designation and the Company Bylaws. The rights of Newco’s stockholders after the completion of the Reorganization will be governed by the DGCL and common law, the Newco Certificate of Incorporation, the Newco Certificates of Designation and the Newco Bylaws. The following summary compares the material rights that the Company’s stockholders currently have and the rights that they will have as stockholders of Newco immediately following the Reorganization. This summary is qualified in its entirety by reference to the full text of the aforementioned authorities. The forms of Newco Certificate of Incorporation and Newco Certificates of Designation included in the accompanying proxy statement/prospectus as Annex II, Annex III and Annex IV and the rights of Newco’s stockholders described herein do not reflect any changes needed if the Reverse Stock Split (as defined and described in Proposal 2) is approved and implemented. For detailed descriptions of the capital stock of the Company and Newco, see “Proposal 1. Reorganization—Description of the Company’s Capital Stock” beginning on page 50, and “Proposal 1. Reorganization—Description of Newco’s Capital Stock” beginning on page 45 in this proxy statement/prospectus.

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Provision	Unrivaled Brands, Inc. (Nevada law)	Blum Holdings, Inc. (Delaware law)

Classified Board	Nevada law permits corporations to classify their boards of directors. At least one-fourth (1/4th) of the total number of directors of a Nevada corporation must be elected annually.	Delaware law permits any Delaware corporation to classify its board of directors into as many as three (3) classes divided as equally as possible with staggered terms of office.

	Neither the Current Articles nor the Company Bylaws provides for a classified board of directors. Directors are elected annually at the annual meeting of stockholders.	Neither the Newco Certificate of Incorporation nor the Newco Bylaws provide for a classified board of directors. Directors will continue to be elected annually at the annual meeting of stockholders.

Removal of Directors

Under Nevada law, any one or all of the directors of a corporation may be removed by the vote of the holders of not less than two-thirds (2/3rds) of the voting power of a corporation’s issued and outstanding stock entitled to vote. Nevada law does not distinguish between removal of directors with or without cause.

The Company Bylaws provide that a director may be removed only for cause by a vote of at least two-thirds (2/3rds) of the voting power of the issued and outstanding stock entitled to vote.

Under Delaware law, although stockholders may generally remove directors with or without cause by a majority vote, stockholders may remove members of classified boards only for cause unless the certificate of incorporation provides otherwise. Similarly, if holders of a class or series have a right to elect one or more directors pursuant to the certificate of incorporation, those directors may not be removed without cause by stockholders other than those entitled to elect them.

The Newco Certificate of Incorporation and the Newco Bylaws will provide that any director or the entire Newco Board of Directors may be removed, with or without cause, at an annual meeting or at a special meeting called for that purpose, by the affirmative vote of the holders of at least two-thirds (2/3rds) of the shares then entitled to vote at an election of directors.

Board Action by Written Consent

Nevada law provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or committee.

The Current Articles and Company Bylaws do not change this statutory rule.

Delaware law provides that, unless the certificate of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board or of any committee thereof may be taken without a meeting if all members of the board or committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.

The Newco Certificate of Incorporation and Newco Bylaws will not change this statutory rule.

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Provision	Unrivaled Brands, Inc. (Nevada law)	Blum Holdings, Inc. (Delaware law)

Interested Party Transactions

Under Nevada law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely for that reason, or solely because of such relationship or interest, or solely because the interested director or officer was present, participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if: (i) the director’s interest in the contract or transaction is known to the board or stockholders and the transaction is approved or ratified by the board or stockholders in good faith by a vote sufficient for the purpose without counting the vote or votes of the interested director(s), (ii) the fact of the common interest is not known to the interested director(s) at the time the transaction is brought before the board, or (iii) the contract or transaction is fair to the corporation at the time it is authorized or approved.

Under Delaware law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely because of such relationship or interest, or solely because the director or officer is present at or participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if one or more of the following is true:

(i) the material facts of the contract or transaction and the director’s or officer’s relationship or interest are disclosed to or known by the board or committee, and the board or the committee in good faith authorizes the contract or transaction by an affirmative vote of the majority of the disinterested directors (even though these directors are less than a quorum);

(ii) the material facts of the contract or transaction and the director’s or officer’s relationship or interest are disclosed to or known by the stockholders entitled to vote on the matter and they specifically approve in good faith the contract or transaction; or

(iii) the contract or transaction is fair to the corporation as of the time it was authorized, approved or ratified.

Special Meetings of Stockholders

Nevada law provides that unless otherwise provided in a corporation’s articles of incorporation or bylaws, the entire board of directors, any two directors, or the president of the corporation may call a special meeting of the stockholders.

The Company Bylaws provide that special meetings of the stockholders may be called the Company’s Board of Directors, Chair of the Board or Chief Executive Officer and shall be called by the Company’s Board upon written request of the holders of record of a majority of the outstanding shares of the Company entitled to vote at the meeting requested to be called.

Delaware law permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting.

The Newco Certificate of Incorporation and Newco Bylaws will provide that special meetings of the stockholders may be called only by, in addition to the rights of the holders of any series of preferred stock of Newco, (i) the Chairman, (ii) the Board or an officer of Newco authorized by the Board, pursuant to a resolution approved by a majority of the whole Board, (iii) the Chief Executive Officer of Newco; or (iv) the President of Newco (in the absence of a Chief Executive Officer). Special meetings of the stockholders may also be called by the Newco Board upon written request of the holders of record of a majority of the outstanding shares of Newco entitled to vote at the meeting requested to be called. Such request shall state the purpose or purposes of the proposed meeting.

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Provision	Unrivaled Brands, Inc. (Nevada law)	Blum Holdings, Inc. (Delaware law)

Failure to Hold an Annual Meeting

Nevada law provides that if a corporation fails to elect directors within eighteen (18) months after the last election, a Nevada district court may order an election upon the petition of one or more stockholders holding fifteen percent (15%) of the corporation’s voting power.

Delaware law provides that if a corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting taken, in both cases for a period of thirty (30) days after the date designated for the annual meeting, a director or stockholder of the corporation may apply to the Court of Chancery of the State of Delaware to order an annual meeting for the election of directors.

Cumulative Voting

Unless otherwise provided in the articles of incorporation, directors of a Nevada corporation are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Nevada law permits cumulative voting in the election of directors only if the articles of incorporation provide for cumulative voting and certain procedures for the exercise of cumulative voting are followed.

Neither the Current Articles nor the Company Bylaws have a provision granting cumulative voting rights in the election of its directors.

A Delaware corporation may provide for cumulative voting in the corporation’s certificate of incorporation.

The Newco Certificate of Incorporation and Newco Bylaws will not have a provision granting cumulative voting rights in the election of its directors.

Vacancies

All vacancies on the board of directors of a Nevada corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. Unless otherwise provided in the articles of incorporation, the board may fill the vacancies for the remainder of the term of office of resigning director or directors.

The Company Bylaws provide that vacancies occurring in the Company’s Board of Directors for any reason except the removal of directors by stockholders may be filled by vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of directors by stockholders shall be filled by the stockholders.

All vacancies on the board of directors of a Delaware corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the certificate of incorporation provides otherwise. Unless otherwise provided in the certificate of incorporation, the board may fill the vacancies for the remainder of the term of office of resigning director or directors.

The Newco Bylaws will provide that any vacancies may be filled by a majority of the remaining directors then in office, whether or not less than a quorum, or by the sole remaining director.

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Provision	Unrivaled Brands, Inc. (Nevada law)	Blum Holdings, Inc. (Delaware law)

Stockholder Voting Provisions

Under Nevada law, a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, generally constitutes a quorum for the transaction of business at a meeting of stockholders and action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless otherwise provided in Nevada law or the articles of incorporation or bylaws of the corporation. Generally, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on election of directors.

Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the class or series that is present or by proxy, regardless of whether the proxy has authority to vote on all matters, generally constitutes a quorum for the transaction of business. Generally, an act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action.

The Company Bylaws provide that at least five percent (5%) of the issued and outstanding shares entitled to vote will constitute a quorum. The Company Bylaws provide that Directors are to be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

Under Delaware law, a majority of the shares entitled to vote, present in person or represented by proxy, generally constitutes a quorum at a meeting of stockholders. Generally, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter constitutes the act of stockholders. Directors are generally elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, generally constitutes a quorum entitled to take action with respect to that vote on that matter and, generally, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy constitutes the act of such class or series or classes or series.

The Newco Bylaws will provide that thirty three and one third percent (33 1/3%) of the outstanding shares entitled to vote, represented in person or by proxy, will constitute a quorum. The Newco Bylaws will provide that directors will be elected by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election of directors. All other corporate actions to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series.

Stockholder Action by Written Consent

Nevada law provides that, unless the articles of incorporation or bylaws provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least a majority of the voting power consent to the action in writing.

The Company Bylaws provide that when stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent given by the holders of all outstanding shares entitled to vote has the same effect as a unanimous vote of stockholders.

Delaware law provides that, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize such action at a meeting provide written consent. Delaware law also requires the corporation to give prompt notice of corporate action taken without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

The Newco Bylaws will provide that any action required or permitted to be taken by the stockholders may be taken at a meeting and/or by written consent.

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Provision	Unrivaled Brands, Inc. (Nevada law)	Blum Holdings, Inc. (Delaware law)

Stockholder Vote for Mergers and Other Corporate Reorganizations

In general, Nevada requires authorization by an absolute majority of the voting power of the stockholders as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. So long as the surviving corporation is organized in Nevada, Nevada law does not generally require a stockholder vote of the surviving corporation in a merger if:

(i) the plan of merger does not amend the existing articles of incorporation;

(ii) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger;

(iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued or issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights issued pursuant to the merger, will not exceed by more than twenty percent (20%) of the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and

(iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights issued pursuant to the merger, will not exceed by more than twenty percent (20%) of the total number of participating shares outstanding immediately before the merger.

The Current Articles and Company Bylaws do not change these statutory rules.

In general, Delaware requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. Delaware law does not generally require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (i) the plan of merger does not amend the existing certificate of incorporation; (ii) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (ii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

The Newco Certificate of Incorporation and Newco Bylaws will not change these statutory rules.

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Provision	Unrivaled Brands, Inc. (Nevada law)	Blum Holdings, Inc. (Delaware law)

Advance Notice of Stockholder Proposals

Nevada law permits a corporation to include in its bylaws provisions requiring advance notice of stockholder proposals.

The Company Bylaws do not provide provisions requiring advance notice of stockholder proposals.

Additionally, there are specific disclosure requirements which must be set forth in a stockholder’s notice regarding nominees for directors.

Delaware law permits a corporation to include in its bylaws provisions requiring advance notice of stockholder proposals.

The Newco Bylaws will provide that advance notice of a stockholder’s proposal or director nominee must be delivered to, or mailed and received at, the principal executive offices of Newco not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if such annual meeting is announced later than the ninetieth (90th) day prior to the date of such annual meeting, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made.

A stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of Newco not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if such special meeting is announced later than the ninetieth day prior to the date of such special meeting, the tenth (10th) day following the day on which public disclosure of the date of such special meeting was first made.

A stockholder providing notice of business or any nomination proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of Newco not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

Additionally, there are specific disclosure requirements which must be set forth in a stockholder’s notice regarding proposal or nominees for directors.

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Provision	Unrivaled Brands, Inc. (Nevada law)	Blum Holdings, Inc. (Delaware law)

Amendments to the Articles of Incorporation or Certificate of Incorporation

To approve any amendment to the articles of incorporation, Nevada law requires the adoption of a resolution by the board of directors followed by the affirmative vote of the stockholders holding shares in the corporation entitling them to vote at least a majority of the voting power, at a meeting of stockholders following notice thereof, unless a greater percentage vote is required by the articles of incorporation. If any proposed amendment would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series adversely affected by the amendment.

Under the DGCL, amendments to the certificate of incorporation generally require that the board of directors adopt a resolution setting forth the amendment, declaring its advisability and submitting it to a vote of the stockholders. Unless otherwise provided in the certificate of incorporation, an amendment to the certificate of incorporation requires the affirmative vote of the holders of outstanding shares entitled to vote thereon. If any amendment would alter or change the rights of a class of stock without voting rights, the vote of the holders of the majority of all outstanding shares of such class, voting as a separate class, is required for such amendment.

Amendments to the Bylaws

Nevada law provides that, unless otherwise prohibited by any bylaws adopted by the stockholders, the board of directors may amend any bylaw, including any bylaw adopted by the stockholders. The articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the directors.

The Current Articles do not confer exclusive authority to Board to amend the Company Bylaws. The Company Bylaws provide that both the Board and the Company’s stockholders shall have the power to adopt, amend and repeal the Company Bylaws.

Delaware law provides that the power to adopt, amend, or repeal the bylaws shall be vested in the stockholders entitled to vote, provided that the certificate of incorporation may confer such power on the board of directors, although the power vested in the stockholders is not divested or limited where the board of directors also has such power.

The Newco Certificate of Incorporation will empower the Newco Board to make, adopt, alter, amend and repeal the Newco Bylaws, subject to the right of Newco’s stockholders entitled to vote with respect thereto to alter and repeal bylaws made by the Newco Board. The Newco Certificate of Incorporation and Newco Bylaws will provide that stockholders of Newco holding a majority of Newco’s outstanding voting stock shall have the power to adopt, amend or repeal the Newco Bylaws.

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Vote Required; Board of Directors Recommendation

The affirmative vote of at least a majority of the voting power of Company Common Stock and Company Preferred Stock entitled to vote at the close of business on the record date, voting together as a single class, is required to approve the Reorganization Proposal.

After careful consideration, our Board of Directors has determined that creation of a holding company offers a net benefit to our stockholders. Our Board of Directors has approved the Reorganization Proposal, determined that the terms of the Reorganization Agreement and the Reorganization are advisable and in the best interest of our stockholders, and has adopted and approved the Reorganization Agreement.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE REORGANIZATION PROPOSAL UNDER THIS PROPOSAL 1.

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PROPOSAL 2:

REVERSE STOCK SPLIT

General

Our Board has adopted a resolution declaring advisable, and recommending to our stockholders for their approval, an amendment to our Current Articles authorizing the Reverse Stock Split of all of the outstanding shares of our Common Stock at a ratio ranging from 1-for-70 to 1-for-100, with the exact ratio to be determined by the Board at its discretion, and granting the Board the discretion to file a certificate of amendment to our Current Articles to effect the Reverse Stock Split (the “Reverse Split Amendment”). The Reverse Stock Split would reduce the number of outstanding shares of Company Common Stock. The text of the proposed form of Reverse Split Amendment is attached hereto as Annex VII. The Reverse Stock Split would take effect immediately prior to the Reorganization outlined in Proposal 1.

We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within a range between and including 1-for-70 to 1-for-100, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining the Reverse Stock Split Ratio to Implement.” We believe that enabling our Board of Directors to set the ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our shareholders. If Proposal 2 is approved, and our Board decides to implement the Reverse Stock Split, we will file the Reverse Split Amendment with the Secretary of State of the State of Nevada, and the Reverse Stock Split will become effective on the date on which the Reverse Split Amendment is so filed, or such later date determined by our Board.

Except for adjustments that may result from any stockholders exercising dissenters’ rights or the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding Common Stock or outstanding Preferred Stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Reasons for the Reverse Stock Split

To potentially improve the marketability and liquidity of our Common Stock. Our Board of Directors believes that the increased market price of our Common Stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our Common Stock and encourage interest and trading in our Common Stock.

Stock Price Requirements. We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our Common Stock as their internal policies might discourage them from following or recommending companies with low stock prices.

Stock Price Volatility. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

Transaction Costs. Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

Accordingly, for these and other reasons discussed herein, we believe that being able to effect the Reverse Stock Split is in the best interests of the Company and our stockholders.

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Criteria to be Used for Determining the Reverse Stock Split Ratio to Implement

In determining which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of this Proposal 2, our Board of Directors may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our Common Stock;
•	the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock in the short- and long-term;
•	which Reverse Stock Split ratio would result in the least administrative cost to us;
•	prevailing general market and economic conditions; and
•

whether and when our Board of Directors desires to have the additional authorized but unissued shares of Common Stock that will result from the implementation of a Reverse Stock Split available to provide the flexibility to use our Common Stock for business and/or financial purposes, as well as to accommodate the shares of our Common Stock to be authorized and reserved for future equity awards under our Incentive Plans.

Effects of Reverse Stock Split

If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Company Common Stock by a Reverse Stock Split ratio of between 1-for-70 and 1-for-100. Accordingly, each of our stockholders will own fewer shares of Company Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Company Common Stock due to the treatment of fractional shares in the Reverse Stock Split. Therefore, voting rights and other rights, powers and preferences of the holders of Company Common Stock will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of two percent (2%) of the voting power of the outstanding shares of our Common Stock immediately prior to the Reverse Stock Split would continue to hold two percent (2%) (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our Common Stock immediately after the Reverse Stock Split. Additionally, the number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split).

The principal effects of the Reverse Stock Split are as follows:

•

the total number of issued and outstanding shares of Company Common Stock will be reduced by a Reverse Stock Split ratio of between 1-for-70 and 1-for-100; accordingly, each of our common stockholders will own fewer shares of our Common Stock as a result of the Reverse Stock Split;

•

no fractional shares of Common Stock will be issued in connection with the Reverse Stock Split; instead, holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;

•	the total number of authorized shares of our Common Stock will remain at 990,000,000;
•	the total number of authorized shares of our Preferred Stock will remain at 50,000,000;
•

based upon the Reverse Stock Split ratio selected by the Board of Directors, proportionate adjustments will be made to the number of shares of Company Common Stock issuable upon the conversion of then outstanding shares of Company Series N Preferred Stock, which will result in a proportional decrease in the number of shares of Company Common Stock reserved for issuance upon exercise of such Company Series N Preferred Stock;

•

based upon the Reverse Stock Split ratio selected by the Board of Directors, proportionate adjustments will be made to the number of shares of Company Common Stock issuable upon the conversion of then outstanding shares of Company Series V Preferred Stock, which will result in a proportional decrease in the number of shares of Company Common Stock reserved for issuance upon exercise of such Company Series V Preferred Stock;

•

the number of shares then reserved for issuance under our Incentive Plans and shares underlying issued and outstanding options will be reduced proportionately and its exercise price increased proportionately based upon the Reverse Stock Split ratio selected by the Board of Directors;

•

the number of shares then reserved for issuance upon exercise of outstanding Company Warrants will be reduced proportionately and its exercise price increased proportionately based upon the Reverse Stock Split ratio selected by the Board of Directors; and

•

the number of shares then reserved for issuance upon conversion of outstanding Company Notes will be reduced proportionately and its conversion price increased proportionately based upon the Reverse Stock Split ratio selected by the Board of Directors.

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After the effective date of the Reverse Stock Split, our Common Stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our Common Stock.

Effective Date of Reverse Stock Split

Proposal 2 is approved by our stockholders, the proposed Reverse Stock Split would become effective, if at all, on the date of filing of the Reverse Split Amendment with the office of the Secretary of State of the State of Nevada, or such later date determined by the Board of Directors and set forth in the Reverse Split Amendment (such date, the “Reverse Split Effective Date”). However, notwithstanding approval of the Reverse Stock Split by our stockholders, the Board will have the sole authority to elect whether or not to amend our Current Articles to effect the Reverse Stock Split. Except as explained below with respect to fractional shares, effective on the Reverse Split Effective Date, shares of Company Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our Common Stock in accordance with the Reverse Stock Split ratio determined by our Board within the limits set forth in this Proposal 2. The Reverse Stock Split would take effect immediately prior to the Reorganization outlined in Proposal 1.

Cash Payment In Lieu of Fractional Shares

No fractional shares of Company Common Stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, we will pay cash (without interest) equal to the product of such resulting fractional interest in one (1) share of Common Stock multiplied by the closing trading price of Company Common Stock on the trading day immediately preceding the effective date of the reverse stock split. After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

As of October 16, 2023, the record date for the Annual Meeting, there were 271 stockholders of record of our Common Stock. Upon stockholder approval of this Proposal 2, and upon effectiveness of the Reverse Split Amendment effecting the Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of Common Stock that will be combined into one share of Common Stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held 10 shares of Common Stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1-for-100, then such stockholder would cease to be a stockholder of the Company following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above.  Based on our stockholders of record as of the record date and assuming a Reverse Stock Split ratio of 1-for-100, we expect that cashing out fractional stockholders would reduce the number of stockholders of record. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

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Effect on Beneficial Stockholders Holding Shares in Street Name

Following the Reverse Stock Split (and the Reorganization, assuming it is approved and implemented as described in Proposal 1), stockholders holding shares of our Common Stock in “street name” (that is, held through a bank, broker or other nominee) will be processed in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will effectuate the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name.” These banks, brokers or other nominees will apply their own specific procedures for processing the Reverse Stock Split and making payment for fractional shares. If you hold your shares of our Common Stock with a bank, broker or other nominee, and have any questions in this regard, we encourage you to contact your nominee.

Effect on Stockholders of Record

Shares held in book-entry form.

The Company’s stockholders of record may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

If you hold registered pre-Reverse Stock Split shares of Common Stock electronically in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares in registered book-entry form, along with payment in lieu of any fractional shares, if applicable. A transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the Reverse Stock Split indicating the number of post-Reverse Stock Split shares you hold, along with payment in lieu of any fractional shares.

Shares held in certificated form.

If the Reverse Stock Split is effected, as soon as practicable after the Reverse Split Effective Date, our exchange agent will mail a letter of transmittal to the holders of record of our Common Stock whose shares are represented by certificates containing instructions on how a stockholder should surrender its, his or her certificate(s) representing pre-Reverse Stock Split shares of Common Stock in exchange for post-Reverse Stock Split shares of Common Stock and payment in lieu of fractional shares (if any) Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. No new certificates representing post-Reverse Stock Split shares of Common Stock will be issued. Rather, the Post-Reverse Stock Split shares of Common Stock will be issued in book entry form. Post-Reverse Stock Split book entry shares will only be issued to a stockholder once such stockholder has surrendered such stockholder’s outstanding certificate(s) in accordance with the procedures set forth in the letter of transmittal.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our Common Stock would remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the Reverse Stock Split Effective Date, the stated capital on our balance sheet attributable to the Common Stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of Common Stock would be increased because there would be fewer shares of Common Stock outstanding. Additionally, as of the Reverse Stock Split Effective Date, stock options, convertible preferred stock, warrants and convertible debt conversion rates will adjust and proportionately decrease the number of shares of Common Stock subject to, and adjust and proportionately increase the exercise price or conversion rate, where applicable, of all stock options, convertible preferred stock, warrants and convertible debt to acquire Common Stock. The Reverse Stock Split would be reflected retroactively in certain of our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

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Material U.S. Federal Income Tax Considerations of the Reverse Stock Split

The following discussion summarizes certain material U.S. federal income tax considerations of the Reverse Stock Split that would be expected to apply generally to U.S. Holders (as defined below) of our Common Stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation.

Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service, or the IRS, has been or will be requested in connection with the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

No attempt has been made to comment on all U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to particular U.S. Holders, including holders: (i) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (iv) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) who hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for United States federal income tax purposes other than the U.S. dollar.

In addition, the following discussion does not address state, local or foreign tax consequences of the Reverse Stock Split, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion assumes that for U.S. federal income tax purposes the Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Company Common Stock that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•

a trust, if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

HOLDERS OF OUR COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

Tax Consequences of the Reverse Stock Split

•

The Reverse Stock Split is intended to be treated as a tax deferred “recapitalization” for U.S. federal income tax purposes. The remainder of the discussion assumes the Reverse Stock Split will qualify as a recapitalization.

•	No gain or loss will be recognized by us as a result of the Reverse Stock Split.
•

A U.S. Holder who receives solely a reduced number of shares of Common Stock pursuant to the Reverse Stock Split will generally recognize no gain or loss. A U.S. Holder who receives cash in lieu of a fractional share interest will generally recognize gain or loss equal to the difference between (i) the portion of the tax basis of the pre-Reverse Stock Split shares allocated to the fractional share interest and (ii) the cash received.

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•

A U.S. Holder’s basis in the U.S. Holder’s post-Reverse Stock Split shares will be equal to the aggregate tax basis of such U.S. Holder’s pre-Reverse Stock Split shares decreased by the amount of any basis allocated to any fractional share interest for which cash is received.

•	The holding period of our stock received in the Reverse Stock Split will include the holding period of the pre-Reverse Stock Split shares exchanged.
•

For purposes of the above discussion of the basis and holding periods for shares of the stock received in the Reverse Stock Split, U.S. Holders who acquired different blocks of our stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the Reverse Stock Split. U.S. Holders who acquired different blocks of our stock at different times for different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

•

Any gain or loss recognized by a U.S. Holder as a result of the Reverse Stock Split will generally be a capital gain or loss and will be long term capital gain or loss if the U.S. Holder’s holding period for the shares of our stock exchanged is more than one year.

•

Certain U.S. Holders may be required to attach a statement to their tax returns for the year in which the Reverse Stock Split is consummated that contains the information listed in applicable Treasury Regulations. U.S. Holders are urged to consult their own tax advisors with respect to the applicable reporting requirements.

•

Any cash payments for fractional shares made to U.S. Holders in connection with the Reverse Stock Split may be subject to backup withholding on a U.S. Holder’s receipt of cash, unless such U.S. Holder furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding or such U.S. Holder is otherwise exempt from backup withholding. In the event any amount is withheld under the backup withholding rules, the U.S. Holder should consult with its own tax advisors as to whether the U.S. Holder is entitled to any credit, refund or other benefit with respect to such backup withholding and the procedures for obtaining such credit, refund or other benefit.

Vote Required; Board of Directors Recommendation

The affirmative vote of the majority of the voting power of the Common Stock and Preferred Stock entitled to vote on the matter, voting together as a single class, is required to approve the amendment to our Current Articles to effect the Reverse Stock Split as described above.

The approval of Proposal 2 is not conditioned upon the approval of Proposal 1.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF AN

AMENDMENT OF THE COMPANY’S CURRENT ARTICLES TO EFFECT A REVERSE STOCK SPLIT OF

THE COMPANY’S OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO BETWEEN 1-FOR-70

AND 1-FOR-100, AS DETERMINED BY THE BOARD OF DIRECTORS.

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PROPOSAL 3.

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will consider the election of three (3) directors for terms ending at the next annual meeting of stockholders and/or until their respective successors are duly elected and qualified. The following pages contain information about the Company’s directors, including the nominees for election.

If any nominee becomes unavailable for any reason before the election, which event is not anticipated, the proxies will be voted for the election of such other person as a Director as the Board may recommend.

Vote Required; Board of Directors Recommendation

You may vote in favor of any or all of the nominees or you may also withhold your vote as to any or all of the nominees. Directors are elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares of Company Common Stock and Company Preferred Stock entitled to vote thereon at the Annual Meeting, voting together as a single class.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW.

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INFORMATION CONCERNING NOMINEES FOR DIRECTORS

Following is information about the three (3) directors nominated for re-election at this Annual Meeting:

Name	Director Since	Age	Positions
Sabas Carrillo	2022	46	Chief Executive Officer and Chairman of the Board of Directors
Matthew Barron	2023	39	Director
James Miller	2023	63	Chief Operating Officer and Director

Sabas Carrillo, Chief Executive Officer and Chairman of the Board of Directors

Mr. Carrillo serves as our Chief Executive Officer and a member of our board of directors, positions which he has held since December 2022. Mr. Carrillo was appointed as Chairman of the Board on July 1, 2023. Previously, Mr. Carrillo served as our Interim Chief Executive Officer from August 2022 to December 2022. Mr. Carrillo is an industry veteran with 13 years of cannabis experience and has helped lead public and private cannabis companies through restructuring, growth, mergers & acquisitions, and successful exits during such time. He is the Founder and CEO of Adnant, LLC (“Adnant”), an accounting and consulting firm advising cannabis companies on technical and operational accounting, strategic transactions, and the public offering process, and he has served as Adnant’s CEO since 2009. Mr. Carrillo served on the go-public team for Weedmaps and General Cannabis, Inc., a publicly traded company from late 2009 to 2012. An SEC financial reporting expert with comprehensive capital markets experience, Mr. Carrillo led the team that took Blüm Oakland through a public offering on behalf of Terra Tech Corp. in 2014 (now Unrivaled) - the first plant touching, vertically integrated company to enter the public markets. Mr. Carrillo helped guide MedMen Enterprises, Inc., the first publicly traded multi-state operator, from late 2017 to 2019 to acquire 53 companies and effectively supported them through the rollup, audits and integration efforts. Mr. Carrillo has served as Interim CFO for Cookies Creative Consulting & Promotions Inc. since April 2018. He is a co-founder and general partner of two cannabis-focused funds: Mesh Ventures, LLC and 1212 Ventures, LLC.

Matthew Barron, Director

Mr. Barron serves as a member of our board of directors, a position which he has held since August 2023. Previously Mr. Barron currently serves as co-founder and managing partner of 1212 Ventures, LLC, a cannabis-focused venture capital firm. He also serves on the board of directors of Cookies Creative Consulting & Promotions, Inc., the most globally recognized cannabis brand, and serves as Vice President of Mesh Ventures, LLC, which invested in 12 cannabis firms across the supply chain. Mr. Barron has held several senior roles leading growth and strategy at IT solutions, software development, and health companies. Mr. Barron received a Bachelor of Arts degree in Philosophy, Political Science, and Economics from Denison University, and a Master of Business Administration from the University of Chicago, Booth School of Business.

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James Miller, Chief Operating Officer and Director

Mr. Miller serves as our Chief Operating Officer and a member of our board of directors, positions which he has held since December 2022 and June 2023, respectively. Mr. Miller most recently served as Chief Financial Officer of Operators Only, Inc., a cannabis operations service provider, supporting Cookies-branded retail and cultivation licensees, from January 2022 to October 2022. Mr. Miller was Corporate Controller at 3PL Central LLC, a private equity owned eCommerce WMS provider, from February 2020 until December 2021. Previously, Mr. Miller served as interim Chief Financial Officer and Vice President of Accounting at MedMen Enterprises Inc., a cannabis MSO and cultivation company, from January 2018 until December 2019, where he was responsible for financial reporting, financial controls, and various operating departments through its formation, initial public offering, and subsequent growth stage. He was also Chief Financial Officer of MedMen Enterprises Inc.’s affiliated Treehouse Real Estate Investment Trust from December 2018 until October 2019. Mr. Miller has held several senior executive and finance roles at leading entertainment firms, such as the Walt Disney Company and Viacom, as well as various technology and e-commerce companies. Mr. Miller received a Bachelor of Arts degree in Economics from the University of California at Los Angeles, and is a CPA (license inactive), in California.

BOARD OF DIRECTORS AND COMMITTEES

Director Independence

Our Board is currently composed of three (3) members. Our Common Stock is not currently listed for trading on a national securities exchange and, as such, we are not subject to any director independence standards. However, our Board has determined that one (1) of our directors, Mr. Matthew Barron, qualifies as an independent director. We evaluated independence in accordance with Nasdaq Stock Market Listing Rule 5605(a)(2).

The Board currently has three (3) separately designated standing committees: (i) the Audit Committee, (ii) the Compensation Committee, and (iii) the Governance and Nominating Committee. All three of these committees are solely comprised of our independent director.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age and skills, including financial literacy and experience in the context of our needs and the needs of the Board.

Board Meetings

Our Board held five (5) formal meetings during the year ended December 31, 2022, at which time each then-serving director was present. All other proceedings of our Board were conducted by resolutions consented to in writing by all of the directors and filed with the minutes of the proceedings of the Board.

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In 2022, no director attended fewer than seventy five percent (75%) of (i) the total number of meetings held by the Board during the period for which such person was a director; and (ii) the total number of meetings held by all committees of the Board on which such director served (during the period that such director served).

Attendance at Annual Meeting

Although the Company does not have a policy with respect to attendance by members of the Board at its annual meeting of stockholders, all of our directors are encouraged to attend. At our last annual meeting of stockholders held in 2021, all of the then-serving members of the Board attended the meeting.

Committees

Audit Committee. On November 4, 2015, the Board established the Audit Committee and approved and adopted a charter (the “Audit Committee Charter”) to govern the Audit Committee. Mr. Barron is currently the sole member of the Audit Committee, and Mr. Barron meets the independence requirements of The Nasdaq Stock Market, LLC and the SEC. The Audit Committee met two (2) times during 2022. In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to assist the Board in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions. The Audit Committee Charter can be found online at https://ir.unrivaledbrands.com/corporate-governance/governance-documents. Mr. Barron has been designated as an “audit committee financial expert” as defined under the applicable rules of the SEC.

Compensation Committee. On November 4, 2015, the Board established the Compensation Committee and approved and adopted a charter (the “Compensation Committee Charter”). Mr. Barron is currently the sole member of the Compensation Committee. Mr. Barron, as the sole member of the Compensation Committee, meets the independence requirements of The Nasdaq Stock Market, LLC and the SEC, is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and is an outside director within the meaning of Section 162(m) of the Code. The Compensation Committee held no meetings during 2022. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee Charter, the primary function of the Compensation Committee is to oversee the compensation of our executives and advise the Board on the adoption of policies that govern our compensation programs. The Compensation Committee shall have the authority to form and delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees or to one or more designated members of the Compensation Committee. There is not prohibition on executive officers making recommendations to the Compensation Committee. Additionally, the Compensation Committee may request recommendations from compensation consultants as to the amount and form of compensation to executive officers and directors. The Compensation Committee did not engage with compensation consultant during 2022. The Compensation Committee generally uses a market approach to develop competitive compensation packages for the purpose of attraction and retention of key management personnel. The Compensation Committee Charter may be found online at https://ir.unrivaledbrands.com/corporate-governance/governance-documents.

Governance and Nominating Committee. On November 4, 2015, the Board established the Governance and Nominating Committee (the “Nominating Committee”) and approved and adopted a charter (the “Nominating Committee Charter”). Mr. Barron is currently the sole member of the Nominating Committee, and Mr. Barron meets the independence requirements of The Nasdaq Stock Market, LLC and the SEC. The Nominating Committee held no meetings during 2022. In addition to the enumerated responsibilities of the Nominating Committee in the Nominating Committee Charter, the primary function of the Nominating Committee is to determine the slate of director nominees for election to the Board, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review our policies and programs that relate to matters of corporate responsibility, including public issues of significance to us and our stockholders, and any other related matters required by federal securities laws. The Nominating Committee Charter may be found online at https://ir.unrivaledbrands.com/corporate-governance/governance-documents.

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Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Board Leadership Structure

Our Board does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate. At this time, the roles are not separate, with Sabas Carrillo serving as our Chairman of the Board and as our Chief Executive Officer. The Board believes that the combined position of Chairman and Chief Executive Officer promotes the development of policy and plans, and facilitates information flow between management and the Board, which is essential to effective governance. The Board has not named a lead independent director, as it receives strong leadership from all of its members. Our Board committees consist of only independent members (currently, only Mr. Barron). In addition, our directors take active and substantial roles in the activities of our Board at the full Board meetings. Our Board believes that this open structure, as compared to a system in which there is a designated lead independent director, facilitates a greater sense of responsibility among our directors and facilitates active and effective oversight by the independent directors of the Company’s operations and strategic initiatives, including any risks. The Board expects to review its leadership structure periodically to ensure that it continues to meet our needs.

Term of Office

Our directors are appointed to hold office until the next annual general meeting of our stockholders or until death, resignation or removal from office in accordance with the Company Bylaws. Our officers are appointed by our Board and hold office until the meeting of the Board following the next annual meeting of stockholders or removal by the Board, absent an employment agreement or determination otherwise in the appointing Board resolution.

The Board’s Role in Risk Oversight

The Board oversees the risk management of the Company. The full Board, as supplemented by the appropriate Board committee in the case of risks that are overseen by a particular committee, reviews information provided by management in order for the Board to oversee risk identification, risk management, and risk mitigation strategies. Our Board committees assist the full Board’s oversight of our material risks by focusing on risks related to the particular area of concentration of the relevant committee. For example, our Compensation Committee oversees risks related to our executive compensation plans and arrangements; our Audit Committee oversees the financial reporting and control risks; and our Nominating Committee oversees risks associated with the independence of the Board and potential conflicts of interest. Each committee reports on these discussions of the applicable relevant risks to the full Board during the committee reports portion of the Board meeting, as appropriate. The full Board incorporates the insight provided by these reports into its overall risk management analysis. The Board believes that its role in risk oversight does not affect the Board’s leadership structure.

Code of Ethics

On November 4, 2015, our Board approved and adopted a Code of Ethics (the “Code of Ethics”) that applies to all of our directors, officers, and employees, including our principal executive officer and principal financial officer. The Code of Ethics addresses such individuals’ conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules, and regulations; full, fair, accurate, timely, and understandable disclosure by us; competition and fair dealing; corporate opportunities; confidentiality; insider trading; protection and proper use of our assets; fair treatment; and reporting suspected illegal or unethical behavior. The Code of Ethics is available on our website at https://ir.unrivaledbrands.com/corporate-governance/governance-documents.

Communication with the Board of Directors

Our stockholders may send communications to our Board by writing to Unrivaled Brands, Inc., 3242 S. Halladay St., Suite 202, Santa Ana, California 92705, Attention: Board of Directors, or to any specified director. Any correspondence received at the foregoing address to the attention of one or more directors is promptly forwarded to such director or directors.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors and executive officers and persons who beneficially own more than 10% of our Common Stock (referred to herein as the “Reporting Persons”) file with the SEC various reports as to their ownership of and activities relating to our Common Stock and other equity securities of the Company. The Reporting Persons are required by rules of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Section 16(a) reports furnished to the Company,written representations that no other reports were required and other knowledge relating to transactions involving Reporting Persons, the Company believes that the foregoing Reporting Persons complied with all filing requirements with respect to transactions during the fiscal year ended December 31, 2022, except the following: (i) Francis Knuettel II, two filings reporting three transactions for share issuances received as compensation pursuant to the employment agreement; (ii) Uri Kenig, one filing reporting one transaction for share issuances received as compensation pursuant to the employment agreement; (iii) Dallas Imbimbo, two filings reporting two transactions for share issuances received as director compensation; (iv) Nicholas Kovacevich, three filings reporting four transactions for share issuances received as director compensation; (v) Nicholas Kovacevich, one filing reporting two transactions for the issuance of holdback Common Stock to the sellers of the UMBRLA acquisition pursuant to the original acquisition agreement; (vi) Sabas Carrillo and James Miller, Form 3 reporting the appointment as executive officers; and (vii) Sabas Carrillo and Adnant, LLC, five filings reporting five transactions for shares issued to Adnant, LLC as compensation pursuant to the Adnant Engagement Letter.

Hedging and Pledging Policy

The Company does not have any practices or policies regarding the ability of employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Certain Relationships and Related Transactions

Except as described below, during the past two fiscal years, there have been no transactions, whether directly or indirectly, between us and any of our respective officers, directors, beneficial owners of more than 5.0% of our outstanding Common Stock or their family members, that exceeded the lesser of $120,000 or 1.0% of the average of our total assets at year-end for the last two completed fiscal years.

Series A Preferred Stock Purchase Agreement

On January 22, 2021, the Company entered into a Series A Preferred Stock Purchase Agreement with Michael A. Nahass, our former Chief Executive Officer and former director, pursuant to which the Company agreed to purchase from Mr. Nahass the four (4) shares of the Company’s Series A Preferred Stock held by Mr. Nahass for an aggregate purchase price of $3.10 million, of which (i) $1.00 million was paid in cash, (ii) $1.05 million was paid in the form of an unsecured promissory note bearing interest at the rate of 3% and matured on July 25, 2021 and (iii) $1.05 million was paid in the form of an unsecured promissory note bearing interest at the rate of 3% and matured on January 25, 2022. On February 8, 2022, the Company paid the outstanding principal and interest on the $1.05 million promissory note held by Mr. Nahass. This payment satisfied the obligation and retired the note.

Membership Interest Purchase Agreement

On July 1, 2021, the Company entered into a Membership Interest Purchase Agreement with our former directors, Nicholas Kovacevich, and Dallas Imbimbo, pursuant to which the Company acquired 100% of the outstanding membership interests in Halladay Holding, LLC from Mr. Kovacevich and Mr. Imbimbo. Halladay Holding, LLC is the owner of real property located at 3242 S. Halladay Street, Santa Ana, California 92705, where the Company operates a cannabis dispensary and maintains its principal office space. Pursuant to the Purchase Agreement, as consideration for the acquisition, the Company paid Mr. Kovacevich and Mr. Imbimbo an aggregate purchase price of $4.60 million in cash. The Company had an independent third-party perform a valuation of the Property prior to entering into the Purchase Agreement. As such, the acquisition was a related party transaction.

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Employment and Other Arrangements of Oren Schauble and Francis Knuettel

On March 10, 2022, the Company terminated the employment of Oren Schauble, the Company’s then President. On March 13, 2022, the Company terminated the employment of Francis Knuettel II, the Company’s then Chief Executive Officer. The Company entered into separation agreements with each of Mr. Knuettel and Mr. Schauble regarding the compensation to be granted to each of them regarding their separation from the Company. In addition, on March 17, 2022 the Company entered into a consulting agreement with Mr. Schauble pursuant to which he will continue to provide certain services to the Company through a future agreed upon date. The Company granted Mr. Schauble 910,623 restricted shares of Company Common Stock in four (4) monthly installments.

On April 12, 2022, the Company and Mr. Knuettel agreed to terms on a separation agreement. The Company agreed to pay Mr. Knuettel 50% of his annual base salary and continue his medical benefits for a period of six (6) months. Mr. Knuettel’s unvested shares and options vested immediately. As part of this separation agreement, Mr. Knuettel resigned as a director of the Company in March 2022.

Advisor Role and Compensation of Dallas Imbimbo

On April 14, 2022, the Company and Dallas Imbimbo, an advisor to the Company and a former director of the Company, agreed to terms on a separation agreement. The Company agreed to vest 100% of Mr. Imbimbo’s restricted shares of Company Common Stock granted pursuant to the advisor agreement with Mr. Imbimbo. The Company agreed to vest 100% of the options to purchase shares of the Company’s common stock granted as part Mr. Imbimbo’s Independent Director Agreement. The Company paid Mr. Imbimbo $0.08 million in cash compensation during the year ended December 31, 2022. As part of this separation agreement, Mr. Imbimbo resigned as a director of the Company and as an advisor to the Company in April 2022.

Engagement of Adnant, LLC

On August 12, 2022, the Company entered into an engagement letter with Adnant (the “Original Adnant Letter”) pursuant to which Adnant agreed to provide executive level consulting and related business support and services related to the Company’s present and future challenges and opportunities. As compensation for the Adnant’s continued services and on achieving identified performance objectives as described in the Original Adnant Letter, Adnant is entitled to receive fees of $0.15 million monthly subject to the Company having available a cash balance greater than or equal to $1.20 million following payment of the fee and a performance bonus award subject to achievement of the performance objectives as set forth in more detail in the Original Adnant Letter. Pursuant to the Original Adnant Letter, our Board appointed Sabas Carrillo, the Founder and Chief Executive Officer of Adnant, as Interim Chief Executive Officer of the Company. On August 22, 2022 and September 12, 2022, the Company appointed Robert Baca as Interim Chief Legal Officer and Patty Chan as Interim Chief Financial Officer of the Company, respectively. On December 23, 2022, our Board of Directors appointed Mr. Carrillo as the Chief Executive Officer of the Company.

The Original Adnant Letter provided that, in the event that prior to December 31, 2022 the Interim CEO’s service is terminated by the Company other than for “Cause” (as defined in the Original Adnant Letter), then 100% of the performance bonus award shares will be released to Adnant from the performance bonus award trust subject to the execution and non-revocation of a release of claims by the Interim CEO and Adnant in the form provided by the Company and reasonably agreed by Adnant. The engagement services commenced on August 12, 2022 and the engagement remained in effect through December 31, 2022. Upon the expiration of the Original Adnant Letter, Adnant’s engagement by the Company automatically renews for subsequent three (3) month periods unless, at least thirty (30) days prior to the renewal date, either the Company or Adnant provides written notice of termination. During the period from the initial engagement through December 31, 2022, and pursuant to the Original Adnant Letter, the Company has incurred a total of $0.75 million in fees and has issued 16,181,230 shares of Company Common Stock under the performance bonus award valued at $0.57 million.

On June 30, 2023, the Company and Adnant entered into an Amended and Restated Engagement Letter, dated August 12, 2022 (“A&R Engagement Letter”), which amends and restates the Original Adnant Letter in its entirety. Under the A&R Engagement Letter, Adnant will continue to provide certain executive level consulting and related business support and services through September 30, 2023. The parties are in the process of amending the A&R Engagement Letter to further extend the term of such agreement. Effective April 1, 2023, as compensation for such services, Adnant is entitled to receive a monthly flat fee of $0.20 million. Adnant has the option to convert accrued and unpaid service fees into shares of Company Common Stock.  On July 1, 2023, our Board appointed Mr. Carrillo as the Chairman of the Board of Directors of the Company.

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In addition to the monthly fee described above, a performance based award of $2.50 million shall be payable to Adnant in shares of Company Common Stock based upon the achievement of the performance bonus award objectives set forth in the A&R Engagement Letter and the continued performance of Adnant towards obtaining such performance bonus award objectives. A transaction bonus award of $1.25 million is also available to Adnant subject to a change of control event approved by the Board of Directors with a value equal to or greater than $40.00 million in the aggregate.

In connection with the Reorganization described in Proposal 1 of this proxy statement/prospectus, the Company will assign to Newco, and Newco will assume from the Company, A&R Engagement Letter.

2022 Private Placement

On or about December 30, 2022, the Company entered into Securities Purchase Agreements with certain accredited investors, including but not limited to, Sabas Carrillo (the Company’s Chief Executive Officer and Chairman of the Board of Directors), Patty Chan (the Company’s Chief Financial Officer), and Robert Baca (the Company’s Chief Legal Officer). The Securities Purchase Agreements related to a private placement (the “2022 Private Placement”) of: (a) up to approximately 14,285,714 shares of Company Series V Preferred Stock for a price equal to the closing share price of our Common Stock on December 30, 2022 (on an as-converted-into-common stock-basis of ten shares of Common Stock for each one share of Company Series V Preferred Stock), or $0.014 per share of Company Common Stock, directly to the purchasers, and (b) up to 71,428,571 warrants to purchase up to 71,428,571 shares of Company Common Stock directly to the purchasers, with an exercise price of each warrant of $0.028. Each share of Company Series V Preferred Stock is convertible into ten (10) shares of Company Common Stock, as further described in the Company Series V Certificate. The 2022 Private Placement closed in January 2023. Pursuant to the 2022 Private Placement, Mr. Carrillo purchased 3,571,429 shares of Company Series V Preferred Stock and 1,785,714 warrants to purchase Company Common Stock, Ms. Chan purchased 714,286 shares of Company Series V Preferred Stock and 357,142 warrants to purchase Company Common Stock, and Mr. Baca purchased 1,071,429 shares of Company Series V Preferred Stock and 535,714 warrants to purchase Company Common Stock.

Voting Agreements

In connection with the 2022 Private Placement, the other investors in the 2022 Private Placement executed Voting Agreements, pursuant to which such investors provide Mr. Carrillo with their voting rights with respect to the Company Series V Preferred Stock owned by them. As a result, Mr. Carrillo has voting power over an additional approximately 75% of the Company Series V Preferred Stock owned by others due to such Voting Agreements, or a total voting power of 100% of the Company Series V Preferred Stock. Such Voting Agreements will be amended and restated in connection with the Reorganization described in Proposal 1, such that the Voting Agreements will remain in full force and effect, with Newco replacing the Company as the issuer party thereto.

Director Agreements

Pursuant to an Independent Director Agreement dated December 11, 2020 between the Company and Nicholas Kovacevich, we agreed to grant Mr. Kovacevich 150,000 restricted shares of Company Common Stock, to be fully vested on the date of appointment. On February 1, 2021, the Company and Mr. Kovacevich entered into an Amended and Restated Independent Director Agreement (as may be amended from time to time, the “Kovacevich Agreement”). Per the Kovacevich Agreement, (a) the Company issued to Mr. Kovacevich 500,000 restricted shares of Company Common Stock, which vested in twelve (12) equal installments on the first day of each month beginning on March 1, 2021 (provided Mr. Kovacevich is a director of the Company on the applicable vesting date) and (b) the Company agreed to pay Mr. Kovacevich cash compensation in the amount of $5,000 per month, payable on the first day of each month beginning March 1, 2021 for the term of the Kovacevich Agreement. Pursuant to the Kovacevich Agreement, as of December 31, 2022, the Company had granted Mr. Kovacevich all 500,000 restricted shares of Company Common Stock (all of which are vested), and had paid cash compensation in the amount of $42,500.

We are also party to indemnification agreements with each of our directors pursuant to which we have agreed, among other things, to indemnify each director to the fullest extent permitted by Nevada law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a Director. In connection with the Reorganization described in Proposal 1, Newco will enter into new indemnification agreements with the members of the Newco Board, on terms substantially similar to those set forth in the existing director indemnification agreements of the Company.

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EXECUTIVE OFFICERS

Information Concerning Executive Officers

The following table sets forth the names, ages and titles of our executive officers who are not currently (and are not nominated to serve as) directors of the Company:

Name	Age	Title
Patty Chan	36	Chief Financial Officer
Christopher Rivera	45	Interim Chief Financial Officer

Information about Sabas Carrillo, our Chief Executive Officer and the Chairman of our Board of Directors, and James Miller, our Chief Operating Officer, is set forth above under “Information Concerning Nominees for Directors.”

Patty Chan, Chief Financial Officer

Ms. Chan serves as our Chief Financial Officer, a position she has held since September 2022. Ms. Chan has over 14 years of accounting, financial reporting, compliance, and operational experience across the cannabis, real estate, and financial services industries. Before entering the cannabis and CBD industries, she accrued nearly 10 years of experience managing forensic accounting engagements for business litigation, supervising and conducting fraud investigations, and preparing forensic analysis of complex financial transactions. She previously served as Chief Financial Officer for Upexi Inc. f/k/a Grove Inc. (NASDAQ: UPXI) a manufacturing, distribution, wholesale and retail company in the CBD industry from June 2016 until June 2020. Prior to that company’s initial public offering, she was part of the team overseeing their business model transition, equity fundraising, and go-public efforts. Ms. Chan received a B.A. in Business Economics with a minor in accounting and political science from the University of California, Los Angeles and is a Certified Public Accountant in the state of California.

Ms. Chan currently serves as a Manager at Adnant, a position she has held since February 2021. At Adnant, Ms. Chan focuses on advising hypergrowth clients on their operations and audit preparation as well as managing the accounting and reporting for cannabis investment funds. She has also implemented financial controls and infrastructure for cannabis clients in various stages of their business development.

Christopher Rivera, Interim Chief Financial Officer

On June 12, 2023, the Board appointed Christopher Rivera as the Company’s Interim Chief Financial Officer and as the Company’s Principal Financial Officer during Ms. Chan’s parental leave, effective June 26, 2023. Mr. Rivera has over 20 years of accounting, financial reporting, and consulting experience across the cannabis, industrial manufacturing, healthcare, and technology industries. Mr. Rivera currently serves as a Senior Accounting Manager at Adnant, a position he has held since June 2020. At Adnant, Mr. Rivera guides publicly-traded clients through initial public reporting, debt and equity financing arrangements, and audit preparation, and has worked with large multi-state operators such as Glass House Brands, Inc., MedMen Enterprises, Inc., and Gold Flora, LLC. Prior to entering the cannabis industry, Mr. Rivera was an Assurance Director at RSM US LLP where he had been since 2006, managing and conducting financial statement audits and offering accounting consulting services for large privately held-entities across various industries with international operations. Mr. Rivera received a B.A. in Economics with a minor in accounting from the University of California, Los Angeles.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information relating to compensation for the Company’s Named Executive Officers for the fiscal years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary	Bonus (9)	Stock Awards (10)	Option Awards (11)	All Other Compensation (12)	Total
Sabas Carrillo (1)	2022	$-	$-	$-	$-	$-	$-
Chief Executive Officer and Chairman of the Board of Directors

Patty Chan (2)	2022	$-	$-	$-	$-	$-	$-
Chief Financial Officer

James Miller (3)	2022	$28,942	$-	$-	$-	$-	$28,942
Chief Operating Officer and Director

Tiffany Davis (4)	2022	$111,605	$-	$-	$-	$-	$111,605
Former Chief Executive Officer, President, and Director

Francis Knuettel II (5)	2022	$206,522	$-	$308,025	$-	$-	$514,547
Former Chief Executive Officer and Director	2021	$298,654	$40,000	$67,500	$194,000	$-	$600,154

Jeffrey Batliner (6)	2022	$254,014	$-	$-	$-	$-	$254,014
Former Chief Financial Officer	2021	$250,000	$100,000	$-	$137,873	$6,000	$493,873

Uri Kenig (7)	2022	$125,539	$-	$41,700	$-	$-	$167,239
Former Chief Operating Officer	2021	$236,235	$20,000	$-	$170,333	$-	$426,568

Oren Schauble (8)	2022	$160,205	$-	$-	$-	$-	$160,205
Former President	2021	$113,383	$-	$-	$-	$2,029	$115,412

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(1)

Mr. Carrillo was appointed as a director of the Company on December 23, 2022, and was appointed as Interim CEO on August 12, 2022. Mr. Carrillo was designated as Chief Executive Officer of the Company on December 23, 2022. Mr. Carrillo’s compensation is included as part of the Company’s agreement with Adnant described below.

(2)

Ms. Chan was appointed Interim Chief Financial Officer of the Company on September 12, 2022, and was subsequently designated as Chief Financial Officer on December 23, 2022. Ms. Chan’s compensation is included as part of the Company’s agreement with Adnant described below.

(3)	Mr. Miller was appointed as Chief Operating Officer of the Company on December 23, 2022. Mr. Miller previously started with the Company in November 2022.
(4)	Ms. Davis was appointed Interim Chief Executive Officer of the Company on March 13, 2022. Ms. Davis’s employment was terminated on July 21, 2022.
(5)

Mr. Knuettel was appointed as a director of the Company on December 11, 2020. Mr, Knuettel was appointed as Interim CEO and President of the Company on December 15, 2020. On March 2, 2023, Mr. Knuettel was designated as Chief Executive Officer and President of the Company. Mr. Knuettel’s employment with the Company was terminated on March 13, 2022.

(6)

Mr. Batliner was appointed Chief Financial Officer of the Company effective October 5, 2020. Mr. Batliner stepped down from Chief Financial Officer on September 12, 2022, and continued to work for the Company in other capacities through March 2023.

(7)

Mr. Kenig was appointed as Interim Chief Operating Officer of the Company effective December 18, 2020. Mr. Kenig was appointed Chief Operating Officer of the Company effective June 7, 2021. Mr. Kenig’s employment was terminated on March 25, 2022.

(8)	Mr. Schauble was appointed as the President of the Company on July 27, 2021. His employment with the Company was subsequently terminated on March 10, 2022.
(9)

For Messrs. Knuettel and Kenig, this column reflects the cash bonus payable upon the closing of the UMBRLA transaction, per the terms of their employment agreements. For Mr. Batliner, this column reflects the cash bonus paid for 2020 bonus achievement.

(10)

The dollar amounts in this column reflect the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”). The fair value is calculated based on the closing price of the Company Common Stock on the grant dates.

(11)	The dollar amounts shown in this column reflect the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of stock options granted in the applicable year.
(12)	All other compensation for Mr. Batliner reflects a $500 per month car allowance.

Employment Contracts, Termination of Employment, and Change-in-Control Arrangements

Sabas Carrillo & Patty Chan

On August 12, 2022, the Company entered into the Original Adnant Letter pursuant to which Adnant agreed to provide executive level consulting and related business support and services related to the Company’s present and future challenges and opportunities, as described in more detail on the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 12, 2022. Adnant will provide certain services (the “Services”) focused on achieving identified performance objectives (the “Performance Objectives”). Both the Services and Performance Objectives are described in more detail in the Original Adnant Letter. Compensation to Adnant includes fees for the Services of $150,000 monthly subject to the Company having available a cash balance greater than or equal to $1,200,000 following payment of the fee and a performance bonus award of up to $1,000,000 subject to achievement of the Performance Objectives as set forth in Exhibit A to the Original Adnant Letter. The services of Mr. Carrillo, Ms. Chan, and other Adnant employees providing services to the Company are included as part of the fees covered in the Original Adnant Letter.

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On June 30, 2023, the Company and Adnant entered into the A&R Engagement Letter, pursuant to which Adnant will continue to provide certain executive level consulting and related business support and services through September 30, 2023. The parties are in the process of amending the A&R Engagement Letter to further extend the term of such agreement.  Effective April 1, 2023, as compensation for such services, Adnant is entitled to receive a monthly flat fee of $0.20 million. Adnant has the option to convert accrued and unpaid service fees into shares of common stock of the Company.

In addition to the monthly fee described above, a performance based award of $2.50 million shall be payable to Adnant in shares of Company Common Stock based upon the achievement of the performance bonus award objectives set forth in the A&R Engagement Letter and the continued performance of Adnant towards obtaining such performance bonus award objectives. A transaction bonus award of $1.25 million is also available to Adnant subject to a change of control event approved by the Board of Directors with a value equal to or greater than $40.00 million in the aggregate.

In connection with the Reorganization described in Proposal 1 of this proxy statement/prospectus, the Company will assign to Newco, and Newco will assume from the Company, A&R Engagement Letter.

Francis Knuettel II

On December 18, 2020, the Company entered into an Executive Employment Agreement (the “Knuettel Employment Agreement”) with Francis Knuettel II, appointing Mr. Knuettel as the Company’s Interim Chief Executive Officer and President. The Knuettel Employment Agreement, was for a term of six (6) months. Mr. Knuettel’s compensation pursuant to the Knuettel Employment Agreement was $150,000 and he was eligible to receive a cash performance bonus at the discretion of the board of directors. Mr. Knuettel was granted 200,000 fully-vested shares of Company Common Stock and was entitled to an additional 200,000 fully-vested shares of Common Stock on the six (6) month anniversary of the Knuettel Employment Agreement; provided it had not been terminated prior to that date. Mr. Knuettel was also granted an option to purchase 600,000 shares of Company Common Stock with an exercise price equal to the closing price of the Company Common Stock on the trading day prior to the date of the Knuettel Employment Agreement pursuant to the terms of the Company’s 2018 Equity Incentive Plan (which we refer to in this proxy statement/prospectus, as amended and restated to date, as the 2018 Plan), which vest 50% on the three (3) month anniversary of the Knuettel Employment Agreement and 50% on the six (6) month anniversary of the Knuettel Employment Agreement; provided it had not been terminated prior to either such date. In addition, Mr. Knuettel was eligible to receive a bonus of 400,000 fully-vested shares of Company Common Stock and $40,000 upon closing of (A) a merger or consolidation of the Company or a subsidiary of the Company with another entity, or (B) the disposition by the Company of all or substantially all of the Company’s assets or the acquisition by the Company of all or substantially all of the assets of another entity entered into during the term of the Knuettel Employment Agreement, in each case with a transaction value of over $20,000,000 and approved by the Board, whether or not he is then an employee of the Company.

On June 7, 2021, the Company entered into an Amended and Restated Executive Employment Agreement (the “A&R Knuettel Employment Agreement”) with Mr. Knuettel, appointing Mr. Knuettel as the Company’s Chief Executive Officer and President. The term of the A&R Knuettel Employment Agreement began on June 7, 2021 and continued until terminated by the Company or Mr. Knuettel pursuant to the terms thereof. Mr. Knuettel’s annual base compensation pursuant to the A&R Knuettel Employment Agreement was $300,000 and he was eligible to receive an annual cash bonus, with the target amount of such annual bonus equal to 50% of his base compensation in the year to which the annual bonus relates; provided that the actual amount of the annual bonus may be greater or less than the target bonus. The annual bonus was to be based on performance and achievement by the Company and individual goals and objectives agreed to by the Board or Compensation Committee and Mr. Knuettel.

In connection with the A&R Knuettel Employment Agreement, Mr. Knuettel was issued 1,500,000 shares (the “Knuettel Grant Shares”) of Common Stock, which vest in six equal installments, with the first installment vesting on June 7, 2021, and the remaining installments vesting on every three (3) month anniversary thereafter; provided he is an employee of the Company on the applicable vesting date. The vesting of the Knuettel Grant Shares is subject to acceleration under certain circumstances as set forth in the A&R Knuettel Employment Agreement.

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Mr. Knuettel was also issued an option to purchase 1,500,000 shares (the “Knuettel Grant Options”) of Company Common Stock with an exercise price equal to the closing price of our Common Stock on the trading day prior to June 7, 2021 pursuant to the terms of the 2018 Plan, which vest in six equal installments, with the first installment vesting on June 7, 2021, and the remaining installments vesting on every three (3) month anniversary thereafter; provided he is an employee of the Company on the applicable vesting date. The vesting of the Knuettel Grant Options is subject to acceleration under certain circumstances as set forth in the A&R Knuettel Employment Agreement.

In addition, under the A&R Knuettel Employment Agreement, Mr. Knuettel was eligible to receive a bonus of 200,000 fully-vested shares of Company Common Stock and $40,000 in cash upon closing of (A) a merger or consolidation of the Company or a subsidiary of the Company with another entity, or (B) the disposition by the Company of all or substantially all of the Company’s assets or the acquisition by the Company of all or substantially all of the assets of another entity entered into during the term of Mr. Knuettel’s original employment agreement with the Company, in each case with a transaction value of over $20,000,000 and approved by the Company’s board of directors. The Board approved the payment of this cash and equity bonus to Mr. Knuettel in connection with the closing of the UMBRLA merger on July 1, 2021.

Under the A&R Knuettel Employment Agreement, Mr. Knuettel was also eligible to receive a performance stock grant (the “Knuettel Performance Grant”), with the target amount of the Knuettel Performance Grant equal to 750,000 shares of Company Common Stock (the “Knuettel Target Grant”); provided that the actual amount of the Knuettel Performance Grant may be greater or less than the Knuettel Target Grant based on performance and achievement of Company and individual goals and objectives as set forth in the Knuettel Employment Agreement.

On April 12, 2022, the Company and Mr. Knuettel agreed to terms on a separation agreement. The Company agreed to pay Mr. Knuettel 50% of his annual base salary and continue his medical benefits for a period of six months. Mr. Knuettel's unvested shares and options vested immediately. As part of this separation agreement Mr. Knuettel resigned as director of the Company.

Uri Kenig

On December 21, 2020, the Company entered into an Executive Employment Agreement (the “Kenig Employment Agreement”) with Uri Kenig, appointing Mr. Kenig as the Company’s Interim Chief Operating Officer. The Kenig Employment Agreement, was for a term of six (6) months. Mr. Kenig’s compensation pursuant to the Kenig Employment Agreement was $90,000 and he was eligible to receive a cash performance bonus at the discretion of the Board. Mr. Kenig was granted 150,000 fully-vested shares of Company Common Stock and was entitled to an additional 150,000 fully-vested shares of Company Common Stock on the six (6) month anniversary of the Kenig Employment Agreement; provided it had not been terminated prior to that date. Mr. Kenig was also granted an option to purchase 300,000 shares of Company Common Stock with an exercise price equal to the closing price of our Common Stock on the trading day prior to the date of the Kenig Employment Agreement pursuant to the terms of the 2018 Plan,which vested 50% on the three (3) month anniversary of the Kenig Employment Agreement and 50% on the six (6) month anniversary of the Kenig Employment Agreement; provided it had not been terminated prior to either such date. In addition, Mr. Kenig was eligible to receive a bonus of 200,000 fully-vested shares of Company Common Stock and $20,000 upon closing of (A) a merger or consolidation of the Company or a subsidiary of the Company with another entity, or (B) the disposition by the Company of all or substantially all of the Company’s assets or the acquisition by the Company of all or substantially all of the assets of another entity entered into during the term of the Kenig Employment Agreement, in each case with a transaction value of over $20,000,000 and approved by the Board, whether or not he is then an employee of the Company.

The Board of Directors approved the payment of this cash and equity bonus to Mr. Kenig in connection with the closing of the UMBRLA merger on July 1, 2021.

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On June 7, 2021, the Company entered into an Amended and Restated Executive Employment Agreement (the “A&R Kenig Employment Agreement”) with Mr. Kenig, appointing Mr. Kenig as the Company’s Chief Operating Officer. The term of the A&R Kenig Employment Agreement began on June 7, 2021 and continued until terminated by the Company or Mr. Kenig pursuant to the terms thereof. Mr. Kenig’s annual base compensation pursuant to the A&R Kenig Employment Agreement was $250,000 and he was eligible to receive an annual cash bonus, with the target amount of such annual bonus equal to 50% of his base compensation in the year to which the annual bonus relates; provided that the actual amount of the annual bonus may be greater or less than the target bonus. The annual bonus was to be based on performance and achievement of Company and individual goals and objectives agreed to by the Board or Compensation Committee and Mr. Kenig.

Mr. Kenig was also issued an option to purchase 1,750,000 shares (the “Kenig Grant Options”) of Company Common Stock with an exercise price equal to the closing price of our Common Stock on the trading day prior to June 7, 2021 pursuant to the terms of the 2018 Plan, which vest in six (6) equal installments, with the first installment vesting on June 7, 2021, and the remaining installments vesting on every three (3) month anniversary thereafter; provided he is an employee of the Company on the applicable vesting date. The vesting of the Kenig Grant Options is subject to acceleration under certain circumstances as set forth in the A&R Kenig Employment Agreement.

Mr. Kenig was also eligible to receive a performance stock grant (the “Kenig Performance Grant”), with the target amount of the Kenig Performance Grant equal to 500,000 shares of Company Common Stock (the “Kenig Target Grant”); provided that the actual amount of the Kenig Performance Grant may be greater or less than the Kenig Target Grant based on performance and achievement of Company and individual goals and objectives as set forth in the A&R Kenig Employment Agreement.

On March 10, 2022, the Company terminated the employment of Mr. Kenig effective as of March 25, 2022.

Jeffrey Batliner

On September 28, 2020, Terra Tech Corp. entered into an Executive Employment Agreement (the “Employment Agreement”) with Jeffrey Batliner, formerly the Company’s Director of Reporting & Analysis, appointing Mr. Batliner as the Company’s Chief Financial Officer, effective October 5, 2020. The Employment Agreement, was for a term of one year. Mr. Batliner’s base salary was Two Hundred Thousand Dollars ($200,000) and he was eligible for a performance bonus of up to 100% of his base salary (“Target Performance Bonus”). The Target Performance Bonus was to be based on performance and achievement of Company goals and objectives as defined by the board of directors or Compensation Committee and may be greater or less than the Target Performance Bonus. Mr. Batliner may be eligible for severance benefits under certain circumstances as set forth in the Employment Agreement.

On June 7, 2021, the Company entered into an Amended and Restated Executive Employment Agreement (the “A&R Batliner Employment Agreement”) with Mr. Batliner, appointing Mr. Batliner as the Company’s Chief Financial Officer. The term of the A&R Batliner Employment Agreement began on June 7, 2021 and continued until terminated by the Company or Mr. Batliner pursuant to the terms thereof. Mr. Batliner’s annual base compensation pursuant to the A&R Batliner Employment Agreement was $250,000 and he was eligible to receive an annual cash bonus, with the target amount of such annual bonus equal to 50% of his base compensation in the year to which the annual bonus relates; provided that the actual amount of the annual bonus may be greater or less than the target bonus. The annual bonus was to be based on performance and achievement of Company and individual goals and objectives agreed to by the Board or the Compensation Committee and Mr. Batliner.

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Mr. Batliner was also issued an option to purchase 1,750,000 shares (the “Batliner Grant Options”) of Company Common Stock with an exercise price equal to the closing price of the Common Stock on the trading day prior to June 7, 2021 pursuant to the terms of the 2018 Plan, which vest in six equal installments, with the first installment vesting on June 7, 2021, and the remaining installments vesting on every three month anniversary thereafter; provided he is an employee of the Company on the applicable vesting date. The vesting of the Batliner Grant Options is subject to acceleration under certain circumstances as set forth in the A&R Batliner Employment Agreement.

Mr. Batliner was also eligible to receive a performance stock grant (the “Batliner Performance Grant”), with the target amount of the Batliner Performance Grant equal to 500,000 shares of Company Common Stock (the “Batliner Target Grant”); provided that the actual amount of the Batliner Performance Grant may be greater or less than the Batliner Target Grant based on performance and achievement of Company and individual goals and objectives as set forth in the A&R Batliner Employment Agreement.

Equity Compensation Plan Information

On January 12, 2016, we adopted the 2016 Equity Incentive Plan, and our stockholders approved the 2016 Plan at our annual meeting of stockholders that was held on September 26, 2016. We refer to such plan in this proxy statement/prospectus as the “2016 Plan.” Pursuant to the terms of the 2016 Plan, the maximum number of shares of Common Stock available for the grant of awards under the 2016 Plan shall not exceed 2,000,000. During the years ended December 31, 2016, 2017, and 2018, the Company granted ten-year options to directors, officers, and employees, pursuant to which such individuals are entitled to exercise options to purchase an aggregate of up to 130,000, 210,000, and 200,000 shares of Common Stock, respectively. The options have exercise prices of $2.54 to $5.04 per share, and generally vest quarterly over a three-year period.

On December 11, 2018, our Board approved the Company’s 2018 Equity Incentive Plan, as amended and restated as of June 20, 2019, and approved by our stockholders on September 23, 2019, with 13,000,000 shares available for issuance. We refer to such plan, as amended, in this proxy statement/prospectus as the “2018 Plan.” During the years ended December 31, 2022 and 2021, the Company granted ten-year options to directors, officers, and employees, pursuant to which such individuals are entitled to exercise options to purchase an aggregate of up to 6,909,716 and 3,644,828 shares of Company Common Stock, respectively. The options have exercise prices ranging from $0.07 to $0.26 per share, and generally vest quarterly over a three-year period. On February 14, 2020, our Board approved an amendment to the 2018 Plan, increasing the number of shares available for issuance thereunder by 28,976,425 shares of Common Stock for a total of 43,976,425 shares of Common Stock, plus the number of shares that may become available under the 2016 Plan after termination of awards thereunder, not to exceed 2,000,000 shares subject to adjustment in accordance with the terms of the 2018 Plan.

On May 15, 2019, UMBRLA, Inc. approved the 2019 Equity Incentive Plan, as amended by shareholder consents dated effective March 11, 2020 and November 2, 2020. We refer to such plan, as amended, in this proxy statement/prospectus as the “UMBRLA Plan.” Pursuant to the terms of the UMBRLA Plan as amended, the maximum number of shares of Common Stock available for the grant of awards under the UMBRLA Plan is 55.0 million shares. At the time the acquisition of UMBRLA, Inc. completed, UMBRLA, Inc. had granted ten-year options to employees, directors, officers, and consultants totaling 53,956,980 shares. Immediately after the acquisition of UMBRLA, Inc. by the Company, those shares were assumed by the Company and will be honored in equivalent shares of Company Common Stock—which equivalency equals an aggregate 83,017,097 shares. The options have exercise prices of $0.13 to $0.19, and with limited exceptions, vest in equal monthly installments over a four-year period, with the first one-quarter of the award vesting on the first anniversary following the vesting start date.

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Outstanding Equity Awards at Fiscal Year-End 2022

		Option Awards
Name	Grant Date(1)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price ($)	Option expiration date
Francis Knuettel II	12/18/2020 (2)	600,000	-	$0.1770	12/17/2030
	6/07/2021(3)	1,500,000	-	$0.2337	6/06/2031
Jeffrey Batliner	4/02/2020 (4)	183,333	16,667	$0.0721	4/2/2030
	9/25/2020 (5)	750,000	250,000	$0.0750	9/25/2030
	6/07/2021(3)	1,750,000	-	$0.2337	6/06/2031
Uri Kenig	12/21/2020 (2)	300,000	-	$0.1720	12/20/2030
	6/07/2021(3)	1,166,666	583,334	$0.2337	6/06/2031

(1)	All grants are part of the 2018 Plan.
(2)	Grant vested in two installments. The first installment vested three months after grant date. The second installment vested six months after the grant date.
(3)	Grant vests in six quarterly installments, with the first vesting on June 7, 2021 and subsequently every three month anniversary of the grant date for the next five quarters
(4)	Grant vests in twelve quarterly installments, with the first vesting on April 2, 2020 and subsequently the first day of the quarter the next eleven quarters.
(5)	Grant vests in twelve quarterly installments, with the first vesting on October 1, 2020 and subsequently the first day of the quarter the next eleven quarters.

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Pay versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following table and related disclosures.

Year	Summary Compensation Table Total for PEO (1)(a)	Compensation Actually Paid to PEO (1)(a)(3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (4)	Net Loss
2022	$514,547	$376,775	$122,080	$(181,433)	$6.67	$188,656,000
2021	$600,154	$894,019	$345,284	$1,006,868	$180.00	$31,875,000

Year	Summary Compensation Table Total for PEO (1)(b)	Compensation Actually Paid to PEO (1)(b)(3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (4)	Net Loss
2022	$111,605	$107,897	$122,080	$(181,433)	$6.67	$188,656,000
2021	$–	$–	$345,284	$1,006,868	$180.00	$31,875,000

Year	Summary Compensation Table Total for PEO (1)(c)	Compensation Actually Paid to PEO (1)(c)(3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (4)	Net Loss
2022	$–	$–	$122,080	$(181,433)	$6.67	$188,656,000
2021	$–	$–	$345,284	$1,006,868	$180.00	$31,875,000

(1)  Amounts in this column represent the total compensation paid to our PEO in each listed fiscal year as shown in our Summary Compensation Table. For fiscal year 2022, the principal executive officer (“PEO”) was (a) Francis Knuettel II from December 15, 2020 to March 13, 2022, (b) Tiffany Davis from March 13, 2022 to July 21, 2022, and (c) Sabas Carrillo from August 12, 2022 through present. Compensation for Mr. Carrillo is included as part of the Company’s agreement with Adnant, LLC. For fiscal year 2021, Mr. Knuettel was the sole PEO.

(2)  Amounts in this column represent the average amount of the total compensation paid to our NEOs other than our PEO, as shown in the "Total" column of our Summary Compensation Table for the applicable fiscal year. For fiscal year 2022, non-PEO NEOs included Patty Chan, James Miller, Jeffrey Batliner, Uri Kenig, and Oren Schauble. Compensation for Ms. Chan is included as part of the Company’s agreement with Adnant, LLC. Mr. Miller was appointed Chief Operating Officer on December 23, 2022 and previously started with the Company in November 2022. For fiscal year 2021, non-PEO NEOs included Mr. Batliner, Mr. Kenig, and Mr. Schauble.

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(3)  Compensation actually paid represents the "Total" compensation reported in the Summary Compensation Table for the applicable fiscal year adjusted for changes in fair value of option awards. Amounts are calculated in accordance with Item 402(v) and do not reflect actual amounts of compensation paid to the PEO and other non-PEO NEOs. See table below for detail of amounts deducted and added to the Summary Compensation Table figure to calculate compensation actually paid. During fiscal year 2022, the Company had multiple PEOs which are individually presented below: (a) Mr. Knuettel, (b) Ms. Davis, and (c) Mr. Carrillo.

	2022					2021
	PEO (a)	PEO (b)		PEO (c)	Average of Non-PEO NEOs	PEO	Average of Non-PEO NEOs
Total Compensation as reported on Summary Compensation Table	$514,547	$111,605		$–	$122,080	$600,154	$345,284
- Equity Awards as reported on Summary Compensation Table	$(308,025)	$–		$–	$(8,340)	$(261,500)	$(102,735)
+ Fair value of outstanding and unvested awards as of December 31	$–	$–		$–	$–	$171,197	$376,491
+/- Increase (Decrease) in fair value year-over-year of awards made in prior fiscal years that were unvested at December 31*	$–	$–		$–	$(266,763)	$–	$142,117
+ Fair value of vested awards granted during covered fiscal year as of the vesting date	$308,025	$–		$–	$8,340	$261,493	$150,858
+/- Increase (Decrease) in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	$(137,772)	$(3,708	)**	$–	$(36,750)	$122,675	$94,853
Compensation Actually Paid	$376,775	$107,897		$–	$(181,433)	$894,019	$1,006,868

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In calculating compensation actually paid, we determined the fair value of outstanding, vested and forfeited equity awards in the applicable year in accordance with SEC rules for Compensation actually paid and computed in a manner consistent with the ASC 718 fair valuation methodology used to account for stock-based payments for financial accounting purposes consistent with GAAP. Stock options are valued using a Black Scholes model as at the relevant measurement date, using assumptions consistent with those used for the grant date fair value purposes. The fair value of stock awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards.

* Outstanding and unvested awards as of the end of the covered fiscal year includes unvested options that were forfeited upon termination during the fiscal year, resulting in a fair value of nil as of the end of the covered fiscal year.

** On April 6, 2021, Ms. Davis was granted 409,716 options while serving as a Director, of which 102,429 options vested during fiscal year 2022 prior to her becoming a PEO on March 13, 2022.

(4)  Total Shareholder Return is calculated assuming a fixed investment of $100 measured from the market close on December 31, 2020 through and including the end of the fiscal year for each year presented.

The following graphs present the relationship between the PEO and average non-PEO NEO’s compensation to the Company’s total shareholder return and net loss.

For fiscal year 2022, average compensation actually paid to non-PEO NEO’s was $(181,433) compared to $1,006,868 in fiscal year 2021 primarily due to the changes in fair value at the end of the fiscal year with the fair value at the end of the prior fiscal year for awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year. Specifically, the decrease in fair value resulted from stock options granted in prior years that were unvested and forfeited upon termination during fiscal year 2022, resulting in a fair value of nil as of December 31, 2022.

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Director Compensation

The following table sets forth director compensation for the year ended December 31, 2022:

Name (1)	Fees Earned Paid in Cash ($)	Stock Awards ($) (9)	Option Awards ($)	Total ($)

Nicholas Kovacevich (2)	$20,000	$159,275	$16,700	$195,975
Tiffany Davis (3)	$15,000	$-	$30,723	$45,723
Eric Baum (4)	$20,000	$-	$71,476	$91,476
Dallas Imbimbo (5)	$15,000	$137,400	$54,776	$207,176

(1)

Francis Knuettel and Sabas Carrillo are not included in this table as they were executive officers during fiscal 2022, and thus received no compensation for their service as directors. The compensation of Mr. Knuettel and Mr. Carrillo as our employees is shown in “Item 11 Executive Compensation - Summary Compensation Table.” Matthew Barron is not included in this table as he was appointed as a director on August 1, 2023. James Miller is not included in this table as he was appointed as a director on July, 1, 2023.

(2)	Mr. Kovacevich was appointed as a director on December 10, 2020. Mr. Kovacevich resigned as a director on July 1, 2023.
(3)	Mr. Davis was appointed as a director on April 6, 2021. He resigned as a director on July 21, 2022.
(4)	Mr. Baum was appointed as a director on July 1, 2021. He resigned as a director on July 1, 2023.
(5)	Mr. Imbimbo was appointed as a director on July 1, 2021. He resigned as a director on April 14, 2022.

Narrative to Director Compensation Table

The following is a narrative discussion of the material information that we believe is necessary to understand the information disclosed in the previous table.

Nicholas Kovacevich

On February 1, 2021, the Company and Mr. Kovacevich amended Mr. Kovacevich’s existing Independent Director Agreement, dated December 11, 2020 . Pursuant to the amended agreement, (a) the Company issued to Mr. Kovacevich 500,000 restricted shares of Company Common Stock, which vest in twelve equal installments on the first day of each month beginning on March 1, 2021 (provided Mr. Kovacevich is a director of the Company on the applicable vesting date) and (b) the Company agreed to pay Mr. Kovacevich cash compensation of $5,000 per month, payable on the first day of each month beginning March 1, 2021 for the term of the agreement. On July 1, 2023, Mr. Kovacevich resigned as a member of the Company’s board of directors.

Tiffany Davis

Pursuant to an Independent Director Agreement dated April 6, 2021 entered into by the Company and Ms. Davis, (a) the Company issued to Ms. Davis an option to purchase 409,716 shares of Company Common Stock at the closing price of the Company Common Stock on the date of the agreement, which vest in ten installments, with the first installment of 34,722 shares vesting on date of the agreement, and the remaining installments vesting equally on the first day of each month thereafter (provided Ms. Davis is a director of the Company on the applicable vesting date) and (b) the Company agreed to pay Ms. Davis cash compensation of $5,000 per month, payable on the first day of each month, pro-rated for any partial month, beginning April 6, 2021 for the term of such agreement. On July 21, 2022, Ms. Davis resigned as Interim Chief Executive Officer of the Company and as a member of our Board.

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Eric Baum

On July 1, 2021, we entered into an Independent Director Agreement and a Director Indemnification Agreement with Eric Baum in connection with his appointment to the Board. Pursuant to Mr. Baum’s Independent Director Agreement, among other things, the Company agreed to (a) issue to Mr. Baum a stock option agreement to purchase 500,000 shares of Company Common Stock at the closing price of the Company Common Stock on the date of such Independent Director Agreement, and (b) pay to Mr. Baum cash compensation in the amount of $5,000 per month, pro-rated for any partial months, payable on the first day of each month beginning on the date of such Independent Director Agreement. On July 1, 2023, Mr. Baum resigned as a member of our Board of Directors.

Dallas Imbimbo

On July 1, 2021, we entered into an Independent Director Agreement and a Director Indemnification Agreement with Dallas Imbimbo in connection with his appointment to the Board. Pursuant to Mr. Imbimbo’s Independent Director Agreement, among other things, the Company agreed to (a) issue to Mr. Imbimbo a stock option agreement to purchase 500,000 shares of Company Common Stock at the closing price of the Company Common Stock on the date of such Independent Director Agreement and (2) pay Mr. Imbimbo cash compensation in the amount of $5,000 per month, pro-rated for any partial months, payable on the first day of each month beginning on the date of such Independent Director Agreement. On April 14, 2022, the Company and Mr. Imbimbo agreed to the terms of a separation agreement. Specifically, among other things, we agreed to (i) vest 100% of Mr. Imbimbo’s restricted shares of Company Common Stock granted pursuant to an advisor agreement with Mr. Imbimbo, (ii) vest 100% of the options to purchase shares of Company Common Stock granted as part Mr. Imbimbo’s Independent Director Agreement, and (iii) pay Mr. Imbimbo $0.08 million in cash compensation. As part of this separation agreement, Mr. Imbimbo resigned as a director of the Company and as an advisor to the Company in March 2022.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information as of October 16, 2023 with respect to the holdings of: (i) each person known to us to be the beneficial owner of more than 5.0% of our Common Stock and/or our Preferred Stock; (ii) each of our directors, nominees for director and executive officers; and (iii) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of Company Common Stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of October 16, 2023, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of 3242 S. Halladay Street, Santa Ana, California 92705.

Company Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock(1)	Percent of Voting Power(6)
Greater than 5% Beneficial Owners:
Adnant, LLC	130,216,696	(2)	16.42%	37.28%
Dallas Imbimbo	79,946,561	(3)	10.09%	5.95%
Alicia Cotta	75,714,286	(4)	9.72%	6.76%
Joseph Gerlach	42,941,154	(7)	5.51%	3.33%
Arthur Chan	39,225,425	(8)	5.06%	3.71%
Executive Officers and Directors:
Sabas Carrillo Chief Executive Officer and Chairman of the Board of Directors	130,216,696	(2)	16.42%	37.28%
James Miller Chief Operating Officer and Director	1,785,715	(7)	*	*
Matthew Barron Director	357,145	(5)	*	*
Patty Chan Chief Financial Officer	3,571,430	(5)	*	*
Christopher Rivera Interim Chief Financial Officer	178,570	(5)	*	*
All Directors and Executive Officers as a Group (5 persons)	136,109,556		17.18%	37.28%

*Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our Common Stock.

(1)	As of October 16, 2023, we had a total of 774,998,097 shares of Company Common Stock issued and outstanding.
(2)

Includes (i) 112,359,551 shares of Company Common Stock held by Adnant, and (ii) 17,857,145 shares underlying exercisable warrants held by Adnant, LLC, of which Mr. Carrillo, the Company’s Chief Executive Officer and Chairman of the Board, is the sole member. The stockholder’s principal address is 11516 Downey Ave, Downey, CA 90241.

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(3)

Based on information known to us, Mr. Imbimbo’s holdings include (i) 13,427,700 shares held by Mr. Imbimbo, (ii) 816,680 shares underlying exercisable warrants, (iii) 6,454,752 shares held by Mr. Imbimbo’s spouse, (iv) 816,678 shares underlying exercisable warrants held by Mr. Imbimbo’s spouse, (v) 659,234 shares underlying exercisable options held by Mr. Imbimbo’s spouse, (vi) 19,260,742 shares held by Alpha West Holdings Inc. (“Alpha West”), of which Mr. Imbimbo is a 60% stockholder and has voting and dispositive control, (vii) 2,769,219 shares underlying exercisable warrants held by Alpha West, (viii) 8,259,085 shares held by Rove Group LLC, of which Mr. Imbimbo is the sole member (“Rove Group”), (ix) 12,037,719 shares underlying exercisable warrants held by Rove Group, and (x) 15,444,746 shares held by Bonaparte Group LLC, of which Mr. Imbimbo’s spouse is the managing member. Mr. Imbimbo disclaims beneficial ownership with respect to the shares held by Alpha West and Bonaparte Group LLC except to the extent of his pecuniary interest therein. The stockholder’s principal address is 17595 Harvard Ave. C552, Irvine, CA 92614. Mr. Imbimbo resigned as a director of the Company in April 2022.

(4)

Based on information known to us, Ms. Cotta’s holdings include (i) 71,428,571 shares held by Green Door Redding, LLC, of which Ms. Cotta is the manager, Chief Executive Officer, Chief Financial Officer, and Secretary, and (ii) 4,285,715 shares underlying exercisable warrants. Ms. Cotta disclaims beneficial ownership with respect to the shares held by Green Door Redding, LLC except to the extent of her pecuniary interest therein. The stockholder’s principal address is 11516 Downey Ave, Downey, CA 90241.

(5)	Consists of shares underlying exercisable warrants. The stockholder’s principal address is 11516 Downey Ave, Downey, CA 90241.
(6)

Each share of Company Common Stock entitles the holder to 1 vote per share on all matters presented to the Company’s stockholders for a vote of stockholders. Each share of Series V Preferred Stock is convertible into 10 shares of Company Common Stock and entitles the holder to 2 votes per share of Company Common Stock into which the Series V Preferred Stock can convert on all matters presented to the Company’s stockholders for a vote of stockholders. In connection with the Securities Purchase Agreement entered into on or about December 30, 2022, all other investors in the 2022 Private Placement executed Voting Agreements pursuant to which such investors provide Mr. Carrillo with their voting rights with respect to the Company Series V Preferred Stock owned by them. As a result, Mr. Carrillo has voting power over 100% of the Company Series V Preferred Stock.

(7)

Based on a Schedule 13G/A filed February 14, 2023 and information known to us, these shares include (i) 38,508,593 shares of Company Common Stock, (ii) options to purchase 3,278,624, with 934,267 shares of Common Stock underlying options that are exercisable within 60 days and (iii) warrants to purchase 1,153,936 shares of Company Common Stock that are exercisable within 60 days.  Joseph Gerlach has the sole voting power over, and may deemed to be the beneficial owner of, the shares. The address of the foregoing reporting person is 2811 Pepper Rd. Petaluma, California 94952.

(8)	Includes 39,225,425 shares of Company Stock. The stockholder’s address is 1055 Clay St., San Francisco, CA 94108.

The following table sets forth certain information as of October 16, 2023 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5.0% of Company Series V Preferred Stock; (2) each of our directors, nominees for director and executive officers; and (3) all directors and executive officers as a group. As of October 16, 2023, there are no shares of Company Series N Preferred Stock outstanding. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of 3242 S. Halladay Street, Santa Ana, California 92705.

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Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Series V Preferred Stock (1)(2)
Greater than 5% Beneficial Owners:
Adnant, LLC	Series V Preferred Stock	3,571,429	(3)	25.38%
SME Maywood, LLC	Series V Preferred Stock	1,785,714	(4)(8)	12.69%
MKSI Investments	Series V Preferred Stock	1,428,571	(4)(9)	10.15%
Miguel Rodriguez	Series V Preferred Stock	1,071,429	(4)	7.61%
David Kang	Series V Preferred Stock	1,071,429	(5)	7.61%
Robert Baca	Series V Preferred Stock	1,071,429	(6)	7.61%
Alicia Cotta	Series V Preferred Stock	857,143	(4)	6.09%
Patty Chan	Series V Preferred Stock	714,286	(4)	5.08%
Justin Jarin	Series V Preferred Stock	714,286	(7)	5.08%

Named Executive Officers and Directors:
Sabas Carrillo Chief Executive Officer and Chairman of the Board of Directors	Series V Preferred Stock	3,571,429	(3)	25.38%
Patty Chan Chief Financial Officer	Series V Preferred Stock	714,286	(4)	5.08%
James Miller Chief Operating Officer and Director	Series V Preferred Stock	357,143	(4)	2.54%
Matthew Barron Director	Series V Preferred Stock	71,429	(4)	0.51%
Christopher Rivera Interim Chief Financial Officer	Series V Preferred Stock	35,714	(4)	0.25%
All Directors and Executive Officers as a Group (5persons)		4,750,001		33.76%

(1)	As of October 16, 2023, we had a total of 14,071,431 shares of Company Series V Preferred Stock issued and outstanding.
(2)

In connection with the Securities Purchase Agreement entered into on or about December 30, 2022, all other investors in the 2022 Private Placement executed Voting Agreements pursuant to which such investors provide Mr. Carrillo with their voting rights with respect to the Company Series V Preferred Stock owned by them. As a result, Mr. Carrillo has voting power over 100% of the Company Series V Preferred Stock.

(3)

Includes 3,571,429 shares of Company Series V Preferred Stock held by Adnant, LLC, of which Mr. Carrillo, the Company’s Chief Executive Officer and Chairman of the Board, is the sole member. The stockholder’s principal address is 11516 Downey Ave, Downey, CA 90241. In connection with the Securities Purchase Agreement entered into on or about December 30, 2022, all other investors in the 2022 Private Placement executed Voting Agreements pursuant to which such investors provide Mr. Carrillo with their voting rights with respect to the Company Series V Preferred Stock owned by them. As a result, Mr. Carrillo has voting power over 100% of the Company Series V Preferred Stock.

(4)	The stockholder’s principal address is 11516 Downey Ave, Downey, CA 90241.
(5)	The stockholder’s principal address is 9200 Double R Blvd, Reno, NV, 89521.
(6)	Mr. Baca is the Company's Chief Legal Officer. The stockholder’s principal address is 401 E. 8th St, Sioux Falls, SD, 57103.
(7)	The stockholder’s principal address is 58 Wild Oak Pl, Danville, CA, 94506.
(8)

Edwin Movagharian is the managing member of SME Maywood, LLC and as such may be deemed to have sole voting and investment discretion with respect to the Series V Preferred Stock held by SME Maywood, LLC. Mr. Movagharian disclaims any beneficial ownership of the securities held by SME Maywood, LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(9)

Martin Kaufman and Salwa Ibrahim are the managers of MKSI Investments LLC and have shared voting and investor control over the shares beneficially owned by MKSI Investments LLC. Each of Mr. Kaufman and Ms. Ibrahim disclaims any beneficial ownership of the securities held by MKSI Investments LLC other than to the extent of any pecuniary interest he or she may have therein, directly or indirectly.

There are no arrangements known to us that might, at a subsequent date, result in a change-in-control.

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PROPOSAL 4.

APPROVAL, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote and gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies, and practices described in this proxy statement.

Stockholders are urged to read the section titled “Executive Compensation,” beginning on page 78 which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our Compensation Committee and Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”

As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in this proposal overrules any decision by the Company or our Board of Directors (or any committee thereof), creates or implies any change to the fiduciary duties of the Company or our Board of Directors (or any committee thereof), or creates or implies any additional fiduciary duties for the company or our board of directors (or any committee thereof). However, our Board of Directors and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Vote Required; Board of Directors Recommendation

Generally, advisory approval requires approval by a majority of the votes cast by the holders of shares of Common Stock and Preferred Stock present virtually or by proxy at the Annual Meeting, voting together as a single class. Although this vote is advisory in nature and does not require any action by us, we strongly encourage all stockholders to vote on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 5.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are providing our stockholders with an opportunity to make a non-binding, advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on frequency” vote and must be submitted to stockholders at least once every six years.

You have four choices for voting on this proposal. You can choose whether future non-binding advisory votes on the compensation of our named executive officers should be conducted every “1 YEAR,” “2 YEARS,” or “3 YEARS.” You may also “ABSTAIN” from voting.

After careful consideration, the Board recommends that future non-binding advisory votes on the compensation of our named executive officers be held every three years. The Board believes this period is most consistent with the Company’s compensation objectives since our executive compensation program is intended to encourage long-term performance and a three-year voting cycle will provide shareholders with sufficient time to evaluate the effectiveness of our executive compensation program.

Stockholders are not voting to approve or disapprove our Board’s recommendation. Instead, stockholders may indicate their preference regarding the frequency of future non-binding advisory votes on the compensation of our named executive officers by selecting one year, two years, or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes may abstain from voting on this Proposal 5.

As an advisory vote, this Proposal 6 is not binding. However, our Board and Compensation Committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of holding future non-binding advisory votes on the compensation of our named executive officers. However, because this is an advisory vote and therefore not binding on our Board or the Company, our Board may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our named executive officers more or less frequently than the option preferred by our stockholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our Board.

Vote Required; Board of Directors Recommendation

Generally, advisory approval requires approval by a majority of the votes cast by the holders of shares of Company Common Stock and Company Preferred Stock present virtually or by proxy at the Annual Meeting, voting together as a single class. However, because this vote is advisory in nature, if no one single choice (one, two or three years) receives a majority of the votes cast, the Company may determine which option to choose. Although this vote is advisory in nature and does not require any action by us, we strongly encourage all stockholders to vote on this matter.

Stockholders may vote “1 Year,” “2 Years,” or “3 Years,” or “Abstain.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “3 YEARS.”

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PROPOSAL 6.

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board has directed management to submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. The decision to appoint Marcum LLP, which we refer to herein as “Marcum,” as the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee.

Although stockholder ratification of this appointment is neither required by law nor binding on the Audit Committee, the Audit Committee believes that stockholders should be given the opportunity to express their views. If the stockholders do not ratify the appointment of Marcum as the Company’s independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Marcum. Representatives of Marcum will attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required; Board of Directors Recommendation

The affirmative vote of a majority of the votes cast by the holders of shares of Company Common Stock and Company Preferred Stock present virtually at the Annual Meeting or by proxy, voting together as a single class, is required to approve the ratification of Marcum as our independent registered public accounting firm.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

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OTHER INDEPENDENT REGISTERED ACCOUNTING FIRM INFORMATION

Principal Accounting Fees and Services

The following table presents fees paid or to be paid for professional audit services rendered by Marcum for the audit of our annual financial statements and fees billed for other services rendered by Marcum for the years ended December 31, 2022 and 2021:

	Year Ended
	December 31,
	2022	2021

Audit Fees(1)	$180,090	$215,081
Audit-Related Fees(2)	-	-
Tax Fees	-	-
All Other Fees(3)	-	-
TOTAL	$180,090	215,081

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(1)

Audit Fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting, review of the interim financial statements included in quarterly reports, and review of other documents filed with the SEC within those fiscal years.

(2)	Audit Related Fees include consultation regarding our correspondence with the SEC and other accounting consulting.
(3)	All Other Fees consists of fees for other miscellaneous items.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is specific to the particular service or category of services and is generally subject to a specific budget. In addition, the Audit Committee has delegated pre-approval authority to its Chairman who, in turn, must report any pre-approval decisions to the Audit Committee at its next scheduled regular meeting. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee, as applicable, pre-approved all fees for audit and non-audit work performed during fiscal 2021 and 2022.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with our management and Marcum. The Audit Committee has also discussed with Marcum the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from Marcum required by applicable requirements of the PCAOB regarding Marcum’s communications with the Audit Committee concerning independence and has discussed with Marcum its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Member of the Audit Committee:

Matthew Barron

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PROPOSAL 7.

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow our Board to adjourn the Annual Meeting from time to time, to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the proposals described herewith.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Annual Meeting and any later adjournments. If our stockholders approve the Adjournment Proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of one or more of the foregoing proposals, including the solicitation of proxies from stockholders that have previously voted against the proposals. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against any of the proposals have been received, we could adjourn the Annual Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of such proposal.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Annual Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the proposals.

Vote Required; Board of Directors Recommendation

The affirmative vote of a majority of the votes cast by the holders of shares of Company Common Stock and Company Preferred Stock entitled to vote on the proposal present virtually at the Annual Meeting or by proxy, voting together as a single class, whether or not a quorum exists.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

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DESCRIPTION OF BUSINESS

Effective July 7, 2021, the Company changed its corporate name from “Terra Tech Corp.” to “Unrivaled Brands, Inc.” in connection with the Company’s acquisition of UMBRLA, Inc.

In the Reorganization, Merger Sub (a wholly-owned subsidiary of Newco) will merge with and into the Company with the Company surviving the merger as a wholly-owned subsidiary of Newco. After the Reorganization, the Company will continue to engage in the business currently conducted by it, and all of its contractual, employment and other business relationships will generally continue unaffected by the Reorganization.

Company Overview

Unrivaled Brands, Inc. is a holding company with the following subsidiaries:

•	Black Oak Gallery, a California corporation (“Black Oak” or “Blüm Oakland”);
•	Blüm San Leandro, a California corporation (“Blüm San Leandro”);
•	Halladay Holding, LLC, a California limited liability company (“Halladay”); and
•	People's First Choice, LLC, a California limited liability company (“People's”).
•	People’s Costa Mesa, LLC, a California limited liability company
•	3242 Enterprises, Inc, a California Corporation (“The Spot”)
•	3242 Holdings, LLC, a Nevada limited liability company
•	2705 PFC, LLC, a Nevada limited liability company
•	IVXX Gardens I, Inc., a California corporation

Our corporate headquarters are located at 3242 S. Halladay Street, Suite 202, Santa Ana, California 92705 and our telephone number is (888) 909-5564. Our website addresses are as follows: www.unrivaledbrands.com, www.letsblum.com, www.peoplesoc.com and www.thespotforyou.com. We have included our website addresses in this proxy statement/prospectus solely as an inactive textual references. No information available on or through our websites shall be deemed to be incorporated into this proxy statement/prospectus. Our Common Stock, is quoted on the OTCQB tier of the OTC Markets under the symbol “UNRV.” Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, including exhibits, proxy and information statements and amendments to those reports filed or furnished pursuant to Sections 13(a), 14, and 15(d) of the Exchange Act may be accessed through the SEC’s Interactive Data Electronic Applications system at https://www.sec.gov.

Recent Developments

On August 1, 2023, Matthew Barron joined the Board of Directors of Unrivaled Brands, Inc.

On September 12, 2023, the Company announced the resolution of outstanding litigation with Mystic Holdings, Inc. The settlement grants Unrivaled up to two seats on the board of directors of Mystic in addition to its 5.5% of shares of Mystic common stock and 9.7% of Series A Preferred shares of Mystic which grant 1,100 to 1 voting rights and which convert on a 1-to-1 basis to Mystic common stock. The parties have agreed to explore opportunities for mutual collaboration and growth.

On September 21, 2023, the Company announced the resolution of litigation with National Fire & Marine Insurance Company (“National Fire”) and Woodruff-Sawyer & Co. (“Woodruff-Sawyer”) in which Unrivaled alleged in the litigation that it had improperly been denied insurance coverage under a National Fire policy Unrivaled had obtained through its insurance broker, Woodruff-Sawyer.

On September 28, 2023, the Company appointed Arturo Sanchez as Associate General Counsel - Compliance and David Stogner as Director of People in preparation for planned company growth.

On October 2, 2023, the Company appointed Joe Gerlach, Korova’s co-founder and Unrivaled’s Chief Cannabis Officer, as Director for Korova and Hanna Gruntz has been named Head of Sales to begin rebuilding its legacy Korova brand.

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Our Business

The Company is a cannabis company with retail and cultivation operations throughout California, with an emphasis on providing the highest quality of medical and adult use cannabis products. The Company is home to Korova, a brand of high potency products across multiple product categories, currently available in California. The Company operates four cannabis dispensaries in California: People’s in Santa Ana, The Spot in Santa Ana, Blüm in Oakland, and Blüm in San Leandro.

Our Operations

We are organized into two reportable segments:

•	Cannabis Retail - Includes cannabis-focused retail, both physical stores and non-store front delivery
•	Cannabis Cultivation and Distribution - Includes cannabis cultivation and distribution operations

Either independently or in conjunction with third parties, we operate medical marijuana retail and adult use dispensaries and cultivation and production facilities in California.

Human Capital

As of October 2, 2023, we had approximately 151 employees. Our employees are the heart of our Company. In a rapidly evolving industry, it is imperative that we attract, develop, and retain top talent on an ongoing basis. To do this, we seek to make our Company an inclusive, diverse, and safe workplace, with meaningful compensation and opportunities for career growth.

Marijuana Industry Overview

As of September 2023, there are a total of 38 states, plus the District of Columbia, that have passed legislation related to medicinal cannabis. Of these states, 23, plus the District of Columbia, have legalized recreational cannabis. These state laws are in direct conflict with the United States Federal Controlled Substances Act (21 U.S.C. § 811) (“CSA”). The CSA classifies cannabis as a Schedule I controlled substance, which is viewed as having a high potential for abuse and has no currently-acceptable use for medical treatment.

Although the possession, cultivation, and distribution of cannabis for medical and adult use is permitted in California, cannabis is illegal under federal law. We believe we operate our business in compliance with applicable state laws and regulations. Any changes in federal, state, or local law enforcement regarding cannabis may affect our ability to operate our business. Strict enforcement of federal law regarding cannabis would likely result in the inability to proceed with our business plans, could expose us to potential criminal liability, and could subject our properties to civil forfeiture. Any changes in banking, insurance, or other business services may also affect our ability to operate our business.

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Our Marijuana Dispensaries, Cultivation and Manufacturing Operations

Black Oak Gallery/Blüm Oakland

On April 1, 2016, we acquired Black Oak Gallery, which operates a medical and adult use marijuana dispensary in Oakland, California under the name “Blüm.” Blüm opened its retail storefront in Oakland, California in November 2012.

Blüm Oakland sells a combination of our own cultivated products as well as high quality name-brand products from outside suppliers. In addition to multiple grades of medical and adult use marijuana, Blüm sells the following: (i) edibles, which include cannabis-infused baked goods, chocolates, and candies, (ii) cannabis-infused topical products, such as lotions, massage oils and balms, (iii) clones of marijuana plants, and (iv) numerous kinds of cannabis concentrates, such as hash, shatter and wax. Blüm Oakland’s location consists of a retail dispensary storefront, a distribution area and a gated 20-car capacity parking lot with armed security.

Blüm San Leandro

We incorporated Blüm San Leandro on October 14, 2016, which is a medical and adult use marijuana dispensary and delivery service in San Leandro, California originally operating under the name “Silverstreak.” Blüm San Leandro has received the necessary governmental approvals and permitting to operate a medical and adult use marijuana dispensary and as well as a distribution facility in San Leandro, California. The San Leandro dispensary opened on January 11, 2019. In June 2022, the San Leandro dispensary was closed and reopened under new management in December 2022 under the name “Blüm.”

People's

On November 22, 2021, the Company acquired People’s First Choice, which owns and operates one of the most successful dispensaries in Orange County, California, regularly servicing upwards of 1,000 customers each day. The Company has entered into agreements to acquire and operate additional People's dispensaries in Riverside, California and Costa Mesa, California.

The Spot

On July 1, 2021, the Company acquired The Spot dispensary in Santa Ana, California. The Spot sells a combination of high-quality name-brand products from outside suppliers. In addition to multiple grades of medical and adult use marijuana, Blüm sells the following: (i) edibles, which include cannabis-infused baked goods, chocolates, and candies, (ii) cannabis-infused topical products, such as lotions, massage oils and balms, and (iii) numerous kinds of cannabis concentrates, such as hash, shatter, and wax.

UMBRLA

Oregon Operations

The Company owned 50% of the equity interests in Psychonaut Oregon, LLC (“Psychonaut”) which conducts cannabis cultivation activities in Oregon including the Company's brands (Korova, Cabana, Sticks). On December 28, 2022, the Company sold its equity interests in Psychonaut and no longer has cultivation operations in Oregon as of December 31, 2022.

As a result of the acquisition of UMBRLA in July 2021, the Company acquired a distribution facility in Portland, Oregon known as LTRMN, Inc. (“LTRMN”). On December 28, 2022, the Company sold all of its equity interests in LTRMN and no longer has distribution operations in Oregon as of December 31, 2022.

Oakland Cultivation

We lease 13,000 square feet of industrial space on over 30,000 square feet of land in Oakland’s industrial corridor where we operate a cannabis cultivation facility.

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Silverstreak

On October 5, 2021, the Company acquired Silverstreak Solutions Inc. (“Silverstreak”), a cannabis delivery service based in Sacramento, California. During fiscal year 2022, the Company suspended its retail and delivery operations at Silverstreak. In November 2022, the Company received confirmation for the legal dissolution of Silverstreak.

NuLeaf

On October 26, 2017, the Company entered into joint venture agreements with NuLeaf Sparks Cultivation, LLC and NuLeaf Reno Production, LLC (collectively, “NuLeaf”) to build and operate cultivation and production facilities for our brand of cannabis products in Nevada. The agreements were subject to approval by the State of Nevada, the City of Sparks and the City of Reno in Nevada. Under the terms of the agreements, the Company remitted to NuLeaf an upfront investment of $4.50 million in the form of convertible loans bearing an interest rate of 6.0% per annum. The Company received all required permits and licenses from the State of Nevada and local authorities in 2018. As a result, the notes receivable balance was converted into a 50.0% ownership interest in Nuleaf. See “Note 17 - Variable Interest Entity Arrangements” in the Consolidated Financial Statements. In April 2022, the Company completed the sale of its 50.0% membership interests in NuLeaf.

DESCRIPTION OF PROPERTY

A summary of the offices and properties that we lease or own are presented in the table below. Each of our facilities is considered to be in good condition, adequate for its purpose, and suitably utilized according to the individual nature and requirements of the relevant operations.

Purpose	Location	Own or Lease	Base Monthly Rent	Lease Begin Date	Lease End Date

Cultivation Facility	Oakland, CA	Lease	$26,225	1/1/2017	12/31/2024
Dispensary (Blüm Oakland)/Distribution Facility	Oakland, CA	Lease	$33,404	5/1/2016	3/31/2026
Dispensary (Blüm San Leandro)	San Leandro, CA	Lease	$27,823	1/1/2017	12/31/2024
Dispensary (People's OC)	Santa Ana, CA	Lease	$54,445	4/1/2018	3/31/2025
Dispensary (People's Costa Mesa)	Costa Mesa, CA	Lease	$50,000	7/6/2021	7/5/2036
Dispensary - DTLA	Los Angeles, CA	Lease	$58,880	11/01/2019	10/31/2026
Corporate Headquarters and Dispensary (The Spot)	Santa Ana, CA	Own

LEGAL PROCEEDINGS

Litigation and Claims

The Company is the subject of lawsuits and claims arising in the ordinary course of business from time to time. The Company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. The Company establishes accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and it discloses the amount accrued and the amount of a reasonably possible loss in excess of the amount accrued if such disclosure is necessary for the Company’s financial statements to not be misleading. To estimate whether a loss contingency should be accrued by a charge to income, the Company evaluates, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of the loss. The Company does not record liabilities when the likelihood that the liability has been incurred is probable, but the amount cannot be reasonably estimated. Based upon present information, the Company determined that there was one matter that required an accrual as of June 30, 2023.

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Magee v. UMBRLA, Inc. et al. - The Company is currently involved in a breach of contract action brought by former LTRMN employee, Kurtis Magee, which was filed by Mr. Magee in the Superior Court of the State of California, County of Orange, on July 21, 2020. Mr. Magee alleges breach of contract in connection with Mr. Magee’s separation agreement with LTRMN. Trial in this matter is set for April 29, 2024. The Company believes the likelihood of a loss contingency is probable. Accordingly, the Company has accrued $0.50 million for this matter in the consolidated balance sheet.

Fusion LLF, LLC v. Unrivaled Brands, Inc. - On June 27, 2022, Fusion LLF, LLC filed an action against the Company, in the Superior Court for the State of California, County of Orange, alleging claims for breach of contract, account stated, and right to attach order and writ of attachment. The complaint claims at least $4.55 million in damages. On August 11, 2022, the Company filed an answer to the complaint. On August 5, 2022, Fusion LLF, LLC filed an application for a right to attach order and writ of attachment, which was denied on December 8, 2022.

People's California, LLC v. Unrivaled Brands, Inc. - On July 19, 2022, People’s California, LLC, the sellers of People's First Choice, filed an action against the Company in the Superior Court for the State of California, County of Orange, bringing claims for breach of contract and breach of the covenant of good faith and fair dealing stemming from the Company’s alleged breach of certain agreements with People’s California, LLC. The complaint claims at least $23.00 million in damages.

On September 20, 2022, the Company filed a cross-complaint in the matter in November 2021. The Company was seeking a minimum of $5.40 million in damages.

On March 6, 2023, the parties entered into a binding term sheet to settle the litigation. The litigation is stayed pending final documentation of the settlement agreement.

People's California, LLC v. Kovacevich, et al - On August 1, 2022, People’s California, LLC filed an action against certain current and former officers and directors of the Company in the Superior Court for the State of California, County of Orange, derivatively on behalf of the Company and listing the Company as a nominal defendant alleging claims for breach of fiduciary duty, abuse of control, self-dealing, corporate waste, and unjust enrichment based on a series of corporate transactions and management decisions. The complaint does not state a specific claim for damages.

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On March 6, 2023, the parties entered into a binding term sheet to settle the litigation. The litigation is stayed pending final documentation of the settlement agreement.

1149 South LA Street Fashion District, LLC vs Unrivaled Brands, Inc. - On January 30, 2023, 1149 South LA Street Fashion District, LLC and 1135 South LA Street Fashion District LLC filed an action against the Company and other defendants in the Superior Court of the State of California, County of Los Angeles, alleging claims for breach of written contract, breach of written guaranty, breach of implied covenant of good faith and fair dealing, waste, and declaratory relief. The complaint claims at least $0.58 million in damages. On April 10, 2023, the Company filed an answer to the complaint. Because no conclusion has been formed as to whether an unfavorable outcome is either probable or remote, no opinion is expressed as to the likelihood of an unfavorable outcome or the amount or range of any possible loss to the Company.

Greenlane Holdings, LLC v. Unrivaled Brands, Inc. - On February 6, 2023, Greenlane Holdings, LLC, a related party, filed an action against the Company in the Superior Court of the State of California, County of Los Angeles, alleging claims for breach of contract, account stated, and unjust enrichment. The complaint alleges damages of $0.40 million. On April 10, 2023, the Company filed an answer to the complaint. Because no conclusion has been formed as to whether an unfavorable outcome is either probable or remote, no opinion is expressed as to the likelihood of an unfavorable outcome or the amount or range of any possible loss to the Company.

WGS Group, Inc. vs Unrivaled Brands, Inc. - On July 17, 2023 WGS Group, Inc. filed an action against the Company in the Superior Court of California, County of Orange Central Justice Center, alleging claims for damages and declaratory relief, breach of security service agreements, breach of the implied covenant of good faith and fair dealing, quantum meruit, violations of business and professional code sections 17200 Et SEQ., declaratory relief regarding successor-in-interest liability, and declaratory relief regarding ultra vires actions imposing personal liability on chief financial officer. Because no conclusion has been formed as to whether an unfavorable outcome is either probable or remote, no opinion is expressed as to the likelihood of an unfavorable outcome or the amount or range of any possible loss to the Company.

Dominion Capital LLC and M2B Funding Corp. vs Unrivaled Brands, Inc. - On September 28, 2023, Dominion Capital LLC and M2B Funding Corp. filed an action against the Company in the Supreme Court of the State of New York, County of New York, alleging claims for breach of written contract. The complaint claims at least $3.027 million in damages. The Company has not yet been served and has not filed an answer to the complaint. Because no conclusion has been formed as to whether an unfavorable outcome is either probable or remote, no opinion is expressed as to the likelihood of an unfavorable outcome or the amount or range of any possible loss to the Company.

No Smoking Allowed Except Turn, LLC v. People’s Riverside, LLC and Unrivaled Brands, Inc. - On July 21, 2023 No Smoking Allowed Except Turn, LLC filed an action against the Company in the Superior Court of California, County of Riverside, alleging claims for damages for breach of contract and negligence.  The complaint alleges damages in excess of $600,000. The Company has not yet filed a responsive pleading.  Because no conclusion has been formed as to whether an unfavorable outcome is either probable or remote, no opinion is expressed as to the likelihood of an unfavorable outcome or the amount or range of any possible loss to the Company.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND

ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our Common Stock is quoted on the OTCQB tier of the OTC Markets under the symbol “UNRV.”  On October 20, 2023, the closing bid price on the OTCQB tier of the OTC Markets for our Common Stock was $0.0151.

Holders

As of October 16, 2023, there were 774,998,097 shares of Common Stock issued and outstanding (excluding shares of Common Stock issuable upon conversion of all of our warrants and options) held by approximately 271 stockholders of record.

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Dividends

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future. There are no restrictions in our Current Articles or the Company Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or
•	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution, unless otherwise permitted under our Current Articles.

Securities Authorized for Issuance Under Equity Compensation Plans

On January 12, 2016, we adopted the 2016 Equity Incentive Plan, which we refer to herein as the 2016 Plan, and our stockholders approved the 2016 Plan at our annual meeting of stockholders that was held on September 26, 2016. Pursuant to the terms of the 2016 Plan, the maximum number of shares of Common Stock available for the grant of awards under the 2016 Plan shall not exceed 2,000,000. During the years ended December 31, 2016, 2017, and 2018, the Company granted ten-year options to directors, officers, and employees, pursuant to which such individuals are entitled to exercise options to purchase an aggregate of up to 130,000, 210,000, and 200,000 shares of Common Stock, respectively. The options have exercise prices of $2.54 to $5.04 per share, and generally vest quarterly over a three-year period.

On December 11, 2018, our Board of Directors approved the 2018 Equity Incentive Plan. On June 20, 2019, the Company adopted the Amended and Restated 2018 Equity Incentive Plan (which we refer to herein as the 2018 Plan, which term includes all amendments thereto, and our stockholders approved the 2018 Plan at our annual meeting of stockholders that was held September 23, 2019. Pursuant to the terms of the 2018 Plan, the maximum number of shares of Common Stock available for the grant of awards under the 2018 Plan shall not exceed 13,000,000 shares. On February 14, 2020, the Board approved an amendment to the 2018 Plan to increase the number of shares available for issuance thereunder by 28,980,000 shares of Common Stock for a total of 43,980,000 shares of Common Stock, plus the number of shares, not to exceed 2,000,000 shares, that may become available under the 2016 Plan after termination of awards thereunder, subject to adjustment in accordance with the terms of the 2018 Plan. During the years ended December 31, 2022 and 2021, the Company granted ten-year options to directors, officers, and employees, pursuant to which such individuals are entitled to exercise options to purchase an aggregate of up to 58,980,000 and 25,010,000 shares of Common Stock, respectively. The options have exercise prices of $0.07 to $0.26 per share, and generally vest quarterly over a three-year period.

During the year ended December 31, 2018, the Company granted ten-year options to directors, officers, and employees, pursuant to which such individuals are entitled to exercise options to purchase an aggregate of up to 350,000 shares of Common Stock that were not subject to the 2016 Plan or the 2018 Plan. The options have exercise prices of $2.02 per share, and generally vest quarterly over a three-year period.

On May 15, 2019, UMBRLA, Inc. approved the 2019 Equity Incentive Plan, which was subsequently amended by shareholder consents dated effective March 11, 2020 and November 2, 2020 (we refer to such plan, as amended, as the UMBRLA Plan). Pursuant to the terms of the UMBRLA Plan, the maximum number of shares of Common Stock available for the grant of awards under the UMBRLA Plan is 55.0 million shares. At the time the acquisition of UMBRLA, Inc. completed, UMBRLA, Inc. had granted ten-year options to employees, directors, officers, and consultants totaling 53,956,980 shares. Immediately after the acquisition of UMBRLA, Inc. by the Company, those shares were assumed by the Company and will be honored in equivalent shares of Company Common Stock which equivalency equals an aggregate 83,017,097 shares. The options have exercise prices of $0.13 to $0.19, and with limited exceptions, vest in equal monthly installments over a four-year period, with the first one-quarter of the award vesting on the first anniversary following the vesting start date.

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	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Range of Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved By Security Holders	87,930,786	$0.072-5.035	42,195,639
Equity Compensation Plans Not Approved By Security Holders	320,594	2.02	-
Total	88,251,380	$0.072-5.035	42,195,639

Penny Stock Regulations

The SEC has adopted regulations that generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1.00 million (excluding primary residence), or annual incomes exceeding $0.20 million individually, or $0.30 million, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Recent Sales of Unregistered Securities

On February 28, 2022, the Company sold 25,000,000 shares for an aggregate sales price of $4.38 million to an unrelated party. The shares were restricted.

In January 2023, the Company entered into Securities Purchase Agreements with certain investors, including Sabas Carrillo, the Company’s Chief Executive Officer, Patty Chan, the Company’s Interim Chief Financial Officer, James Miller, the Company's Chief Operating Officer, and Robert Baca, the Company’s Interim Chief Legal Officer. Pursuant to the Securities Purchase Agreement ("SPA"), the Company issued (i) 14,071,431 shares of Company Series V Preferred Stock at $0.14 per share which is equal to the closing share price of our Common Stock on December 30, 2022 on an as-converted-to-common stock-basis of ten shares of Common Stock for each one share of Company Series V Preferred Stock or $0.014 per share of Common Stock and (ii) 70,357,155 warrants to purchase up to 70,357,155 of Common Stock with an exercise price of $0.028 or equivalent to two times the as-converted-to-common stock purchase price of $0.014. The Company received total gross proceeds of $1.97 million from the private placement transaction.

Equity Financing Facility

On September 17, 2021, the Company filed for a shelf registration renewal on Form S-3 with the SEC. Our existing registration statement was extended six months as the SEC reviewed our request. On February 12, 2022, the shelf registration was declared effective by the SEC. The registration statement will allow the Company to issue, from time to time at prices and on declared terms to be determined at or prior to the time of the offering, shares of our Common Stock, shares of our Preferred Stock, debt securities, warrants, rights, or purchase contracts, either individually or in units, with a total value of up to $100.00 million.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the Company’s consolidated financial statements and notes thereto appearing elsewhere in this proxy statement/prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement/prospectus, including information with respect to the Company’s plans and strategy for the Company’s business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, the Company’s actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

COMPANY OVERVIEW

Our Business

The Company is a cannabis company with retail, production, distribution, and cultivation operations in California, with an emphasis on providing the highest quality of medical and adult use cannabis products. The Company is home to Korova, a brand of high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma. With the acquisition of People’s First Choice, the Company operates a premier cannabis dispensary in Orange County, California, regularly servicing upwards of 1,000 customers each day. The Company also owns dispensaries in California which operate as The Spot in Santa Ana, Blüm in Oakland, and Blüm in San Leandro. As of October 2, 2023, the Company had approximately 151 employees

We are organized into two reportable segments:

•	Cannabis Retail - Includes cannabis-focused retail, both physical stores and non-store front delivery
•	Cannabis Cultivation and Distribution - Includes cannabis cultivation, production, and distribution operations

Either independently or in conjunction with third parties, we operate medical marijuana retail and adult use dispensaries, cultivation and production facilities in California.

Our corporate headquarters are located at 3242 S. Halladay St, Santa Ana, California 92705 and our telephone number is (888) 909-5564. Our website address is as follows: www.unrivaledbrands.com. No information available on or through our websites shall be deemed to be incorporated into this Form S-4. Our Common Stock is quoted on the OTCQB tier of the OTC Markets under the symbol “UNRV.”

Fiscal First and Second Quarter 2023 Highlights

Amendments of Promissory Note Related to People's California, LLC

On May 17, 2023, the Company amended the binding settlement term sheet (“Settlement Term Sheet”) with People’s California, LLC to extend the maturity date of certain principal repayments as originally agreed upon in the Settlement Term Sheet dated March 6, 2023. In addition, the Company shall make an additional $2.20 million principal repayment on or before September 6, 2023. Monthly interest payments were amended to provide the Company with the option to pay 50% of interest in the form of registered shares of Common Stock. Refer to “Note 11 – Notes Payable” of the Consolidated Financial Statements for additional details.

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Executive-Led Private Placement

In January 2023, the Company entered into Securities Purchase Agreements with certain investors, including Sabas Carrillo, the Company’s Chief Executive Officer, Patty Chan, the Company’s Interim Chief Financial Officer, James Miller, the Company's Chief Operating Officer, and Robert Baca, the Company’s Interim Chief Legal Officer. Pursuant to the SPA, the Company issued (i) 14,071,431 shares of Series V Preferred Stock at $0.14 per share which is equal to the closing share price of common stock on December 30, 2022 on an as-converted-to-common stock-basis of ten shares of common stock for each one share of Series V Preferred Stock or $0.014 per share of common stock and (ii) 70,357,155 warrants to purchase up to 70,357,155 of common stock with an exercise price of $0.028 or equivalent to two times the as-converted-to-common stock purchase price of $0.014. The Company received total gross proceeds of $1.97 million from the private placement transaction.

Settlement of People's Litigation

On March 6, 2023, the Company entered into a binding term sheet to resolve pending litigation matters with People’s California, LLC, subject to final documentation. Upon execution of the binding term sheet, the parties agreed to inform the court of the settlement and request a stay of all pending litigation.

Amendment of Promissory Notes Related to Silverstreak Acquisition

On March 23, 2023, the Company entered into a binding term sheet to settle an aggregate of $3.02 million of the promissory notes dated October 1, 2021 related to the acquisition of Silverstreak Solutions, Inc. in the original amount of $4.50 million. The Company and the noteholders have now agreed to reduce the total amount of principal and interest owed to $1.25 million, payable over 60 months, and bearing interest at a rate of 10.0% per annum.

Fiscal Year 2022 Highlights

In fiscal year 2022, the Company launched a 100-day turnaround plan and strategic restructuring to reduce costs, drive efficiency, and identify a path to profitable growth. Management has made concentrated efforts to optimize cashflow by eliminating non-core assets, streamlining on-going operations, and improving the Company’s balance sheet with an emphasis on improving key vendor relationships and reducing short and long-term debt.

Retail Operations

On June 18, 2022, the Company transferred 100% of the membership interests in the People’s dispensary in Los Angeles to the original license holder.

In June 2022, the Company temporarily closed Blüm San Leandro and began actively marketing the retail location for sale through the fiscal third quarter of 2022. In December 2022, a change to the plan of sale occurred and the Company reopened Blüm San Leandro. Accordingly, the assets were reclassified as held and used as of December 31, 2022. Refer to Note 5 of the Consolidated Financial Statements for additional details.

On December 28, 2022, the Company closed on a Management Services Agreement (the “MSA”) with Brick City Productions, Inc. (the “Operator”) to re-open and fully operate the Blum dispensary in San Leandro, including operations management, inventory management, labor administration, vendor relations, and customer service for a term of twelve months. The Operator is also providing the working capital of $0.40 million required to re-open the store. As consideration for such services, the Company will pay a management fee equal to 25% of the gross revenue less discounts, refunds and credits payable in shares of the Company’s common stock at the completion of the MSA. The Company will receive a monthly fee equal to 4% of the gross revenue of the San Leandro dispensary. In addition, the Operator will dedicate and use up to 50% of the San Leandro dispensary to sell the Company’s licensed products.

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During the fiscal third quarter of 2022, the Company surrendered its retail and delivery licenses related to SilverStreak in Sacramento due to underperformance. In November 2022, the Company dissolved the legal entity related to SilverStreak and all liabilities and existing obligations were extinguished.

On December 30, 2022, the Company entered into binding letters of intent with each of Green Door Redding, LLC (“Cookies Redding”) and 510 Retail & Events, Inc. (“Cookies Oakland”) pursuant to which Unrivaled is purchasing an Option to Purchase each of the dispensaries and will also negotiate and enter into a Management Services Agreements to operate the respective dispensaries. The letters of intent provide the Company, for a period of 12 months, with an option to purchase each of Cookies Redding and Cookies Oakland on mutually agreeable terms. The Company paid an equivalent of $1.00 million and $0.50 million, respectively, for the Cookies Redding and Cookies Oakland option to purchase deposit in shares of the Company’s common stock (“Common Stock”) at the closing share price on December 30, 2022, which will be applied to the purchase price of each dispensary at the time of purchase if such purchase occurs.

Cultivation & Distribution Operations

During the fiscal third quarter of 2022, management concluded that it would no longer continue its cultivation operations at one of its cultivation facilities located in California and terminated its operations as of December 31, 2022.

In June 2022, Unrivaled partnered with a leading North American distributor of cannabis and cannabis accessories, with a strong fulfillment infrastructure, to manage distribution of its Korova branded products. In September 2022, Unrivaled reduced the number of in-house manufactured products to high-grossing Korova products and halting productions of Sticks and Cabana products. In July 2022, the Company exited its third-party distribution operations in California. In November 2022, the Company dissolved the related distribution entities in California and all liabilities and existing obligations were extinguished.

NuLeaf Discontinued Operations

In April 2022, the Company completed the sale of its remaining fifty percent (50%) of the membership interests of NuLeaf Reno Production, LLC (“NuLeaf Reno”) and NuLeaf Sparks Cultivation, LLC (“NuLeaf Sparks”) with NuLeaf, Inc. (collectively, the "NuLeaf Operations") for aggregate consideration of $6.50 million in cash. Gross proceeds from the sale of the NuLeaf Operations were used to support ongoing operations and general corporate expenses.

Oregon Discontinued Operations

As part of its restructuring plan, management reevaluated its operations in the state of Oregon and determined it would divest the underperforming assets. On December 28, 2022, the Company entered into a Stock Purchase and Sale Agreement pursuant to which the Company sold all of its equity interests in LTRMN, Inc., which conducts cannabis distribution and wholesale activities in Oregon, to Buchanan Group, LLC and an unaffiliated third-party buyer, for an aggregate purchase price of $0.25 million. The purchase price was paid in the form of a secured promissory note at a rate of 8.0% per annum due and payable on the third anniversary of the date of issuance. However, upon a final and binding settlement of certain ongoing litigation that is approved by UMBRLA, the purchase price shall be automatically revised to be $0 and the promissory note shall be deemed paid and satisfied in-full.

On December 28, 2022, the Company entered into a Membership Interest Purchase and Sale Agreement pursuant to which the Company sold its 50% equity interests in Psychonaut Oregon, LLC (“Psychonaut”), to Joseph Gerlach for an aggregate purchase price of $1. Mr. Gerlach owns the other 50% of the equity interests in Psychonaut and is also the Company’s Chief Cultivation Officer.

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Divestiture of Non-Core Assets

On February 10, 2022, the Company announced the successful closing of the sale of the Company’s non-operating real property and building located on Dyer Road in Santa Ana, California (the “Dyer Property”) for $13.40 million. The sale results in the Company retiring $9.00 million of outstanding debt on the property. Part of the $9.00 million of outstanding debt, that the Company retired in the Dyer property sale, was the $2.50 million promissory note held by Dominion Capital.

Private Financing Through Equity

On February 28, 2022, the Company sold 25,000,000 shares for an aggregate sales price of $4.38 million to Arthur Chan, an unrelated party. The shares were restricted.

In December 2022, the Company filed a Certificate of Designation of Rights, Privileges, Preferences, and Restrictions to establish a new class of preferred shares, the Company Series V Preferred Stock. The number of authorized shares of Company Series V Preferred Stock is 25,000,000 shares. Each share of Company Series V Preferred Stock is convertible into ten shares of Common Stock at any time from and after the first anniversary of the issuance date. Each share of Company Series V Preferred Stock will automatically be converted into ten fully paid and non-assessable shares of Common Stock on the second anniversary of the date on which the holder’s shares of Company Series V Preferred Stock were issued. The shares of Company Series V Preferred Stock have a one-year lock-up and have a two times voting right which automatically expires in two years. Purchasers agreed to enter into a voting agreement assigning their voting rights to Sabas Carrillo, the Company's Chief Executive Officer.

In January 2023, the Company completed a private placement transaction led by its new executive management team for total gross proceeds of $1.97 million. The Company issued (i) 14,071,431 shares of Company Series V Preferred Stock at $0.14 per share and (ii) 70,357,155 Company Warrants to purchase up to 70,357,155 shares of Common Stock with an exercise price of $0.028.

Management Changes

On June 5, 2023, the Company announced the resignation of two of its board members, Nicholas Kovacevich and Eric Baum, effective July 1, 2023.

On June 12, 2023, the Company appointed Patty Chan as its Chief Financial Officer. Ms. Chan previously served as the Company’s Interim Chief Financial Officer since September 2022. Effective June 26, 2023, Chris Rivera was appointed as Interim Chief Financial Officer during Ms. Chan’s parental leave through November 2023.

On July 1, 2023, the Board appointed Sabas Carrillo, the Chief Executive Officer, as Chairman of the Board and James Miller, the Chief Operating Officer, as a director on the Board, effective July 1, 2023. Mr. Carrillo has served as a member of the Board since December 2022.

On June 30, 2023, the Company and Adnant entered into the A&R Engagement Letter amending and restating the Original Adnant Letter dated August 12, 2022. Pursuant to the A&R Engagement Letter, Adnant will continue to provide certain executive level consulting and related business support and services through September 30, 2023. The parties are in the process of amending the A&R Engagement Letter to further extend the term of such agreement.  Effective April 1, 2023, as compensation for such services, Adnant is entitled to receive a monthly flat fee of $0.20 million. Adnant has the option to convert accrued and unpaid service fees into shares of Company Common Stock.

In addition to the monthly fee described above, a performance based award of $2.50 million shall be payable to Adnant in shares of Company Common Stock based upon the achievement of the performance bonus award objectives set forth in the A&R Engagement Letter and the continued performance of Adnant towards obtaining such performance bonus award objectives. A transaction bonus award of $1.25 million is also available to Adnant subject to a change of control event approved by the  Board of Directors with a value equal to or greater than $40.00 million in the aggregate.

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On February 23, 2022 Eric Baum became Chairman of the board of directors for the Company, succeeding Nicholas Kovacevich, who continued as Audit Committee Chairman.

On March 10, 2022, the Company terminated the employment of Uri Kenig, the Company’s Chief Operating Officer, effective as of March 25, 2022.

On March 13, 2022, the Company terminated the employment of Francis Knuettel II, the Company’s Chief Executive Officer and Tiffany Davis, a director of the Company, was appointed as the Interim Chief Executive Officer of the Company.

On July 21, 2022, Tiffany Davis resigned as Interim Chief Executive Officer and as a member of the Company’s board of directors.

On August 12, 2022, the Company entered into an engagement letter with Adnant pursuant to which Adnant will provide executive level consulting and related business support and services related to the Company’s present and future challenges and opportunities. Specifically, Adnant will provide a team of restructuring focused executives that may include, but not be limited to, CEO support, chief restructuring officer, executive vice president of finance, financial planning and analysis professional, and/or legal consulting. Adnant is expected to work closely with the Company and its internal teams, existing management, existing consultants and advisors, lenders, attorneys, and other relevant parties in connection with the implementation of the strategies most appropriate to achieve the Company's objectives and as directed and authorized by the board of directors.

Adnant’s fees for the services will be a flat fee of $0.15 million monthly. The payment of the monthly fee shall be subject to the Company having available a cash balance greater than or equal to $1.2 million (the “Cash Threshold”) following the payment of the monthly fee. Should cash not be sufficient when the fee becomes due and payable, the Company shall accrue such fee(s) until such time as the Cash Threshold is achieved or, at the election of Adnant, and as mutually agreed by the Company, such fees may be paid in an equivalent value of shares of the Company’s common stock.

In addition to the monthly fee described above, a Performance Bonus Award in the aggregate amount of $2.00 million shall be payable to Adnant in shares of the Company’s common stock (“Performance Bonus Award Shares”) based upon the achievement of the Performance Bonus Award Objectives set forth in the Engagement Letter and the continued performance of Adnant towards obtaining such Performance Bonus Award Objectives.

On August 12, 2022, the board of directors appointed Sabas Carrillo as Interim Chief Executive Officer. Mr. Carrillo is the Founder and CEO of Adnant.

On August 22, 2022 and September 12, 2022, the Company appointed Robert Baca as Interim Chief Legal Officer and Patty Chan as Interim Chief Financial Officer, respectively.

On December 23, 2022, the Board appointed James Miller as the Company’s Chief Operating Officer.

On December 23, 2022, the Company appointed Tracy McCourt as the Company’s Chief Revenue Officer.

Annual Impairment Test

Under US GAAP, impairment exists when the net book value of an asset exceeds its fair value. Net book value is recorded at cost less accumulated amortization. Fair value is determined based on quoted market prices, prices of comparable businesses, a present value or other valuation technique, or a combination thereof. Forecasted cash flows expected from the assets may be considered depending on the valuation technique. To determine if an asset is impaired, the total profit, cash flow or other benefit expected to be generated by the asset is compared with its current book value. If it is determined that the book value of the asset is greater than the future cash flow or benefit of the asset, an impairment is recorded.

In accordance with ASC 350, “Intangibles-Goodwill and Other,” goodwill and indefinite-lived intangible assets are tested for impairment annually or whenever events or changes in circumstances indicate that the asset might be impaired. US GAAP requires that if an asset group was impaired, the impairment of long-lived assets should be completed and reflected in the carrying amount of the reporting unit prior to the goodwill impairment test. The Company conducts its annual impairment assessment on September 30. In fiscal year 2022, the Company recorded total impairment loss of $163.70 million detailed as follows:

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During the nine months ended September 30, 2022, the Company recorded total impairment of $83.09 million related to the intangible assets and goodwill acquired from UMBRLA, Inc. in 2021. Management assessed the projected revenues based on current market conditions and revised the earnings forecast based on a decrease in anticipated operating profits and cash flows.

During the nine months ended September 30, 2022, the Company recorded total impairment of $63.64 million related to the intangible assets and goodwill acquired from People’s First Choice LLC in 2021. Management noted forecasted revenues used at the time of acquisition were not achievable due to regulatory and licensing issues and revised the earnings forecast accordingly.

During the nine months ended September 30, 2022, the Company recognized an impairment of $11.08 million and $5.89 million related to the intangible assets and goodwill acquired from SilverStreak Solutions in 2021 and Black Oak Gallery in 2016, respectively, as a result of current market conditions in California as market participants continue to compete with the illegal market.

Outlook

The Company will continue to focus on its performing assets, particularly California retail assets. In particular, the Company intends to emphasize retail business fundamentals including a robust and diverse product offering, improving inventory and vendor management, effective marketing, and reinvigorating its Korova brand. The Company will continue to focus on reducing and streamlining its corporate overhead and rightsizing the Company. This outlook is based on several management assumptions that are largely outside the control of the Company. With a disciplined approach to retail performance, a management team with extensive cannabis industry, capital markets experience, deep relationships in the industry, and a commitment to investing in its team and, specifically, its company culture, the Company is encouraged that Unrivaled will emerge from its current restructuring efforts as an effective cannabis company. We will continue to seek further opportunities to expand profitability and maximize returns for its shareholders.

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RESULTS OF OPERATIONS

Comparison of the Three Months Ended June 30, 2023 and 2022

The below table outlines our consolidated statements of operations for the three and six months ended June 30, 2023 and 2022:

	(unaudited)
	Three Months Ended June 30,					Six Months Ended June 30,
($ in thousands)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Revenue	$8,797	$15,801	$(7,004)	(44.0)%	$18,037	$34,650	$(16,613)	(48.0)%
Cost of Goods Sold	4,197	7,714	(3,517)	(46.0)%	8,742	20,450	(11,708)	(57.0)%
Gross Profit	4,600	8,087	(3,487)	(43.0)%	9,295	14,200	(4,905)	(35.0)%
Gross Profit %	52.3%	51.2%	1.1%		51.5%	41.0%	10.6%

Operating Expenses:
Selling, General & Administrative Expenses	8,071	18,160	(10,089)	(55.6)%	13,668	36,091	(22,423)	(62.1)%
Impairment Expense	-	55,726	(55,726)	(100.0)%	-	55,726	(55,726)	(100.0)%
(Gain) Loss on Disposal of Assets	(1,739)	541	(2,280)	(421.4)%	(1,739)	343	(2,082)	(607.0)%
Total Operating Expense, Net	6,332	74,427	(68,095)	(91.5)%	11,929	92,160	(80,231)	(87.1)%

Loss from Operations	(1,732)	(66,340)	64,608	(97.4)%	(2,634)	(77,960)	75,326	(96.6)%
Other Income, Net	165	755	(590)	(78.1)%	2,135	159	1,976	1,242.8%

Loss from Continuing Operations Before Provisions for Income Taxes	(1,567)	(65,585)	64,018	(97.6)%	(499)	(77,801)	77,302	(99.4)%
Provision for Income Tax Benefit (Expense) for Continuing Operations	125	448	(323)	(72.1)%	(533)	2,136	(2,669)	(125.0)%

Net Loss from Continuing Operations	(1,442)	(65,137)	63,695	(97.8)%	(1,032)	(75,665)	74,633	(98.6)%
Net Income from Discontinued Operations	-	1,419	(1,419)	(100.0)%	-	3,349	(3,349)	(100.0)%

Net Loss	(1,442)	(63,718)	62,276	(97.7)%	(1,032)	(72,316)	71,284	(98.6)%

Net Income from Discontinued Operations Attributable to Non-Controlling Interest	-	-	-	-%	-	275	(275)	(100.0)%

Net Loss Attributable to Unrivaled Brands, Inc.	$(1,442)	$(63,718)	$62,276	(97.7)%	$(1,032)	$(72,591)	$71,559	(98.6)%

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Three Months Ended June 30, 2023 Compared to Three Months Ended June 30, 2022

Revenue

Overall revenue for the three months ended June 30, 2023 was $8.80 million compared to $15.80 million for the same period in 2022, a decrease of $7.00 million or 44.0%. During the three months ended June 30, 2023, the Company generated revenue from continuing operations of $8.80 million composed of retail revenue of $8.42 million and cultivation/distribution revenue of $0.38 million. This compared to revenue from continuing operations of $15.80 million for the quarter ended June 30, 2022, which included retail revenue of $11.14 million and cultivation/distribution revenue of $4.66 million.

Retail revenue for the three months ended June 30, 2023 decreased compared to the same period in the prior year by $2.73 million or 24.5% due to the closure of our non-storefront delivery in Sacramento, California, the divestiture of the Downtown Los Angeles retail operations during the second quarter of 2022, and a general decline in the cannabis market during the last half of 2022. While we operated the non-storefront Sacramento retail operation and the Los Angeles retail operations during the first quarter of 2022, there were no operations of the same non-storefront Sacramento retail and Los Angeles retail operations during the quarter ended June 30, 2023, which contributed $0.91 million in revenues in the prior year.

Cultivation and distribution revenue for the three months ended June 30, 2023 decreased by $4.28 million or 91.8% compared to the same period in the prior year due to the closure of all operations except for one growing facility in Northern California that was implemented as part of the Company's turnaround plan in 2022. In addition, we eliminated third-party distribution operations in California which contributed $4.66 million of revenue in the same period in the prior year. We also ceased growing operations at a facility in Northern California which provided no revenue in 2023 and began slowing down cultivation operations at our remaining facility in Northern California which provided $0.34 million of revenue in the current year. Combined revenues from both facilities provided $1.11 million in the prior year.

Gross Profit

Cost of goods sold for the three months ended June 30, 2023 was $4.20 million, a decrease of $3.52 million, or 46.0%, compared to $7.71 million for the three months ended June 30, 2022. The decrease in cost of goods sold was directly impacted by the decrease in revenues for the current reporting period as compared to the prior year.

Gross profit from continuing operations for the three months ended June 30, 2023 was $4.60 million compared to a gross profit of $8.09 million for the three months ended June 30, 2022, a decrease of $3.49 million or 43.0%. The decrease in gross profit was directly impacted by the decrease in revenues for the current reporting period as compared to the prior year. However, the Company's gross margin improved for the three months June 30, 2023 to 52.3% as compared to 51.2% for the same period in the prior year as the Company focused on its core assets and divested non-performing assets related to its distribution operations. Gross profit for on-going retail operations improved to 52.9% for the three months ended June 30, 2023 compared to 51.3% for the same period in the prior year.

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Selling, General & Administrative Expenses

Selling, general and administrative expenses for the three months ended June 30, 2023 were $8.07 million, compared to $18.16 million for the three months ended June 30, 2022, a decrease of $10.09 million or 55.6%. As a result of the Company's restructuring plan implemented during the third fiscal quarter of 2022, the Company saw significant reductions in expenses during the three months ended June 30, 2023 as compared to the same period in the prior year. Specifically, the Company saw a decrease of $2.57 million in depreciation and amortization expense, a decrease of $1.40 million in facility related expenses, such as rent, utilities, repairs and maintenance, security, and insurance, a decrease of $3.00 million in salaries and benefits, and a decrease of $0.04 million in stock-based compensation. Management expects to continue focusing on efficiencies within its core assets and reducing non-core assets and expenditures.

Operating Loss

The Company realized an operating loss from continuing operations of $1.73 million for the three months ended June 30, 2023 compared to $66.34 million for the three months ended June 30, 2022, a decrease of $64.61 million or 97.4%. This improvement from the same period in the prior year was primarily attributable to the results of the Company's restructuring objectives noted above and an impairment charge of $55.73 million recognized in the three months ended June 30, 2022, where no impairment charge was recognized during the current period.

Other Income

Other income for the three months ended June 30, 2023 of $0.17 million was generally consistent compared to $0.76 million for the three months ended June 30, 2022. During the three months ended June 30, 2023, the Company recognized a gain on settlement of liabilities of $0.11 million versus none in the comparative prior period. This was offset by an unrealized gain on investments of $0.96 million during the three months ended June 30, 2022 compared to none in the current period.

Discontinued Operations

Net income from discontinued operations was nil for the three months ended June 30, 2023 compared to $1.42 million for the comparative prior period. All discontinued operations were fully divested as of December 31, 2022, and as a result, the Company had no income or loss from discontinued operations for the three months ended June 30, 2023.

Comparison of the Six Months Ended June 30, 2023 and 2022

Revenue

Overall revenue was $18.04 million for the six months ended June 30, 2023 compared to $34.65 million for the same period in 2022, a decrease of $16.61 million or 48.0%. Revenue from continuing operations was $18.04 million for the six months ended June 30, 2023 which was composed of retail revenue of $16.89 million and cultivation/distribution revenue of $1.15 million. This compared to revenue from continuing operations of $34.65 million for the six months ended June 30, 2022, which included retail revenue of $23.65 million and cultivation/distribution revenue of $11.00 million.

Retail revenue for the six months ended June 30, 2023 decreased compared to the same period in the prior year by $6.77 million or 28.6% due to the closure of our non-storefront delivery in Sacramento, California, the divestiture of the Downtown Los Angeles retail operations during the second quarter of 2022, and a general decline in the cannabis market during the last half of 2022. While we operated the non-storefront Sacramento retail operation and the Los Angeles retail operations during the first two quarters of 2022, there were no operations of the same non-storefront Sacramento retail and Los Angeles retail operations during the first two quarters of 2023, which contributed $2.29 million in revenues in the prior year.

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Cultivation and distribution revenue for the six months ended June 30, 2023 decreased by $9.85 million or 89.5% compared to the same period in the prior year due the closure of all operations except one growing facility in Northern California that was implemented as part of the Company's turnaround plan. In addition, we eliminated third-party distribution operations in California which contributed $11.87 million of revenue in the same period in the prior year. We also ceased growing operations at a facility in Northern California which provided no revenue in 2023 and began slowing down cultivation operations at our remaining facility in Northern California which provided $0.99 million of revenue in the current year compared to $2.21 million in the prior year.

Gross Profit

Cost of goods sold for the six months ended June 30, 2023 was $8.74 million, a decrease of $11.71 million or 57.0% compared to $20.45 million for the six months ended June 30, 2022. The decrease in cost of goods sold was directly impacted by the decrease in revenues for the current reporting period as compared to the prior year.

Gross profit from continuing operations for the six months ended June 30, 2023 was $9.30 million compared to a gross profit of $14.20 million for the six months ended June 30, 2022, a decrease of $4.91 million or 35.0%. The decrease in gross profit was directly impacted by the decrease in revenues for the current reporting period as compared to the prior year. However, the Company's overall gross margin improved for the six months June 30, 2023 to 51.5% as compared to 41.0% for the same period in the prior year as the Company focused on its core assets and divested non-performing assets related to its distribution operations. Gross profit for on-going retail operations improved to 54.0% for the six months ended June 30, 2023 compared to 48.0% for the same period in the prior year.

Selling, General & Administrative Expenses

Selling, general and administrative expenses for the six months ended June 30, 2023 were $13.67 million, compared to $36.09 million for the six months ended June 30, 2022, a decrease of $22.42 million or 62.1%. As a result of the Company's restructuring plan implemented during the third fiscal quarter of 2022, the Company saw significant reductions in expenses during the six months ended June 30, 2023 as compared to the same period in the prior year. Specifically, the Company saw a decrease of $5.04 million in depreciation and amortization expense, a decrease of $3.03 million in facility related expenses, such as rent, utilities, repairs and maintenance, security, and insurance, a decrease of $5.93 million in salaries and benefits, and a decrease of $1.77 million in stock-based compensation. Management expects to continue focusing on efficiencies within its core assets and reducing non-core assets and expenditures.

Operating Loss

The Company realized an operating loss from continuing operations of $2.63 million for the six months ended June 30, 2023 compared to $77.96 million for the six months ended June 30, 2022, a decrease of $75.33 million or 96.6%. This improvement from the same period in the prior year was primarily attributable to the results of the Company's restructuring objectives noted above and an impairment charge of $55.73 million recognized in the six months ended June 30, 2022, where no impairment charge was recognized for the three months ended June 30, 2023.

Other Income

Other income for the six months ended June 30, 2023 was $2.14 million compared to $0.16 million for the six months ended June 30, 2022, an increase of $1.98 million. The change from the prior year was primarily attributable to an increase in gain on extinguishment of debt due to the $3.03 million recognized during the current period, offset by a decrease in other income of $0.59 million compared to the same period in the prior year.

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Discontinued Operations

Net income from discontinued operations was nil for the six months ended June 30, 2023 compared to $3.35 million for the comparative prior period. All discontinued operations were fully divested as of December 31, 2022, and as a result, the Company had no income or loss from discontinued operations for the six months ended June 30, 2023.

Comparison of the Three Months Ended June 30, 2023 Compared to Three Months Ended March 31, 2023

The below table outlines our consolidated statements of operations for the fiscal second quarter of 2023 compared to the fiscal first quarter of 2023:

	(unaudited)
	Three Months Ended
	June 30,	March 31,
($ in thousands)	2023	2023	$ Change	% Change
Revenue	$8,797	$9,240	$(443)	(5.0)%
Cost of Goods Sold	4,197	4,545	(348)	(8.0)%
Gross Profit	4,600	4,695	(95)	(2.0)%
Gross Profit %	52.3%	50.8%	1.5%

Operating Expenses:
Selling, General & Administrative Expenses	8,071	5,597	2,474	44.2%
Gain on Disposal of Assets	(1,739)	-	(1,739)	100.0%
Total Operating Expenses	6,332	5,597	735	13.1%

Loss from Operations	(1,732)	(902)	(830)	92.0%
Other Income, Net	165	1,970	(1,805)	(91.6)%

(Loss) Income Before Provisions for Income Taxes	(1,567)	1,068	(2,635)	(246.7)%
Provision for Income Tax Benefit (Expense)	125	(658)	783	(119.0)%

Net (Loss) Income	$(1,442)	$410	$(1,852)	(451.7)%

Revenue

Revenues for the three months ended June 30, 2023 were generally consistent with the preceding quarter ended March 31, 2023. The decrease in consolidated revenue of $0.44 million was primarily due to a $0.39 million decrease in cultivation/distribution revenue quarter over quarter due to the Company's focus on its retail operations during the current period. Retail revenue was generally consistent with the prior quarter.

Gross Profit

Cost of goods sold for the three months ended June 30, 2023 was $4.20 million, a decrease of $0.35 million or 8.0%, compared to $4.55 million for the three months ended March 31, 2023. The decrease in cost of goods sold was primarily due to the improvement in efficiency and focus on cost-cutting measures at the Company's cultivation facility and its operations.

Gross profit from continuing operations for the three months ended June 30, 2023 was $4.60 million compared to $4.70 million for the three months ended March 31, 2023, an decrease of $0.10 million or 2.0%. The decrease in gross profit was directly impacted by the decrease in promotion and marketing program ("PMP") revenue compared to the immediate prior quarter. The Company's overall gross profit improved for the three months June 30, 2023 to 52.3% as compared to 50.8% for the immediate prior quarter. Gross profit for on-going retail operations declined to 52.9% for the three months ended June 30, 2023 compared to 55.1% for the preceding quarter as a result of a decline in PMP revenue during the three months ended June 30, 2023. Gross profit for on-going retail operations remained consistent from product sales.

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Selling, General & Administrative Expenses

Selling, general and administrative expenses for the three months ended June 30, 2023 were $8.07 million, compared to $5.60 million for the three months ended March 31, 2023. The quarter-over-quarter increase of $2.47 million or 44.2%.was primarily related to an increase in stock-based compensation of $1.19 million for shares issued pursuant to a related party for executive-level consulting and related business support services and an increase in professional fee expenses of $0.47 million due to professional fees related to legal services.

Operating Loss

The Company realized an operating loss from continuing operations of $1.73 million for the three months ended June 30, 2023 compared to $0.90 million for the three months ended March 31, 2023, an increase of $0.83 million or 92.0%. The increase in operating loss from the immediate prior quarter was primarily due to the $2.47 million increase in selling, general and administrative expenses as described above, offset by a gain on disposal of assets of $1.74 million for the dissolution of UMBRLA, Inc.

Other Income

Other income for the three months ended June 30, 2023 was $0.17 million compared to $1.97 million for the three months ended March 31, 2023, a decrease of $1.81 million. This change from was primarily attributable to the gain on extinguishment of debt of $3.03 million during the first quarter of 2023, versus none in the current quarter.

Non-GAAP Reconciliations

Non-GAAP earnings is a supplemental measure of our performance that is neither required by, nor presented in accordance with, U.S. generally accepted accounting principles (“US GAAP”). Non-GAAP earnings is not a measurement of the Company's financial performance under US GAAP and should not be considered as alternative to net income, operating income, or any other performance measures derived in accordance with US GAAP, or as alternative to cash flows from operating activities as a measure of the Company's liquidity. In addition, in evaluating non-GAAP earnings, you should be aware that in the future the Company will incur expenses or charges such as those added back to calculate non-GAAP earnings. The Company's presentation of non-GAAP earnings should not be construed as an inference that its future results will be unaffected by unusual or nonrecurring items.

Non-GAAP earnings has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of the Company's results as reported under US GAAP. Some of these limitations are (i) it does not reflect the Company's cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, the Company's working capital needs, (iii) it does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP earnings does not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in the Company's statements of cash flows, and (vi) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as comparative measures.

The Company compensates for these limitations by providing specific information regarding the US GAAP amounts excluded from such non-GAAP financial measures. The Company further compensates for the limitations in our use of non-GAAP financial measures by presenting comparable US GAAP measures more prominently.

The Company believes that non-GAAP earnings facilitates operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

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These potential differences may be caused by variations in capital structures (affecting interest expense) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents non-GAAP earnings because (i) it believes that this measure is frequently used by securities analysts, investors and other interested parties to evaluate companies in the Company's industry, (ii) the Company believes that investors will find these measures useful in assessing the Company's ability to service or incur indebtedness, and (iii) the Company uses non-GAAP earnings internally as benchmark to compare its performance to that of its competitors.

In the presentation of the financial results below, the Company reconciles non-GAAP Adjusted EBITDA Income (Loss) with net income (loss) attributable to continuing operations, the most directly comparable GAAP measure. Management believes that this presentation may be more meaningful in analyzing our income generation.

On a non-GAAP basis, the Company recorded non-GAAP Adjusted EBITDA Loss of $0.80 million for the three months ended June 30, 2023 compared to $4.61 million for the three months ended June 30, 2022. For the six months ended June 30, 2023, the Company recorded non-GAAP Adjusted EBITDA Loss of $0.45 million compared to $9.69 million for the six months ended June 30, 2022. The details of those expenses and non-GAAP reconciliation of these non-cash items are set forth below:

	(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net Loss	$(1,442)	$(63,718)	$(1,032)	$(72,316)
Less: Net Income from Discontinued Operations, Net	-	(1,419)	-	(3,349)
Add (Deduct) Impact of:
Interest Expense	187	438	1,211	2,204
Provision for Income Tax (Benefit) Expense	(125)	(448)	533	(2,136)
Depreciation Expense	221	930	433	1,837
Amortization of Intangible Assets	562	2,422	1,125	4,765
EBITDA Income (Loss) from Continuing Operations (Non-GAAP)	$(597)	$(61,795)	$2,270	$(68,995)

Non-GAAP Adjustments:
Stock-based Compensation Expense	1,642	1,680	2,097	3,868
Impairment of Assets	-	55,726	-	55,726
Severance Expense for Series A Share Repurchases	-	201	-	871
Realized Loss on Sale of Investments	-	-	61	-
Unrealized Gain on Investments	-	(963)	-	(963)
(Gain) Loss on Disposal of Assets	(1,739)	541	(1,739)	343
Gain on Settlement of Liabilities	(110)	-	(110)	-
Gain on Extinguishment of Debt	-	-	(3,026)	(542)
Adjusted EBITDA Loss from Continuing Operations (Non-GAAP)	$(804)	$(4,610)	$(447)	$(9,692)

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Comparison of the Years Ended December 31, 2022 and 2021

The below table outlines the impact of reclassifying the operations of the NuLeaf operations, Nevada Dispensaries, Oregon Operations, OneQor, and Edible Garden to discontinued operations:

	(unaudited)
	Three Months Ended December 31,				Twelve Months Ended December 31,
($ in thousands)	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change

Revenue	$8,726	$20,480	$(11,754)	(57.0)%	$52,015	$42,120	$9,895	23.0%
Cost of Goods Sold	4,905	12,923	(8,018)	(62.0)%	35,118	31,101	4,017	13.0%
Gross Profit	3,821	7,557	(3,736)	(49.0)%	16,897	11,019	5,878	53.0%
Gross Profit %	43.8%	36.9%	6.9%		32.5%	26.2%	6.3%

Operating Expenses:
Selling, General and Administrative Expenses	4,113	17,841	(13,728)	(76.9)%	54,156	46,314	7,842	16.9%
Impairment Expense	-	6,171	(6,171)	(100.0)%	163,698	6,171	157,527	2552.7%
Gain on Disposal of Assets	(9,066)	(3,133)	(5,933)	189.4%	(7,194)	(3,133)	(4,061)	129.6%
Total Operating Income (Expenses)	(4,953)	20,879	(25,832)	(123.7)%	210,660	49,352	161,308	326.9%

Income (Loss) from Operations	8,774	(13,322)	22,096	(165.9)%	(193,763)	(38,333)	(155,430)	405.5%
Other Expense	(2,026)	(1,948)	(78)	4.0%	(1,871)	(2,847)	976	(34.3)%

Income (Loss) from Continuing Operations Before Provisions for Income Taxes	6,748	(15,270)	22,018	(144.2)%	(195,634)	(41,180)	(154,454)	375%
Provision for Income Tax Benefit (Expense) for Continuing Operations	(2,802)	(885)	(1,917)	216.6%	2,784	(885)	3,669	(415)%

Net Income (Loss) from Continuing Operations	3,946	(16,155)	20,101	(124.4)%	(192,850)	(42,065)	(150,785)	359%
Net (Loss) Income from Discontinued Operations	(380)	6,415	(6,795)	(105.9)%	4,194	10,190	(5,996)	(59)%

Net Income (Loss)	3,566	(9,740)	13,306	(136.6)%	(188,656)	(31,875)	(156,781)	492%

Net Loss from Continuing Operations Attributable to Non-Controlling Interest	-	-	-	-%	-	(604)	604	(100)%
Net Income from Discontinued Operations Attributable to Non-Controlling Interest	-	-	-	-%	275	-	275	100%

Net Loss Attributable to Unrivaled Brands, Inc.	$3,566	$(9,740)	$13,306	(136.6)%	$(188,931)	$(31,271)	$(157,660)	504%

Revenue

During the year ended December 31, 2022, the Company generated revenue from continuing operations of $52.02 million composed of retail revenue of $39.94 million and cultivation/distribution revenue of $12.08 million. This compared to revenue from continuing operation of $42.12 million for the year ended December 31, 2021, which included retail revenue of $24.54 million and cultivation/distribution revenue of $17.58 million. This was an increase of $9.90 million, or 23.0%, in revenue from continuing operations from the prior year.

Retail revenue for the year ended December 31, 2022 outpaced the prior year by $15.40 million, or 62.7%, due to the retail assets acquired in the Company's 2021 acquisitions of UMBRLA and People's First Choice. We operated five retail stores and a non-storefront delivery service for the majority of fiscal 2022 compared to 2 retail stores which operated for the full year of fiscal 2021 and 3 retail and a store front delivery service was added during the latter half of fiscal 2021.

Cultivation and distribution revenue for the year ended December 31, 2022 decreased by $5.50 million, or 31.3%, as a result of management's focused efforts to restructure the Company's cannabis brands through reduction of active products as well decrease in internal sales force during the year the year ended December 31, 2022. The Company also shutdown third-party distribution operations in the state of California during the fiscal third quarter of 2022 as well as completed the sale of Oregon Operations during the fiscal fourth quarter of 2022. Refer to “Note 19 - Discontinued Operations” of the notes to the Consolidated Financial Statements in Item 8 for further information, which contributed in the decrease in cultivation and distribution revenue as compared to the prior year.

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Gross Profit

Cost of goods sold for the year ended December 31, 2022 was $35.12 million, an increase of $4.02 million, or 13.0%, compared to $31.10 million for the year ended December 31, 2021. The increase in cost of goods sold was directly impacted by the increase in revenues for the current reporting period as compared to the prior year.

The Company’s gross profit for the year ended December 31, 2022, was $16.90 million, compared to $11.02 million for the year ended December 31, 2021, an increase of $5.88 million or 53.0%. The Company’s gross margin was 32.5% for the year ended December 31, 2022 compared with 26.2% for the year ended December 31, 2021, an increase of 6.3%. The increased gross margin is primarily due to the improvement in retail operations for the year ended December 31, 2022 as compared to the prior year as the Company's retail operations has higher margins than its other operations.

Selling, General & Administrative Expenses

The merger with UMBRLA and the acquisitions of People's First Choice and SilverStreak Solutions in 2021 led to expanded operations with additional facilities, employees, and costs to support them. Selling, general and administrative expenses for the year ended December 31, 2022, were $54.16 million, compared to $46.31 million for the year ended December 31, 2021, an increase of $7.84 million or 16.9% primarily driven by larger operations through the majority of the current year. As a result, the Company saw an increase in depreciation and amortization of $5.07 million, rent and facility fees of $2.08 million, security expenses of $2.07 million, stock based compensation of $0.90 million, license, fees and other taxes of $1.44 million. These increases were offset by a decrease in salaries and related benefits of $4.96 million as the Company began to reduce its workforce during the second quarter of fiscal 2022. The Company expects for fiscal 2023, selling, general and administrative expenses to be significantly lower due to the execution of its restructuring plan enacted during the latter half of fiscal 2022.

Operating Loss

The Company realized an operating loss from continuing operations of $193.76 million for the year ended December 31, 2022 compared to $38.33 million for the year ended December 31, 2021, an increase of $155.43 million or 405.5%. This increase was primarily attributable to a $163.70 million impairment of intangible assets and goodwill related to the UMBRLA, People’s, and SilverStreak acquisitions which was partially offset by a gain on disposal of assets of $7.19 million recognized during the year ended December 31, 2022. As part of the Company’s strategic restructuring in fiscal year 2022, the Company terminated its third-party distribution operations in California, its retail and delivery operations at SilverStreak in Sacramento, California and other non-performing assets. As a result, management expects to have significantly lower expenditures during fiscal year 2023.

Other Expense

Other expense for the year ended December 31, 2022 was $1.87 million compared to other expense of $2.85 million for the year ended December 31, 2021, a decrease of $0.98 million, or (34.3)%. The decrease in other expense was attributed to a loss on extinguishment of debt of $5.98 million as a result of the amendment of the 7.5% Senior Convertible Promissory Notes in fiscal 2021, while no such extinguishment was recognized during fiscal 2022. The loss was offset by a gain on investments of $5.34 million during fiscal 2021 from the sale of Hydrofarm Holdings Group, Inc. ("Hydrofarm") while no such transaction occured during fiscal 2022. Interest expense increased by $2.40 million compared to the prior year as a result of increased debt for the funding of the acquisitions incurred during fiscal 2021, which primarily contributed to the change in other expenses as compared to fiscal 2022.

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Discontinued Operations

Net income from discontinued operations was $4.19 million for the year ended December 31, 2022 compared to $10.19 million for the comparative prior year. The decrease of $6.00 million over the year ended December 31, 2021 was primarily due to less disposition of its discontinued operating assets in fiscal 2022 as compared to fiscal 2021. The Company disposed of five non-core assets in fiscal 2021 compared to 3 non-core assets in fiscal 2022.

Net Loss Attributable to Unrivaled Brands, Inc.

Net loss attributable to Unrivaled Brands, Inc. was $188.93 million, or $(0.32) per share, for the year ended December 31, 2022, compared to $31.27 million, or $(0.08) per share, for the year ended December 31, 2021. The increase in net loss was primarily attributable to the impairment of $163.70 million during the year ended December 31, 2022 compared to an impairment expense of $6.17 million during the year ended December 31, 2021.

Comparison of the Three Months Ended December 31, 2022 to Three Months Ended December 31, 2021 (Unaudited)

Revenue

During the three months ended December 31, 2022, the Company generated revenue from continuing operations of $8.73 million composed of retail revenue of $8.11 million and cultivation/distribution revenue of $0.61 million. This compared to revenue from continuing operations of $20.48 million for the quarter ended December 31, 2021, which included retail revenue of $13.28 million and cultivation/distribution revenue of $7.20 million. This was a decrease of $11.75 million or 57.0% in revenue from continuing operations.

Retail revenue for the three months ended December 31, 2022 decreased by $5.17 million, or 38.9%, as compared to the same period in the prior year which is primarily due to the Company's strategic restructuring in fiscal year 2022 and closing under-performing retail locations. During the fourth quarter of fiscal 2022, the Company was not operating the People's dispensary in Los Angeles, the Blum dispensary in San Leandro was re-opened in December 2022, in addition to the retail and delivery licenses related to SilverStreak in Sacramento was shut down due to underperformance. These same locations were operational during the fourth quarter of fiscal 2021, contributing to the decline in retail revenue compared to the prior year.

Cultivation and distribution revenue for the three months ended December 31, 2022 decreased by $6.59 million, or 91.5%, compared to the same period in the prior year period due to the Company's turnaround plan to promote fewer active products as well as a reduction in internal sales force. The Company shut down third-party distribution operations in the state of California during the fiscal third quarter of 2022 as well as completed the sale of Oregon Operations during the fiscal fourth quarter of 2022. Refer to “Note 19 - Discontinued Operations” of the notes to the Consolidated Financial Statements in Item 8 for further information, which contributed to the decline in cultivation and distribution revenue as compared to the prior year.

Gross Profit

Cost of goods sold for the three months ended December 31, 2022 was $4.91 million, a decrease of $8.02 million, or 62.0%, compared to $12.92 million for the three months ended December 31, 2021. The decrease in cost of goods sold was impacted by the restructuring of the Company's cannabis cultivation and distribution operations which had diminished activity during the three months ended December 31, 2022 as compared to the prior year.

The Company’s gross profit for the three months ended December 31, 2022, was $3.82 million, compared to $7.56 million for the three months ended December 31, 2021, a decrease of $3.74 million million, or 49.0% as a result of the above reduction in retail locations and restructuring of its cultivation and distribution operations in the fourth quarter of 2022 compared to the same period in the prior year. The Company’s gross margin was 43.8% for the three months ended December 31, 2022 compared with 36.9% for the three months ended December 31, 2021, an increase of 6.9%. The increased gross margin is primarily due to the strategic restructuring and discontinuation of unprofitable subsidiaries and focusing on its higher margin retail operations.

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Selling, General & Administrative Expenses

Selling, general and administrative expenses for the three months ended December 31, 2022, were $4.11 million, compared to $17.84 million for the three months ended December 31, 2021, a decrease of $13.73 million, or 76.9%, as a result of the Company's restructuring plan to focus on efficiencies, its core assets and reducing its non-core assets implemented during the third fiscal quarter of 2022. As a result of the restructuring plan, the Company saw a decrease in depreciation and amortization of $2.15 million, rent and facility fees of $1.34 million, professional fees of $1.06 million, salaries and related benefits of $3.06 million and a reduction in allowance for bad debt of $4.29 million. The Company expects for fiscal 2023, selling, general and administrative expenses to be significantly lower due to the execution of its restructuring plan enacted during the later half of fiscal 2022.

Operating Income

The Company recognized operating income from continuing operations of $8.77 million for the three months ended December 31, 2022 compared to an operating loss from continuing operations of $13.32 million for the three months ended December 31, 2021, a net income increase of $22.10 million or 165.9% as a result of the Company’s restructuring plan to focus on efficiencies, its core assets and reducing its non-core assets implemented during the third fiscal quarter of 2022. The Company has meaningfully reset the cost structure of its continuing operations. The reduction in the Company’s prior operating loss was further contributed by an increase in gain on disposal of $5.93 million related to the shut down of its non-core assets during the fourth quarter of fiscal 2022 compared to the prior year.

Other Expense

Other expense for the three months ended December 31, 2022 was $2.03 million compared to other expense of $1.95 million for the three months ended December 31, 2021, an increase of $0.08 million, or 4.0%. The increase in other expense was attributed to an increase in interest expense of $0.43 million coupled with an increase in unrealized loss on investments of $0.26 million, offset by a decrease in other expense of $0.62 million during the three months ended December 31, 2022 as compared to the same period in the prior year.

Discontinued Operations

Net loss from discontinued operations was $0.38 million for the three months ended December 31, 2022 compared to net income from discontinued operations of $6.42 million for the comparative prior year. The decrease of $6.80 million, or 105.9%, over the year ended December 31, 2021 was primarily due to two Nevada dispositions occurring in the fourth quarter of fiscal 2020 compared to one disposition occurring in the fourth quarter of fiscal 2022.

Net Income (Loss) Attributable to Unrivaled Brands, Inc.

Net income attributable to Unrivaled Brands, Inc. was $3.57 million, or $0.01 per share, for the three months ended December 31, 2022, compared to net loss of $9.74 million, or $(0.02) per share, for the three months ended December 31, 2021 primarily from the reduction of selling, general and administrative expenses during the three months ended December 31, 2022 as compared to the same period in the prior year. The decline in selling, general and administrative are a result of the Company’s restructuring plan to focus on efficiencies, its core assets and reducing its non-core assets implemented during the third fiscal quarter of 2022.

Non-GAAP Reconciliations

Non-GAAP earnings is a supplemental measure of our performance that is neither required by, nor presented in accordance with, U.S. generally accepted accounting principles (“US GAAP”). Non-GAAP earnings is not a measurement of the Company’s financial performance under US GAAP and should not be considered as alternative to net income, operating income, or any other performance measures derived in accordance with US GAAP, or as alternative to cash flows from operating activities as a measure of the Company’s liquidity. In addition, in evaluating non-GAAP earnings, you should be aware that in the future the Company will incur expenses or charges such as those added back to calculate non-GAAP earnings. The Company’s presentation of non-GAAP earnings should not be construed as an inference that its future results will be unaffected by unusual or nonrecurring items.

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Non-GAAP earnings has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of the Company’s results as reported under US GAAP. Some of these limitations are (i) it does not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) it does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP earnings does not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in the Company's statements of cash flows, and (vi) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as comparative measures.

The Company compensates for these limitations by providing specific information regarding the US GAAP amounts excluded from such non-GAAP financial measures. The Company further compensates for the limitations in our use of non-GAAP financial measures by presenting comparable US GAAP measures more prominently.

The Company believes that non-GAAP earnings facilitates operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents non-GAAP earnings because (i) it believes that this measure is frequently used by securities analysts, investors and other interested parties to evaluate companies in the Company’s industry, (ii) the Company believes that investors will find these measures useful in assessing the Company's ability to service or incur indebtedness, and (iii) the Company uses non-GAAP earnings internally as benchmark to compare its performance to that of its competitors.

In the presentation of the financial results below, the Company reconciles Non-GAAP Adjusted EBITDA Loss with net loss attributable to continuing operations, the most directly comparable GAAP measure. Management believes that this presentation may be more meaningful in analyzing our income generation.

On a non-GAAP basis, the Company recorded Non-GAAP Adjusted EBITDA Income of $1.40 million for the three months ended December 31, 2022 compared to a Non-GAAP Adjusted EBITDA loss of $6.18 million for the three months ended December 31, 2021. The Company recorded Non-GAAP Adjusted EBITDA Loss of $18.68 million for the year ended December 31, 2022 compared to a Non-GAAP Adjusted EBITDA of $16.34 million for the year ended December 31, 2021. The details of those expenses and non-GAAP reconciliation of these non-cash items are set forth below:

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	(unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in thousands)	2022	2021	2022	2021
Net Income (Loss)	$3,566	$(9,740)	$(188,656)	$(31,875)
Less: Net (Income) Loss from Discontinued Operations, Net	380	(6,415)	(4,194)	(10,190)
Add (Deduct) Impact of:
Interest Expense	1,587	1,148	4,173	1,775
Provision for Income Tax Expense (Benefit)	2,802	1,802	(2,784)	1,802
Depreciation Expense	869	892	3,585	2,008
Amortization of Intangible Assets	490	1,878	7,616	3,390
EBITDA Income (Loss) from Continuing Operations (Non-GAAP)	$9,694	$(10,435)	$(180,260)	$(33,090)

Non-GAAP Adjustments:
Stock-based Compensation Expense	507	1,173	4,919	4,057
Impairment of Assets	-	6,171	163,698	6,171
Severance Expense for Series A Share Repurchases	-	47	910	9,100
Gain on Sale of Investments	-	-	-	(5,337)
Unrealized Loss (Gain) on Investments	260	-	(210)	-
Gain on Disposition and Sale of Assets	(9,066)	(3,133)	(7,194)	(3,133)
Gain for Debt Forgiveness	-	-	-	(86)
(Gain) Loss on Extinguishment of Debt	-	-	(542)	5,976
Adjusted EBITDA Income (Loss) from Continuing Operations (Non-GAAP)	$1,395	$(6,177)	$(18,679)	$(16,342)

LIQUIDITY AND CAPITAL RESOURCES

We incurred net losses for the three and six months ended June 30, 2023 and 2022, respectively and have an accumulated deficit of $441.08 million and $440.05 million at June 30, 2023 and December 31, 2022, respectively. As of June 30, 2023, we had a working capital deficit of $47.10 million, including $0.59 million of cash compared to a working capital deficit of $54.57 million, including $1.20 million of cash, as of December 31, 2022. Current assets were approximately 0.11 times current liabilities as of June 30, 2023, compared to approximately 0.08 times current liabilities as of December 31, 2022.

We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. Since our inception, we have raised capital through private sales of common stock, preferred stock and debt securities. Our future success is dependent upon our ability to achieve profitable operations and generate cash from operating activities. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support our operations.

We will be required to raise additional funds through public or private financing, additional collaborative relationships or other arrangements until we are able to raise revenues to a point of positive cash flow. We believe our existing and available capital resources will be sufficient to satisfy our funding requirements through the end of 2023. However, we continue to evaluate various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support our operations, or if we are able to raise capital, that such capital will be available to us on acceptable terms, on an acceptable schedule, or at all.

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The risks and uncertainties surrounding the Company’s ability to continue to raise capital and its limited capital resources raise substantial doubt as to the Company’s ability to continue as a going concern for twelve months from the issuance of these financial statements. The accompanying consolidated financial statements have been prepared in accordance with US GAAP, which contemplate our continuation as a going concern.

Operating Activities

Cash used in operating activities for the six months ended June 30, 2023 was $2.15 million, compared to $2.50 million for the six months ended June 30, 2022, a decrease of $0.36 million, or 14.3%. The decrease in cash used in operating activities was primarily due to a slowdown in cash payments of payables and accrued expenses, partly due to the lack of capital during the current period as compared to the same period in the prior year and our increased efforts to scale back on non-accretive expenditures. For the latter half of fiscal year 2022, management focused on its turnaround plan to stabilize operations to put the Company on a path to profitability. Management took decisive action to preserve operating cash flow by reducing cash burn, prioritizing payments, renegotiating vendor agreements and closing underperforming business units. Management expects to see improvements in cash flow from operating activities as the Company continues to execute its strategic restructuring.

Investing Activities

Cash provided by investing activities for the six months ended June 30, 2023 was $0.69 million, compared to $19.50 million for the six months ended June 30, 2022, a decrease of $18.81 million, or 96.5%. The decrease in cash provided by investing activities was primarily due to the cash received upon disposing some of the Company's subsidiaries, which the Company had no such transactions in the current year.

Financing Activities

Cash provided by financing activities for the six months ended June 30, 2023 was $0.84 million, compared to cash used in financing activities of $17.27 million for the six months ended June 30, 2022, an improvement of $18.11 million, or 104.9%. The decrease in cash used in financing activities as compared to the prior year was primarily due to the significant debt payments made on the Company's debt in the prior year, while the Company has minimal debt payments in the current year.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

A detailed description of our critical accounting policies and recent accounting pronouncements are described in “Note 2 - Summary of Significant Accounting Policies” of the notes to the Company’s financial statements for the years ended December 31, 2022 and 2021 appearing elsewhere in this proxy statement/prospectus.

Our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations will be affected.

Significant judgments, estimates and assumptions that have the most significant effect on the amounts recognized in the annual Consolidated Financial Statements are described below.

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Inventory Valuation

The Company periodically reviews physical inventory for excess, obsolete, and potentially impaired items and reserves. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventory is written down to net realizable value. The reserve estimate for excess and obsolete inventory is dependent on expected future use.

Share-Based Compensation

The Company uses the Black-Scholes option-pricing model to determine the fair value of equity-based grants. In estimating fair value, management is required to make certain assumptions and estimates such as the expected life of units, volatility of the Company’s future share price, risk-free rates, future dividend yields and estimated forfeitures at the initial grant date. Changes in assumptions used to estimate fair value could result in materially different results.

Goodwill Impairment, Other Intangible Assets and Long-Lived Assets

Goodwill is tested annually for impairment, or more frequently if events or changes in circumstances indicate that the carrying value of goodwill has been impaired. In the impairment test, the Company measures the recoverability of goodwill by comparing a reporting unit’s carrying amount to the estimated fair value of the reporting unit. The carrying amount of each reporting unit is determined based upon the assignment of the Company’s assets and liabilities, including existing goodwill, to the identified reporting units. The Company relies on a number of factors, including historical results, business plans, forecasts and market data. Changes in the conditions for these judgments and estimates can significantly affect the recoverable amount.

DISCLOSURE ABOUT OFF-BALANCE SHEET ARRANGEMENTS

The Company does not have any transactions, agreements or other contractual arrangements that constitute off-balance sheet arrangements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information under this item.

128

VALIDITY OF SHARES

Manatt, Phelps & Phillips, LLP will pass upon the validity of the shares of the Newco's capital stock offered by this proxy statement/prospectus.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2022 and 2021, and for the years then ended, have been incorporated herein in reliance upon the report of Marcum, LLP, an independent registered public accounting firm, incorporated herein, and upon the authority of Marcum, LLP as an expert in accounting and auditing.

STOCKHOLDER PROPOSALS

Any stockholder proposal intended to be presented for consideration at next year’s annual meeting of stockholders (the “2024 Annual Meeting”) and to be included in our proxy statement for such meeting must be in proper form and received by our Secretary at our principal executive offices by the close of business on June 27, 2024 (the date that is 120 calendar days before the one year anniversary of the date on which the proxy statement was released to stockholders for this year’s Annual Meeting). We recommend that a proponent submit any proposal by Certified Mail, Return Receipt Requested and that all proposals be sent to the attention of the Secretary. If the date of the 2024 Annual Meeting is changed by more than 30 days from the date of the 2023 Annual Meeting, the deadline for submitting proposals to be included in the 2024 proxy statement will be a reasonable time before the Company begins to print and mail its proxy materials for the 2024 Annual Meeting.

For stockholders who wish to present a proposal or nomination to be considered at our 2024 Annual Meeting, but do not intend to have their proposal included in the proxy statement for such meeting, then, under Rule 14a-4(c)(1) of the Exchange Act, timely notice must be given. To be considered timely under these provisions, the stockholder’s notice must be received by the Secretary of the Company at our principal executive offices at the address set forth above by September 10, 2024 (the date that is 45 days before the one (1) year anniversary of the date on which the Company first sent proxy materials to our stockholders for the 2023 Annual Meeting); provided, however, that if the 2024 Annual Meeting is changed by more than 30 days from the one year anniversary of our 2023 Annual Meeting, then notice must have been received a reasonable time before the Company sends its proxy materials for the 2024 Annual Meeting.

Stockholders wishing to include director nominees in the Company’s proxy card for the 2024 Annual Meeting must provide written notice to our Corporate Secretary at our principal executive offices at the address set forth above by October 6, 2024 (the date that is 60 calendar days prior to the one year anniversary of the 2023 Annual Meeting), except that, if the date of the 2024 Annual Meeting has changed by more than 30 calendar days from the 2023 Annual Meeting, then notice must be provided by the later of the date that is 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting was first made by the Company. The notice must also meet all the requirements set forth in Rule 14a-19(b) under the Exchange Act.

Nothing in this section shall be deemed to require us to permit presentation of a stockholder proposal or include in our proxy materials relating to our 2024 Annual Meeting any stockholder proposal that does not meet all of the requirements for such presentation or inclusion contained in the Company Bylaws and/or state and federal securities laws and regulations in effect at that time.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report to the SEC on Form 10-K for the year ended December 31, 2022, and the financial statements and schedules thereto, will accompany this proxy statement/prospectus. Upon written request and payment of copying costs, the exhibits to the Form 10-K will be furnished. These written requests should be directed to the Company’s Secretary, Unrivaled Brands, Inc., 3242 S. Halladay St., Suite 202, Santa Ana, California 92705, telephone (888) 909-5564.

129

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. In order to take advantage of this opportunity, we, and banks and brokerage firms that hold your shares, have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless one or more of the stockholders has provided contrary instructions. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by calling or writing us at the following address or telephone number: Secretary, Unrivaled Brands, Inc., 3242 S. Halladay St., Suite 202, Santa Ana, California 92705, telephone (888) 909-5564.

Stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company’s shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

CODE OF ETHICS

Our Code of Ethics applies to all directors, officers and employees of our Company and is available through a link provided on our website at the following address:

https://ir.unrivaledbrands.com/corporate-governance/governance-documents

A printed copy will be provided to any person free of charge upon request made to the Company’s Secretary at the address shown on page 1. We may satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding certain amendments to, or waivers from, provisions of our Code of Ethics by posting such information on our website where it is accessible through the same link noted above.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Security holders may send communications to our Board by writing to Unrivaled Brands, Inc., 3242 S. Halladay St., Suite 202, Santa Ana, California 92705, Attention: Board of Directors, or to any specified Director. Any correspondence received at the foregoing address to the attention of one or more Directors is promptly forwarded to such Director or Directors.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Exchange Act, as amended, that might incorporate future filings including this proxy statement, in whole or in part, the report of the Audit Committee included in this proxy statement shall not be incorporated by reference to any such filings.

130

WHERE YOU CAN FIND MORE INFORMATION

Registration Statement

Newco has filed a registration statement on Form S-4, as amended (the “Registration Statement”) to register with the SEC the shares of Newco's stock offered by this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Newco in addition to being a proxy statement of the Company for the Annual Meeting. As permitted by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or in exhibits to the registration statement.

Documents Available Without Charge

You may obtain copies of the Company’s filing with the SEC through the Company as described below, through the SEC or through the website maintained by the SEC at www.sec.gov. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Unrivaled Brands, Inc.

3242 S. Halladay St., Suite 202

Santa Ana, CA 92705

Telephone: (888) 909-5564

Attn: Secretary

If you would like to request paper documents from us, please do so by November 28, 2023 to receive them before the Annual Meeting. We will send requested documents by first-class mail within one business day after receiving the request.

You should rely only on the information contained in this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus is a part to vote on the Annual Meeting proposals. No one has been authorized to provide you with information that is different from what is contained in this proxy statement/prospectus.

This proxy statement/prospectus is dated October 23, 2023. You should not assume the information contained in this proxy statement/prospectus is accurate as of any date other than this date, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of the Newco Common Stock in the Reorganization shall imply information is accurate as of any other date.

131

OTHER MATTERS

The Board of Directors knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

IT IS IMPORTANT THAT PROXIES BE SUBMITTED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN A PROXY CARD.

By Order of the Board of Directors

Robert Baca, Secretary and Chief Legal Officer

Santa Ana, California

October 23, 2023

132

UNRIVALED BRANDS, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Unrivaled Brands, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Unrivaled Brands, Inc. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of income operations, stockholders’ (deficit) equity and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses, and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

F-2

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Impairment assessment of goodwill and intangible assets

As described in Notes 8 and 9 to the financial statements, the Company identified indicators of impairment of goodwill and intangible assets at certain reporting units. In addition, the Company performed its annual evaluation of goodwill and indefinite lived intangible assets during the third quarter. Based on the assessment, the Company recorded impairment charges of $44.5 million for goodwill and $119.2 million for intangible assets during the year ended December 31, 2022. In determining the goodwill impairment, the Company compared the carrying value of the respective reporting units to their fair value. The Company used a market approach in determining the fair value of each reporting unit, whereby the Company applied a market multiple against historical and forecasted revenue, before applying a control premium. For intangible assets, the Company compared the carrying value of the intangible assets to their fair value. The Company used an income approach in determining the fair value of the intangible assets.

The principal considerations for our determination that performing procedures relating to evaluating the impairment charge for goodwill and intangible assets is a critical audit matter, are that there is significant judgment by management in the estimation of forecasted revenue and cash flows, and the assumptions to use such as the market multiple, and the discount rate to use. This in turn led to high degree of auditor judgment, subjectivity and effort in performing audit procedures in evaluating audit evidence related to management’s estimates and assumptions used in the valuation models.

Addressing the matter involved performing procedures and evaluating evidence in connection with forming our overall audit opinion on the consolidated financial statements. These procedures included, among others, (i) evaluating management’s estimated revenue and cash flow projections; (ii) evaluating management’s determination of the market multiple; (iii) evaluating management’s determination of the discount rate; and (iv) testing the mathematical accuracy of the model. Professionals with specialized skill and knowledge were used to assist in the evaluation of the measurement of the Company’s estimated fair value of the reporting units.

Deductibility of expenses under IRC § 280E

As described in Note 12 to the financial statements, the Company’s subsidiaries produce and sell cannabis or cannabis pure concentrates and are subject to the limits of Internal Revenue Code Section 280E, which allows the Company to deduct only expenses directly related to sales of product for federal tax purposes. This requires management to make estimates and judgments relating to the bifurcation of expenses between direct costs of sales versus other operating expenses for such subsidiaries. This also requires management to make judgments as to whether the deduction of operating expenses at the parent company that provides corporate oversight and other services to such subsidiaries, which is an uncertain tax position, met the “more-likely-than-not” recognition threshold

The principal considerations for our determination that performing procedures relating to the uncertain tax position was a critical audit matter, are that there is significant judgment by management in estimating the operating expenses at the parent company that are unrelated to the business activity of trafficking cannabis related products, including a high degree of estimation and uncertainty due to the complexity of tax laws, lack of guidance from the Internal Revenue Service (“IRS”) and potential for adjustments which could have a material impact on the Company’s results of operations for the year as a result of an IRS examination. This in turn led to a high degree of auditor judgment, subjectivity and effort in performing procedures to evaluate the timely identification and accurate measurement of provisions for tax uncertainties. In addition, the evaluation of audit evidence related to the provisions for tax uncertainties required significant auditor judgment as the nature of the evidence is often subjective, and the audit effort involved the use of professionals with specialized skill and knowledge to assist in evaluating the audit evidence obtained.

F-3

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included, among others, (i) testing the information used in the allocation of operating expenses of the parent company for business activities unrelated to trafficking cannabis related products; (ii) evaluating management’s assessment of the technical merits of tax positions and estimates of the amount of tax benefit expected to be sustained; (iii) testing the completeness of management’s assessment of both the identification of uncertain tax positions and possible outcomes of each uncertain tax position; and (iv) evaluating the status and results of tax examinations with the relevant tax authorities for companies within the industry. Professionals with specialized skill and knowledge were used to assist in the evaluation of the completeness and measurement of the Company’s uncertain tax positions, including evaluating the reasonableness of management’s assessment of whether tax positions are more-likely-than-not of being sustained, the application of relevant tax laws, and estimated interest and penalties.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2018.

Costa Mesa, California

April 7, 2023

F-4

UNRIVALED BRANDS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except shares)

	December 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,200	$6,700
Accounts Receivable	313	4,013
Inventory	1,939	6,180
Prepaid Expenses & Other Assets	498	1,215
Notes Receivable	625	750
Assets Held for Sale	—	6,406
Total Current Assets	4,575	25,264

Property, Equipment and Leasehold Improvements, Net	13,000	23,164
Intangible Assets, Net	2,859	129,637
Goodwill	3,585	48,132
Other Assets	16,279	26,426
Investments	210	164
Long-Term Assets Held for Sale	—	19,037
TOTAL ASSETS	$40,508	$271,824

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
LIABILITIES:
Current Liabilities:
Accounts Payable & Accrued Liabilities	$19,410	$30,238
Current Portion of Notes Payable	29,662	45,451
Income Taxes Payable	10,071	7,969
Liabilities Held for Sale	—	4,050
Total Current Liabilities	59,143	87,708

Notes Payable, Net of Current Portion and Discounts	4,814	10,006
Deferred Tax Liabilities	—	6,123
Lease Liabilities	13,088	20,909
Long-Term Liabilities Held for Sale	—	591
TOTAL LIABILITIES	77,045	125,337

COMMITMENTS AND CONTINGENCIES (Note 23)	-	-

STOCKHOLDERS’ (DEFICIT) EQUITY:

Common stock, par value $0.001: 990,000,000 shares authorized as of December 31, 2022 and 2021; 679,513,556 and 498,546,291 shares outstanding as of December 31, 2022 and 2021, respectively	701	521
'Treasury Stock: 2,308,412 shares of common stock as of December 31, 2022 and 2021	(808)	(808)
Additional Paid-In Capital	403,619	392,930
Accumulated Deficit	(440,049)	(250,015)
Total Equity Attributable to Stockholders of Unrivaled Brands, Inc.	(36,537)	142,628
Non-Controlling Interest	—	3,859
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(36,537)	146,487

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$40,508	$271,824

The accompanying notes are an integral part of the consolidated financial statements.

F-5

UNRIVALED BRANDS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except shares and per share data)

	Year Ended December 31,
	2022	2021

Revenue	$52,015	$42,120
Cost of Goods Sold	35,118	31,101
Gross Profit	16,897	11,019

Operating Expenses:
Selling, General & Administrative	54,156	46,314
Impairment Expense	163,698	6,171
Gain on Disposal of Assets	(7,194)	(3,133)
Total Operating Expenses	210,660	49,352

Loss from Operations	(193,763)	(38,333)

Other Income (Expense):
Interest Expense, Net	(4,173)	(1,775)
Gain (Loss) on Extinguishment of Debt	542	(5,976)
Gain on Sale of Investments	—	5,337
Unrealized Gain on Investments	210	—
Other Income (Expense)	1,550	(433)
Total Other Expense, Net	(1,871)	(2,847)

Loss from Continuing Operations Before Provision for Income Taxes	(195,634)	(41,180)
Provision for Income Tax Benefit for Continuing Operations	2,784	(885)
Net Loss from Continuing Operations	(192,850)	(42,065)

Income from Discontinued Operations Before Provision for Income Taxes	4,194	11,107
Provision for Income Tax for Discontinued Operations	—	(917)
Net Income from Discontinued Operations	4,194	10,190

NET LOSS	$(188,656)	$(31,875)

Less: Net Loss from Continuing Operations Attributable to Non-Controlling Interest	—	(604)
Less: Net Income (Loss) from Discontinued Operations Attributable to Non-Controlling Interest	$275	$—
NET LOSS ATTRIBUTABLE TO UNRIVALED BRANDS, INC.	$(188,931)	$(31,271)

Net Loss from Continuing Operations per Common Share Attributable to Unrivaled Brands, Inc. - Basic and Diluted	$(0.33)	$(0.11)
Net Loss per Common Share Attributable to Unrivaled Brands, Inc. - Basic and Diluted	$(0.32)	$(0.08)
Weighted-Average Shares Outstanding - Basic and Diluted	589,606,153	376,625,320

The accompanying notes are an integral part of the consolidated financial statements.

F-6

UNRIVALED BRANDS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

(in thousands, except for Shares)

	Convertible Series				Treasury	Additional		Non-
	Preferred Stock		Common Stock		Stock	Paid-In	Accumulated	Controlling
	Shares	Amount	Shares	Amount	Amount	Capital	Deficit	Interest	Total
Balance at December 31, 2020	8	$—	196,512,879	$218	$(808)	$275,060	$(219,803)	$4,463	$59,130
Net Loss Attributable to Unrivaled Brands, Inc.	—	—	—	—	—	—	(31,271)	—	(31,271)
Adoption of ASU 2020-06	—	—	—	0	—	(1,071)	1,059	—	(12)
Debt Conversion - Common Stock	—	—	24,939,780	25	—	5,031	—	—	5,056
Warrants Issued to Dominion	—	—	—	—	—	5,978	—	—	5,978
Stock Compensation - Employees	—	—	250,000	1	—	67	—	—	68
Stock Compensation - Directors	—	—	1,917,837	2	—	493	—	—	495
Stock Compensation - Services Expense	—	—	4,556,603	5	—	1,074	—	—	1,079
Stock Option Exercise	—	—	3,381,878	3	—	2	—	—	5
Acquisition and Cancellation of Class A Shares	(8)	—	16,485,714	16	—	5,874	—	—	5,890
Stock Issued for Cash	—	—	9,677,419	10	—	3,746	—	—	3,756
Stock Issued for UMBRLA Acquisition	—	—	191,772,781	192	—	79,630	—	—	79,822
Stock Issued for People's Acquisition	—	—	40,000,000	40	—	12,140	—	—	12,180
Stock Issued for SilverStreak Acquisition	—	—	9,051,412	9	—	2,491	—	—	2,500
Stock Option Expense	—	—	—	—	—	2,415	—	—	2,415
Net Loss Attributable to Non-Controlling Interest	—	—	—	—	—	—	—	(604)	(604)
Balance at December 31, 2021	—	$-	498,546,291	$521	$(808)	$392,930	$(250,015)	$3,859	$146,487

Net Loss Attributable to Unrivaled Brands, Inc.	—	—	—	—	—	—	(188,931)	—	(188,931)
Cashless Warrants Exercise	—	—	4,759,708	5	—	(5)	—	—	—
Stock Compensation - Employees	—	—	2,350,000	2	—	350	—	—	352
Stock Compensation - Directors	—	—	943,128	1	—	212	—	—	213
Stock Compensation - Services Expense	—	—	16,906,230	17	—	678	—	—	695
Stock Option Exercise	—	—	146,212	—	—	—	—	—	—
Debt Conversion - Common Stock	—	—	294,452	—	—	75	—	—	75
Stock Issued for Cash	—	—	25,000,000	25	—	4,350	—	—	4,375
Issuance of UMBRLA Holdback Shares	—	—	23,424,674	23	—	(23)	—	—	—
Stock Issued for Purchase Options	—	—	107,142,857	107	—	1,393	—	—	1,500
Stock Option Expense	—	—	—	—	—	3,659	—	—	3,659
Disposition of Non-Controlling Interest	—	—	—	—	—	—	(1,103)	(4,134)	(5,237)
Less: Net Income (Loss) from Discontinued Operations Attributable to Non-Controlling Interest	—	—	—	—	—	—	—	275	275
Balance at December 31, 2022	8	$-	679,513,564	701	(808)	$403,619	$(440,049)	$-	$(36,537)

The accompanying notes are an integral part of the consolidated financial statements.

F-7

UNRIVALED BRANDS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(188,656)	$(31,875)
Less: Net Income from Discontinued Operations	4,194	10,190
Net Loss from Continuing Operations	(192,850)	(42,065)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Deferred Income Tax (Benefit) Expense	(6,123)	835
Bad Debt Expense (Recovery)	2,560	(3,097)
(Gain) from Debt Forgiveness	—	(86)
(Gain) on Sale of Investments	—	(5,337)
(Gain) Loss on Extinguishment of Debt	(542)	5,976
Non-Cash Portion of Severance Expense	—	7,990
Non-Cash Interest Expense	1,326	1,977
Gain on Disposal of Assets	(7,194)	(3,133)
Discount on Issuance of Common Stock	—	756
Depreciation and Amortization	11,212	6,146
Amortization of Operating Lease Right-of-Use Asset	2,189	3,193
Stock-Based Compensation	4,919	4,056
Unrealized (Gain) on Investments	(210)	—
Impairment Loss	163,698	6,171
Change in Operating Assets and Liabilities:
Accounts Receivable	1,140	3,209
Inventory	4,238	1,989
Prepaid Expenses and Other Current Assets	286	616
Other Assets	4,819	739
Accounts Payable and Accrued Expenses	7,364	(3,905)
Operating Lease Liabilities	(3,466)	(1,183)
Net Cash Used in Operating Activities - Continuing Operations	(6,634)	(15,153)
Net Cash Used in Operating Activities - Discontinued Operations	(1,200)	(2,806)
NET CASH USED IN OPERATING ACTIVITIES	(7,834)	(17,959)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property and Equipment	(1,922)	(3,970)
Proceeds from Notes Receivable	375	—
Cash Paid for Acquisitions	—	(24,397)
Cash from Acquisitions	—	2,309
Proceeds from Sale of Investments	—	39,382
Proceeds from Sale of Assets	450	—
Net Cash Provided by (Used in) Investing Activities - Continuing Operations	(1,097)	13,324
Net Cash Provided by Investing Activities - Discontinued Operations	20,709	8,350
NET CASH PROVIDED BY INVESTING ACTIVITIES	19,612	21,674

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance of Notes Payable	—	8,500
Payments of Debt Principal	(21,650)	(6,774)
Cash Paid for Debt Issuance Costs	—	(228)
Proceeds from Issuance of Common Stock	4,375	3,005
NET CASH PROVIDED BY / (USED IN) FINANCING ACTIVITIES	(17,275)	4,503

NET CHANGE IN CASH	(5,497)	8,218
Cash at Beginning of Period	6,700	217
Cash Reclassed to Discontinued Operations	(3)	(1,735)

CASH AT END OF PERIOD	$1,200	$6,700

SUPPLEMENTAL DISCLOSURE FOR OPERATING ACTIVITIES:
Cash Paid for Interest	$1,590	$633

SUPPLEMENTAL DISCLOSURE FOR NON-CASH INVESTING AND FINANCING ACTIVITIES:
Debt Principal and Accrued Interest Converted into Common Stock	$75	$5,056
Promissory Note Issued for Severance	$—	$2,100

Fixed Assets in Accounts Payable	$—	$100
Stock Options Exercised on a Net Share Basis	$—	$3
Non-Cash Acquisition of UMBRLA Inc.	$—	$79,032
Non-Cash Capital Expenditures	$—	$2,986
Non-Cash Acquisition of People's	$—	$58,749
Non-Cash Acquisition of Silverstreak	$—	$8,500
Issuance of Shares for Purchase Options	$1,500	$—
Issuance of UMBRLA Holdback Shares	$23	$—

The accompanying notes are an integral part of the consolidated financial statements.

F-8

UNRIVALED BRANDS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

Unrivaled Brands, Inc. (the "Company") a cannabis company with operations in retail, production, distribution, and cultivation operations throughout California, with an emphasis on providing the highest quality of medical and adult use cannabis products. From the acquisition of UMBRLA, the Company has multiple cannabis lifestyle brands. The Company is home to Korova, a brand of high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma. With the acquisition of People’s First Choice, the Company operates a premier cannabis dispensary in Orange County, California. The Company also owns dispensaries in California which operate as The Spot in Santa Ana, Blüm in Oakland and Blüm in San Leandro.

Unrivaled is a holding company with the following subsidiaries:

•	121 North Fourth Street, LLC, a Nevada limited liability company ("121 North Fourth")
•	620 Dyer LLC, a California corporation (“Dyer”)
•	1815 Carnegie LLC, a California limited liability company (“Carnegie”)
•	Black Oak Gallery, a California corporation (“Black Oak”)
•	Blüm San Leandro, a California corporation (“Blüm San Leandro”)
•	Halladay Holding, LLC, a California limited liability company (“Halladay”)
•	MediFarm, LLC, a Nevada limited liability company (“MediFarm”)
•	MediFarm I, LLC, a Nevada limited liability company (“MediFarm I”)
•	OneQor Technologies, Inc., a Delaware corporation ("OneQor")
•	People's First Choice, LLC, a California limited liability company ("People's")
•	UMBRLA, Inc., a Nevada corporation ("UMBRLA")

Effective July 7, 2021, the Company changed its corporate name from “Terra Tech Corp.” to “Unrivaled Brands, Inc.” in connection with the Company’s acquisition of UMBRLA. References in this document to “the Company”, “Unrivaled”, “we”, “us”, or “our” are intended to mean Unrivaled Brands, Inc., individually, or as the context requires, collectively with its subsidiaries on a consolidated basis.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and with the instructions to U.S. Securities Exchange Commission (“SEC”) Form 10-K and Regulation S-X of the Securities Act of 1933 and reflect the accounts and operations of the Company and those of its subsidiaries in which the Company has a controlling financial interest. In accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, “Consolidation”, the Company consolidates any variable interest entity (“VIE”) of which it is the primary beneficiary. The typical condition for a controlling financial interest ownership is holding a majority of the voting interests of an entity; however, a controlling financial interest may also exist in entities, such as VIEs, through arrangements that do not involve controlling voting interests. ASC 810 requires a variable interest holder to consolidate a VIE if that party has the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. The Company does not consolidate a VIE in which it has a majority ownership interest when it is not considered the primary beneficiary. The Company evaluates its relationships with all the VIEs on an ongoing basis to reassess if it continues to be the primary beneficiary.

All intercompany transactions and balances have been eliminated in consolidation. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the consolidated financial position of the Company as of December 31, 2022 and 2021, and the consolidated results of operations and cash flows for the years ended December 31, 2022 and 2021 have been included.

F-9

Going Concern

The Company has incurred significant losses in prior periods. As of and for the years ended December 31, 2022 and 2021, the Company incurred a pre-tax net loss from continuing operations of $195.63 million and $41.18 million, respectively, and an accumulated deficit of $440.05 million and $250.02 million, respectively. At December 31, 2022, the Company had a consolidated cash balance of $1.20 million. Management expects to experience further net losses in 2023 and in the foreseeable future. The Company has not been able to generate sufficient cash from operating activities to fund its ongoing operations. The Company's future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities. There is no guarantee that the Company will be able to generate enough revenue or raise capital to support its operations.

The Company will be required to raise additional funds through public or private financing, additional collaborative relationships or other arrangements until it is able to raise revenues to a point of positive cash flow. The Company is evaluating various options to further reduce its cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that it will be able to generate enough revenue or raise capital to support its operations, or if it is able to raise capital, that it will be available to the Company on acceptable terms, on an acceptable schedule, or at all.

The issuance of additional securities may result in a significant dilution in the equity interests of the Company's current stockholders. Obtaining loans, assuming these loans would be available, will increase the Company's liabilities and future cash commitments. There is no assurance that the Company will be able to obtain further funds required for its continued operations or that additional financing will be available for use when needed or, if available, that it can be obtained on commercially reasonable terms. If the Company is not able to obtain the additional financing on a timely basis, it will not be able to meet its other obligations as they become due and the Company will be forced to scale down or perhaps even cease its operations.

The risks and uncertainties surrounding the Company's ability to continue to raise capital and its limited capital resources raise substantial doubt as to the Company's ability to continue as a going concern for twelve months from the issuance of these financial statements.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. In an effort to achieve liquidity that would be sufficient to meet all of its commitments, the Company has undertaken a number of actions, including minimizing capital expenditures and reducing recurring expenses. However, management believes that even after taking these actions, the Company will not have sufficient liquidity to satisfy all of its future financial obligations. The risks and uncertainties surrounding the ability to raise capital, the limited capital resources, and the weak industry conditions impacting the Company’s business raise substantial doubt as to its ability to continue as a going concern.

Non-Controlling Interest

Non-controlling interest is shown as a component of stockholders’ equity on the consolidated balance sheets and the share of income (loss) attributable to non-controlling interest is shown as a component of income (loss) in the consolidated statements of operations.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of total net revenue and expenses in the reporting periods. The Company regularly evaluates estimates and assumptions related to allowances for doubtful accounts, sales returns, inventory valuation, stock-based compensation expense, goodwill and purchased intangible asset valuations, investments, deferred income tax asset valuation allowances, uncertain tax positions, and litigation and other loss contingencies. These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of revenue, costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations will be affected.

F-10

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications did not affect net loss, revenues and stockholders’ equity. See "Note 19 - Discontinued Operations” for further discussion regarding discontinued operations.

Trade Receivables

The Company extends non-interest bearing trade credit to its customers in the ordinary course of business which is not collateralized. Accounts receivable are shown on the face of the consolidated balance sheets, net of an allowance for doubtful accounts. The Company analyzes the aging of accounts receivable, historical bad debts, customer creditworthiness and current economic trends, in determining the allowance for doubtful accounts. The Company does not accrue interest receivable on past due accounts receivable. The reserve for doubtful accounts was nil and $3.00 million as of December 31, 2022 and 2021, respectively.

Inventory

Inventory is stated at the lower of cost or net realizable value, with cost being determined on the first-in, first-out (“FIFO”) method of accounting. The Company periodically reviews physical inventory for excess, obsolete, and potentially impaired items and reserves. The reserve estimate for excess and obsolete inventory is based on expected future use. The reserve estimates have historically been consistent with actual experience as evidenced by actual sale or disposal of the goods.

Prepaid Expenses and Other Current Assets

Prepaid expenses consist of various payments that the Company has made in advance for goods or services to be received in the future. These prepaid expenses include advertising, insurance, and service or other contracts requiring upfront payments.

Investments

Investments in unconsolidated affiliates are accounted for under the cost or the equity method of accounting, as appropriate. The Company accounts for investments in limited partnerships or limited liability corporations, whereby the Company owns a minimum of 5% of the investee's outstanding voting stock, under the equity method of accounting. These investments are recorded at the amount of the Company’s investment and adjusted each period for the Company’s share of the investee’s income or loss, and dividends paid. As investments accounted for under the cost method do not have readily determinable fair values, the Company only estimates fair value if there are identified events or changes in circumstances that could have a significant adverse effect on the investment’s fair value.

Publicly held equity securities are recorded at fair value with unrealized gains or losses resulting from changes in fair value reflected as unrealized gains or losses on equity securities in our consolidated statements of operations.

Notes Receivable

The Company reviews all outstanding notes receivable for collectability as information becomes available pertaining to the Company’s inability to collect. An allowance for notes receivable is recorded for the likelihood of non-collectability. The Company accrues interest on notes receivable based net realizable value. The allowance for uncollectible notes was nil as of December 31, 2022 and 2021.

Property, Equipment and Leasehold Improvements

Property, equipment and leasehold improvements are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The approximate useful lives for depreciation of our property, equipment and leasehold improvements are as follows:

Buildings	32 years
Furniture and Equipment	3 to 8 years
Computer and Software	3 to 5 years
Vehicles	5 years
Leasehold Improvements	Shorter of lease term or economic life

F-11

Repairs and maintenance expenditures that do not extend the useful lives of related assets are expensed as incurred. Expenditures for major renewals and improvements are capitalized, while minor replacements, maintenance and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. The Company continually monitors events and changes in circumstances that could indicate that the carrying balances of its property, equipment and leasehold improvements may not be recoverable in accordance with the provisions of ASC 360, “Property, Plant, and Equipment” ("ASC 360"). When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. See “Note 7 – Property, Equipment and Leasehold Improvements” for further information.

Intangible Assets

Intangible assets continue to be subject to amortization, and any impairment is determined in accordance with ASC 360. Intangible assets are stated at historical cost and amortized over their estimated useful lives. The Company uses a straight-line method of amortization, unless a method that better reflects the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up can be reliably determined. The approximate useful lives for amortization of our intangible assets are as follows:

Customer Relationships	3 to 5 years
Trademarks	2 to 8 years
Dispensary Licenses	14 years

The Company reviews intangible assets subject to amortization quarterly to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life. Conditions that may indicate impairment include, but are not limited to, a significant adverse change in legal factors or business climate that could affect the value of an asset, a product recall, or an adverse action or assessment by a regulator. If an impairment indicator exists, we test the intangible asset for recoverability. For purposes of the recoverability test, amortizable intangible assets are grouped with other assets and liabilities at the lowest level of identifiable cash flows if the intangible asset does not generate cash flows independent of other assets and liabilities. If the carrying value of the asset group exceeds the undiscounted cash flows expected to result from the use and eventual disposition of the asset group, the Company will write the carrying value down to the fair value in the period identified.

Intangible assets that have indefinite useful lives (e.g. trade names) are tested annually for impairment, or more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount of the asset group exceeds its fair value.

Goodwill

Goodwill is measured as the excess of consideration transferred and the net of the acquisition date fair value of assets acquired, and liabilities assumed in a business acquisition. Goodwill is assigned to the reporting unit, which is the operating segment level or one level below the operating segment. In accordance with ASC 350, “Intangibles—Goodwill and Other,” goodwill and other intangible assets with indefinite lives are no longer subject to amortization but are tested for impairment annually or whenever events or changes in circumstances indicate that the asset might be impaired.

The Company reviews the goodwill allocated to each of our reporting units for possible impairment annually as of September 30, and whenever events or changes in circumstances indicate carrying amount may not be recoverable. In the impairment test, the Company measures the recoverability of goodwill by comparing a reporting unit’s carrying amount, including goodwill, to the estimated fair value of the reporting unit. The carrying amount of each reporting unit is determined based upon the assignment of our assets and liabilities, including existing goodwill and other intangible assets, to the identified reporting units. Where an acquisition benefits only one reporting unit, the Company allocates, as of the acquisition date, all goodwill for that acquisition to the reporting unit that will benefit. Where the Company has had an acquisition that benefited more than one reporting unit, the Company has assigned the goodwill to our reporting units as of the acquisition date such that the goodwill assigned to a reporting unit is the excess of the fair value of the acquired business, or portion thereof, to be included in that reporting unit over the fair value of the individual assets acquired and liabilities assumed that are assigned to the reporting unit. If the carrying amount of a reporting unit is in excess of its fair value, the Company recognizes an impairment charge equal to the amount in excess.

F-12

Business Combinations

The Company accounts for its business acquisitions in accordance with ASC 805-10, “Business Combinations.” The Company allocates the total cost of the acquisition to the underlying net assets based on their respective estimated fair values. As part of this allocation process, the Company identifies and attributes values and estimated lives to the intangible assets acquired. These determinations involve significant estimates and assumptions regarding multiple, highly subjective variables, including those with respect to future cash flows, discount rates, asset lives, and the use of different valuation models, and therefore require considerable judgment. The Company’s estimates and assumptions are based, in part, on the availability of listed market prices or other transparent market data. These determinations affect the amount of amortization expense recognized in future periods. The Company bases its fair value estimates on assumptions it believes to be reasonable but are inherently uncertain.

Assets Held for Sale

Assets held for sale represent property, equipment, and leasehold improvements less accumulated depreciation as well as any other assets that are held for sale in conjunction with the sale of a business. The Company records assets held for sale in accordance with ASC 360 at the lower of carrying value or fair value less costs to sell. Fair value is the amount obtainable from the sale of the asset in an arm’s length transaction. The reclassification takes place when the assets are available for immediate sale and the sale is highly probable. These conditions are usually met from the date on which a letter of intent or agreement to sell is ready for signing.

Discontinued Operations

A component of an entity is identified as operations and cash flows that can be clearly distinguished, operationally and financially, from the rest of the entity. Under ASC Subtopic 205-20, “Presentation of Financial Statements - Discontinued Operations” (“ASC Subtopic 205-20”), a discontinued operation is a component of an entity that either has been disposed of, or is classified as held for sale and represents a strategic shift that has or will have a major effect on the entity’s operations and financial results, or a newly acquired business or nonprofit activity that upon acquisition is classified as held for sale. Discontinued operations are presented separately from continuing operations in the consolidated Statements of Operations and the Consolidated Statements of Cash Flows. See “Note 19 – Discontinued Operations”. For long-lived assets or disposals groups that are classified as held for sale but do not meet the criteria for discontinued operations, the assets and liabilities are presented separately on the balance sheet of the initial period in which it is classified as held for sale.

Revenue Recognition

Revenue from retail dispensaries is recorded at the time customers take possession of the product and recognized net of discounts, promotional adjustments, and returns. The Company collects taxes on certain revenue transactions to be remitted to governmental authorities, which may include sales, excise and local taxes. These taxes are not included in the transaction price and are, therefore, excluded from revenue. Upon purchase, the Company has no further performance obligations and collection is assured as sales are paid for at time of purchase.

The Company recognizes revenue from cultivation, manufacturing and distribution product sales when its customers obtain control of the products. This determination is based on the customer specific terms of the arrangement and gives consideration to factors including, but not limited to, whether the customer has an unconditional obligation to pay, whether a time period or event is specified in the arrangement and whether the Company can mandate the return or transfer of the products. Revenue is recorded net of taxes collected from customers that are remitted to governmental authorities with collected taxes recorded as current liabilities until remitted to the relevant government authority.

Disaggregation of Revenue

Please refer to the consolidated statements of operations and "Note 20 - Segment Information" for discussion on revenue disaggregation by segment. The Company believes this level of disaggregation sufficiently depicts how the nature, amount, timing and uncertainty of our revenue and cash flows are affected by economic factors.

Cost of Goods Sold

Cost of goods sold includes the costs directly attributable to product sales and includes amounts paid for finished goods, such as flower, edibles, and concentrates, as well as packaging and delivery costs. It also includes the labor and overhead costs incurred in cultivating and producing cannabis flower and cannabis-derived products. Overhead expenses include allocations of rent, administrative salaries, utilities, and related costs.

F-13

Advertising Expenses

The Company expenses advertising costs as incurred in accordance with ASC 720-35,

“Other Expenses – Advertising Cost.”

 Advertising expenses from continuing operations totaled $2.12 million and $1.27 million for the years ended December 31, 2022 and 2021, respectively.

Stock-Based Compensation

The Company accounts for its stock-based awards in accordance with ASC Subtopic 718-10, “Compensation – Stock Compensation”, which requires fair value measurement on the grant date and recognition of compensation expense for all stock-based payment awards made to employees and directors, including restricted stock awards. For stock options, the Company estimates the fair value using a closed option valuation (Black-Scholes) model. The fair value of restricted stock awards is based upon the quoted market price of the common shares on the date of grant. The fair value is then expensed over the requisite service periods of the awards, net of estimated forfeitures, which is generally the performance period and the related amount is recognized in the consolidated statements of operations.

The Black-Scholes option-pricing model requires the input of certain assumptions that require the Company’s judgment, including the expected term and the expected stock price volatility of the underlying stock. The assumptions used in calculating the fair value of stock-based compensation represent management’s best estimates, but these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change resulting in the use of different assumptions, stock-based compensation expense could be materially different in the future. The Company accounts for forfeitures of stock-based awards as they occur.

Income Taxes

The provision for income taxes is determined in accordance with ASC 740, “Income Taxes”. The Company files a consolidated United States federal income tax return. The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expense are expected to be settled in our income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. At December 31, 2021, we have released the valuation allowance due to net deferred tax liability position.

The Company recognizes uncertain tax positions based on a benefit recognition model. Provided that the tax position is deemed more likely than not of being sustained, the Company recognizes the largest amount of tax benefit that is greater than 50.0% likely of being ultimately realized upon settlement. The tax position is derecognized when it is no longer more likely than not of being sustained. The Company classifies income tax related interest and penalties as interest expense and selling, general and administrative expense, respectively, on the consolidated statements of operations.

Loss Per Common Share

In accordance with the provisions of ASC 260, “Earnings Per Share,” net loss per share is computed by dividing net loss by the weighted-average shares of common stock outstanding during the period. During a loss period, the effect of the potential exercise of stock options, warrants, convertible preferred stock, and convertible debt are not considered in the diluted loss per share calculation since the effect would be anti-dilutive. The results of operations were a net loss for the years ended December 31, 2022 and 2021. Therefore, the basic and diluted weighted-average shares of common stock outstanding were the same for all years presented.

Potentially dilutive securities that are not included in the calculation of diluted net loss per share because their effect is anti-dilutive are as follows (in common equivalent shares):

	Year Ended December 31,
	2022	2021

Common stock warrants	80,881,817	30,677,637
Common stock options	52,821,099	88,251,380
	133,702,916	118,929,017

F-14

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 –Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Recently Adopted Accounting Standards

In May 2021, the FASB issued ASU 2021-04, “Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)” (“ASU 2021-04”), which amends existing guidance for earnings per share (“EPS”) in accordance with Topic 260. ASU 2021-04 is effective for fiscal years beginning after December 15, 2021 and should be applied prospectively on or after the effective date of the amendments. The adoption of the standard did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Standards

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Subtopic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (“ASU 2021-08”), which is intended to improve the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in practice and inconsistency. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022. This update should be applied prospectively on or after the effective date of the amendments. The Company is currently evaluating the effect of adopting this ASU.

In March 2022, the FASB issued ASU 2022-02, “Financial Instruments—Credit Losses (Topic 326) Troubled Debt Restructurings and Vintage Disclosures” (“ASU 2022-02”), which eliminates the accounting guidance on troubled debt restructurings (TDRs) for creditors and amends the guidance on “vintage disclosures” to require disclosure of current-period gross write-offs by year of origination. The ASU also updates the requirements related to accounting for credit losses under the current guidance and adds enhanced disclosures for creditors with respect to loan refinancings and restructurings for borrowers experiencing financial difficulty. ASU 2022-02 is effective for fiscal years beginning after December 15, 2022. The Company is currently evaluating the effect of adopting this ASU.

In June 2022, the FASB issued ASU 2022-03, "Fair Value Measurements—Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions (Topic 820)". ASU 2022-03 clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. It also clarifies that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. For public business entities, the ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the effect of adopting this ASU.

F-15

NOTE 3 – CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company maintains cash balances in several financial institutions that are insured by either the Federal Deposit Insurance Corporation or the National Credit Union Association up to certain federal limitations. At times, the Company’s cash balance exceeds these federal limitations and it maintains significant cash on hand at certain of its locations. The Company has not historically experienced any material loss from carrying cash on hand. The amount in excess of insured limitations was nil and $5.42 million as of December 31, 2022 and 2021, respectively.

The Company provides credit in the normal course of business to its customers. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information. There were no customers that comprised more than 10.0% of the Company's revenue for the years ended December 31, 2022 and 2021.

The Company sources cannabis products for retail, cultivation and production from various vendors. However, as a result of the new regulations in the State of California, the Company’s California retail, cultivation and production operations must use vendors licensed by the State effective January 1, 2018. As a result, the Company is dependent upon the licensed vendors in California to supply products as of that date. If the Company is unable to enter into a relationship with sufficient members of properly licensed vendors, the Company’s sales may be impacted. During the years ended December 31, 2022 and 2021, the Company did not have any concentration of vendors for inventory purchases. However, this may change depending on the number of vendors who receive appropriate licenses to operate in the State of California.

NOTE 4 – INVENTORY

Raw materials consist of materials and packaging for manufacturing of products owned by the Company. Work-in-progress consists of cultivation materials and live plants grown at Black Oak Gallery and Hegenberger. Finished goods consists of cannabis products sold in retail and distribution. Inventory as of December 31, 2022 and 2021 consisted of the following:

	(in thousands)
	December 31, 2022	December 31, 2021

Raw Materials	$524	$2,258
Work-In-Progress	284	1,077
Finished Goods	1,131	2,845
Total Inventory	$1,939	$6,180

NOTE 5 - ASSETS HELD FOR SALE

Assets held for sale consist of those classified as discontinued operations and those that do not meet the criteria for discontinued operations under ASC 205. See “Note 19 – Discontinued Operations" for further information.

In June 2022, the Company closed Blüm San Leandro and began actively marketing the retail location for sale, which is expected to close within the next year. The assets were classified as held for sale as of the quarters ended June 30, 2022 and September 30, 2022 but did not meet the criteria for discontinued operation under ASC Subtopic 205-20. In December 2022, a change to the plan of sale occurred and the Company reopened Blüm San Leandro. Accordingly, the assets were reclassified as held and used as of December 31, 2022.

On June 18, 2022, the Company entered into a settlement agreement and transferred 100% of the membership interests in the People's dispensary in Los Angeles, CA wherein all operational control and risk of loss was transferred to the original licenseholder and the Company had no further obligations. As consideration received, a promissory note of $1.40 million with the buyer was forgiven. The Company recognized a loss upon sale of assets of $0.38 million for the difference between the aggregate consideration and the book value of the assets as of the disposition date which is recognized in the consolidated statements of operations during the year ended December 31, 2022. As of June 18 2022, all assets and liabilities related to the dispensary were deconsolidated from the consolidated balance sheet. All profits or losses subsequent to June 18, 2022 are excluded from the consolidated statements of operations.

F-16

During the fiscal third quarter of 2022, the Company terminated its third-party distribution operations in California and its retail and delivery operations at SilverStreak. In November 2022, the Company received confirmation for the legal dissolution of SilverStreak and the entities related to its distribution operations in the state of California. As a result, all liabilities and existing obligations of the dissolved entities were extinguished. Accordingly, the Company recognized a gain on disposal of assets of $12.69 million during the year ended December 31, 2022 related to the dissolution of entities. See "Note 9 – Goodwill" for additional information.

NOTE 6 – INVESTMENTS

Hydrofarm

On June 16, 2021, the Company completed the disposition of 593,261 shares of common stock of Hydrofarm Holdings Group, Inc. (NASDAQ: HYFM) (“Hydrofarm”) and warrants to purchase 296,630 shares of Hydrofarm common stock at an exercise price of $16.86 per share, for aggregate gross proceeds of $40.76 million in cash pursuant to a Securities Purchase Agreement (the “SPA”) between the Company and two accredited investors. There is no material relationship between the Company or its affiliates and either of the investors other than in respect of the transactions contemplated by the SPA. As of December 31, 2022 and 2021, the Company no longer has an investment in Hydrofarm.

Edible Garden

On March 30, 2020, Edible Garden Corp., a wholly-owned subsidiary of Company, entered into and closed an Asset Purchase Agreement with Edible Garden Incorporated (the “Purchaser”), pursuant to which the Company sold and the Purchaser purchased substantially all of the assets of Edible Garden (the “Business”). The consideration paid for the Business included two option agreements to purchase up to a 20% interest in the Purchaser for a nominal fee. The first option gives the Company the right to purchase a 10% interest in the Purchaser for one dollar at any time between the one and five-year anniversary of the transaction, or at any time should a change in control event or public offering occur. The second option gives the Company the right to purchase an additional 10% interest in the Purchaser for one dollar at any point prior to the five-year anniversary of the transaction. During the year ended December 31, 2021, the Company exercised its options and acquired 5,000,000 shares of the Purchaser's common stock for a nominal fee. During the fourth quarter of 2021, the Company concluded that the investment in Edible Garden was impaired and recorded an impairment charge of $0.33 million, which is included in "Net Income from Discontinued Operations" for the year ended December 31, 2021.

On May 3, 2022, Edible Garden completed a 1-for-5 reverse stock split of its outstanding common stock. As a result, the Company held 1,000,000 shares in Edible Garden. On May 5, 2022, Edible Garden announced the pricing of its initial public offering of 2,930,000 shares of its common stock and accompanying warrants to purchase up to 2,930,000 shares of common stock for an exercise price of $5.00 per share. Each share of common stock was sold together with one warrant at a combined offering price of $5.00, for gross proceeds of approximately $14.70 million. As a result of the initial public offering, the Company reassessed its write down on the investment and recorded a write up to its fair value, which is categorized within the fair value hierarchy as Level 2. In November 2022, the lock-up restriction on the Company's shares in the Purchaser expired and accordingly, the Company's investment transferred from Level 2 to Level 1 fair value measurement. Refer to "Note 21 - Fair Value Measurements" for additional information.

F-17

NOTE 7 – PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Property, equipment, and leasehold improvements as of December 31, 2022 and 2021 consisted of the following:

	(in thousands)
	December 31, 2022	December 31, 2021

Land and Building	$7,581	$7,787
Furniture and Equipment	1,336	3,205
Computer Hardware	299	348
Leasehold Improvements	8,009	14,357
Vehicles	103	1,027
Construction in Progress	2,565	1,832
Subtotal	19,893	28,556
Less Accumulated Depreciation	(6,893)	(5,392)
Property, Equipment and Leasehold Improvements, Net	$13,000	$23,164

Depreciation expense related to continuing operations was $3.59 million and $2.01 million for the years ended December 31, 2022 and 2021, respectively.

On January 21, 2022, the Company sold its land in Spanish Springs, Nevada for $0.45 million to an unrelated third party.

NOTE 8 – INTANGIBLE ASSETS

Intangible assets as of December 31, 2022 and 2021 consisted of the following:

	(in thousands)
		December 31, 2022			December 31, 2021
	Estimated Useful Life in Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Amortizing Intangible Assets:
Customer Relationships	3 to 5	$7,400	$(7,400)	$—	$7,400	$(7,400)	$—
Trademarks and Patent	2 to 8	4,500	(2,991)	1,509	4,500	(750)	3,750
Operating Licenses	14	12,239	(12,239)	—	100,701	(6,864)	93,837
Total Amortizing Intangible Assets		24,139	(22,630)	1,509	112,601	(15,014)	97,587

Non-Amortizing Intangible Assets:
Trade Names	Indefinite	1,350	—	1,350	32,050	—	32,050
Total Non-Amortizing Intangible Assets		1,350	—	1,350	32,050	—	32,050

Total Intangible Assets, Net		$25,489	$(22,630)	$2,859	$144,651	$(15,014)	$129,637

Amortization expense related to continuing operations was $7.62 million and $3.39 million for the years ended December 31, 2022 and 2021, respectively.

During 2021, the impact of COVID-19 on the retail industry had a negative impact on our revenues and management was forced to limit store operating hours due to the pandemic. Management believes the COVID-19 outbreak will continue to have a material negative impact on the Company’s financial results. These factors, including management’s revised forecast for the future performance of our Black Oak Gallery reporting unit, indicated the carrying value of Black Oak Gallery’s customer relationships and trade name may not be recoverable. Management evaluated the recoverability of the customer relationships using Level 3 inputs and a probability-weighted approach to assess the potential impact of a long-term decline in our existing customer base due to the COVID-19 pandemic. The recoverability test indicated that the book value of customer relationships exceeded fair value. As a result, the Company recognized impairment charges of $0.46 million during the year ended December 31, 2021.

F-18

During the second quarter of 2022, management noted indicators of impairment of its indefinite-lived assets of certain asset groups. Specifically, changes in circumstances resulted in significant differences in actual revenue compared to projections. The Company used a discount rate under current market conditions to determine a preliminary estimate, noting an impairment of $22.10 million which is included as a component of impairment expense for the three months ended June 30, 2022.

In connection with its annual goodwill impairment test on September 30, 2022, the Company noted indicators of impairment of its intangible assets of certain asset groups. Earnings forecast for certain asset groups were revised based on a decrease in anticipated operating profits and cash flows for the next five years as it relates to current market conditions, the economic environment, and delays due to regulatory and licensing issues. The Company used various Level 3 inputs under the market approach to determine the fair value of these asset groups. Accordingly, the Company recorded an impairment loss on intangible assets in the amount of $97.06 million for the three months ended September 2022, which is recorded as a component of impairment expense in the consolidated statements of operations.

NOTE 9 – GOODWILL

Changes in the carrying amount of goodwill during the periods presented were as follows:

(in thousands)
Balance at December 31, 2020	$6,171
Acquisitions	48,132
Impairment Losses	(6,171)
Balance at December 31, 2021	48,132
Impairment Losses	(44,547)
Balance at December 31, 2022	$3,585

The Company conducts its annual goodwill impairment assessment on September 30, and between annual tests if the Company becomes aware of an event or a change in circumstances that would indicate the carrying value may be impaired. For the purpose of the goodwill impairment assessment, the Company has the option to perform a qualitative assessment (commonly referred to as “step zero”) to determine whether further quantitative analysis for impairment of goodwill or indefinite-lived intangible assets is necessary or a quantitative assessment (“step one”).

As a result of the annual goodwill impairment test performed as of September 30, 2021 and completed on December 31, 2021, the Company recorded an impairment loss of $6.17 million for the year ended December 31, 2021 which represented the excess of the carrying value of the Black Oak Gallery reporting unit over the estimated fair value based on a discounted cash flow analysis. The impairment recognizes the impact of COVID-19 on the financial performance of Black Oak Gallery's operations, as well as declines in forecasted revenue and earnings.

During the second quarter of 2022, the Company identified changes in circumstances that would indicate the carrying value of certain reporting units may be impaired. Management performed a preliminary quantitative assessment using a comparison of actual revenues to projections and applied a current discount rate, which resulted in a goodwill impairment loss of $33.63 million.

During the third quarter of 2022, the Company terminated its operations related to SilverStreak and wrote off the carrying amount of the related goodwill in the amount of $10.92 million which is recorded as a component of impairment expense in the consolidated statements of operations. See "Note 5 – Assets Held for Sale" for further information.

For the purpose of the annual impairment test on September 30, 2022, the Company performed a quantitative assessment wherein the fair value of each reporting unit was determined using a guideline public company method and guideline transaction method (market approach). Earnings forecast for certain reporting units were revised based on a decrease in anticipated operating profits and cash flows for the next five years as it relates to current market conditions, the economic environment, and delays due to regulatory and licensing issues. The fair value of each reporting unit was estimated using the expected present value of future cash flows. As a result of its assessment, management noted no additional impairment of goodwill for the remaining reporting units as of December 31, 2022.

The impairment charges relating to goodwill and other assets are presented in the “Impairment Expense” line in the Consolidated Statements of Operations.

F-19

NOTE 10 – BUSINESS COMBINATIONS

There were no acquisitions completed during the year ended December 31, 2022. A summary of business combinations completed during the year ended December 31, 2021 is as follows:

	Year Ended December 31, 2021
	UMBRLA, Inc.	People's California	SilverStreak Solutions	Total

Cash Consideration	$—	$24,000	$1,500	$25,500
Note Payable	—	33,749	4,500	38,249
Liability for Holdback Shares	6,465	—	—	6,465
Equity Consideration - Common Stock	52,929	16,000	2,500	71,429
Equity Consideration - Options & Warrants	20,428	—	—	20,428
Less: Cash Transferred	(1,290)	(994)	(25)	(2,309)
Total Consideration	$78,532	$72,755	$8,475	$159,762

Assets Acquired:
Accounts Receivable	$3,772	$—	$—	$3,772
Inventory	6,532	662	214	7,408
Prepaid Expenses & Other Assets	1,543	74	6	1,623
Notes Receivable	750	—	—	750
Property, Equipment and Leasehold Improvements	1,450	554	257	2,261
Right-of-Use Asset	460	2,105	—	2,565
Intangible Assets	71,890	54,010	161	126,061
Other Long-Term Assets	3	—	—	3
Total Assets Acquired	86,400	57,405	638	144,443

Liabilities Assumed:
Accounts Payable & Accrued Liabilities	15,849	2,586	1,517	19,952
Lease Liabilities	460	2,105	—	2,565
Notes Payable	5,470	—	—	5,470
Deferred Tax Liabilities	499	954	14	1,467
Uncertain Tax Position / Taxes Payable	1,806	—	1,553	3,359
Total Liabilities Assumed	24,084	5,645	3,084	32,813

Estimated Fair Value of Net Assets Acquired	62,316	51,760	(2,446)	111,630

Estimated Goodwill	$16,216	$20,995	$10,921	$48,132

Pro Forma Net Income (Loss) (1)				$(36,454)
Pro Forma Revenues (1)				$95,867

(1) Supplemental information on an unaudited pro-forma basis is reflected as if the acquisitions had occurred on January 1, 2021, after giving effect to certain pro-forma adjustments primarily related to the amortization of acquired intangible assets. The unaudited pro-forma supplemental information is based on estimates and assumptions that the Company believes are reasonable. The supplemental unaudited pro-forma financial information is presented for comparative purposes only and is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the Company completed the acquisitions at the dates indicated, nor is it intended to project the future financial position or operating results of the Company as a result of the Purchase Agreement.

F-20

UMBRLA, Inc.

On July 1, 2021, the Company completed the acquisition of UMBRLA, Inc. Pursuant to Articles of Merger filed by the Company with the Nevada Secretary of State, which became effective upon filing on July 1, 2021. UMBRLA became a wholly-owned subsidiary of the Company. The acquisition of UMBRLA was accounted for in accordance with ASC 805-10, “Business Combinations.” The preliminary allocation of the purchase price was based upon a preliminary valuation, and the Company’s estimates and assumptions of the assets acquired and liabilities assumed were subject to change within the measurement period pending the finalization of a third-party valuation. The multi-period excess earnings method, an income approach, was utilized to estimate the fair value of UMBRLA customer relationships and licenses. The relief-from-royalty method, an income approach, was utilized to estimate the fair value of UMBRLA trade name.

Consideration for the merger consisted of 191,772,781 shares of common stock issued on the acquisition date, 23,424,674 shares of common stock reserved for issuance in one year, and the assumption of all of UMBRLA’s stock options and warrants outstanding as of July 1, 2021.

For the fiscal year ended December 31, 2021, the Company recognized $21.50 million of revenue and a net loss of $6.88 million from UMBRLA. In the view of management, goodwill reflects the future cash flow expectations for UMBRLA market position in the cannabis industry, synergies and the assembled workforce. Goodwill recorded for the UMBRLA transaction is non-deductible for tax purposes.

People’s California

On August 15, 2021, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with People’s California, LLC, a California limited liability company (“People’s California”) and People’s First Choice, LLC, a California limited liability company and wholly owned subsidiary of People’s California (the “Target”), which operates cannabis dispensary operations. Upon the terms and subject to the satisfaction of the conditions described in the Purchase Agreement, the Company will acquire 100% of the outstanding equity of the Target in two separate closings (the “Acquisition”), with 80% of the equity of the Target transferred at the first closing and the remaining 20% of the equity transferred at the second closing.

At the first closing of the Acquisition, People’s California shall receive from the Company: (a) a cash payment of $24.00 million less certain outstanding indebtedness and transaction expenses related to the Acquisition; (b) a secured note in an aggregate principal amount of $36.00 million less certain indebtedness; and (c) 40,000,000 shares of Company common stock valued at $0.40 per share, subject to terms and conditions of the agreement by and between the Company and People’s California, which includes a one-year lockup of the shares. The Purchase Agreement is subject to customary indemnification provisions.

On August 4, 2021, in connection with the Acquisition, People’s California issued senior secured indebtedness to the Company, pursuant to the terms of a certain Secured Promissory Note (the “Deposit Note”). The Deposit Note provided for a one-time advance of $6.00 million (the “Loan”) by the Company to People’s California at a flat rate of 3% per annum. The Deposit Note matures on August 4, 2022.

The full principal balance and all outstanding but unpaid interest is due and payable at the maturity date of August 4, 2022; provided that, if the Company consummates the first closing, pursuant to the terms of the Purchase Agreement, then the principal amount of the Deposit Note, but not the accrued interest, shall be deemed repaid, satisfied, or otherwise applied to the cash consideration paid for the equity of the Target and the Deposit Note shall be deemed satisfied.

On September 1, 2021, in connection with the Acquisition, People’s California issued senior secured indebtedness to the Company, pursuant to the terms of a certain Secured Promissory Note (the “Second Deposit Note”). The Second Deposit Note provided for a one-time advance of $9.00 million (the “Loan”) by the Company to People’s California at a flat rate of 3% per annum. The Second Deposit Note matures on September 1, 2022.

The full principal balance and all outstanding but unpaid interest is due and payable at the maturity date of September 1, 2022; provided that, if the Company consummates the first closing, pursuant to the terms of the Purchase Agreement, then the principal amount of the Second Deposit Note, but not the accrued interest, shall be deemed repaid, satisfied, or otherwise applied to the cash consideration paid for the equity of the Target and the Second Deposit Note shall be deemed satisfied.

F-21

On September 1, 2021, the Company entered into a Management Agreement with the Target, which provided the Company with control over the Target’s operation and finances. Management concluded that effective September 1, 2021, the Company became the primary beneficiary of the Target as a result of the Management Agreement, and began consolidating the Target’s financial results. The Company applied acquisition accounting on September 1, 2021 and allocated the fair value of the Target to its assets and liabilities.

SilverStreak Solutions

On October 1, 2021, the Company completed the acquisition of SilverStreak Solutions, Inc ("SilverStreak"). SilverStreak became a wholly owned subsidiary of the Company. The acquisition of SilverStreak was accounted for in accordance with ASC 805-10, “Business Combinations.” The preliminary allocation of the purchase price was based upon a preliminary valuation, and the Company’s estimates and assumptions of the assets acquired and liabilities assumed were subject to change within the measurement period pending the finalization of a third-party valuation. The cost approach was utilized to estimate the fair value of the SilverStreak license.

Consideration is comprised of (i) $1,500,000) in cash, (ii) 9,051,412 shares of restricted common stock, par value $0.001 per share, which i equal to the quotient obtained by (a) $2,500,000, by (b) the volume-weighted average price of the Purchaser Shares as reported through Bloomberg for the ten (10) consecutive trading days ending on the business day prior to the Closing, (iii) $2,000,000 in unsecured promissory notes with an interest rate of 3% and due six months after the Closing, and (iv) $2,500,000 in unsecured promissory notes with an interest rate of 3% and due twelve months after the Closing (the “Twelve-Month Notes”).

NOTE 11 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following:

	(in thousands)
	December 31, 2022	December 31, 2021

Accounts Payable	$12,990	$15,629
Tax Liabilities	1,018	4,865
Accrued Payroll and Benefits	628	1,327
Current Lease Liabilities	1,996	3,041
Accrued Interest	2,113	833
Other Accrued Expenses	665	4,543

Total Accounts Payable and Accrued Expenses	$19,410	$30,238

NOTE 12 – LEASES

A lease provides the lessee the right to control the use of an identified asset for a period of time in exchange for consideration. Operating lease right-of-use assets are included in other assets while lease liabilities are a line item on the Company’s Consolidated Balance Sheets. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. The Company determines if an arrangement is a lease at inception. Right-of-use assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. Most operating leases contain renewal options that provide for rent increases based on prevailing market conditions. The terms used to calculate the right-of-use assets for certain properties include the renewal options that the Company is reasonably certain to exercise.

The discount rate used to determine the commencement date present value of lease payments is the interest rate implicit in the lease, or when that is not readily determinable, the Company utilizes its secured borrowing rate. Right-of-use assets include any lease payments required to be made prior to commencement and exclude lease incentives. Both right-of-use assets and lease liabilities exclude variable payments not based on an index or rate, which are treated as period costs. The Company’s lease agreements do not contain significant residual value guarantees, restrictions or covenants.

F-22

The Company occupies office and other facilities under lease agreements that expire at various dates. In addition, office, production and transportation equipment are leased under agreements that expire at various dates. The Company does not have any significant finance leases. Total operating lease costs were $4.63 million and $2.77 million for the years ended December 31, 2022 and 2021, respectively. Short-term lease costs during the 2022 and 2021 fiscal years were not material.

As of December 31, 2022 and 2021, short term lease liabilities of $2.00 million and $3.04 million are included in “Accounts Payable and Accrued Expenses” on the consolidated balance sheets, respectively. The table below presents total operating right-of-use assets and lease liabilities as of December 31, 2022 and 2021:

	(in thousands)
	December 31, 2022	December 31, 2021
Operating Lease Right-of-Use Assets	$13,946	$23,978
Operating Lease Liabilities	$15,084	$23,950

The table below presents the maturities of operating lease liabilities as of December 31, 2022:

Year Ending December 31,	(in thousands)
2023	$2,722
2024	2,817
2025	2,353
2026	1,891
2027	1,831
Thereafter	8,934
Total Lease Payments	20,548
Less: Discount	(5,464)
Total Operating Lease Liabilities	$15,084

The table below presents the weighted average remaining lease term for operating leases and weighted average discount rate used in calculating operating lease right-of-use assets:

	December 31, 2022	December 31, 2021
Weighted Average Remaining Lease Term (Years)	8.50	9.20
Weighted Average Discount Rate	11.7%	11.5%

F-23

NOTE 13 – NOTES PAYABLE

Notes payable consists of the following:

	(in thousands)
	December 31, 2022	December 31, 2021
Promissory note dated January 18, 2018, issued for the purchase of real property. The promissory note was collateralized by the land and building purchased and matured January 18, 2022. The promissory note bears interest at 12.0% for year one and escalates 0.5% per year thereafter.	—	$6,500
Promissory note dated May 4, 2020, issued to Harvest Small Business Finance, LLC, an unaffiliated third party. Loan was part of the Paycheck Protection Program ("PPP Loan") offered by the U.S. Small Business Administration. The interest rate on the note was 1.0%. The note required interest and principal payments seven months from July 2020. The note matured on May 4, 2022.	14	562
Unsecured promissory note dated January 22, 2021, issued to Michael Nahass (a related party), which matured January 25, 2022, and bore interest at a rate of 3.0% per annum.	—	1,050
Convertible promissory note dated January 25, 2021, issued to accredited investors, which matured July 22, 2022 and bears interest at a rate of 3.0% per annum. The conversion price is $0.175 per share.	3,450	3,500
Promissory note dated July 27, 2021, issued to Arthur Chan, which matures July 26, 2024, and bears interest at a rate of 8.0% per annum.	2,500	2,500
Senior Secured Promissory Note dated November 22, 2021 issued to Dominion Capital LLC, which matured on February 22, 2022 and bore interest at a rate of 12.0% per annum.	—	2,500
Unsecured promissory note dated December 28, 2022 due to a related party. The interest rate on the note is 1% and matures on December 28, 2027.	154	90
Promissory note dated June 1, 2020, issued as part of the Paycheck Protection Program ("PPP Loan") offered by the U.S. Small Business Administration. The interest rate on the note is 1.0%. The note matured on June 1, 2022.	—	—
Line of credit agreement entered on March 31, 2021, which matured on March 31, 2022 and bore interest of 2.9% per 30 days.	—	4,500
Promissory note dated October 1, 2021, issued to Sterling Harlan as part of the SilverStreak Solutions acquisition. The interest rate on the note was 3%. The note matured on April 1, 2022.	2,000	2,000
Promissory note dated October 1, 2021, issued to Sterling Harlan as part of the SilverStreak Solutions acquisition. The interest rate on the note is 3%. The note matured on October 1, 2022.	2,500	2,500
Secured promissory note dated November 22, 2021 issued to People's California, LLC, which matures on November 22, 2023 and bears interest at a rate of 8% per annum. Payments due include $2.00 million plus accrued interest for the first twelve months followed by payments of $1.00 million plus accrued interest until maturity.	21,569	28,569
Promissory note dated May 1, 2019, assumed by the Company on July 1, 2021 in connection with the purchase of real property, from a related party. The note matures on May 15, 2039 and bears interest at a rate of 9.89% per annum.	2,882	2,954
Notes Payable - Promissory Notes	$35,069	$57,225
Vehicle Loans	76	178
Less: Short-Term Debt	(29,662)	(45,451)
Less: Debt Discount	(669)	(1,946)
Net Long-Term Debt	$4,814	$10,006

F-24

Scheduled maturities of debt as of December 31, 2022 are as follows:

Year Ending December 31,	(in thousands)
2023	$29,662
2024	2,505
2025	5
2026	5
2027	159
Thereafter	2,809

Total Future Principal Repayments	$35,145

During the years ended December 31, 2022 and 2021, the Company converted debt and accrued interest into 294,452 and 24,939,780 shares of the Company’s common stock, respectively. See “Note 15 – Stockholders' Equity" for further information.

Series A Preferred Stock Purchase Agreement

On January 22, 2021, the Company entered into a Series A Preferred Stock Purchase Agreement with Michael A. Nahass, pursuant to which the Company agreed to purchase from Mr. Nahass the four shares of the Company’s Series A Preferred Stock held by Mr. Nahass for an aggregate purchase price of $3.10 million, of which (i) $1.00 million was paid in cash, (ii) $1.05 million was paid in the form of an unsecured promissory note bearing interest at the rate of 3% and matured on July 25, 2021 and (iii) $1.05 million was paid in the form of an unsecured promissory note bearing interest at the rate of 3% and matured on January 25, 2022. On February 8, 2022, the Company paid the outstanding principal and interest on the $1.05 million promissory note held by Mr. Nahass. This payment satisfied the obligation and retired the note.

Mortgages

Carnegie Mortgage

On November 22, 2017, the Company entered into a $4.50 million promissory note for the purchase of land and a building in California with a third-party creditor. The promissory note is collateralized by the land and building purchased and matures on December 1, 2020. The interest rate for the first year is 12.0% and increases 0.5% per year through 2021. The full principal balance and accrued interest were paid upon sale of the real estate during the year ended December 31, 2021.

Dyer Mortgage

On January 18, 2018, the Company entered into a $6.50 million promissory note for the purchase of land and a building in Santa Ana, CA (the "Dyer Property"). The interest rate for the first year was 12.0% and increased 0.5% per year, up to 13.0%, through 2021. Payments of interest are due monthly, while the principal balance is due at maturity. On January 7, 2021, the Company amended the terms of the promissory note to extend the maturity date from January 18, 2021 to January 18, 2022 upon which the Company paid a 1% amendment fee.

On November 22, 2021, the Company issued a senior secured promissory note to Dominion Capital LLC in the amount of $2.50 million, which matured on February 22, 2022 and bore interest at a rate of 12% per annum. As a result of the sale of the Dyer Property on February 10, 2022, the Company retired a total of $9.00 million in outstanding debt related to the Dyer Property. See “Note 19 – Discontinued Operations" for further information.

4th Street Mortgage

On October 5, 2018, the Company entered into a $1.60 million promissory note for the purchase of a building in Nevada with a third-party creditor. The promissory note is collateralized by the building purchased and matures in October 5, 2021. The interest rate for the first year is 12.0% and increases 0.5% per year through 2020. Payments of interest only are due monthly, while the full principal balance is due at maturity. The full principal balance and accrued interest were paid upon sale of the real estate during the year ended December 31, 2021.

F-25

2018 Master Securities Purchase Agreement and Convertible Promissory Notes

In March 2018, the Company entered into the 2018 Master Securities Purchase Agreement with an accredited investor pursuant to which the Company sells to the accredited investor 7.5% Senior Convertible Promissory Notes in eight tranches averaging $5.00 million, for a total of $40.00 million. The Company converted $1.98 million of convertible notes into the Company’s common stock during the year ended December 31, 2021. As of December 31, 2022 and 2021, $3.45 million and $3.50 million of principal remains outstanding, respectively.

For each note issued under the 2018 Master Securities Purchase Agreement, the principal and interest due and owed under the note is convertible into shares of Common Stock at any time at the election of the holder at a conversion price per share equal to the lower of (i) the original conversion price as defined in each note issuance or (ii) 87% of the average of the two lowest daily volume weighted average price of the Common Stock in the thirteen (13) trading days prior to the conversion date (“Conversion Price”). The Conversion Price is subject to adjustment for (i) stock splits, stock dividends, combinations, or similar events and (ii) full ratchet anti-dilution protection. Upon certain events of default, the conversion price will automatically become 70% of the average of the three (3) lowest volume weighted average prices of the Common Stock in the twenty (20) consecutive trading days prior to the conversion date for so long as such event of default remains in effect.

In addition, at any time that (i) the daily volume weighted average price of the Common Stock for the prior ten (10) consecutive trading days is $10.50 or more and (ii) the average daily trading value of the Common Stock is greater than $2.50 million for the prior ten (10) consecutive trading days, then the Company may demand, upon one (1) days’ notice, that the holder convert the notes at the Conversion Price.

The Company may prepay in cash any portion of the outstanding principal amount of the notes and any accrued and unpaid interest by, upon ten (10) days’ written notice to the holder, paying an amount equal to (i) 110% of the sum of the then-outstanding principal amount of the notes plus accrued but unpaid interest, if the prepayment date is within 90 days of the issuance date of the notes; (ii) 115% of the sum of the then-outstanding principal amount plus accrued but unpaid interest, if the prepayment date is between 91 days and 180 days of the issuance date of the notes; or (iii) 125% of the sum of the then-outstanding principal amount of the notes plus accrued but unpaid interest, if the prepayment date is after 180 days of the issuance date of the notes.

Amendment of Existing Senior Convertible Promissory Notes and Securities Purchase Agreement

On January 25, 2021, the Company entered into several agreements with an accredited investor (the “Lender”) that holds the promissory notes under the 2018 Securities Purchase Agreement. The amendments, among other things, (1) extended the maturity date of the June 2019 Note from January 26, 2021 to December 31, 2022 and (2) extended the maturity date of the October 2019 Note from April 21, 2021 to December 31, 2022. In connection with the Note Amendments, the Company issued to the Lender warrants to purchase 5,000,000 shares of the Company’s common stock (the “Old Note Warrants”) at an exercise price of $0.01 per share. The Old Note Warrants are exercisable at any time before the close of business on June 25, 2026. The Old Note Warrants contain cashless exercise provisions and, to the extent not previously exercised, will be automatically exercised via cashless exercise on June 25, 2026.

In conjunction with the above amendments, the Company entered into a Securities Purchase Agreement with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers $3.50 million in aggregate principal amount of the Company’s senior convertible promissory notes (the “Notes”) and warrants to purchase shares of the Company’s common stock (the “Warrants”), exercisable at any time before the close of business on June 25, 2026. The Warrants are comprised of 15,000,000 “A Warrants” with an exercise price of $0.01 per share and 15,000,000 “B Warrants” with an exercise price of $0.2284 per share.

The Notes, which are convertible into common stock at any time at the discretion of the respective Purchasers at a conversion price of $0.175 per share of common stock, will bear an interest rate of 3%. The Notes mature on or about July 24, 2022 unless accelerated due to an event of default. The Company has the right to prepay the Notes at any time upon 10 days’ prior notice to the Purchasers. If the Company elects to prepay the Notes, the Company must pay the respective Purchasers an amount in cash equal to the product of (i) the sum of the then-outstanding principal amount of the Notes and all accrued but unpaid interest, multiplied by (ii) (x) 110%, if the prepayment date is within 90 days of the original issue date, (y) 115%, if the prepayment date is between 91 days and 180 days following the original issue date or (z) 125%, if the prepayment date is after the 180th day following the original issue date.

F-26

The Company can demand that the Purchasers convert the Notes at any time, on five calendar days’ notice, that (i) the daily dollar volume-weighted average price for the Company’s common stock for the prior five consecutive trading days is $0.30 or more and (ii) (1) the shares underlying the Notes have been registered with the SEC or (2) there is a fundamental transaction that has been announced by the Company.

The Notes contain standard and customary terms concerning events of default. Events of default include, among other things, any failure to make payments when due, failure to observe or perform material covenants or agreements contained in the Notes, a material default under the Securities Purchase Agreement or related transaction documents or any other material contract to which the Company or any of its subsidiaries is a party, the breach of any representation or warranty in the Notes or the Securities Purchase Agreement, the bankruptcy or insolvency of the Company or any of its subsidiaries, the Company’s common stock not being eligible for listing or quotation on a trading market and not eligible to resume listing or quotation for trading within 5 trading days, the Company’s failure to meet the current public information requirements under Rule 144 under the Securities Act of 1933, as amended, the Company’s failure to file required reports with the SEC, and the Company’s failure to maintain sufficient reserved shares for issuance upon conversion of the Notes and exercise of the Warrants. If any event of default occurs, subject to any cure period, the full principal amount, together with interest (including default interest of 18% per annum) and other amounts owing in respect thereof through the date of acceleration shall become, at the Purchaser’s election, immediately due and payable in cash.

Management performed an analysis to determine the appropriate accounting treatment of the above transactions and concluded (1) a troubled debt restructuring had not occurred, and (2) as the total change in cash flows was greater than 10% of the carrying value of the debt, the transactions should be treated as a debt extinguishment for accounting purposes. A loss on extinguishment of debt of $5.98 million, equal to the difference between the carrying value of the old debt and the reacquisition price, was recognized for the year ended December 31, 2021.

Debt Assumed in the UMBRLA Acquisition

On July 1, 2021, upon the closing of the UMBRLA acquisition, the Company assumed debt instruments consisting of the following:

Line of Credit: A line of credit agreement with Bespoke Financial, Inc. The line of credit is for the lesser of a maximum draw amount of $4.5 million and a borrowing base consisting of eligible accounts receivable inventory and cash that serves as collateral. The line of credit accrues interest at a rate of 2.9% every 30 days and expires on March 31, 2022. On March 9, 2022, the Company paid the outstanding principal and interest due on the line of credit facility. The payment satisfied the obligation and retired the debt.

Payroll Protection Program (“PPP”) Loans: In May 2020, UMBRLA received loans under the Paycheck Protection Program offered by the U.S. Small Business Administration (“SBA”) of which $0.30 million remained outstanding on the acquisition date. The loan proceeds are available to be used to pay for payroll costs, including salaries, commissions and similar compensation, group health care benefits, rent, utilities and interest on certain other outstanding debt. The interest rate on the PPP Loans is a fixed rate of 1% per annum. The Company is required to make principal and interest payments in monthly installments. The PPP loans mature in the second quarter of 2022. The PPP Loans include events of default. Upon the occurrence of an event of default, the lender will have the right to exercise remedies against the Company, including the right to require immediate payment of all amounts due under the PPP Loans. As of December 31, 2022, the PPP loans were forgiven

Related Party Promissory Note: On January 1, 2021, UMBRLA issued an unsecured promissory note with a principal balance of $0.20 million to a related party. No interest accrues on the note, except in the case of default, when the note bears 4.0% of interest. Principal payments on the note are due in monthly installments. As of December 31, 2022 and 2021, the outstanding principal on the note was $0.15 million and $0.09 million, respectively.

F-27

Debt Assumed in the Acquisition of People's Choice

During the year ended December 31, 2021, in connection with the acquisition of People's Choice, the Company issued a secured promissory note in a principal amount of $30.60 million as partial consideration under the purchase agreement. The note accrues interest on the basis of a 360-day year at a fixed rate of 8% per annum and matures on November 22, 2023. The Company agreed to pay the principal balance on the note in monthly installments, commencing on December 1, 2021. The note, of which $21.57 million and $28.57 million remained outstanding as of December 31, 2022 and 2021. The unamortized discount on the note was $0.67 million and $1.95 million as of December 31, 2022 and 2021, respectively.

On January 1, 2021, People’s First Choice, LLC issued an unsecured promissory note with a principal balance of $5.00 million to a related party. Interest on the note accrues at a rate of 10.0% per annum, compounded quarterly. The note matures on June 30, 2022. The Company may prepay the note in whole or in part without premium or penalty, provided that any partial payment shall first be credited first to interest then due and payable. The note was fully repaid as of December 31, 2021.

On April 8, 2022, the Company and People's California, LLC agreed to amend a portion of the November 22, 2021 Closing Documents (Primary Membership Interest Purchase Agreement, Secondary Membership Interest Purchase Agreement, Secured Promissory Note, and other ancillary agreements). On April 11, 2022, the Company paid $3.00 million upon execution of the amendment and was to pay $5.00 million by June 1, 2022, or June 30, 2022 if the Company obtained debt financing approved by People’s, to satisfy all financial obligations that would be owing as of June 30, 2022. People’s declined to approve the debt financing obtained by the Company, and the Company did not make the $5.00 million payment. See "Note 23 – Commitments and Contingencies" and "Note 24 – Subsequent Events" for information on related litigation matters.

Debt Assumed with Purchase of Halladay Holding, LLC.

On July 1, 2021, the Company entered into a Membership Interest Purchase Agreement with Nicholas Kovacevich and Dallas Imbimbo, who are Directors of the Company, pursuant to which the Company acquired 100% of the outstanding membership interests in Halladay Holding, LLC from Mr. Kovacevich and Mr. Imbimbo. Halladay Holding, LLC is the owner of real property located at 3242 S. Halladay Street, Santa Ana, CA 92705, where the Company operates a cannabis dispensary and maintains its principal office space. Upon consummation of the agreement, the Company assumed a mortgage, which had an outstanding balance of $2.88 million and $2.95 million as of December 31, 2022 and 2021, respectively. The loan, which accrues interest at a rate of 9.89% per annum, matures on May 1, 2039.

Debt Assumed in the Acquisition of SilverStreak Solutions, Inc.

On October 1, 2021, in connection with the acquisition of SilverStreak, the Company issued (i) a $2,000,000 unsecured promissory note, with an interest rate of 3% per annum and a maturity date six months after closing of the purchase, and (ii) a $2,500,000 unsecured promissory note with an interest rate of 3% per annum and a maturity date of twelve months after the closing of the transaction.

Additional Financing Arrangements

On December 30, 2019, the Company issued a promissory note to Matthew Lee Morgan Trust (a related party), which matures on January 30, 2021. The note accrues interest at a rate of 10% per annum. The note was converted into 1,428,571 shares of the Company’s common stock in January 2021.

On January 10, 2020, the Company issued a promissory note to Arthur Chan, an unaffiliated third party, in the amount of $1.00 million dollars. The note accrues interest at a rate of 15.00% per annum and matures on January 10, 2021. The note is secured by the Company’s real estate located at 620 E. Dyer Rd., Santa Ana, CA. On January 8, 2021, the Company executed an amendment to the promissory note, which extended the maturity date from January 10, 2021 to July 10, 2021. On July 27, 2021, the Company entered into a Note Termination and Exchange Agreement with Arthur Chan, pursuant to which the Company issued to Mr. Chan 4,548,006 shares of the Company’s common stock at a price of $0.23 per share as payment in full of the principal, interest and fees payable under the Secured Promissory Note issued by the Company to Mr. Chan on January 10, 2020 in the original principal amount of $1.00 million. As a result, the Secured Promissory Note is no longer outstanding. Contemporaneously with the execution of the Exchange Agreement, the Company issued to Mr. Chan a promissory note in the amount of $2.50 million. The new note bears an interest rate of 8% and matures on July 26, 2024.

F-28

On May 4, 2020, OneQor Technologies, Inc entered into a Promissory Note dated May 4, 2020 (the “PPP Note”) with Harvest Small Business Finance, LLC (the “Lender”), pursuant to which the Lender agreed to make a loan to the Company under the Paycheck Protection Program (the “PPP Loan”) offered by the U.S. Small Business Administration (the “SBA”) in a principal amount of $0.56 million pursuant to Title 1 of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The PPP Loan proceeds are available to be used to pay for payroll costs, including salaries, commissions, and similar compensation, group health care benefits, and paid leaves; rent; utilities; and interest on certain other outstanding debt. The amount that will be forgiven will be calculated in part with reference to OneQor’s full time headcount during the eight week week period following the funding of the PPP loan. The interest rate on the PPP Note is a fixed rate of 1% per annum. To the extent that the amounts owed under the PPP Loan, or a portion of them, are not forgiven, OneQor will be required to make principal and interest payments in monthly installments. The PPP Note includes events of default. Upon the occurrence of an event of default, the lender will have the right to exercise remedies against OneQor, including the right to require immediate payment of all amounts due under the PPP Note. On February 16, 2022, the Company received notice of forgiveness of approximately $0.54 million of the PPP Loan. The remainder is to be paid off over the next three years.

On July 29, 2020, the Company issued a promissory note to an unaffiliated third party, in the amount of $1.00 million. The note incurs interest at a rate of 8.00% per annum and matured on April 28, 2021.

On November 22, 2021, the Company issued a senior secured promissory note to Dominion Capital LLC in the amount of $2.50 million, which matured on February 22, 2022 and bears interest at a rate of 12% per annum.

NOTE 14 – EQUITY

Preferred Stock

On January 22, 2021, the Company entered into a Resignation and Release Agreement and a Series A Preferred Stock Purchase Agreement with Michael A. Nahass. Mr. Nahass agreed to resign from his positions as a director, executive officer and employee of the Company, and the Company agreed to purchase from Mr. Nahass the four shares of the Company’s Series A Preferred Stock held by Mr. Nahass for an aggregate purchase price of $3.1 million, of which (i) $1.0 million was paid in cash, and $2.1 million was paid in the form of promissory notes. The Company recorded severance expense equal to the fair value of consideration paid to Mr. Nahass during the year ended December 31, 2021.

On January 22, 2021, the Company entered into a Resignation and Release Agreement with Derek Peterson, pursuant to which Mr. Peterson agreed to resign from his positions as a director, executive officer and employee of the Company effective immediately upon the Company’s closing of a private placement in the amount of not less than $3.5 million which occurred on January 25, 2021. In addition, the Company extended the time within which vested common stock options held by Mr. Peterson may be exercised to 150 days after the date of resignation.

Mr. Peterson agreed to the cancellation of his Series A Preferred Stock through conversion into 16,485,714 shares of common stock and, in consideration of the conversion, was issued 4,945,055 warrants to purchase common stock, expiring in June 2026, with an exercise price of $0.01 per share, which are subject to a one-year lockup with registration rights. The Company recorded severance expense equal to the fair value of consideration paid to Mr. Peterson during the year ended December 31, 2021.

On February 3, 2021, the Company filed (1) a Certificate of Withdrawal of Certificate of Designation of the Company’s Series A Preferred Stock with the Secretary of State of the State of Nevada, which withdraws the Certificate of Designation establishing the Company’s Series A Preferred Stock and eliminates the Company’s Series A Preferred Stock from the Company’s Articles of Incorporation and (2) a Certificate of Withdrawal of Certificate of Designation of the Company’s Series B Preferred Stock with the Secretary of State of the State of Nevada, which withdraws the Certificate of Designation establishing the Company’s Series B Preferred Stock and eliminates the Company’s Series B Preferred Stock from the Company’s Articles of Incorporation.

F-29

In December 2022, the Company filed a Certificate of Designation of Rights, Privileges, Preferences, and Restrictions to establish a new class of preferred shares, the Series V Preferred Stock. The number of authorized shares of Series V Preferred Stock is 25,000,000 shares. Each share of Series V Preferred Stock is convertible into ten shares of Common Stock at any time from and after the first anniversary of the issuance date. Each share of Series V Preferred Stock will automatically be converted into ten fully paid and nonassessable shares of Common Stock on the second anniversary of the date on which the holder’s shares of Series V Preferred Stock were issued. The Series V Class of Preferred Stock have a one-year lock-up and have a two times voting right which automatically expires in two years. Purchasers agreed to enter into a voting agreement assigning their voting rights to Sabas Carrillo, the Company's Chief Executive Officer.

Common Stock

The Company authorized 990,000,000 shares of common stock with $0.001 par value per share. As of December 31, 2022 and 2021, 679,513,556 and 498,546,291 shares of common stock were outstanding, respectively.

On February 1, 2022, the Company granted 294,452 shares of common stock to Apollo Management Group, Inc. in exchange for the $0.05 million convertible promissory note that Apollo Management Group, Inc. held and the related accrued interest. The fair value of the shares was $0.08 million.

During the year ended December 31, 2022, the Company issued 4,759,708 common shares for the cashless exercise of warrants and 146,212 common shares for the exercise of stock options.

During the year ended December 31, 2022, the Company issued 2,100,000 and 943,128 common shares to employees and directors, respectively. As a result, the Company recorded stock compensation of $0.35 million and $0.21 million, respectively, for the year ended December 31, 2022.

During the year ended December 31, 2022, the Company issued 16,906,230 common shares to third-party service providers. As a result, the Company recorded $0.68 million of stock-based compensation expense for services for the nine months ended September 30, 2022. See "Note 22 - Related Party Transactions" for further information on common shares issued to a related party for services during the year ended December 31, 2022.

During the year ended December 31, 2022, the Company issued 23,424,674 of the holdback common shares to the sellers of the UMBRLA acquisition pursuant to the original acquisition agreement.

During the year ended December 31, 2022, the Company issued 25,000,000 of common shares for $4.38 million of cash. The issued shares were restricted.

On December 30, 2022, the Company entered into a binding letter of intent with third parties pursuant to which the Company intend to negotiate and enter into Management Services Agreements to operate two dispensaries located in Oakland, CA and Redding, CA. Pursuant to the terms of the letter of intent, the Company issued 107,142,857 common shares equivalent to an aggregate total of $1.50 million as a deposit towards the option to purchase the dispensaries. The fair value of the common shares issued will be applied to the purchase price at time of of purchase. If such purchase does not occur, the Company will forfeit the deposits. As a result, the Company recorded a deposit of $1.50 million which is presented in "Other Assets" on the consolidated balance sheet as of December 31, 2022.

Treasury Stock

During the year ended December 31, 2021, the Company acquired 8 shares of Series A Preferred stock as part of the resignation and release agreements entered into with Mr. Nahass and Mr. Peterson, as described above. The shares were recorded at fair market value as of the date the agreements were executed.

F-30

NOTE 15 – STOCK-BASED COMPENSATION

Equity Incentive Plans

In the first quarter of 2016, the Company adopted the 2016 Equity Incentive Plan. In the fourth quarter of 2018, the Company adopted the 2018 Equity Incentive Plan. In July 2021, the Company assumed the 2019 Equity Incentive Plan as part of the acquisition of UMBRLA. The following table contains information about both plans as of December 31, 2022:

	Awards Reserved for Issuance	Awards Exercised	Awards Outstanding	Awards Available for Grant

2016 Equity Incentive Plan	999,906	—	499,953	499,953
2018 Equity Incentive Plan	29,920,933	4,022,133	13,326,509	12,572,291
2019 Equity Incentive Plan	61,109,696	34,884	37,617,531	23,457,281

Stock-Based Compensation Expense

The following table sets forth the total stock-based compensation expense resulting from stock options and restricted grants of common stock to employees, directors and non-employee consultants in the consolidated statement of operations which are included in selling, general and administrative expenses:

	(in thousands, except for number of shares or options) For the Year Ended
	December 31, 2022		December 31, 2021
Type of Award	Number of Shares or Options Granted	Stock-Based Compensation Expense	Number of Shares or Options Granted	Stock- Based Compensation Expense

Stock Options	1,075,001	$3,659	89,930,019	$2,415

Stock Grants:
Employees (Common Stock)	2,100,000	352	250,000	68
Directors (Common Stock)	943,128	213	1,917,837	495
Non–Employee Consultants (Common Stock)	16,906,230	695	4,556,603	1,079

Total Stock–Based Compensation Expense		$4,919		$4,057

On March 10, 2022, the Company terminated the employment of Oren Schauble, the Company’s President. On March 13, 2022, the Company terminated the employment of Francis Knuettel II, the Company’s Chief Executive Officer. The Company entered into separation agreements with each of Mr. Knuettel and Mr. Schauble regarding the compensation to be granted to each of them regarding their separation from the Company. In addition, on March 17, 2022 the Company entered into a consulting agreement with Mr. Schauble pursuant to which he will continue to provide certain services to the Company through a future agreed upon date. The Company granted Mr. Schauble 910,623 restricted shares of the Company's Common Stock in four monthly installments.

On April 12, 2022, the Company and Mr. Knuettel agreed to terms on a separation agreement. The Company agreed to pay Mr. Knuettel 50% of his annual base salary and continue his medical benefits for a period of six months. Mr. Knuettel's unvested shares and options vested immediately. As part of this separation agreement, Mr. Knuettel resigned as a director of the Company in March 2022.

On April 14, 2022, the Company and Dallas Imbimbo, an advisor to the Company and a director of the Company, agreed to terms on a separation agreement. The Company agreed to vest 100% of Mr. Imbimbo's restricted common stock granted pursuant to the advisor agreement with Mr. Imbimbo. The Company agreed to vest 100% of the options to purchase shares of the Company's common stock granted as part Mr. Imbimbo's Independent Director Agreement. The Company will pay Mr. Imbimbo $0.08 million in cash compensation. As part of this separation agreement, Mr. Imbimbo resigned as a director of the Company and as an Advisor to the Company in April 2022.

F-31

During the year ended December 31, 2022, the Company issued 16,181,230 shares of common stock to Adnant, LLC as compensation for its services and recorded stock-based compensation expense of $1.57 million for such shares. See "Note 22 - Related Party Transactions" for further information.

Stock Options

The following table summarizes the Company’s stock option activity and related information for the years ended December 31, 2022 and 2021:

	Number of Shares	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Life	Aggregate Intrinsic Value of In- the-Money Options

Options Outstanding as of December 31, 2020	17,492,830	$0.41
Granted	88,627,220	$0.23
Exercised	(3,910,805)	$—
Forfeited	(13,547,745)	$0.15
Expired	(410,120)	$0.41
Options Outstanding as of December 31, 2021	88,251,380	$0.20
Granted	1,075,001	$0.14
Exercised	(146,212)	$0.07
Forfeited	(19,365,073)	$0.13
Expired	(16,993,997)	$0.17
Options Outstanding as of December 31, 2022	52,821,099	$0.23	7.9 years	$2,846
Options Exercisable as of December 31, 2022	36,825,119	$0.27	7.6 years	$—

The aggregate intrinsic value is calculated as the difference between the Company’s closing stock price of $0.01 on December 31, 2022 and the exercise price of options, multiplied by the number of options. As of December 31, 2022 and 2021, total unrecognized stock-based compensation was $1.08 million and $7.97 million, respectively, which are expected to be recognized over a weighted-average period of approximately 1.6 years and 1.6 years.

The Company recognizes compensation expense for stock option awards on a straight-line basis over the applicable service period of the award. The service period is generally the vesting period. The following weighted-average assumptions were used to calculate stock-based compensation:

	Year Ended December 31,
	2022	2021
Expected Term	5.2 years	5 years
Volatility	103.0%	106.7%
Risk-Free Interest Rate	0.9%	0.8%
Dividend Yield	0%	0%

The Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. Hence, the Company uses the “simplified method” described in Staff Accounting Bulletin 107 to estimate the expected term of share option grants. The expected stock price volatility assumption was determined by examining the historical volatilities for the Company’s common stock. The Company will continue to analyze the historical stock price volatility and expected term assumptions as more historical data for the Company’s common stock becomes available. The risk-free interest rate assumption is based on the U.S. treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts. The Company has never paid dividends on its common stock and does not anticipate paying dividends on its common stock in the foreseeable future. Accordingly, the Company has assumed no dividend yield for purposes of estimating the fair value of the Company stock-based compensation.

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NOTE 16 – WARRANTS

The following table summarizes warrant activity for the years ended December 31, 2022 and 2021:

	Warrants	Weighted- Average Exercise Price

Warrants Outstanding as of December 31, 2020	1,076,555	$1.99
Issued	85,336,515	$0.08
Exercised	(586,198)	$0.07
Warrants Outstanding as of December 31, 2021	85,826,872	$0.22

Exercised	(4,945,055)	$0.01
Warrants Outstanding as of December 31, 2022	80,881,817	$0.11

The weighted-average exercise price and weighted-average fair value of the warrants granted by the Company during the year ended December 31, 2021 were as follows:

	Weighted- Average Exercise Price	Weighted- Average Fair Value

Warrants Granted Whose Exercise Price Exceeded Fair Value at the Date of Grant	$0.08	$0.21
Warrants Granted Whose Exercise Price Was Equal or Lower Than Fair Value at the Date of Grant	$—	$—

The Company estimated the fair value of the warrants issued during the year ended December 31, 2021 utilizing the Black-Scholes option-pricing model with the following weighted-average inputs:

Year Ended December 31, 2021
Expected Term	3.8
Volatility	112.6%
Risk-Free Interest Rate	0.2%
Dividend Yield	—%

F-33

NOTE 17 – VARIABLE INTEREST ENTITY ARRANGEMENTS

On October 26, 2017, the Company entered into operating agreements with NuLeaf, Inc. and formed NuLeaf Sparks Cultivation, LLC and NuLeaf Reno Production, LLC (collectively, “NuLeaf”) to build and operate cultivation and production facilities for the Company's IVXX brand of cannabis products in Nevada. Under the terms of the agreements, the Company remitted to NuLeaf an upfront investment of $4.50 million in the form of convertible loans bearing an interest rate of 6% per annum. Upon state and local approval in July 2018, the notes receivable balance was converted into a 50% ownership interest in NuLeaf. The investment in NuLeaf was initially recorded at cost and accounted for using the equity method.

In February 2019, the Company amended and restated the NuLeaf agreements and obtained control of the operations of NuLeaf. The Company determined these entities are variable interest entities in which the Company is the primary beneficiary by reference to the power and benefits criterion under ASC 810, “Consolidation.” The provisions within the amended agreement granted the Company the power to manage and make decisions that affect the operation of these entities. As the primary beneficiary of NuLeaf, the Company began consolidating the accounts and operations of these entities on March 1, 2019. All intercompany transactions were eliminated in the consolidated financial statements.

In November 2021, Nuleaf entered a definitive agreement with Jushi Holdings Inc to acquire NuLeaf, Inc., together with its subsidiaries and affiliated companies and the Company classified the Nuleaf operations as classified as held for sale as of December 31, 2021. The transaction closed in April 2022 and the Nuleaf operations are classified as discontinued operations for all periods presented. See "Note 19 - Discontinued Operations" for further information.

During the years ended December 31, 2022 and 2021, revenue attributed to NuLeaf was $2.81 million and $12.90 million, respectively, and net loss attributed to NuLeaf was $8.19 million and $0.69 million, respectively, which are included in discontinued operations. The aggregate carrying values of assets and liabilities related to NuLeaf, after elimination of any intercompany transactions and balances, in the consolidated balance sheets were as follows:

(in thousands)
December 31, 2021
Current Assets:
Cash	$1,544
Accounts Receivable, Net	1,553
Inventory	1,359
Prepaid Expenses and Other Current Assets	39
Total Current Assets	4,495

Property, Equipment and Leasehold Improvements, Net	5,099
Other Assets	295
TOTAL ASSETS	$9,889

Liabilities:
Total Current Liabilities	$350
Total Long-Term Liabilities	184

TOTAL LIABILITIES	$534

F-34

NOTE 18 – TAX EXPENSE

The provision for income taxes consisted of the following for the years ended December 31, 2022 and 2021.

	Year Ended December 31,
	2022	2021
Current:
Federal	$3,339	$107
State	—	860
Total Current Tax Expense	3,339	967

Deferred:
Federal	$1,073	$1,112
State	(7,196)	(277)
Total Deferred Tax Expense	(6,123)	835

TOTAL TAX PROVISION	$(2,784)	$1,802

The components of deferred income tax assets and (liabilities) are as follows:

	Year Ended December 31,
	2022	2021
Deferred Income Tax Assets:
Fixed Assets	$208	$—
Accrued Expenses	22	58
Net Operating Losses	4,030	5,010
Total	4,260	5,068

Deferred Income Tax Liabilities:
Fixed Assets and Intangibles	—	(11,094)
Leases	(134)	(96)
Total	(134)	(11,190)

Valuation Allowance	(4,126)	—
Net Deferred Tax Assets (Liabilities)	$—	$(6,122)

The net deferred tax liability as of December 31, 2022 is associated with the Company's continuing operations.

F-35

The reconciliation between the Company’s effective tax rate and the statutory tax rate is as follows:

	Year Ended December 31,
	2022	2021

Expected Income Tax Benefit at Statutory Tax Rate, Net	$(41,039)	$(6,385)
Changes in Income Taxes Resulting From:
State Taxes (Net of Federal Tax Benefits)	(10,036)	9,937
Decrease in Valuation Allowance	4,126	(14,375)
Gain/Loss on Extinguishment of Debt	—	1,255
Non-Deductible 280E	5,339	5,421
Goodwill impairment	9,355	1,296
Debt Discount	274	239
Pass through and Managed	1,725	308
Disposal of Depreciable Assets	2,820	—
Impairment of Intangibles	25,024	—
Prior Year Adjustments and Other	(372)	4,106
Reported Income Tax Expense (Benefit)	$(2,784)	$1,802

For the years ended December 31, 2022 and 2021, the Company had subsidiaries that produced and sold cannabis or cannabis pure concentrates, subjecting the Company to the limits of Internal Revenue Code (“IRC”) Section 280E. Pursuant to IRC Section 280E, the Company is allowed only to deduct expenses directly related to sales of product. The State of California does not conform to IRC Section 280E and, accordingly the Company is allowed to deduct all operating expenses on its California income tax returns. As the Company files consolidated federal income tax returns, the taxable income generated from its subsidiaries subject to IRC Section 280E has been offset by losses generated by operations not subject to IRC Section 280E.

As of December 31, 2022, the Company had federal net operating loss carryforwards of $9.0 million, which do not expire, but are limited in utilization against 80% of taxable income. As of December 31, 2022, the Company had state net operating loss carryforwards of $24.3 million, which begin to expire in 2038. These tax attributes are subject to an annual limitation from equity shifts, which constitute a change of ownership as defined under IRC Section 382, which will limit their utilization. Management completed an analysis of our owner shifts and believe we underwent ownership changes as defined by Section 382 on May 7, 2018 and July 1,2021. Net operating loss carryforwards have been reduced to reflect the maximum amount available subject to these limitations.

Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. As of December 31, 2022, we have determined that a valuation allowance is required due to our net deferred tax asset position. The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased.

The Company files income tax returns in the U.S. federal jurisdiction and various state and local jurisdictions. All tax years are subject to examination. The income tax returns for the years ended December 31, 2020 and 2019 related to People's First Choice, LLC is under examination, which is expected to begin in fiscal year 2023.

Under ASC 740-10, "Income Taxes", we periodically review the uncertainties and judgments related to the application of complex income tax regulations to determine income tax liabilities in several jurisdictions. We use a “more likely than not” criterion for recognizing an asset for unrecognized income tax benefits or a liability for uncertain tax positions. We have determined we have unrecognized liabilities in the amount of $1.8 million related to uncertain tax positions for IRC Section 280E as of December 31, 2022 and 2021. We do not anticipate any significant changes in such uncertainties and judgments during the next twelve months. We settled prior year positions with adjustments to previously filed income tax returns.

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NOTE 19 – DISCONTINUED OPERATIONS

NuLeaf

On November 17, 2021, Medifarm III, LLC (“Medifarm III”), a wholly-owned subsidiary of the Company, entered into a Membership Interest Purchase Agreement with NuLeaf, Inc., a Nevada corporation (“NuLeaf”) wherein Medifarm III agreed to sell its fifty percent (50%) of the outstanding membership interests of each of NuLeaf Reno Production, LLC (“NuLeaf Reno”) and NuLeaf Sparks Cultivation, LLC (“NuLeaf Sparks”) to NuLeaf, which owned the remaining fifty percent (50%) of the membership interests of NuLeaf Reno and NuLeaf Sparks, for aggregate consideration of $6.50 million in cash. The transaction closed in April 2022 and the Company recognized a gain of $2.05 million for the difference between the aggregate consideration and the book value of the assets as of the disposition date, less direct costs to sell, for the year ended December 31, 2022.

Nevada Dispensaries

During fiscal year 2019 and 2020, the Company entered into Asset Purchase Agreements with unrelated third parties to sell substantially all of the assets of the Company related to the Company's dispensaries located at:

•	1130 E. Desert Inn Road, Las Vegas, NV 89109;
•	1085 S. Virginia St., Suite A, Reno, NV 89502; and
•	3650 S. Decatur Blvd., Las Vegas, NV 89103.

The dispensaries are collectively referred to as the "Nevada dispensaries". The transactions for the sale of the Nevada dispensaries closed upon receiving all required government approvals during the fourth quarter ended December 31, 2021. The Company recognized an aggregate gain of $12.83 million upon sale of the Nevada dispensaries, equal to the difference between the consideration paid and the book value of the assets as of the disposition date, less direct costs to sell, and reflected such gain in income from discontinued operations for the year ended December 31, 2021.

Oregon Operations

On December 28, 2022, the Company entered into a Stock Purchase and Sale Agreement pursuant to which the Company sold all of its equity interests in LTRMN, Inc., which conducts cannabis distribution and wholesale activities in Oregon, for an aggregate purchase price of $0.25 million. The purchase price was paid in the form of a secured promissory note at a rate of 8.0% per annum due and payable on the third anniversary of the date of issuance. However, upon a final and binding settlement of certain ongoing litigation that is approved by UMBRLA, the purchase price shall be automatically revised to be $0 and the promissory note shall be deemed paid and satisfied in-full.

On December 28, 2022, the Company entered into a Membership Interest Purchase and Sale Agreement pursuant to which the Company sold its 50% equity interests in Psychonaut Oregon, LLC (“Psychonaut”) to Joseph Gerlach for an aggregate purchase price of $1. Mr. Gerlach owns the other 50% of the equity interests in Psychonaut and is also the Company’s Chief Cultivation Officer. In connection with the sale of Psychonaut, the Company entered into an unsecured promissory note dated December 28, 2022 (the “Psychonaut Note”) pursuant to which the Company consolidated all current liabilities due to Mr. Gerlach totaling $0.15 million. The Psychonaut Note accrues interest at a rate of 1.0% per annum and is due and payable on the fifth anniversary of the date of issuance.

The Company concluded that the sale of LTRMN, Inc. and Psychonaut Oregon, LLC (together, the "Oregon operations") represented a strategic shift that will have a major effect on the Company’s operations and financial results and thus all assets and liabilities allocable to the operations within the state of Oregon were classified as discontinued operations. The assets associated with the Oregon operations were measured at the lower of their carrying amount or FVLCTS. Revenue and expenses, gains or losses relating to the discontinuation of Oregon operations were eliminated from profit or loss from the Company’s continuing operations and are shown as a single line item in the consolidated statements of operations for all periods presented.

The Company recognized a loss upon sale of the Oregon operations of $0.50 million for the net carrying value of the assets as of the disposition date which was determined as the book value less direct costs to sell and is recognized as a component of loss on disposal of assets and other expense in the Consolidated Statements of Operations for Discontinued Operations during the year ended December 31, 2022. As of December 31, 2022, the Oregon operations have been fully deconsolidated by the Company and the Company does not have any continuing involvement with the former subsidiary outside of the Magee litigation disclosed in “Note 23 – Commitments and Contingencies”.

F-37

Real Estate

As of December 31, 2020, the Company classified real property in Las Vegas, NV as available-for-sale, as it met the criteria of ASC 360-10-45-9. On August 9, 2021, the Company sold the property for $2.60 million in cash to 117 Real Estate Holdings LLC. A loss on the sale of the asset of $0.10 million was recorded during the year ended December 31, 2022 and is presented within net income from discontinued operations.

As of December 31, 2020, the Company classified real property in Santa Ana, CA as available-for-sale, as it met the criteria of ASC 360-10-45-9. On August 10, 2021, the Company entered into a Stock Purchase Agreement with two individuals, pursuant to which the Company sold all of the share of common stock of its wholly-owned subsidiary, 1815 Carnegie Santa Ana, Corp. (“1815 Carnegie”) to those individuals for aggregate consideration of $1.70 million. 1815 Carnegie holds a permit to operate a cannabis dispensary in the City of Santa Ana, CA. On August 12, 2021, the Company also entered into a Supply agreement with an affiliate of purchasers to obtain a right of first refusal to purchase cannabis bulk and distillate to be integrated into the Company cannabis goods and products, as well as a Retail Space Agreement with 1815 Carnegie, pursuant to which the Company will receive guaranteed placement of 15 SKUs at the cannabis dispensary. Each agreement has a term of three years. The Company recorded a gain on the sale of the asset of $1.70 million during the year ended December 31, 2021, which is presented within net income from discontinued operations.

On December 7, 2021, 620 Dyer LLC, a wholly-owned subsidiary of the Company, entered into a Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate (the “PSA”) with FRO III/SMA Acquisitions, LLC (the “Buyer”) to sell the real property located at 620 East Dyer Road, Santa Ana, CA (the “Dyer Property”) for $13.40 million in cash. The real estate asset was classified as available-for-sale as of December 31, 2021. On February 10, 2022, the Company announced the closing of the sale of the Dyer Property, resulting in the Company retiring $9.00 million of outstanding debt on the Dyer Property as disclosed in "Note 13 – Notes Payable". The Company is continuing to evaluate its options with respect to the license originally connected to the Dyer Property, including consideration of the retail density in the area. If the city of Santa Ana grants approval to relocate licenses elsewhere in the city, the Company may consider using the dispensary license to open a dispensary in an underserved part of Santa Ana.

OneQor

During fiscal year 2020, management suspended the operations of OneQor Technologies due to (i) a lack of proper growth in customer acquisition and revenue for this CBD operation during the COVID-19 pandemic and (ii) the overall financial health of the Company as a result of COVID-19 and social unrest. The Company plans to focus its attention and resources on growing its THC business.

In November 2022, the Company received confirmation for the legal dissolution of OneQor. Accordingly, all liabilities and existing obligations related to OneQor were extinguished, resulting in a gain on disposal of assets of $0.53 million.

Edible Garden

On March 30, 2020, the Company entered into an Asset Purchase Agreement with Edible Garden AG Inc. (“Edible Garden AG”) pursuant to which the Company sold substantially all of the assets of Edible Garden Corp. The consideration received included (i) a five-year $3.00 million secured promissory note bearing interest at 3.5% per annum and (ii) two option agreements to purchase up to a 20% interest in Edible Garden AG. During the year ended December 31, 2021, the Company exercised both options and acquired 5,000,000 common shares of Edible Garden AG for a nominal fee. See “Note 6 – Investments” for further information.

F-38

The completed sales of the NuLeaf operations, Oregon operations, Nevada dispensaries, real estate assets, and assets divested during the years ended December 31, 2022 and 2021 represent a strategic shift that will have a major effect on the Company’s operations and financial results. As a result, management determined the results of these components qualified for discontinued operations presentation in accordance with ASC 205, “Reporting Discontinued Operations and Disclosure of Disposals of Components of an Entity.” Operating results for discontinued operations were comprised of the following:

	(in thousands)
	Year Ended
	December 31, 2022	December 31, 2021
Total Revenues	$9,257	$18,453
Cost of Goods Sold	5,299	12,292

Gross Profit	3,958	6,161

Selling, General and Administrative Expenses	4,532	8,466
Loss (Gain) on Sale of Assets	(4,752)	(6,583)

Income (Loss) from Operations	$4,178	$4,278

Interest Expense	(11)	(977)
Other Income	27	7,806

Income (Loss) from Discontinued Operations Before Provision for Income Taxes	$4,194	$11,107
Provision for Income Tax for Discontinued Operations	—	(917)
Net Income (Loss) from Discontinued Operations, Net of Taxes	$4,194	$10,190

Income (Loss) from Discontinued Operations per Common Share Attributable to Unrivaled Brands, Inc. Common Stockholders - Basic And Diluted	$0.01	$0.03

The carrying amounts of the major classes of assets and liabilities for the discontinued operations are as follows:

(in thousands)
December 31, 2021
Cash	$1,735
Accounts Receivable, Net	2,216
Inventory	2,358
Prepaid Expenses and Other Assets	98
Property, Equipment and Leasehold Improvements, Net	18,225
Intangible Assets, Net	—
Goodwill	—
Other Assets	811
Assets of Discontinued Operations	$25,443

Accounts Payable and Accrued Expenses	$2,834
Notes Payable	299
Income Tax Payable	917
Long-Term Lease Liabilities	591
Liabilities of Discontinued Operations	$4,641

F-39

NOTE 20 – SEGMENT INFORMATION

The Company operates in two segments:

(i) Cannabis Retail – Either independently or in conjunction with third parties, the Company operates medical marijuana and adult use cannabis dispensaries in California. All retail dispensaries offer a broad selection of medical and adult use cannabis products including flower, concentrates and edibles.

(ii) Cannabis Cultivation and Distribution – The Company operates distribution centers in California that distribute its own branded products as well as third party products to its retail dispensaries and to other non-affiliated medical marijuana and/or adult use cannabis dispensaries.

For the periods presented, revenue by reportable segments are as follows:

	(in thousands)
	Total Revenue		% of Total Revenue
	Year Ended December 31,
Segment	2022	2021	2022	2021
Cannabis Retail	$39,937	$24,540	76.8%	58.3%
Cannabis Cultivation & Distribution	12,078	17,580	23.2%	41.7%
Total	$52,015	$42,120	100.0%	100.0%

For the periods presented, operations by reportable segments are as follows:

	(in thousands)
	Year Ended December 31, 2022
	Cannabis Retail	Cannabis Cultivation and Distribution	Corporate and Other	Total
Total Revenues	$39,937	$12,078	$—	$52,015
Cost of Goods Sold	19,586	15,532	—	35,118
Gross Profit (Loss)	20,351	(3,454)	—	16,897

Selling, General and Administrative Expenses	17,513	11,009	25,634	54,156
Impairment Expense	—	—	163,698	163,698
(Gain) Loss on Sale Of Assets	(2,663)	(3,652)	(879)	(7,194)
Income (Loss) from Operations	5,501	(10,811)	(188,453)	(193,763)

Other Income (Expense):
Interest Expense	—	(170)	(4,003)	(4,173)

Gain (Loss) on Extinguishment of Debt	—	—	542	542
Unrealized Gain (Loss) on Investments	—	—	210	210
Other Income (Loss)	210	750	590	1,550
Total Other Income (Loss)	210	580	(2,661)	(1,871)

Income (Loss) Before Provision for Income Taxes	$5,711	$(10,231)	$(191,114)	$(195,634)

Total Assets	$18,716	$4,344	$17,448	$40,508

F-40

	(in thousands)
	Year Ended December 31, 2021
	Cannabis Retail	Cannabis Cultivation and Distribution	Corporate and Other	Total
Total Revenues	$24,540	$17,580	$—	$42,120
Cost of Goods Sold	13,706	17,395	—	31,101
Gross Profit	10,834	185	—	11,019

Selling, General and Administrative Expenses	12,327	6,876	27,111	46,314
Impairment Expense	6,171	—	—	6,171
(Gain) Loss on Sale Of Assets	—	56	(3,189)	(3,133)
Income (Loss) from Operations	(7,664)	(6,747)	(23,922)	(38,333)

Other Income (Expense):
Interest Expense	(85)	(184)	(1,506)	(1,775)
Gain (Loss) on Extinguishment of Debt	—	185	(6,161)	(5,976)
Gain (Loss) on Investments	—	—	5,337	5,337

Other Income (Loss)	110	85	(628)	(433)
Total Other Income (Loss)	25	86	(2,958)	(2,847)

Income (Loss) Before Provision for Income Taxes	$(7,639)	$(6,661)	$(26,880)	$(41,180)

Total Assets	$54,846	$(5,565)	$222,543	$271,824

NOTE 21 – FAIR VALUE MEASUREMENTS

The Company holds shares of common stock in Edible Garden which is recorded at fair value. Refer to "Note 6 - Investments" for further information. At December 31, 2021, the Company concluded that the fair value of its investment in Edible Garden was impaired to nil based on Level 2 inputs. Accordingly, the Company recorded an impairment charge of $0.33 million, which is included in "Net Income from Discontinued Operations" for the year ended December 31, 2021. In November 2022, the lock-up restriction on the Company's shares in Edible Garden expired and accordingly, the Company's investment transferred from Level 2 to Level 1 fair value measurement.

The following tables present the Company’s financial instruments that are measured and recorded at fair value on the Company’s balance sheets on a recurring basis, and their level within the fair value hierarchy as of December 31, 2022:

	December 31, 2022
	Amount	Level 1	Level 2	Level 3

Investment in Edible Garden Corp.	$210	$210	$—	$—

F-41

NOTE 22 – RELATED PARTY TRANSACTIONS

All related party transactions are monitored quarterly by the Company and approved by the Audit Committee of the Board of Directors.

Refer to “Note 13 – Notes Payable" for related party transactions and balances during the current period.

On July 1, 2021, the Company entered into a Membership Interest Purchase Agreement with Nicholas Kovacevich and Dallas Imbimbo, pursuant to which the Company acquired 100% of the outstanding membership interests in Halladay Holding, LLC from Mr. Kovacevich and Mr. Imbimbo. Halladay Holding, LLC is the owner of real property located at 3242 S. Halladay Street, Santa Ana, CA 92705, where the Company operates a cannabis dispensary and maintains its principal office space. Pursuant to the Purchase Agreement, as consideration for the Acquisition, the Company paid Mr. Kovacevich and Mr. Imbimbo an aggregate purchase price of $4.60 million in cash. The Company had an independent third-party perform a valuation of the Property prior to entering into the Purchase Agreement. Mr. Kovacevich is a director of the Company and Mr. Imbimbo was a director of the Company. As such, the Acquisition is a related party transaction.

During the years ended December 31, 2022 and 2021, the Company contracted for nil and $0.45 million, respectively, in goods and services of Greenlane Holdings, Inc. Mr. Kovacevich, a director of the Company, is the Chief Executive Officer of Greenlane Holdings, Inc.

On August 12, 2022, the Company entered into an engagement letter with Adnant, LLC (“Adnant”) pursuant to which Adnant provides executive level consulting and related business support and services related to the Company’s present and future challenges and opportunities. As compensation for the Adnant’s continued services and on achieving identified performance objectives as described in the engagement letter, Adnant is entitled to receive fees of $0.15 million monthly subject to the Company having available a cash balance greater than or equal to $1.20 million following payment of the fee and a performance bonus award subject to achievement of the performance objectives as set forth in more detail in the engagement letter. Pursuant to the engagement letter, the board of directors appointed Sabas Carrillo, the Founder and Chief Executive Officer (“CEO”) of Adnant, as Interim Chief Executive Officer. On August 22, 2022 and September 12, 2022, the Company appointed Robert Baca as Interim Chief Legal Officer and Patty Chan as Interim Chief Financial Officer of the Company, respectively. On December 23, 2022, the Company’s board of directors appointed Mr. Carrillo as the Chief Executive Officer of the Company.

The engagement letter provided that, in the event that prior to December 31, 2022 the Interim CEO’s service is terminated by the Company other than for “Cause” (as defined in the Adnant engagement letter), then 100% of the performance bonus award shares will be released to Adnant from the performance bonus award trust subject to the execution and non-revocation of a release of claims by the Interim CEO and Adnant in the form provided by the Company and reasonably agreed by Adnant. The engagement services commenced on August 12, 2022 and the engagement remained in effect through December 31, 2022. Upon the expiration of the engagement letter, the engagement shall automatically renew for subsequent three-month periods unless, at least 30 days prior to the renewal date, either the Company or Adnant provides written notice of termination. During the period from the initial engagement through December 31, 2022, the Company has incurred a total of $0.75 million in fees and issued 16,181,230 common shares under the performance bonus award valued at $0.57 million.

NOTE 23 – COMMITMENTS AND CONTINGENCIES

California Operating Licenses

The Company's entities have operated compliantly and have been eligible for applicable licenses and renewals of those licenses.

Litigation and Claims

The Company is the subject of lawsuits and claims arising in the ordinary course of business from time to time. The Company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. The Company establishes accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and it discloses the amount accrued and the amount of a reasonably possible loss in excess of the amount accrued if such disclosure is necessary for the Company’s financial statements to not be misleading. To estimate whether a loss contingency should be accrued by a charge to income, the Company evaluates, among other factors, the degree of probability of an unfavorable outcome and the ability to make areas on able estimate of the amount of the loss. The Company does not record liabilities when the likelihood that the liability has been incurred is probable, but the amount cannot be reasonably estimated.

F-42

Based upon present information, the Company determined that there was one matter that required an accrual as of December 31, 2022. Accordingly, the Company has accrued $0.50 million for the Magee litigation detailed below.

Magee v. UMBRLA, Inc. et al. - The Company is currently involved in a breach of contract action brought by former LTRMN, Inc. (“LTRMN”) employee, Kurtis Magee, which was filed by Mr. Magee in the Superior Court of the State of California, County of Orange, on July 21, 2020. Mr. Magee alleges breach of contract in connection with Mr. Magee’s separation agreement with LTRMN. Trial in this matter is set for April of 2024.

Terra Tech Corp. v. National Fire & Marine Ins. Co., et al. - On or about December 6, 2021, the Company initiated an action in California Superior Court, County of Alameda, against National Fire & marine Insurance Company (“National Fire”), Woodruff-Sawyer & Co., and R-T Specialty, LLC in connection with the denial of an insurance claim by National Fire following the vandalism and looting of the Company’s Bay Area dispensaries in May 2020. The Company alleges that coverage levels for the Company were changed after the policy was bound, in a manner inconsistent with the binder, which prevented the Company from fully recovering its losses in connection with the incidents. A case management conference is set for April 25, 2023.

Unrivaled Brands, Inc. et al v. Mystic Holdings, Inc., et al. - On May 11, 2022, Unrivaled and its wholly-owned subsidiary, Medifarm I, LLC (“Plaintiffs”) initiated an action in the Second Judicial District of the State of Nevada, County of Washoe, against Mystic Holdings, Inc. (“Mystic”) and Picksy Reno LLC (collectively with Mystic, “Defendants”) in connection with Defendants’ failure to honor Plaintiffs’ exercise of a put option entitling Plaintiffs to the repurchase of approximately 8,332,096 shares of Mystic at a price of $1.00 per share. No proceedings have yet been held in this matter and a trial date has proposed to be scheduled in September 2023.

Fusion LLF, LLC v. Unrivaled Brands, Inc. - On June 27, 2022, Fusion LLF, LLC filed an action against the Company, Fusion LLF, LLC v. Unrivaled Brands, Inc., Superior Court for the State of California, County of Orange Case No. 30-2022-01266856-CU-BC-CJC alleging claims for breach of contract, account stated, and right to attach order and writ of attachment. The complaint claims at least $4.55 million in damages. On August 11, 2022, the Company filed an answer to the complaint. On August 5, 2022, Fushion LLF, LLC filed an application for a right to attach order and writ of attachment, which was denied on December 9, 2022.

People's California, LLC v. Unrivaled Brands, Inc. - On July 19, 2022, People’s California, LLC, the sellers of Peoples First Choice, filed an action against the Company, styled, People’s California, LLC v. Unrivaled Brands, Inc., in the Superior Court for the State of California, County of Orange Case No. 30-2022-01270747-CU-BC-CJC, bringing claims for breach of contract and breach of the covenant of good faith and fair dealing stemming from the Company’s alleged breach of certain agreements with People’s California, LLC. The complaint claims at least $23.00 million in damages.

On September 20, 2022, the Company filed a cross-complaint in the matter in November 2021. The Company was seeking a minimum of $5.40 million in damages.

On March 6, 2023, the parties entered into a binding term sheet to settle the litigation. The litigation in stayed pending final documentation of the settlement agreement. The litigation is expected to be dismissed in the next 180 days.

People's California, LLC v. Kovacevich, et al. - On August 1, 2022, People’s California, LLC filed an action against certain current and former officers and directors of the Company, styled People’s California, LLC v. Nicholas Kovacevich, et al, in the Superior Court for the State of California, County of Orange Case No. 30-2022-01272843-CU-MC-CJC, derivatively on behalf of the Company and listing the Company as a nominal defendant alleging claims for breach of fiduciary duty, abuse of control, self-dealing, corporate waste, and unjust enrichment based on a series of corporate transactions and management decisions. The Complaint does not state a specific claim for damages.

On March 6, 2023, the parties entered into a binding term sheet to settle the litigation. The litigation in stayed pending final documentation of the settlement agreement. The litigation is expected to be dismissed in the next 180 days.

F-43

Greenlane Holdings, LLC v. Unrivaled Brands, Inc. - On February 6, 2023, Greenlane Holdings, LLC, a related party filed an action against the Company in the Superior Court of the State of California, County of Los Angeles Case No. 30-2023-01306675-CU-BC-NJC, alleging claims for breach of contract, account stated, and unjust enrichment. The complaint alleges damages of $0.40 million. The Company has not yet responded to the complaint. Because no conclusion has been formed as to whether an unfavorable outcome is either probable or remote, no opinion is expressed as to the likelihood of an unfavorable outcome or the amount or range of any possible loss to the Company.

NOTE 24 – SUBSEQUENT EVENTS

Executive-Led Private Placement

In January 2023, the Company entered into Securities Purchase Agreements with certain investors (each a “Purchaser”), including Sabas Carrillo, the Company’s Chief Executive Officer, Patty Chan, the Company’s Interim Chief Financial Officer, and Robert Baca, the Company’s Interim Chief Legal Officer. Pursuant to the SPA, the Company issued (i) 14,071,431 shares of Series V Preferred Stock at $0.14 per share which is equal to the closing share price of the Company’s common stock (the “Common Stock”) on December 30, 2022 on an as-converted-to-common stock-basis of 10 shares of common stock for each one share of Series V Preferred Stock or $0.014 per share of Common Stock and (ii) 70,357,155 warrants (the “Warrants”) to purchase up to 70,357,155 of Common Stock with an exercise price of $0.028 or equivalent to two times the as-converted-to-common stock purchase price of $0.014. The Company received total gross proceeds of $1.97 million from the private placement transaction (the “Private Placement”).

Litigation Updates

1149 South LA Street Fashion District, LLC vs Unrivaled Brands, Inc. - On January 30, 2023, 1149 South LA Street Fashion District, LLC and 1135 South LA Street Fashion District LLC filed an action against the Company and other defendants in the Superior Court of the State of California, County of Los Angeles Case No. 23STCV01994, alleging claims for breach of written contract, breach of written guaranty, breach of implied covenant of good faith and fair dealing, waste, and declaratory relief. The complaint claims at least $0.58 million in damages. The Company has not yet responded to the complaint. Because no conclusion has been formed as to whether an unfavorable outcome is either probable or remote, no opinion is expressed as to the likelihood of an unfavorable outcome or the amount or range of any possible loss to the Company.

Banking Environment

Silicon Valley Bank (“SVB”) and Signature Bank was closed on March 10, 2023 and March 12, 2023, respectively, by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver. At the time of closing, the Company did not maintain any of its cash and cash equivalents with SVB or Signature. The Company maintains cash balances at its physical locations, which are not currently insured, and with various U.S. banks and credit unions and does not have any balance in excess of the Federal Deposit Insurance Corporation and National Credit Union Share Insurance Fund limits, respectively. The Company does not believe it will be impacted by the closure of SVB and Signature Bank and will continue to monitor the situation as it evolves.

F-44

UNRIVALED BRANDS, INC.

INDEX TO FORM 10-Q

FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2023

F-44

UNRIVALED BRANDS, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except for shares)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$588	$1,200
Accounts Receivable	862	313
Inventory	2,952	1,939
Prepaid Expenses & Other Assets	691	498
Notes Receivable	625	625
Total Current Assets	5,718	4,575

Property, Equipment and Leasehold Improvements, Net	12,577	13,000
Intangible Assets, Net	1,734	2,859
Goodwill	3,585	3,585
Other Assets	14,646	16,279
Investments	-	210
TOTAL ASSETS	$38,260	$40,508

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES:
Current Liabilities:
Accounts Payable	$10,425	$12,990
Accrued Liabilities	5,608	4,424
Current Lease Liabilities	2,133	1,996
Current Portion of Notes Payable	25,879	29,662
Income Taxes Payable	8,771	10,071
Total Current Liabilities	52,816	59,143

Notes Payable, Net of Discounts	6,642	4,814
Lease Liabilities	12,304	13,088
TOTAL LIABILITIES	71,762	77,045

COMMITMENTS AND CONTINGENCIES (Note 18)	-	-

STOCKHOLDERS’ DEFICIT:
Preferred Stock, Convertible Series V, par value $0.001:
25,000,000 shares authorized; 14,071,431 and nil shares outstanding as of June 30, 2023 and December 31, 2022, respectively	1	-
Common Stock, par value $0.001:
990,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 772,483,465 and 679,513,554 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	797	701
Treasury Stock: nil and 2,308,420 shares of common stock as of June 30, 2023 and December 31, 2022, respectively	-	(808)
Additional Paid-In Capital	406,781	403,619
Accumulated Deficit	(441,081)	(440,049)
TOTAL STOCKHOLDERS’ DEFICIT	(33,502)	(36,537)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$38,260	$40,508

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-45

UNRIVALED BRANDS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except for shares and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenue	$8,797	$15,801	$18,037	$34,650
Cost of Goods Sold	4,197	7,714	8,742	20,450
Gross Profit	4,600	8,087	9,295	14,200

Operating Expenses:
Selling, General & Administrative	8,071	18,160	13,668	36,091
Impairment Expense	-	55,726	-	55,726
(Gain) Loss on Disposal of Assets	(1,739)	541	(1,739)	343
Total Operating Expenses	6,332	74,427	11,929	92,160

Loss from Operations	(1,732)	(66,340)	(2,634)	(77,960)

Other Income (Expense):
Interest Expense, Net	(187)	(438)	(1,211)	(2,204)
Gain on Extinguishment of Debt	-	-	3,026	542
Gain on Settlement of Liabilities	110	-	110	-
Realized Loss on Sale of Investments	-	-	(61)	-
Unrealized Gain on Investments	-	963	-	963
Other Income	242	230	271	858
Total Other Income, Net	165	755	2,135	159

Loss from Continuing Operations Before Provision for Income Taxes	(1,567)	(65,585)	(499)	(77,801)
Provision for Income Tax Benefit (Expense) for Continuing Operations	125	448	(533)	2,136
Net Loss from Continuing Operations	(1,442)	(65,137)	(1,032)	(75,665)

Income from Discontinued Operations Before Provision for Income Taxes	-	1,419	-	3,349
Net Income from Discontinued Operations	-	1,419	-	3,349

NET LOSS	$(1,442)	$(63,718)	$(1,032)	$(72,316)

Less: Net Income from Discontinued Operations Attributable to Non-Controlling Interest	-	-	-	275
NET LOSS ATTRIBUTABLE TO UNRIVALED BRANDS, INC.	$(1,442)	$(63,718)	$(1,032)	$(72,591)

Net Loss from Continuing Operations per Common Share Attributable to Unrivaled Brands, Inc. - Basic and Diluted	$-	$(0.11)	$-	$(0.13)
Net Loss per Common Share Attributable to Unrivaled Brands, Inc. - Basic and Diluted	$-	$(0.11)	$-	$(0.13)
Weighted-Average Shares Outstanding - Basic	835,274,484	575,973,609	851,619,604	572,176,041
Weighted-Average Shares Outstanding - Diluted	835,274,484	575,973,609	851,619,604	572,176,041

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-46

UNRIVALED BRANDS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY (UNAUDITED)

FOR THE THREE MONTHS ENDED JUNE 30, 2023 AND 2022

(in thousands, except for shares)

	Convertible Series V Preferred Stock		Common Stock		Treasury Stock	Additional Paid-In	Accumulated	Non-Controlling
	Shares	Amount	Shares	Amount	Amount	Capital	Deficit	Interest	Total
BALANCE AT MARCH 31, 2023	14,071,431	$1	695,694,794	$717	$(810)	$406,029	$(439,639)	$-	$(33,702)
Net Loss Attributable to Unrivaled Brands, Inc.	-	-	-	-	-	-	(1,442)	-	(1,442)
Stock Compensation - Services Expense	-	-	79,997,091	80	-	1,473	-	-	1,553
Stock Option Expense	-	-	-	-	-	89	-	-	89
Forfeiture and Cancellation of Treasury Stock	-	-	(3,208,420	-	810	(810)	-	-	-
BALANCE AT JUNE 30, 2023	14,071,431	$1	772,483,465	$797	$-	$406,781	$(441,081)	$-	$(33,502)

	Convertible Series V Preferred Stock		Common Stock		Treasury Stock	Additional Paid-In	Accumulated	Non- Controlling
	Shares	Amount	Shares	Amount	Amount	Capital	Deficit	Interest	Total
BALANCE AT MARCH 31, 2022	-	$-	530,329,995	$552	$(808)	$399,536	$(258,888)	$4,134	$144,526
Net Loss Attributable to Unrivaled Brands, Inc.	-	-	-	-	-	-	(63,718)	-	(63,718)
Disposition of Non-Controlling Interest	-	-	-	-	-	-	(1,103)	(4,134)	(5,237)
Stock Compensation - Employees	-	-	1,200,000	1	-	169	-	-	170
Stock Compensation - Directors	-	-	259,796	-	-	29	-	-	29
Stock Compensation - Services Expense	-	-	725,000	1	-	128	-	-	129
Stock Option Expense	-	-	-	-	-	1,352	-	-	1,352
BALANCE AT JUNE 30, 2022	-	$-	532,514,791	$554	$(808)	$401,214	$(323,709)	$-	$77,251

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-47

UNRIVALED BRANDS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(in thousands, except for shares)

	Convertible Series V Preferred Stock		Common Stock		Treasury Stock	Additional Paid-In	Accumulated	Non- Controlling
	Shares	Amount	Shares	Amount	Amount	Capital	Deficit	Interest	Total
BALANCE AT DECEMBER 31, 2022	-	$-	679,513,564	$701	$(808)	$403,619	$(440,049)	$-	$(36,537)
Net Loss Attributable to Unrivaled Brands, Inc.	-	-	-	-	-	-	(1,032)	-	(1,032)
Stock Compensation - Services Expense	-	-	96,178,321	96	-	1,814	-	-	1,910
Stock Option Exercise	-	-	-	-	-	187	-	-	187
Stock Issued for Cash	14,071,431	1	-	-	-	1,969	-	-	1,970
Forfeiture and Cancellation of Treasury Stock	-	-	(3,208,420)	-	808	(808)	-	-	-
BALANCE AT JUNE 30, 2023	14,071,431	$1	772,483,465	$797	$-	$406,781	$(441,081)	$-	$(33,502)

	Convertible Series V Preferred Stock		Common Stock		Treasury Stock	Additional Paid-In	Accumulated	Non- Controlling
	Shares	Amount	Shares	Amount	Amount	Capital	Deficit	Interest	Total
BALANCE AT DECEMBER 31, 2021	-	$-	498,546,291	$521	$(808)	$392,930	$(250,015)	$3,859	$146,487
Net Loss Attributable to Unrivaled Brands, Inc.	-	-	-	-	-	-	(72,591)	-	(72,591)
Debt Conversion - Common Stock	-	-	294,452	-	-	75	-	-	75
Warrants Exercise	-	-	4,759,708	4	-	(5)	-	-	(1)
Stock Compensation - Employees	-	-	2,100,000	2	-	350	-	-	352
Stock Compensation - Directors	-	-	943,128	1	-	212	-	-	213
Stock Compensation - Services Expense	-	-	725,000	1	-	128	-	-	129
Stock Option Exercise	-	-	146,212	-	-	-	-	-	-
Stock Issued for Cash	-	-	25,000,000	25	-	4,350	-	-	4,375
Stock Option Expense	-	-	-	-	-	3,174	-	-	3,174
Disposition of Non-Controlling Interest	-	-	-	-	-	-	(1,103)	(4,134)	(5,237)
Net Loss Attributable to Non-Controlling Interest	-	-	-	-	-	-	-	275	275
BALANCE AT JUNE 30, 2022	-	$-	532,514,791	$554	$(808)	$401,214	$(323,709)	$-	$77,251

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-48

UNRIVALED BRANDS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(1,032)	$(72,316)
Less: Net Income from Discontinued Operations	-	3,349
Net Loss from Continuing Operations	(1,032)	(75,665)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Deferred Income Tax Benefit	-	(2,137)
Bad Debt (Recovery) Expense	(7)	1,220
Gain on Settlement of Liabilities	(110)	-
Realized Loss on Sale of Investments	61	-
Gain on Extinguishment of Debt	(3,026)	(542)
Non-Cash Interest Expense	193	676
(Gain) Loss on Disposal of Assets	(1,739)	343
Depreciation and Amortization	1,558	6,602
Amortization of Operating Lease Right-of-Use Asset	999	1,080
Stock-Based Compensation	2,097	3,868
Unrealized Gain on Investments	-	(963)
Impairment Loss	-	55,726
Change in Operating Assets and Liabilities:
Accounts Receivable	(542)	2,434
Inventory	(1,013)	434
Prepaid Expenses and Other Current Assets	(193)	(1,885)
Other Assets	-	(2,520)
Accounts Payable and Accrued Expenses	1,256	9,776
Operating Lease Liabilities	(647)	200
Net Cash Used in Operating Activities - Continuing Operations	(2,145)	(1,353)
Net Cash Used in Operating Activities - Discontinued Operations	-	(1,150)
NET CASH USED IN OPERATING ACTIVITIES	(2,145)	(2,503)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property and Equipment	(91)	(2,035)
Proceeds from Notes Receivable	634	375
Proceeds from Sale of Investments	149	-
Proceeds from Sale of Assets	-	450
Net Cash Provided by (Used in) Investing Activities - Continuing Operations	692	(1,210)
Net Cash Provided by Investing Activities - Discontinued Operations	-	20,709
NET CASH PROVIDED BY INVESTING ACTIVITIES	692	19,499

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of Debt Principal	(1,129)	(21,634)
Proceeds from Issuance of Common Stock	1,970	4,375
Net Cash Provided by (Used in) Financing Activities - Continuing Operations	841	(17,259)
Net Cash Used in Financing Activities - Discontinued Operations	-	(11)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	841	(17,270)

NET CHANGE IN CASH	(612)	(274)

Cash at Beginning of Period	1,200	6,700
Cash Reclassed to Discontinued Operations	-	(442)
CASH AT END OF PERIOD	$588	$5,984

SUPPLEMENTAL DISCLOSURE FOR OPERATING ACTIVITIES:
Cash Paid for Interest	$182	$1,552

SUPPLEMENTAL DISCLOSURE FOR NON-CASH INVESTING AND FINANCING ACTIVITIES:
Debt Principal and Accrued Interest Converted into Common Stock	$-	$52
Reclass of Accrued Interest to Principal	$1,896	$-
Net Assets Transferred to Assets Held For Sale	$-	$1,328

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-49

UNRIVALED BRANDS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - DESCRIPTION OF BUSINESS

Unrivaled Brands, Inc. (the “Company”) is a cannabis company with operations in retail, production, distribution, and cultivation throughout California, with an emphasis on providing the highest quality of medical and adult use cannabis products. The Company is home to Korova, a brand of high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma. With the acquisition of People’s First Choice, the Company operates a premier cannabis dispensary in Orange County, California. The Company also owns dispensaries in California which operate as The Spot in Santa Ana, Blüm in Oakland, and Blüm in San Leandro.

Unrivaled is a holding company with the following subsidiaries:

•	121 North Fourth Street, LLC, a Nevada limited liability company (“121 North Fourth”)
•	620 Dyer LLC, a California corporation (“Dyer”)
•	1815 Carnegie LLC, a California limited liability company (“Carnegie”)
•	Black Oak Gallery, a California corporation (“Black Oak”)
•	Blüm San Leandro, a California corporation (“Blüm San Leandro”)
•	Halladay Holding, LLC, a California limited liability company (“Halladay”)
•	People’s First Choice, LLC, a California limited liability company (“People’s”)
•	UMBRLA, Inc., a Nevada corporation (“UMBRLA”)

References in this document to the “Company”, “Unrivaled”, “we”, “us”, or “our” are intended to mean Unrivaled Brands, Inc., individually, or as the context requires, collectively with its subsidiaries on a consolidated basis.

During the fiscal second quarter of 2023, the Company received confirmation for the legal dissolution of UMBRLA, Inc. As a result, all liabilities and existing obligations of the dissolved entity were extinguished and the Company recognized a gain on disposal of assets of $1.74 million during the three and six months ended June 30, 2023.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and with the instructions to U.S. Securities and Exchange Commission (“SEC”) Form 10-Q and Article 10 of Regulation S-X of the Securities Act of 1933 and reflect the accounts and operations of the Company and those of its subsidiaries in which the Company has a controlling financial interest. In accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, “Consolidation,” the Company consolidates any variable interest entity (“VIE”) of which it is the primary beneficiary. The typical condition for a controlling financial interest ownership is holding a majority of the voting interests of an entity; however, a controlling financial interest may also exist in entities, such as VIEs, through arrangements that do not involve controlling voting interests. ASC 810 requires a variable interest holder to consolidate a VIE if that party has the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. The Company does not consolidate a VIE in which it has a majority ownership interest when it is not considered the primary beneficiary. The Company evaluates its relationships with all the VIEs on an ongoing basis to reassess if it continues to be the primary beneficiary.

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-50

All intercompany transactions and balances have been eliminated in consolidation. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the consolidated financial position of the Company as of June 30, 2023 and December 31, 2022, and the consolidated results of operations and cash flows for the periods ended June 30, 2023 and 2022 have been included. These interim unaudited condensed consolidated financial statements do not include all disclosures required by GAAP for complete financial statements and, therefore, should be read in conjunction with the more detailed audited consolidated financial statements for the year ended December 31, 2022. The December 31, 2022 balances reported herein are derived from the audited consolidated financial statements for the year ended December 31, 2022. The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation. Specifically, the Company determined the presentation of promotion and marketing program ("PMP") revenue should be included as revenue. Prior period presentation of PMP was included as a component of other income in the consolidated statement of operations. In addition, the Company determined certain amounts pertaining to the gain on settlement of liabilities should be a categorized as a component of selling, general and administrative expenses. These reclassifications did not affect total assets, total liabilities, stockholders' deficit or net loss.

Going Concern

The Company incurred a pre-tax net loss from continuing operations of $1.57 million and $0.50 million for the three and six months ended June 30, 2023, respectively, and $65.59 million and $77.80 million for the three and six months ended June 30, 2022, respectively. As of June 30, 2023 and December 31, 2022, the Company had an accumulated deficit of $441.08 million and $440.05 million, respectively. At June 30, 2023, the Company had a consolidated cash balance of $0.59 million. Management expects to experience further net losses in 2023 and in the foreseeable future. The Company may not be able to generate sufficient cash from operating activities to fund its ongoing operations. The Company's future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities. There is no guarantee that the Company will be able to generate enough revenue or raise capital to support its operations.

The Company will be required to raise additional funds through public or private financing, additional collaborative relationships or other arrangements until it is able to raise revenues to a point of positive cash flow. The Company is evaluating various options to further reduce its cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that it will be able to generate enough revenue or raise capital to support its operations, or if it is able to raise capital, that it will be available to the Company on acceptable terms, on an acceptable schedule, or at all.

The issuance of additional securities may result in a significant dilution in the equity interests of the Company's current stockholders. Obtaining loans, assuming these loans would be available, will increase the Company's liabilities and future cash commitments. There is no assurance that the Company will be able to obtain further funds required for its continued operations or that additional financing will be available for use when needed or, if available, that it can be obtained on commercially reasonable terms. If the Company is not able to obtain the additional financing on a timely basis, it will not be able to meet its other obligations as they become due and the Company will be forced to scale down or perhaps even cease its operations.

The risks and uncertainties surrounding the Company's ability to continue to raise capital and its limited capital resources raise substantial doubt as to the Company's ability to continue as a going concern for twelve months from the issuance of these financial statements.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. In an effort to achieve liquidity that would be sufficient to meet all of its commitments, the Company has undertaken a number of actions, including minimizing capital expenditures and reducing recurring expenses. However, management believes that even after taking these actions, the Company will not have sufficient liquidity to satisfy all of its future financial obligations. The risks and uncertainties surrounding the ability to raise capital, the limited capital resources, and the weak industry conditions impacting the Company’s business raise substantial doubt as to its ability to continue as a going concern.

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-51

Significant Accounting Policies

The significant accounting policies and critical estimates applied by the Company in these interim unaudited condensed consolidated financial statements are the same as those applied in the Company’s audited consolidated financial statements and accompanying notes included in the Company’s 2022 Form 10-K, unless otherwise disclosed in these accompanying notes to the unaudited consolidated financial statements for the interim period ended June 30, 2023.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of total net revenue and expenses in the reporting periods. The Company regularly evaluates estimates and assumptions related to revenue recognition, allowances for doubtful accounts, sales returns, inventory valuation, stock-based compensation expense, goodwill and purchased intangible asset valuations, derivative liabilities, deferred income tax asset valuation allowances, uncertain tax positions, tax contingencies, litigation and other loss contingencies.

These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of revenue, costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations will be affected.

Loss Per Common Share

In accordance with the provisions of ASC 260, “Earnings Per Share”, net loss per share is computed by dividing net income or loss by the weighted-average shares of common stock outstanding during the period. During a loss period, the effect of the potential exercise of stock options, warrants, convertible preferred stock, and convertible debt are not considered in the diluted loss per share calculation since the effect would be anti-dilutive. If the Company is in a net income position, diluted earnings per share includes stock options, warrants, convertible preferred stock, and convertible debt that are determined to be dilutive using the treasury stock method for all equity instruments issuable in equity units and the “if converted” method for the Company’s convertible debt. The Company's operations resulted in net loss for the three and six months ended June 30, 2023 and 2022. Therefore, the basic and diluted weighted-average shares of common stock outstanding were the same for all periods presented.

Dilutive securities that are not included in the calculation of diluted net loss per share because their effect is anti-dilutive are as follows (in common equivalent shares):

	Six Months Ended June 30,
	2023	2022

Common Stock Warrants	100,918,457	85,826,872
Common Stock Options	21,125,759	88,126,615
	122,044,216	173,953,487

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-52

Recently Adopted Accounting Standards

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Subtopic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (“ASU 2021-08”), which is intended to improve the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in practice and inconsistency. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022. This update should be applied prospectively on or after the effective date of the amendments. The adoption of the standard did not have a material impact on the Company’s consolidated financial statements.

In March 2022, the FASB issued ASU 2022-02, “Financial Instruments-Credit Losses (Topic 326) Troubled Debt Restructurings and Vintage Disclosures” (“ASU 2022-02”), which eliminates the accounting guidance on troubled debt restructurings for creditors and amends the guidance on “vintage disclosures” to require disclosure of current-period gross write-offs by year of origination. The ASU also updates the requirements related to accounting for credit losses under the current guidance and adds enhanced disclosures for creditors with respect to loan refinancings and restructurings for borrowers experiencing financial difficulty. ASU 2022-02 is effective for fiscal years beginning after December 15, 2022. The adoption of the standard did not have a material impact on the Company’s consolidated financial statements.

In June 2016, the FASB ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). ASU 2016-13 replaces the “incurred loss” credit losses framework with a new accounting standard that requires management's measurement of the allowance for credit losses to be based on a broader range of reasonable and supportable information for lifetime credit loss estimates. Effective January 1, 2023, the Company adopted the standard. The adoption of this standard do not have a material impact on our financial statements.

Recently Issued Accounting Standards

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurements-Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions (Topic 820)”. ASU 2022-03 clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. It also clarifies that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. For public business entities, the ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the effect of adopting this ASU.

NOTE 3 - CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company maintains cash balances in several financial institutions that are insured by either the Federal Deposit Insurance Corporation or the National Credit Union Association up to certain federal limitations. At times, the Company’s cash balance exceeds these federal limitations, and it maintains significant cash on hand at certain of its locations. The Company has not historically experienced any material loss from carrying cash on hand. The amount in excess of insured limitations was nil and nil as of June 30, 2023 and December 31, 2022, respectively.

The Company provides credit in the normal course of business to customers located throughout the U.S. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information. There were no customers that comprised more than 10.0% of the Company's revenue for the three and six months ended June 30, 2023 and 2022.

The Company sources cannabis products for retail, cultivation, and production from various vendors. However, as a result of regulations in the State of California, the Company’s California retail, cultivation, and production operations must use vendors licensed by the State. As a result, the Company is dependent upon the licensed vendors in California to supply products. If the Company is unable to enter into relationships with sufficient members of properly licensed vendors, the Company’s sales may be impacted. During the three and six months ended June 30, 2023 and 2022, the Company did not have any concentration of vendors for inventory purchases. However, this may change depending on the number of vendors who receive appropriate licenses to operate in the State of California.

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-53

NOTE 4 - INVENTORY

Raw materials consist of materials and packaging for manufacturing of products owned by the Company. Work-in-progress consists of cultivation materials and live plants. Finished goods consists of cannabis products sold in retail and distribution. Inventory as of June 30, 2023 and December 31, 2022 consisted of the following:

	(in thousands)
	June 30, 2023	December 31, 2022

Raw Materials	$674	$524
Work-In-Progress	649	284
Finished Goods	1,629	1,131
Total Inventory	$2,952	$1,939

NOTE 5 - INVESTMENTS

On May 3, 2022, Edible Garden Corp. ("Edible Garden"), an entity in which the Company had an investment of common stock, completed a 1-for-5 reverse stock split of its outstanding common stock. As a result, the Company held 1,000,000 shares in Edible Garden. On May 5, 2022, Edible Garden announced the pricing of its initial public offering of 2,930,000 shares of its common stock and accompanying warrants to purchase up to 2,930,000 shares of common stock for an exercise price of $5.00 per share. Each share of common stock was sold together with one warrant at a combined offering price of $5.00, for gross proceeds of approximately $14.70 million. As a result of the initial public offering, the Company reassessed its write down on the investment and recorded a write up to its fair value, which is categorized within the fair value hierarchy as Level 2. In November 2022, the lock-up restriction on the Company's shares in Edible Garden expired and accordingly, the Company's investment transferred from Level 2 to Level 1 fair value measurement. During the fiscal first quarter ended March 31, 2023, the Company sold all its shares in Edible Garden and received $0.15 million. As a result, the Company recorded a realized loss on the sale of investments of $0.06 million during the six months ended June 30, 2023. During the six months ended June 30, 2022, the Company recorded nil in realized or unrealized losses related to its investment in Edible Garden.

NOTE 6 - PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Property, equipment, and leasehold improvements as of June 30, 2023 and December 31, 2022 consisted of the following:

	(in thousands)
	June 30, 2023	December 31, 2022

Land and Building	$7,581	$7,581
Furniture and Equipment	1,314	1,336
Computer Hardware	334	299
Leasehold Improvements	7,901	8,009
Vehicles	57	103
Construction in Progress	2,565	2,565
Subtotal	19,752	19,893
Less Accumulated Depreciation	(7,175)	(6,893)
Property, Equipment and Leasehold Improvements, Net	$12,577	$13,000

Depreciation expense related to continuing operations was $0.22 million and $0.93 million for the three months ended June 30, 2023 and 2022, respectively, and $0.43 million and $1.84 million for the six months ended June 30, 2023 and 2022, respectively.

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-54

NOTE 7 - INTANGIBLE ASSETS

Intangible assets as of June 30, 2023 and December 31, 2022 consisted of the following:

		(in thousands)
		June 30, 2023			December 31, 2022
	Estimated Useful Life in Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value

Amortizing Intangible Assets:
Customer Relationships	3 to 5	$7,400	$(7,400)	$-	$7,400	$(7,400)	$-
Trademarks and Patent	2 to 8	4,500	(4,116)	384	4,500	(2,991)	1,509
Operating Licenses	14	12,239	(12,239)	-	12,239	(12,239)	-
Total Amortizing Intangible Assets		24,139	(23,755)	384	24,139	(22,630)	1,509

Non-Amortizing Intangible Assets:
Trade Name	Indefinite	1,350	-	1,350	1,350	-	1,350
Total Non-Amortizing Intangible Assets		1,350	-	1,350	1,350	-	1,350
Total Intangible Assets, Net		$25,489	$(23,755)	$1,734	$25,489	$(22,630)	$2,859

Amortization expense related to continuing operations was $0.56 million and $2.42 million for the three months ended June 30, 2023 and 2022, respectively, and $1.13 million and $4.77 million for the six months ended June 30, 2023 and 2022, respectively.

NOTE 8 - GOODWILL

As of June 30, 2023, changes in the carrying amount of goodwill during the period presented were as follows:

(in thousands)

Balance as of December 31, 2022	$3,585
Balance as of June 30, 2023	$3,585

The Company conducts its annual goodwill impairment assessment on September 30, and between annual tests if the Company becomes aware of an event or a change in circumstances that would indicate the carrying value may be impaired. Management did not identify any impairment triggers during the three and six months ended June 30, 2023 and concluded there was no impairment of goodwill.

For the purpose of the goodwill impairment assessment, the Company has the option to perform a qualitative assessment (commonly referred to as “step zero”) to determine whether further quantitative analysis for impairment of goodwill or indefinite-lived intangible assets is necessary or a quantitative assessment (“step one”) where the Company estimates the fair value of each reporting unit using a discounted cash flow method (income approach). Goodwill is assigned to the reporting unit, which is the operating segment level or one level below the operating segment. The balance of goodwill at June 30, 2023 and December 31, 2022 remained unchanged at $3.59 million.

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-55

NOTE 9 - ACCRUED LIABILITIES

Accrued liabilities consisted of the following:

	(in thousands)
	June 30, 2023	December 31, 2022

Tax Liabilities	$2,663	$1,018
Accrued Payroll and Benefits	602	628
Accrued Interest	1,053	2,113
Other Accrued Expenses	1,290	665
Total Accrued Liabilities	$5,608	$4,424

NOTE 10 - LEASES

A lease provides the lessee the right to control the use of an identified asset for a period of time in exchange for consideration. Operating lease right-of-use assets are included in other assets while lease liabilities are a line item on the Company’s consolidated balance sheets. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. The Company determines if an arrangement is a lease at inception. Right-of-use assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. Most operating leases contain renewal options that provide for rent increases based on prevailing market conditions. The terms used to calculate the right-of-use assets for certain properties include the renewal options that the Company is reasonably certain to exercise.

The discount rate used to determine the commencement date present value of lease payments is the interest rate implicit in the lease, or when that is not readily determinable, the Company utilizes its secured borrowing rate. Right-of-use assets include any lease payments required to be made prior to commencement and exclude lease incentives. Both right-of-use assets and lease liabilities exclude variable payments not based on an index or rate, which are treated as period costs. The Company’s lease agreements do not contain significant residual value guarantees, restrictions or covenants.

The Company occupies office facilities under lease agreements that expire at various dates. In addition, office, production and transportation equipment is leased under agreements that expire at various dates. The Company does not have any significant finance leases. Total operating lease costs were $0.86 million and $1.37 million for the three months ended June 30, 2023 and 2022, respectively, and $1.50 million and $2.47 million for the six months ended June 30, 2023 and 2022, respectively. Short-term lease costs during the fiscal quarters ended June 30, 2023 and 2022 were not material.

As of June 30, 2023 and December 31, 2022, the Company has short-term lease liabilities of $2.13 million and $2.00 million, respectively. The table below presents total operating lease right-of-use assets and lease liabilities as of June 30, 2023 and December 31, 2022:

	(in thousands)
	June 30, 2023	December 31, 2022
Operating Lease Right-of-Use Assets	$12,946	$13,946
Operating Lease Liabilities	$14,437	$15,084

The table below presents the weighted average remaining lease term for operating leases and weighted average discount rate used in calculating operating lease right-of-use assets:

	Six Months Ended
	June 30, 2023	June 30, 2022
Weighted Average Remaining Lease Term (Years)	8.0	5.7
Weighted Average Discount Rate	11.7%	11.4%

The accompanying notes are an integral part of the unaudited consolidated financial statements.

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NOTE 11 - NOTES PAYABLE

Notes payable as of June 30, 2023 and December 31, 2022 consisted of the following:

	(in thousands)
	June 30, 2023	December 31, 2022
Promissory note dated May 4, 2020, issued to Harvest Small Business Finance, LLC, an unaffiliated third party. Loan was part of the Paycheck Protection Program ("PPP Loan") offered by the U.S. Small Business Administration. The interest rate on the note was 1.0%. The note required interest and principal payments seven months from July 2020. The note matures in February 2025.	$14	$14
Convertible promissory note dated January 25, 2021, issued to accredited investors, which matured July 22, 2022 and bears interest at a rate of 8.0% per annum. The conversion price is $0.175 per share.	3,253	3,450
Promissory note dated July 27, 2021, issued to Arthur Chan which matures July 26, 2024, and bears interest at a rate of 8.0% per annum.	2,500	2,500
Unsecured promissory note dated December 28, 2022 due to a related party. The interest rate on the note is 1.0% and matures on December 28, 2027.	94	154
Promissory note dated October 1, 2021, issued to Sterling Harlan as part of the SilverStreak Solutions acquisition. The interest rate on the note was 10.0%. The note matures in March 2028.	308	2,000
Promissory note dated October 1, 2021, issued to Sterling Harlan as part of the SilverStreak Solutions acquisition. The interest rate on the note was 10.0%. The note matures in March 2028.	1,230	2,500
Secured promissory notes dated March 6, 2023 issued to People's California, LLC, which matures in March 2028 and bears interest at a rate of 10.0% per annum on the first $3.00 million due in December 2023, and 5.0% per annum on the remaining balance through September 2023 and 10.0% per annum thereafter. Payment of the remaining balance is due in March 2028.	22,200	21,569
Promissory note dated May 1, 2019, assumed by the Company on July 1, 2021 in connection with the purchase of real property, from a related party. The note matures on May 15, 2039 and bears interest at a rate of 9.9% per year.	2,876	2,882
Notes Payable - Promissory Notes	$32,475	$35,069
Vehicle Loans	57	76
Less: Short-Term Debt	(25,879)	(29,662)
Less: Debt Discount, Net	(11)	(669)
Net Long-Term Debt	$6,642	$4,814

Amendments of Promissory Note Related to People's California, LLC

On March 6, 2023, the Company entered into a binding settlement term sheet ("Settlement Term Sheet") to resolve pending litigation matters with People’s California, LLC, whereby the parties agreed to amend the terms of that certain secured promissory note ("Original Note"), issued by the Company to People's California, LLC on November 22, 2021. The Original Note was amended and restated into two secured promissory notes: a $3.00 million note ("$3M Note") and a $20.00 million note ("Settlement Note"). The $3M Note accrues simple interest at 10.0% annually, interest payable monthly in cash, and principal is due 180 days after effective date of the Settlement Term Sheet.

The Settlement Note accrues interest at 5.0% for the first 180 days, and 10.0% thereafter, interest is paid in cash (or the Company’s common stock based on the 10-day volume-weighted average price ("VWAP") at the date of issuance) starting 180 days after the effective date of the Settlement Term Sheet and on the first of the month thereafter. The amount of $5.00 million of principal is due in cash within 90 days of the effective date of the Settlement Term Sheet with the balance due on the fifth anniversary of the effective date of the Settlement Term Sheet, which is March 6, 2028. When the $5.00 million principal payment for the Settlement Note and the $3.00 million payment under the $3M Note are paid (“Up-front Settlement”) in accordance with the Settlement Term Sheet, People's California, LLC will be obligated to transfer the Riverside and Costa Mesa licenses and stores to the Company as described in that certain membership interest purchase agreement, dated as of November 22, 2021, with People's California, LLC for no additional consideration.

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-57

On the earlier of the date of the Up-front Settlement payment or 180 days after the effective date of the Settlement Term Sheet, People's California, LLC will have the option to convert a portion or all of the principal balance of the Settlement Note into the Company's common stock subject to certain requirements in the Settlement Term Sheet. The conversion price is the lower of $0.20 or the 10-day VWAP of the Company's common stock. Upon payment of the Up-front Settlement, the Company has the option to convert the unpaid principal balance of either notes into the Company's common stock at a conversion price of $0.20 per share as long as the at the time of the conversion the Company's common stock has a 10-day VWAP of $0.20 per share or greater.

After the first $5.00 million principal payment on the Settlement Note, principal payments made in cash prior to the first anniversary of the Settlement Term Sheet reduce the principal balance by twice the amount of the cash payment. The modification to the Company's promissory note under the Settlement Term Sheet was classified as troubled debt restructuring pursuant to ASC 470-60, "Troubled Debt Restructurings by Debtors" ("ASC 470-60") and the Company recorded a premium of $0.47 million. See "Note 18 - Commitments and Contingencies" for details on the related litigation matters.

On May 17, 2023, the Company amended the Settlement Term Sheet wherein the maturity date of the $3M Note was extended to December 6, 2023 and payments of the $5.00 million portion of the Up-front Settlement was extended through September 6, 2023, with $0.80 million being due and paid in cash on May 18, 2023. In addition, the Company shall make an additional $2.20 million principal repayment on or before July 6, 2023. Monthly interest payments were amended to provide the Company with the option to pay 50% of interest in the form of registered shares of common stock. Further, upon payment of the $0.80 million on May 18, 2023, People's California, LLC shall transfer the Riverside and Costa Mesa licenses and stores to the Company for no additional consideration. Such assets have not been transferred to the Company as of June 30, 2023 and the Company has not recorded a debt premium for the contingent free assets. The amendment to the Settlement Term Sheet was classified as a troubled debt restructuring pursuant to ASC 470-60.

On July 10, 2023, the Company received a notice of breach and demand to cure from People's California, LLC in respect of the Settlement Term Sheet, as amended on May 17, 2023, wherein People’s California, LLC stated that the Company failed to make the principal repayment of $2.20 million on July 6, 2023 and a monthly interest payment of $25,000 for the month of June 2023. As a result, the promissory notes became callable by the creditor subsequent to the balance sheet date but before these consolidated financial statements are issued. Accordingly, the Company classified the long-term debt as current notes payable in the consolidated balance sheet as of June 30, 2023. The Company is currently in ongoing discussions with People's California, LLC to renegotiate the debt.

Amendment of Promissory Notes Related to SilverStreak Acquisition

On March 23, 2023, the Company entered into a binding term sheet to modify the terms of the $2.00 million and $2.50 million unsecured promissory notes originally issued on October 1, 2021 in connection with that certain stock purchase agreement dated June 9, 2021 and amended on July 13, 2021, which reduced the principal to an aggregate of $1.25 million, with required monthly aggregate payments of approximately $0.03 million, interest of 10% per annum, and maturing on March 15, 2028 ("Notes Modification"). The parties also agreed that the Company shall be responsible for certain tax liabilities of approximately $0.53 million. The Notes Modification was classified as a troubled debt restructuring pursuant to ASC 470-60, "Troubled Debt Restructurings by Debtors," and the Company recorded a gain on extinguishment of debt of $3.03 million and reduced the carrying value of the promissory notes to total future cash payments of $1.59 million.

On April 30, 2023, the Company entered into a Settlement Agreement and Release (the “Settlement Agreement”) as definitive documentation of the binding term sheet dated March 23, 2023 related to the unsecured promissory notes issued on October 1, 2021 in connection with the acquisition of SilverStreak Solutions, Inc.

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-58

NOTE 12 - STOCKHOLDERS' DEFICIT

Series V Preferred Stock

In December 2022, the Company filed a Certificate of Designation of Rights, Privileges, Preferences, and Restrictions with the Secretary of State of the State of Nevada to establish a new class of preferred shares, the Series V Preferred Stock, $0.001 par value. The number of authorized shares of Series V Preferred Stock is 25,000,000 shares. Each share of Series V Preferred Stock is convertible into ten shares of Common Stock at any time from and after the first anniversary of the issuance date. Each share of Series V Preferred Stock will automatically be converted into ten fully paid and non-assessable shares of Common Stock on the second anniversary of the date on which the holder’s shares of Series V Preferred Stock were issued. The Series V Class of Preferred Stock have a one-year lock-up and have a two times voting right which automatically expires in two years.

In January 2023, the Company entered into Securities Purchase Agreements with certain investors, including Sabas Carrillo, the Company’s Chief Executive Officer, Patty Chan, the Company’s Chief Financial Officer, James Miller, the Company's Chief Operating Officer, and Robert Baca, the Company’s Chief Legal Officer (the "Private Placement"). Pursuant to the SPA, the Company issued (i) 14,071,431 shares of Series V Preferred Stock at $0.14 per share which is equal to the closing share price of the Company’s common stock on December 30, 2022 on an as-converted-to-common stock-basis of ten shares of common stock for each one share of Series V Preferred Stock or $0.014 per share of common stock and (ii) 70,357,155 warrants to purchase up to 70,357,155 of common stock with an exercise price of $0.028 or equivalent to two times the as-converted-to-common stock purchase price of $0.014. The Company received total gross proceeds of $1.97 million from the Private Placement. The purchasers in the Private Placement entered into a voting agreement to assign their voting rights to Sabas Carrillo, the Company's Chief Executive Officer.

Series N Preferred Stock

In February 2023, the Company filed a Certificate of Designation of Rights, Privileges, Preferences, and Restrictions with the Secretary of State of the State of Nevada to establish a new class of preferred shares, the Series N Preferred Stock, $0.001 par value. The number of authorized shares of Series N Preferred Stock is 2,500,000 shares. Each share of Series N Preferred Stock is convertible into 100 shares of the Company's common stock at any time from and before the first anniversary of the issuance date. Each share of Series N Preferred Stock will automatically be converted into 100 fully paid and non-assessable shares of the Company's common stock on the first anniversary of the issuance date.

Common Stock

The Company authorized 990,000,000 shares of common stock with $0.001 par value per share. As of June 30, 2023 and December 31, 2022, 772,483,465 and 679,513,554 shares of common stock were outstanding, respectively.

During the six months ended June 30, 2023, the Company issued 96,178,321 shares of common stock to a related party service provider. As a result, the Company recorded $1.91 million of stock-based compensation expense for services during the six months ended June 30, 2023. See "Note 17 - Related Party Transactions" for further information.

During the six months ended June 30, 2023, a member of the Company's board of directors forfeited 900,000 shares of the Company's common stock to the Company for no cash value. Subsequent to the forfeiture, the Company cancelled 3,208,420 shares of treasury stock during the six months ended June 30, 2023. Accordingly, treasury stock outstanding as of June 30, 2023 and December 31, 2022 was nil and 2,308,420 shares of common stock, respectively.

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-59

NOTE 13 - STOCK-BASED COMPENSATION

Equity Incentive Plans

In the first quarter of 2016, the Company adopted the 2016 Equity Incentive Plan. In the fourth quarter of 2018, the Company adopted the 2018 Equity Incentive Plan. In July 2021, the Company assumed the 2019 Equity Incentive Plan as part of the acquisition of UMBRLA. The following table contains information about the Company's equity incentive plans as of June 30, 2023:

	Awards Reserved for Issuance	Awards Exercised	Awards Outstanding	Awards Available for Grant

2016 Equity Incentive Plan	497,776	-	248,888	248,888
2018 Equity Incentive Plan	17,364,171	4,022,133	6,754,353	6,587,685
2019 Equity Incentive Plan	24,062,129	34,884	14,027,519	9,999,726

Stock-Based Compensation Expense

The following table sets forth the total stock-based compensation expense resulting from stock options and restricted grants of common stock to employees, directors and non-employee consultants in the consolidated statement of operations which are included in selling, general and administrative expenses:

	(in thousands, except for shares / options)
	For the Three Months Ended
	June 30, 2023		June 30, 2022
Type of Award	Number of Shares or Options Granted	Stock-Based Compensation Expense	Number of Shares or Options Granted	Stock-Based Compensation Expense

Stock Options	-	$89	400,000	$1,352

Stock Grants:
Employees (Common Stock)	-	-	1,200,000	170
Directors (Common Stock)	-	-	259,796	29
Non-Employee Consultants (Common Stock)	79,997,091	1,553	725,000	129

Total Stock-Based Compensation Expense		$1,642		$1,680

	(in thousands, except for shares / options)
	For the Six Months Ended
	June 30, 2023		June 30, 2022
Type of Award	Number of Shares or Options Granted	Stock-Based Compensation Expense	Number of Shares or Options Granted	Stock-Based Compensation Expense

Stock Options	-	$187	400,000	$3,174

Stock Grants:
Employees (Common Stock)	-	-	2,100,000	352
Directors (Common Stock)	-	-	943,128	213
Non-Employee Consultants (Common Stock)	96,178,321	1,910	725,000	129

Total Stock-Based Compensation Expense		$2,097		$3,868

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-60

Stock Options

The following table summarizes the Company’s stock option activity and related information for the six months ended June 30, 2023:

	Number of	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Life	Aggregate Intrinsic Value of In-the-Money Options

Options Outstanding as of January 1, 2023	52,821,099	$0.23
Forfeited	(31,695,340)	$0.23
Options Outstanding as of June 30, 2023	21,125,759	$0.23	7.1 years	$-
Options Exercisable as of June 30, 2023	15,931,299	$0.28	7.5 years	$-

As of June 30, 2023, total unrecognized stock-based compensation was $0.21 million. Such costs are expected to be recognized over a weighted-average period of approximately 1.01 years. The Company recognizes compensation expense for stock option awards on a straight-line basis over the applicable service period of the award. The service period is generally the vesting period.

The Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. Hence, the Company uses the “simplified method” described in Staff Accounting Bulletin 107 to estimate the expected term of share option grants. The expected stock price volatility assumption was determined by examining the historical volatilities for the Company’s common stock. The Company will continue to analyze the historical stock price volatility and expected term assumptions as more historical data for the Company’s common stock becomes available. The risk-free interest rate assumption is based on the U.S. treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts. The Company has never paid dividends on its common stock and does not anticipate paying dividends on its common stock in the foreseeable future. Accordingly, the Company has assumed no dividend yield for purposes of estimating the fair value of the Company stock-based compensation.

NOTE 14 - WARRANTS

The following table summarizes the Company's warrant activity for the six months ended June 30, 2023:

	Warrants	Weighted-Average Exercise Price

Warrants Outstanding as of January 1, 2023	80,881,817	$0.11
Issued	70,357,155	$0.03
Expired	(560,211)	$2.43
Warrants Outstanding as of June 30, 2023	150,678,761	$0.06

 The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-61

NOTE 15 - DISCONTINUED OPERATIONS

Oregon Operations

On December 28, 2022, the Company entered into a Stock Purchase and Sale Agreement pursuant to which the Company sold all of its equity interests in LTRMN, Inc., which conducts cannabis distribution and wholesale activities in Oregon, for an aggregate purchase price of $0.25 million. The purchase price was paid in the form of a secured promissory note at a rate of 8.0% per annum due and payable on the third anniversary of the date of issuance. However, upon a final and binding settlement of certain ongoing litigation that is approved by UMBRLA, the purchase price shall be automatically revised to be nil and the promissory note shall be deemed paid and satisfied in-full.

On December 28, 2022, the Company entered into a Membership Interest Purchase and Sale Agreement pursuant to which the Company sold its 50.0% equity interests in Psychonaut Oregon, LLC (“Psychonaut”) to Joseph Gerlach for an aggregate purchase price of $1.00. Mr. Gerlach owns the other 50.0% of the equity interests in Psychonaut and is also the Company’s Chief Cultivation Officer. In connection with the sale of Psychonaut, the Company entered into an unsecured promissory note dated December 28, 2022 (the “Psychonaut Note”) pursuant to which the Company consolidated all current liabilities due to Mr. Gerlach totaling $0.15 million. The Psychonaut Note accrues interest at a rate of 1.0% per annum and is due and payable on the fifth anniversary of the date of issuance.

The Company concluded that the sale of LTRMN, Inc. and Psychonaut (together, the "Oregon operations") represented a strategic shift that will have a major effect on the Company’s operations and financial results and thus all assets and liabilities allocable to the operations within the state of Oregon were classified as discontinued operations. The assets associated with the Oregon operations were measured at the lower of their carrying amount or fair value less costs to sell ("FVLCTS"). Revenue and expenses, gains or losses relating to the discontinuation of Oregon operations were eliminated from profit or loss from the Company’s continuing operations and are shown as a single line item in the consolidated statements of operations for all periods presented.

The Company recognized a loss upon sale of the Oregon operations of $0.50 million for the net carrying value of the assets as of the disposition date which was determined as the book value less direct costs to sell and is recognized as a component of loss on disposal of assets and other expense in the Consolidated Statements of Operations for Discontinued Operations during the year ended December 31, 2022. As of December 31, 2022, the Oregon operations have been fully deconsolidated by the Company and the Company does not have any continuing involvement with the former subsidiary outside of the Magee litigation disclosed in “Note 18 - Commitments and Contingencies”.

NuLeaf

On November 17, 2021, Medifarm III, LLC (“Medifarm III”), a wholly-owned subsidiary of the Company, entered into a Membership Interest Purchase Agreement (the “NuLeaf Purchase Agreement”) with NuLeaf, Inc., a Nevada corporation (“NuLeaf”). Upon the terms and subject to the satisfaction of the conditions described in the NuLeaf Purchase Agreement, Medifarm III agreed to sell its 50.0% of the outstanding membership interests of each of NuLeaf Reno Production, LLC (“NuLeaf Reno”) and NuLeaf Sparks Cultivation, LLC (“NuLeaf Sparks”) to NuLeaf, which owned the remaining 50.0% of the membership interests of NuLeaf Reno and NuLeaf Sparks, for aggregate consideration of $6.50 million in cash. The transaction closed in April 2022.

OneQor

During fiscal year 2020, management suspended the operations of OneQor due to (i) a lack of proper growth in customer acquisition and revenue for this CBD operation during the COVID-19 pandemic and (ii) the overall financial health of the Company as a result of COVID-19 and social unrest. The Company plans to focus its attention and resources on growing its THC business. In November 2022, the Company received confirmation for the legal dissolution of OneQor. Accordingly, all liabilities and existing obligations related to OneQor were extinguished as of December 31, 2022.

The completed sales of our NuLeaf and Oregon operations during the periods presented represented a strategic shift that had a major effect on the Company’s operations and financial results. As a result, management determined the results of these components qualified for discontinued operations presentation in accordance with ASC 205, “Reporting Discontinued Operations and Disclosure of Disposals of Components of an Entity".

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-62

Operating results for the discontinued operations were comprised of the following:

	(in thousands)
	Three Months Ended June 30,	Six Months Ended June 30,
	2022	2022
Total Revenues	$1,948	$6,833
Cost of Goods Sold	1,549	3,648
Gross Profit	399	3,185

Selling, General & Administrative Expenses	1,137	3,608
Gain on Sale of Assets	(2,047)	(3,728)
Income from Operations	1,309	3,305

Interest Expense	(6)	(6)
Other Income	21	50
Income from Discontinued Operations Before Provision for Income Taxes	1,324	3,349

Income Tax Expense	95	-
Income from Discontinued Operations	$1,419	$3,349

Income from Discontinued Operations per Common Share Attributable to Unrivaled Brands, Inc. Common Stockholders - Basic And Diluted	$-	$0.01

As of June 30, 2023 and December 31, 2022, the assets and liabilities related to discontinued operations were deconsolidated and no balance remained.

NOTE 16 - SEGMENT INFORMATION

The Company operates in two segments:

(i)	Cannabis Retail - Either independently or in conjunction with third parties, the Company operates medical marijuana and adult use cannabis dispensaries in California. All retail dispensaries offer a broad selection of medical and adult use cannabis products including flower, concentrates, and edibles.
(ii)	Cannabis Cultivation and Distribution - The Company operates a cultivation facility in Oakland, California and distributes flower grown from the facility to other manufacturers or to its own retail cannabis dispensaries in California under the Korova brand.

For the periods presented, revenue by reportable segments are as follows:

	(in thousands)				(in thousands)
	Total Revenue		% of Total Revenue		Total Revenue		% of Total Revenue
	Three Months Ended June 30,				Six Months Ended June 30,
Segment	2023	2022	2023	2022	2023	2022	2023	2022
Cannabis Retail	$8,415	$11,140	95.7%	70.5%	$16,885	$23,653	93.6%	68.3%
Cannabis Cultivation & Distribution	382	4,661	4.3%	29.5%	1,152	10,997	6.4%	31.7%
Total	$8,797	$15,801	100.0%	100.0%	$18,037	$34,650	100.0%	100.0%

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-63

For the periods presented, results of operations by reportable segments are as follows:

	(in thousands)
	Three Months Ended June 30, 2023				Three Months Ended June 30, 2022
	Cannabis Retail	Cannabis Cultivation & Distribution	Corporate & Other	Total	Cannabis Retail	Cannabis Cultivation & Distribution	Corporate & Other	Total
Total Revenues	$8,415	$382	$-	$8,797	$11,140	$4,661	$-	$15,801
Cost of Goods Sold	3,963	234	-	4,197	5,430	2,284	-	7,714
Gross Profit	4,452	148	-	4,600	5,710	2,377	-	8,087
Gross Profit %	52.9%	38.7%			51.3%	51.0%

Selling, General & Administrative Expenses	2,852	312	4,907	8,071	6,427	3,886	7,847	18,160
Impairment Expense	-	-	-	-	-	-	55,726	55,726
(Gain) Loss on Disposal of Assets	-	-	(1,739)	(1,739)	542	-	(1)	541
Income (Loss) from Operations	1,600	(164)	(3,168)	(1,732)	(1,259)	(1,509)	(63,572)	(66,340)

Other Income (Expense):
Interest Income (Expense)	48	-	(235)	(187)	-	(11)	(427)	(438)
Gain on Settlement of Liabilities	110	-	-	110	-	-	-	-
Unrealized Gain on Investments	-	-	-	-	-	-	963	963
Other Income (Expense)	(31)	9	264	242	(71)	112	189	230
Total Other Income (Expense), Net	127	9	29	165	(71)	101	725	755

Income (Loss) Before Provision for Income Taxes	$1,727	$(155)	$(3,139)	$(1,567)	$(1,330)	$(1,408)	$(62,847)	$(65,585)

Total Assets (Liabilities)	$18,231	$4,456	$15,573	$38,260	$51,162	$(73)	$129,166	$180,255

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-64

	(in thousands)
	Six Months Ended June 30, 2023				Six Months Ended June 30, 2022
	Cannabis Retail	Cannabis Cultivation & Distribution	Corporate & Other	Total	Cannabis Retail	Cannabis Cultivation & Distribution	Corporate & Other	Total
Total Revenues	$16,885	$1,152	$-	$18,037	$23,653	$10,997	$-	$34,650
Cost of Goods Sold	7,768	974	-	8,742	12,311	8,139	-	20,450
Gross Profit	9,117	178	-	9,295	11,342	2,858	-	14,200
Gross Profit %	54.0%	15.5%			48.0%	26.0%

Selling, General & Administrative Expenses	5,310	467	7,891	13,668	11,452	8,486	16,153	36,091
Impairment Expense	-	-	-	-	-	-	55,726	55,726
(Gain) Loss on Disposal of Assets	-	-	(1,739)	(1,739)	542	-	(199)	343
Income (Loss) from Operations	3,807	(289)	(6,152)	(2,634)	(652)	(5,628)	(71,680)	(77,960)

Other Income (Expense):
Interest Expense	-	-	(1,211)	(1,211)	-	(176)	(2,028)	(2,204)
Gain on Extinguishment of Debt	-	-	3,026	3,026	-	-	542	542
Gain on Settlement of Liabilities	110	-	-	110	-	-	-	-
Realized Loss on Investments	-	-	(61)	(61)	-	-	-	-
Unrealized Gain on Investments	-	-	-	-	-	-	963	963
Other Income (Expense)	(317)	324	264	271	(397)	527	728	858
Total Other Income (Expense), Net	(207)	324	2,018	2,135	(397)	351	205	159

Income (Loss) Before Provision for Income Taxes	$3,600	$35	$(4,134)	$(499)	$(1,049)	$(5,277)	$(71,475)	$(77,801)

Total Assets (Liabilities)	$18,231	$4,456	$15,573	$38,260	$51,162	$(73)	$129,166	$180,255

NOTE 17 - RELATED PARTY TRANSACTIONS

All related party transactions are monitored quarterly by the Company and approved by the Audit Committee of the Company's board of directors.

During the three and six months ended June 30, 2023, the Company incurred a total of $0.60 million and $1.05 million in fees pursuant to the engagement letter with Adnant, LLC ("Adnant") dated August 12, 2022, as amended on June 30, 2023, for executive level consulting and related business support services (the "Engagement"). Effective April 1, 2023, Adnant is entitled to receive monthly fees of $0.20 million through September 30, 2023 as compensation for Adnant’s continued services. The Engagement, as amended, provides Adnant with the option to convert accrued and unpaid service fees into shares of common stock of the Company. In accordance with the Engagement, the Company issued 79,997,091 and 96,178,321 shares of the Company's common stock under the performance bonus award valued at $1.55 million and $1.91 million for the three and six months ended June 30, 2023, respectively.

During the six months ended June 30, 2023, a member of the Company's board of directors forfeited 900,000 shares of the Company's common stock to the Company for no cash value. Refer to "Note 12 - Stockholders' Deficit" for further information.

During the six months ended June 30, 2023, the Company's CEO advanced the Company $0.20 million for working capital needs. The advance is non-interest bearing and due on demand. The related party advance is presented as a component of accounts payable and accrued expenses in the consolidated balance sheet as of June 30, 2023.

The accompanying notes are an integral part of the unaudited consolidated financial statements.

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NOTE 18 - COMMITMENTS AND CONTINGENCIES

California Operating Licenses

The Company’s subsidiaries have operated compliantly and have been eligible for applicable licenses and renewals of those licenses.

Litigation and Claims

The Company is the subject of lawsuits and claims arising in the ordinary course of business from time to time. The Company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. The Company establishes accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and it discloses the amount accrued and the amount of a reasonably possible loss in excess of the amount accrued if such disclosure is necessary for the Company’s financial statements to not be misleading. To estimate whether a loss contingency should be accrued by a charge to income, the Company evaluates, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of the loss. The Company does not record liabilities when the likelihood that the liability has been incurred is probable, but the amount cannot be reasonably estimated. Based upon present information, the Company determined that there was one matter that required an accrual as of June 30, 2023.

Magee v. UMBRLA, Inc. et al. - The Company is currently involved in a breach of contract action brought by former LTRMN, Inc. (“LTRMN”) employee, Kurtis Magee, which was filed by Mr. Magee in the Superior Court of the State of California, County of Orange, on July 21, 2020. Mr. Magee alleges breach of contract in connection with Mr. Magee’s separation agreement with LTRMN. Trial in this matter is set for April 29, 2024. The Company believes the likelihood of a loss contingency is probable. Accordingly, the Company has accrued $0.50 million for this matter in the consolidated balance sheet.

Terra Tech Corp. v. National Fire & Marine Ins. Co., et al. - On or about December 6, 2021, the Company initiated an action in California Superior Court, County of Alameda, against National Fire & marine Insurance Company (“National Fire”), Woodruff-Sawyer & Co., and R-T Specialty, LLC in connection with the denial of an insurance claim by National Fire following the vandalism and looting of the Company’s Bay Area dispensaries in May 2020. The Company alleges that coverage levels for the Company were changed after the policy was bound, in a manner inconsistent with the binder, which prevented the Company from fully recovering its losses in connection with the incidents. Trial in this matter has not been set. No amount has been recognized in the consolidated balance sheets as of June 30, 2023 and December 31, 2022 for the gain contingency.

Unrivaled Brands, Inc. et al v. Mystic Holdings, Inc., et al. - On May 11, 2022, Unrivaled and its wholly-owned subsidiary, Medifarm I, LLC (“Plaintiffs”) initiated an action in the Second Judicial District of the State of Nevada, County of Washoe, against Mystic Holdings, Inc. (“Mystic”) and Picksy Reno LLC (collectively with Mystic, “Defendants”) in connection with Defendants’ failure to honor Plaintiffs’ exercise of a put option entitling Plaintiffs to the repurchase of approximately 8,332,096 shares of Mystic at a price of $1.00 per share. A trial date has not yet been set. No amount has been recognized in the consolidated balance sheets as of June 30, 2023 and December 31, 2022 for the gain contingency.

Fusion LLF, LLC v. Unrivaled Brands, Inc. - On June 27, 2022, Fusion LLF, LLC filed an action against the Company, in the Superior Court for the State of California, County of Orange, alleging claims for breach of contract, account stated, and right to attach order and writ of attachment. The complaint claims at least $4.55 million in damages. On August 11, 2022, the Company filed an answer to the complaint. On August 5, 2022, Fushion LLF, LLC filed an application for a right to attach order and writ of attachment, which was denied on December 8, 2022.

People's California, LLC v. Unrivaled Brands, Inc. - On July 19, 2022, People’s California, LLC, the sellers of People's First Choice, filed an action against the Company in the Superior Court for the State of California, County of Orange, bringing claims for breach of contract and breach of the covenant of good faith and fair dealing stemming from the Company’s alleged breach of certain agreements with People’s California, LLC. The complaint claims at least $23.00 million in damages.

On September 20, 2022, the Company filed a cross-complaint in the matter in November 2021. The Company was seeking a minimum of $5.40 million in damages.

On March 6, 2023, the parties entered into a binding term sheet to settle the litigation. The litigation is stayed pending final documentation of the settlement agreement. The litigation is expected to be dismissed in the next 180 days. Refer to "Note 11 - Notes Payable" for further details.

The accompanying notes are an integral part of the unaudited consolidated financial statements.

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People's California, LLC v. Kovacevich, et al - On August 1, 2022, People’s California, LLC filed an action against certain current and former officers and directors of the Company in the Superior Court for the State of California, County of Orange, derivatively on behalf of the Company and listing the Company as a nominal defendant alleging claims for breach of fiduciary duty, abuse of control, self-dealing, corporate waste, and unjust enrichment based on a series of corporate transactions and management decisions. The Complaint does not state a specific claim for damages.

On March 6, 2023, the parties entered into a binding term sheet to settle the litigation. The litigation is stayed pending final documentation of the settlement agreement. The litigation is expected to be dismissed in the next 180 days.

1149 South LA Street Fashion District, LLC vs Unrivaled Brands, Inc. - On January 30, 2023, 1149 South LA Street Fashion District, LLC and 1135 South LA Street Fashion District LLC filed an action against the Company and other defendants in the Superior Court of the State of California, County of Los Angeles, alleging claims for breach of written contract, breach of written guaranty, breach of implied covenant of good faith and fair dealing, waste, and declaratory relief. The complaint claims at least $0.58 million in damages. On April 10, 2023, the Company filed an answer to the complaint. Because no conclusion has been formed as to whether an unfavorable outcome is either probable or remote, no opinion is expressed as to the likelihood of an unfavorable outcome or the amount or range of any possible loss to the Company.

Greenlane Holdings, LLC v. Unrivaled Brands, Inc. - On February 6, 2023, Greenlane Holdings, LLC, a related party, filed an action against the Company in the Superior Court of the State of California, County of Los Angeles, alleging claims for breach of contract, account stated, and unjust enrichment. The complaint alleges damages of $0.40 million. On April 10, 2023, the Company filed an answer to the complaint. Because no conclusion has been formed as to whether an unfavorable outcome is either probable or remote, no opinion is expressed as to the likelihood of an unfavorable outcome or the amount or range of any possible loss to the Company.

WGS Group, Inc. vs Unrivaled Brands, Inc. - On July 17, 2023 WGS Group, Inc. filed an action against the Company in the Superior Court of California, County of Orange Central Justice Center, alleging claims for damages and declaratory relief, breach of security service agreements, breach of the implied covenant of good faith and fair dealing, quantum meruit, violations of business and professional code sections 17200 Et SEQ., declaratory relief regarding successor-in-interest liability, and declaratory relief regarding ultra vires actions imposing personal liability on chief financial officer. Because no conclusion has been formed as to whether an unfavorable outcome is either probable or remote, no opinion is expressed as to the likelihood of an unfavorable outcome or the amount or range of any possible loss to the Company.

NOTE 19 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 14, 2023, which is the date these consolidated financial statements were issued, and has concluded no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements.

The accompanying notes are an integral part of the unaudited consolidated financial statements.

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ANNEX I

AGREEMENT AND PLAN OF MERGER

by and among

UNRIVALED BRANDS, INC.

a Nevada corporation,

BLUM HOLDINGS, INC.,

a Delaware corporation,

and

BLUM MERGER SUB, INC.,

a Nevada corporation,

Dated as of October 9, 2023

Page
ARTICLE 1 The Merger		I-3
1.1	The Merger	I-3
1.2	Effective Time	I-3
1.3	Organizational Documents of the Surviving Company	I-2
1.4	Organizational Documents of Holdco	I-3
1.5	Directors and Officers of the Surviving Company	I-4
1.6	Directors and Officers of Holdco	I-4
1.7	Additional Actions	I-4
1.8	Effect on Capital Stock; Conversion of Securities	I-4
1.9	Rights to Acquire Company Common Stock	I-5
1.10	Closing of the Company’s Transfer Books	I-5
1.11	Surrender of Certificates	I-5
1.12	Successor Issuer	I-6

ARTICLE 2 Assumption of Incentive Plans and Employment Agreements		I-6
2.1	Assumption of Incentive Plans and Employment Agreements	I-6

ARTICLE 3 Additional Agreements		I-6
3.1	Reservation of Shares	I-6
3.3	Listing of Holdco Common Stock	I-6
3.3	Registration Statement; Proxy/Prospectus	I-6
3.4	Meeting of Company Stockholders	I-7
3.5	Section 16 Matters	I-7
3.6	Insurance	I-7

ARTICLE 4 Conditions to Merger		I-7
4.1	Conditions Precedent	I-7

ARTICLE 5 Termination and Amendment		I-8
5.1	Termination	I-8
5.2	Amendment	I-8

ARTICLE 6 Miscellaneous Provisions		I-8
6.1	Governing Law	I-8
6.2	Counterparts	I-8
6.3	Entire Agreement	I-8
6.4	Severability	I-8
6.5	No Third-Party Beneficiaries	I-8
6.6	Tax Matters	I-8

I-1

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 9, 2023, is entered into by and among Unrivaled Brands, Inc., a Nevada corporation (the “Company”), Blum Holdings, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Holdco”), and Blum Merger Sub, Inc., a Nevada corporation and a direct, wholly-owned subsidiary of Holdco (“Merger Sub”).

RECITALS

WHEREAS, as of the date hereof, the authorized capital stock of the Company consists of 1,040,000,000 shares, consisting of: (i) 990,000,000 shares of common stock, par value $0.001 (the “Company Common Stock”),; and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share (the “Company Preferred Stock”), of which 25,000,000 shares are designated as Series V Preferred Stock (the “Company Series V Preferred Stock”), and 2,500,000 shares are designated as Series N Preferred Stock (the “Company Series N Preferred Stock”);

WHEREAS, as of the date hereof, the authorized capital stock of Holdco consists of 100 shares of common stock, $0.001 par value (the “Holdco Common Stock”), of which 100 shares are issued and outstanding;

WHEREAS, as of the Effective Time (as defined below), Holdco will have the authority to issue 1,040,000,000 shares of capital stock, consisting of: (i) 990,000,000 shares of Holdco Common Stock; and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share (the “Holdco Preferred Stock”), of which 25,000,000 shares shall be designated as Series V Preferred Stock (the “Holdco Series V Preferred Stock”) and 2,500,000 shares shall be designated as Series N Preferred Stock (the “Holdco Series N Preferred Stock”);

WHEREAS, the Board of Directors of the Company has determined that it would be advisable and in the best interests of the Company and its stockholders to undergo a corporate reorganization under which (i) the Company would become a wholly-owned subsidiary of a newly formed Delaware corporation, and (ii) the Company’s stockholders would become stockholders of the newly formed Delaware corporation as a result of the conversion of each outstanding share of Company Common Stock, Company Series V Preferred Stock, and Company Series N Preferred Stock into one (1) share of Holdco Common Stock, Holdco Series V Preferred Stock, and Holdco Series N Preferred Stock, respectively, in each case, in accordance with the terms of this Agreement;

WHEREAS, to facilitate such corporate reorganization, prior to the execution of this Agreement, the Company has caused the creation of (i) Holdco as a wholly-owned subsidiary of the Company and (ii) Merger Sub as a wholly-owned subsidiary of Holdco;

WHEREAS, pursuant to the terms of this Agreement, (i) Merger Sub will merge with and into the Company, and the Company will be the surviving corporation and become a subsidiary of Holdco (the “Merger”), and (ii) the stockholders of the Company will become stockholders of Holdco;

WHEREAS, the Board of Directors of Holdco has determined that the Merger and the other transactions contemplated hereby are fair to, advisable, and in the best interests of Holdco and its stockholders and authorized and approved this Agreement and the Merger, including the issuance of shares of Holdco Common Stock and Holdco Preferred Stock to the stockholders of the Company pursuant to the terms of this Agreement;

WHEREAS, the Board of Directors of each of Merger Sub and the Company have (i) determined that the Merger and the other transactions contemplated hereby are fair to, advisable, and in the best interests of Merger Sub and the Company and their respective stockholder(s), (ii) approved the form, terms and conditions of this Agreement, and (iii) unanimously determined to recommend to their respective stockholders the approval of this Agreement and the Merger, subject to the terms and conditions hereof and in accordance with the provisions of the Nevada Revised Statutes (the “NRS”);

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WHEREAS, for U.S. federal income tax purposes, the parties to this Agreement intend that the Merger qualify as (i) a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), with Holdco, Merger Sub and the Company each a party to the reorganization within the meaning of Section 368(b) of the Code, and/or (ii) an exchange described in Section 351(a) of the Code; and

WHEREAS, the parties to this Agreement also intend this Agreement to be, and hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Holdco and Merger Sub hereby agree as follows:

ARTICLE 1

THE MERGER

1.1 The Merger. In accordance with NRS 92A.100, and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, at the Effective Time, merge with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving entity (the “Surviving Company”). At the Effective Time, the effect of the Merger shall be as provided in NRS 92A.250.

1.2 Effective Time. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Nevada, or a later date or time specified therein (the “Effective Time”).

1.3 Organizational Documents of the Surviving Company.

(a) At the Effective Time, the Articles of Incorporation of the Surviving Company shall be the Articles of Incorporation of the Company, as existing immediately prior to the Effective Time, until thereafter amended as provided therein and by applicable law.

(b) At the Effective Time, the Bylaws of the Surviving Company shall be the Second Amended and Restated Bylaws of the Company as existing immediately prior to the Effective Time, until thereafter amended as provided therein and by applicable law (the “Surviving Company Bylaws”).

1.4 Organizational Documents of Holdco.

(a) At the Effective Time, the Amended and Restated Certificate of Incorporation of Holdco, a copy of which is attached hereto as Exhibit A, will be filed with the Secretary of State of the State of Delaware and become effective (the “Holdco Charter”). The Holdco Charter shall remain in effect until thereafter amended as provided therein and by applicable law.

(b) At the Effective Time, Holdco shall adopt (i) the Certificate of Designation of Rights, Privileges, Preferences and Restrictions of Series V Preferred Stock, in the form of Exhibit B, designating 25,000,000 shares of the Holdco Preferred Stock as Holdco Series V Preferred Stock, and (ii) the Certificate of Designation of Rights, Privileges, Preferences and Restrictions of Series N Preferred Stock, in the form of Exhibit C, designating 2,500,000 shares of Holdco Preferred Stock as Holdco Series N Preferred Stock (collectively, the “Holdco Certificates of Designation”). The Holdco Certificates of Designation shall contain provisions substantially similar in all material respects to the equivalent certificates of designation of preferred stock of the Company in effect as of the date hereof, subject to any differences resulting from Holdco’s incorporation in Delaware. The Holdco Certificates of Designation shall remain in effect until thereafter amended as provided therein and by applicable law.

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(c) At the Effective Time, Holdco shall adopt the Amended and Restated Bylaws of Holdco, a copy of which is attached hereto as Exhibit D (the “Holdco Bylaws”). The Holdco Bylaws shall remain in effect until thereafter amended as provided therein and by applicable law.

1.5 Directors and Officers of the Surviving Company. The directors and officers of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company, and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Company Bylaws or as otherwise provided by law.

1.6 Directors and Officers of Holdco. Prior to the Effective Time, the Company, in its capacity as the sole stockholder of Holdco, shall take or cause to be taken all such actions as are necessary to cause (i) those persons serving as the directors of the Company immediately prior to the Effective Time to be elected or appointed as the directors of Holdco, with the directors serving until the earlier of the next meeting of the Holdco stockholders at which an election of directors is held and until their successors are elected or appointed (or their earlier death, disability or retirement), each such person to have the same committee memberships with Holdco as he or she held with the Company, to the extent such committees exist at Holdco, and (ii) those persons serving as officers of the Company immediately prior to the Effective Time to be elected or appointed as the officers of Holdco, each such person to have the same office(s) with Holdco as he or she held with the Company.

1.7 Additional Actions. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger and to comply with the requirements of applicable law. If, at any time after the Effective Time, the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of either of Merger Sub or the Company acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

1.8 Effect on Capital Stock; Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Holdco, Merger Sub, the Company or the holder of any of the following securities:

(a) Each share of Company Common Stock, Company Series N Preferred Stock, and Company Series V Preferred Stock issued and outstanding immediately prior to the Effective Time (collectively referred to as the “Company Shares”), but excluding Company Shares held by stockholders who perfect their dissenters’ rights as provided in subsection (f) below, shall be converted into one (1) duly issued, fully paid and non-assessable share of Holdco Common Stock, Holdco Series N Preferred Stock and Holdco Series V Preferred Stock, respectively (collectively, the “Holdco Shares”). The Holdco Shares into which the Company Shares shall be converted in accordance with this subsection (a) is referred to herein as the “Merger Consideration.”

(b) The shares of common stock of Merger Sub held by Holdco, representing all of the issued and outstanding equity of Merger Sub, will automatically be converted into, and thereafter represent, 100% of the common stock of the Surviving Company.

(c) Each share of Holdco Common Stock owned by the Company immediately prior to the Merger shall automatically be cancelled and retired and shall cease to exist.

I-4

(d) Any holder of Company Shares who perfects his, her, or its dissenters’ rights in accordance with and as contemplated by NRS 92A.300 to 92A.500 shall be entitled to receive the fair value of such shares in cash as determined pursuant to Sections 92A.300 to 92A.500 of the NRS; provided, however, that no such payment shall be made to any dissenting stockholders unless and until such dissenting stockholders have complied with the applicable provisions of the NRS.

1.9 Rights to Acquire Company Common Stock.

(a) Options. At the Effective Time, each stock option to purchase shares of Company Common Stock then outstanding, whether or not vested or exercisable (a “Company Award”), shall be converted automatically into a stock option to purchase an identical number of shares of Holdco Common Stock, on the same terms and conditions (including vesting schedule and per share exercise price) as applied to such Company Award immediately prior to the Effective Time, and as set forth in the documentation relating to such Company Award, including any applicable Incentive Plan (as defined below) and related documents.

(b) Warrants. At the Effective Time, each outstanding warrant to purchase shares of Company Common Stock (each, a “Company Warrant”) that is not exercised prior to the Effective Time shall be converted automatically into a warrant to purchase an identical number of shares of Holdco Common Stock, on the same terms and conditions as applied to such Company Warrant immediately prior to the Effective Time (it being understood that the Merger shall not constitute a “Fundamental Transaction” for purposes of any Company Warrant), and as set forth in the documentation relating to such Company Warrant.

(c) Convertible Notes. At the Effective Time, each outstanding promissory note convertible into shares of Company Common Stock that is not converted prior to the Effective Time (a “Company Note”) shall be converted automatically into a promissory note convertible into an identical number of shares of Holdco Common Stock, on the same terms and conditions as applied to such Company Note immediately prior to the Effective Time, and as set forth in the documentation relating to such Company Note.

1.10 Closing of the Company’s Transfer Books. At the Effective Time: (a) all Company Shares outstanding immediately prior to the Effective Time shall be treated in accordance with Section 1.8(a), and all holders of certificates representing Company Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all Company Shares outstanding immediately prior to the Effective Time. No further transfer of any such Company Shares shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any Company Shares outstanding immediately prior to the Effective Time (a “Certificate”) is presented to the Exchange Agent (defined below) or to the Surviving Company, such Certificate shall be canceled and shall be exchanged as provided in Section 1.10.

1.11 Surrender of Certificates.

(a) On or prior to the Closing Date, Holdco and the Company shall agree upon and select a reputable bank, transfer agent or trust company to act as exchange agent in the Merger (the “Exchange Agent”). At the Effective Time, Holdco shall deposit with the Exchange Agent certificates or evidence of book-entry shares representing the Holdco Shares issuable pursuant to Section 1.8(a).

(b) Promptly after the Effective Time, the Parties shall cause the Exchange Agent to mail to the Persons who were record holders of Company Shares that were converted into the right to receive the Merger Consideration: (i) a letter of transmittal in customary form and containing such provisions as Holdco may reasonably specify; and (ii) instructions for effecting the surrender of Certificates in exchange for Holdco Shares. Upon surrender of a Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Holdco: (A) the holder of such Certificate shall be entitled to receive in exchange therefor a certificate or certificates or book-entry shares representing the Merger Consideration that such holder has the right to receive pursuant to the provisions of Section 1.8(a); and (B) the Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.10(b), each Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive a certificate or certificates or book-entry shares of Holdco Common Stock or Holdco Preferred Stock representing the Merger Consideration. The Merger Consideration and any dividends or other distributions as are payable pursuant to Section 1.10(c) shall be deemed to have been in full satisfaction of all rights pertaining to Company Shares formerly represented by such Certificates.

I-5

(c) No dividends or other distributions declared or made with respect to Holdco Shares with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Holdco Shares that such holder has the right to receive in the Merger until such holder surrenders such Certificate in accordance with this Section 1.10, at which time (or, if later, on the applicable payment date) such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar laws, to receive all such dividends and distributions, without interest.

1.12 Successor Issuer. It is the intent of the parties hereto that Holdco be deemed a “successor issuer” of the Company in accordance with Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”). At or after the Effective Time, Holdco shall file (a) an appropriate report on Form 8-K describing the Merger and (b) appropriate pre-effective and/or post-effective amendments, as applicable, to any registration statements of the Company on Form S-8.

ARTICLE 2

ASSUMPTION OF INCENTIVE PLANS AND EMPLOYMENT AGREEMENTS

2.1 Assumption of Incentive Plans and Employment Agreements. Holdco and the Company hereby agree that, from and after the Effective Time, the Company will assign to Holdco, and Holdco will assume and agree to perform, (a) all obligations of the Company pursuant to (i) the Company’s Amended and Restated 2018 Equity Incentive Plan (as amended, the “2018 Plan”), the Company’s 2016 Equity Incentive Plan (the “2016 Plan”), and the UMBRLA, Inc. 2019 Equity Incentive Plan (as amended, the “UMBRLA Plan,” and together with the 2016 Plan and the 2018 Plan, the “Incentive Plans”) and (ii) each stock option agreement, restricted stock award agreement, restricted stock unit award agreement and any other similar agreement entered into pursuant to the Incentive Plans (collectively, the “Award Agreements”) and (b) all obligations of the Company pursuant to any employment agreements entered into by the Company (the “Employment Agreements”). At or promptly following the Effective Time, the Incentive Plans, the Award Agreements and the Employment Agreements shall each be amended as necessary to reflect the assignment to and assumption by Holdco of the Incentive Plans, the Award Agreements and the Employment Agreements.

ARTICLE 3

ADDITIONAL AGREEMENTS

3.1 Reservation of Shares. On or prior to the Effective Time, Holdco shall take all action reasonably necessary or appropriate to reserve sufficient shares of Holdco Common Stock to provide for the issuance of Holdco Common Stock to satisfy Holdco’s obligations under this Agreement.

3.2 Listing of Holdco Common Stock. Holdco will use its reasonable best efforts to obtain, at or before the Effective Time, confirmation of listing or admission for quotation on the OTCQB tier of the OTC Markets of the Holdco Common Stock issuable pursuant to the Merger.

3.3 Registration Statement; Proxy/Prospectus. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement in preliminary form relating to the Stockholders’ Meeting (as hereinafter defined) (together with any amendments thereof or supplements thereto, the “Proxy Statement”), and Holdco shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement” and the prospectus contained in the Registration Statement together with the Proxy Statement, the “Proxy/Prospectus”), in which the Proxy Statement shall be included, in connection with the registration under the Securities Act of the Holdco Shares to be issued to the stockholders of the Company as the Merger Consideration. Each of Holdco and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective and the Proxy Statement to be cleared by the SEC as promptly as practicable, and, prior to the effective date of the Registration Statement, Holdco shall take all actions reasonably required under any applicable federal securities laws or state blue sky laws in connection with the issuance of Holdco Shares pursuant to the Merger. As promptly as reasonably practicable after the Registration Statement shall have become effective and the Proxy Statement shall have been cleared by the SEC, the Company shall mail or cause to be mailed or otherwise make available in accordance with the Securities Act and the Securities Exchange Act, the Proxy/Prospectus to its stockholders; provided, however, that the parties shall consult and cooperate with each other in determining the appropriate time for mailing or otherwise making available to the Company’s stockholders the Proxy/Prospectus in light of the date set for the Stockholders’ Meeting.

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3.4 Meeting of Company Stockholders. The Company shall take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to call, hold and convene a meeting of its stockholders to consider the adoption of this Agreement (the “Stockholders’ Meeting”) to be held no less than ten (10) nor more than sixty (60) days following the distribution of the definitive Proxy/Prospectus to its stockholders. The Company will use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger. The Company may adjourn or postpone the Stockholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy/Prospectus is provided to its stockholders in advance of any vote on this Agreement and the Merger or, if as of the time for which the Stockholders’ Meeting is originally scheduled (as set forth in the Proxy/Prospectus) there are insufficient shares of Company Common Stock voting in favor of the approval of this Agreement and the Merger or represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders’ Meeting.

3.5 Section 16 Matters. The Company and Holdco will cause any disposition of shares of Company Common Stock or acquisitions of shares of Holdco Common Stock resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

3.6 Insurance. Holdco will procure directors’ and officers’ liability insurance or cause the assignment and assumption of the directors’ and officers’ liability insurance policies of the Company such that, upon consummation of the Merger, Holdco will have directors’ and officers’ liability insurance coverage that is substantially identical to the insurance coverage held by the Company immediately prior to the Merger.

ARTICLE 4

CONDITIONS OF THE MERGER

4.1 Conditions Precedent. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment by the parties hereto at or prior to the Effective Time of each of the following conditions:

(a) The Registration Statement shall have been deemed or declared effective by the SEC under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC; and no proceeding for that purpose shall have been initiated or, to the knowledge of Holdco or the Company, threatened by the SEC and not concluded or withdrawn. No similar proceeding with respect to the Proxy Statement shall have been initiated or, to the knowledge of Holdco or the Company, threatened by the SEC and not concluded or withdrawn.

(b) This Agreement and the Merger shall have been approved by the requisite vote of the stockholders of the Company in accordance with applicable law and the Articles of Incorporation of the Company, as may be amended from time to time.

(c) Holdco shall have been admitted to the OTCQB tier of the OTC Markets and the shares of Holdco Common Stock shall have been listed or admitted for quotation on the OTCQB tier of the OTC Markets, subject only to official notice of issuance.

(d) The Company shall have received all such material permits, authorizations, consents, approvals, certifications and terminations or expirations of waiting periods as are required by the laws and regulations of all applicable jurisdictions (including applicable corporate and cannabis laws).

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(e) No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

(f) The Company and Holdco shall have received a written opinion of Manatt, Phelps & Phillips, LLP (or other nationally recognized tax counsel reasonably acceptable to Company and Holdco), dated as of the closing date of the Merger, in form and substance reasonably satisfactory to the Company and Holdco to the effect that the Merger should constitute a “reorganization” within the meaning of Section 368(a) of the Code and/or an exchange described in Section 351(a) of the Code. In rendering its opinion, counsel shall be entitled to receive and rely upon representations contained in certificates of officers of Company or Holdco, reasonably satisfactory in form and substance to such counsel.

ARTICLE 5

TERMINATION AND AMENDMENT

5.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company if such Board of Directors should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of the Company or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and none of the Company, Holdco or Merger Sub or their respective security holders, directors or officers shall have any liability with respect to such termination and abandonment.

5.2 Amendment. At any time prior to the Effective Time, this Agreement may, to the extent permitted by applicable law, be supplemented, amended or modified by the mutual consent of the parties to this Agreement.

ARTICLE 6

MISCELLANEOUS PROVISIONS

6.1 Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Nevada.

6.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

6.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

6.4 Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

6.5 No Third-Party Beneficiaries. Nothing contained in this Agreement is intended by the parties hereto to expand the rights and remedies of any person or entity not party hereto against any party hereto as compared to the rights and remedies which such person or entity would have had against any party hereto had the parties hereto not consummated the transactions contemplated hereby.

6.6 Tax Matters. Each of the Company and Holdco will comply with the recordkeeping and information reporting requirements of the Code that are imposed as a result of the transactions contemplated hereby, and will provide information reporting statements to holders of Company Shares at the time and in the manner prescribed by the Code and applicable Treasury Regulations.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

UNRIVALED BRANDS, INC.,
a Nevada corporation

By:	/s/ Sabas Carrillo
Name:	Sabas Carrillo
Title:	Chief Executive Officer

BLUM HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Sabas Carrillo
Name:	Sabas Carrillo
Title:	Chief Executive Officer

BLUM MERGER SUB, INC.,
a Nevada corporation

By:	/s/ Sabas Carrillo
Name:	Sabas Carrillo
Title:	President

[Signature Page to Agreement and Plan of Merger]

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ANNEX II

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BLUM HOLDINGS, INC.

Blum Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The name of the Corporation is Blum Holdings, Inc. The Corporation was incorporated under the name Blum Holdings, Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 28, 2023 (the “Original Certificate”).

2. This Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), which amends and restates the Original Certificate in its entirety, has been approved by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Sections 242 and 245 of the DGCL and has been adopted by the stockholders of the Corporation at a meeting of the stockholders of the Corporation in accordance with the provisions of Section 211 of the DGCL.

3. The text of the Original Certificate is hereby amended and restated by this Amended and Restated Certificate to read in its entirety as set forth in EXHIBIT A attached hereto.

4. This Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, Blum Holdings, Inc. has caused this Amended and Restated Certificate to be signed by a duly authorized officer of the Corporation, on [·], 2023.

BLUM HOLDINGS, INC.

By:
Name:
Title:

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EXHIBIT A

ARTICLE I — NAME

The name of this Corporation is Blum Holdings, Inc.

ARTICLE II — REGISTERED OFFICE AND AGENT

The address of registered office of the Corporation in the State of Delaware is 13 W Main St PO Box 953, Felton, DE 19943. The name of its registered agent at such address is Telos Legal Corp.

ARTICLE III — PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

ARTICLE IV — AUTHORIZED CAPITAL

Section 4.01 Authorized Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock which the Corporation shall have authority to issue is one billion forty million shares (1,040,000,000) of which (i) nine hundred ninety million (990,000,000) shares shall be designated Common Stock and shall have a par value of $0.001 per share; and (ii) fifty million (50,000,000) shares shall be designated Preferred Stock and shall have a par value of $0.001 per share.

Section 4.02 Common Stock. Each stockholder of record of Common Stock shall be entitled at each meeting of the stockholders to one vote for each share of such stock. Subject to the rights of holders of any series of outstanding Preferred Stock, holders of shares of Common Stock shall have equal rights of participation in the dividends and other distributions in cash, stock, or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall have equal rights to receive the assets and funds of the Corporation available for distribution to stockholders in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

Section 4.03 Preferred Stock. The Board of Directors is authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

a)	The number of shares constituting that series and the distinctive designation of that series;

b)

The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

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c)	Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

d)

Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

e)

Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

f)	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

g)

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

h)	Any other relative rights, preferences and limitations of that series.

ARTICLE V — BOARD OF DIRECTORS

Section 5.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 5.02 Number. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors constituting the Board of Directors shall consist of not less than three (3) directors nor more than seven (7) directors. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors either by a resolution or Bylaw adopted by the affirmative vote of a majority of the entire Board of Directors.

Section 5.03 Written Ballot. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

Section 5.04 Removal. Except as may otherwise be provided by law, any director or the entire Board of Directors may be removed, with or without cause, at an annual meeting or at a special meeting called for that purpose, by the affirmative vote of the holders of at least a supermajority of the shares then entitled to vote at an election of directors.

ARTICLE VI — LIMITATION OF LIABILITY

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director or officer as a director or officer, respectively, except to the extent provided by applicable law (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, as the same exists or hereafter may be amended, in the case of directors only, (iv) for any transaction from which such director or officer derived an improper personal benefit, or (v) for any action by or in the right of the Corporation, in the case of officers only. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. No amendment to or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

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ARTICLE VII — INDEMNIFICATION OF OFFICERS AND DIRECTORS

This Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or while a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided; however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article VII shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection of a director or officer of this Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

ARTICLE VIII — CHOICE OF FORUM

Section 8.01 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action: (i) any derivative claim or cause of action brought on behalf of the Corporation; (ii) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer, employee, agent, or stockholder of the Corporation, to the Corporation or the Corporation’s stockholders, including without limitation a claim alleging the aiding and abetting of such a breach of fiduciary duty; (iii) any claim or cause of action against the Corporation or any current or former director, officer, employee, agent, or stockholder of the Corporation arising out of or pursuant to any provision of the DGCL, this Certificate of Incorporation, or the Bylaws of the Corporation (as each may be amended from time to time); (iv) any claim or cause of action seeking to interpret, apply, enforce, or determine the validity of this Certificate of Incorporation or the Bylaws of the Corporation (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (v) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim related to or involving the Corporation that is governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law. This Section A of Article VII shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “1933 Act”), or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. If any action the subject matter of which is within the scope of Section A of Article VII is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of Section A of Article VII and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 8.02 Federal Forum. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act.

Section 8.03 Notice. Any person or entity holding, owning, or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Certificate of Incorporation.

Section 8.04 Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal, or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality, and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

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ARTICLE IX — AMENDMENT OF BYLAWS

Section 9.01 Board of Directors. In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time Bylaws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal Bylaws made by the Board of Directors.

Section 9.02 Stockholders. The stockholders shall also have the power to adopt, amend, alter, or repeal the Bylaws; provided that, in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by applicable law or this Certificate of Incorporation, such adoption, amendment, alteration, or repeal shall be approved by the affirmative vote of the holders of at least a majority of the voting power of the shares of the then outstanding voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE V — STOCKHOLDER ACTION

Section 10.01 Stockholder Consent. Stockholders of the Corporation may take action by written consent in lieu of a meeting. Any action contemplated by the stockholders may also be taken at a duly called annual or special meeting.

Section 10.02 Special Meetings of Stockholders. Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware Statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation. In addition to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, only by (i) the Chairman, (ii) the Board or an officer of the Corporation authorized by the Board, pursuant to a resolution approved by a majority of the whole Board, (iii) the Chief Executive Officer of the Corporation; or (iv) the President of the Corporation (in the absence of a chief executive officer). Special meetings of the stockholders may also be called by the Board upon written request of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting requested to be called. Such request shall state the purpose or purposes of the proposed meeting.

ARTICLE XI — AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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ANNEX III

CERTIFICATE OF DESIGNATION

OF

RIGHTS, PRIVILEGES, PREFERENCES, AND RESTRICTIONS

OF

SERIES V PREFERRED STOCK

OF

BLUM HOLDINGS, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned, Sabas Carrillo, hereby certifies that:

1. He is the Chief Executive Officer of Blum Holdings, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 50,000,000 shares, $0.001 par value per share, of Preferred Stock, of which 25,000,000 have been designated as “Series V Preferred Stock,” and 2,500,000 have been designated as “Series N Preferred Stock.”

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”) on [•], 2023, which resolutions provide for the creation of a series of the Corporation’s Preferred Stock, par value $0.001 per share, which is designated as “Series V Preferred Stock,” with the rights, preferences, privileges and restrictions set forth therein.

WHEREAS, the Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”), provides for a class of authorized capital stock of the Corporation known as preferred stock, comprised of 50,000,000 authorized shares, par value $0.001 per share (the “Preferred Stock”), issuable from time to time in one or more series; and

WHEREAS, the Certificate of Incorporation further provides that the Board of Directors is expressly authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any series and the designation thereof, of any of them.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, 25,000,000 shares of the 50,000,000 authorized shares of Preferred Stock of the Corporation are hereby designated as “Series V Preferred Stock,” par value $0.001 per share, and the Board of Directors hereby fixes the rights, preferences, privileges and restrictions of such shares of Preferred Stock, in addition to any provisions set forth in the Certificate of Incorporation that are applicable to all series of the Preferred Stock, as follows:

TERMS OF PREFERRED STOCK

Section 1. Designation; Ranking. A series of Preferred Stock is hereby designated as the Corporation’s Series V Preferred Stock (the “Series V Preferred Stock”). All series of Preferred Stock, whether now or hereafter designated, may by their respective terms have a preference over the Series V Preferred Stock in respect of distribution upon liquidation, dividends, or any other right or matter; provided that, the Series V Preferred Stock shall, with respect to rights upon liquidation, dissolution, or winding-up of the affairs of the Corporation, rank senior and prior to the common stock, par value $0.001 per share, of the Corporation (the “Common Stock”).

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Section 2. Number; Par Value. The number of shares constituting Series V Preferred Stock is fixed at Twenty Five Million (25,000,000) shares, par value $0.001 per share, and such authorized number may not be increased or decreased except by the favorable vote or the written consent of the holders of the issued and outstanding shares of Series V Preferred Stock and by a resolution of the Board of Directors.

Section 3. Dividends. The holders of Series V Preferred Stock do not have any preferential dividend rights and shall be entitled to receive dividends, if any, only if, when, and as declared by the Board of Directors in its sole and absolute discretion.

Section 4. Voting Rights. If issued and outstanding, each share of Series V Preferred Stock shall have the right to take action by written consent or vote in number equal to two (2) times the number of shares of Common Stock into which such shares of Series V Preferred Stock are then convertible. These voting rights may be exercised by vote at an annual meeting of the stockholders of the Corporation or at a special meeting of the stockholders of the Corporation or by written consent of the holders of Series V Preferred Stock. Except as otherwise provided by the Certificate of Incorporation or required by law, the holders of the shares of Common Stock and shares of Series V Preferred Stock shall vote together and not as separate classes.

Section 5. Conversion. Each share of Series V Preferred Stock shall be convertible into [ten (10)]1 shares of Common Stock, in the manner set forth below. The shares of Series V Preferred Stock, once converted into shares of Common Stock in accordance with the terms hereof, shall resume the status of an authorized but unissued share of Preferred Stock and shall no longer be designated as Series V Preferred Stock.

(a) Automatic Conversion. Each share of Series V Preferred Stock shall automatically, without further action by the holder thereof, be converted into [ten (10)]2 fully paid and nonassessable shares of Common Stock on the second (2nd) anniversary of the date on which the holder’s shares of Series V Preferred Stock were issued (“Automatic Conversion”).

(b) Conversions at Option of Holder. At any time, or from time to time, from and after the first anniversary of the date on which a holder’s shares of Series V Preferred Stock were issued, but prior to the date of the Automatic Conversion, such holder shall be entitled, upon written notice to the Corporation and the transfer agent (or solely to the Corporation if the Corporation serves as its own transfer agent for the Series V Preferred Stock), to convert each of such holder’s shares of Series V Preferred Stock then held into [ten (10)]3 fully paid and nonassessable shares of Common Stock.

(c) Conversions Following a Split or Recombination of the Shares of Common Stock. The conversion ratio set forth in Sections 5(a) and (b) shall be proportionately adjusted in the event of a stock split, stock dividend, or reverse stock split or combination of the shares of Common Stock.

____________________

1 Subject to adjustment following the Reverse Stock Split.

2 Subject to adjustment following the Reverse Stock Split.

3 Subject to adjustment following the Reverse Stock Split.

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Section 6. Right of First Refusal. For so long as a holder (“such holder”) owns shares (the “Ownership Period”) of Series V Preferred Stock, such holder shall not, directly or indirectly through an affiliate, enter into any agreement or consummate any transaction relating to a transfer of record or beneficial ownership of any such shares (a “Third-Party Transaction”) except in compliance with the terms and conditions of this Section 6.

(a) ROFR Offer; Notice. If at any time during the Ownership Period, such holder receives a bona fide written offer for a Third-Party Transaction that such holder desires to accept (each, a “Third-Party Offer”), such holder shall, within five (5) calendar days following receipt of the Third-Party Offer notify the holder with the greatest voting percentage of the Series V Preferred Stock (whether individually or in combination with his, her, or its affiliates or in connection with any voting agreement, voting trust, or equivalent agreement; the “offeree”) in writing (the “Offer Notice”) of the identity of all proposed parties to such Third-Party Transaction and the material financial and other terms and conditions of such Third-Party Offer (the “Material Terms”). Each Offer Notice shall constitute an offer made by such holder to enter into an agreement with the offeree on the same Material Terms of such Third-Party Offer (the “ROFR Offer”).

(b) Exercise. At any time prior to the expiration of the five (5) day period following the offeree’s receipt of the Offer Notice (the “Exercise Period”), the offeree may accept the ROFR Offer by delivery to such holder of a written notice of acceptance and any standard and customary conditions applicable to a transaction of this nature and magnitude; provided, however, that the offeree is not required to accept any non-financial terms or conditions contained in any Material Terms that cannot be fulfilled by the offeree as readily as by any person other than such holder.

(c) Consummation of Third-Party Transaction. If, by the expiration of the Exercise Period, the offeree has not accepted the ROFR Offer, and provided that such holder has complied with all of the provisions of this Section 6, at any time during the thirty (30) day period following the expiration of the Exercise Period, such holder may consummate the Third-Party Transaction with the counterparty identified in the applicable Offer Notice on Material Terms that are the same or more favorable to such holder as the Material Terms set forth in the Offer Notice. If such Third-Party Transaction is not consummated within such thirty (30) day period, the terms and conditions of this Section 6 will again apply and such holder shall not enter into any Third-Party Transaction during the Ownership Period without affording the offeree the right of first refusal on the terms and conditions of this Section 6.

For the avoidance of doubt, the terms and conditions of this Section 6 apply to each Third-Party Offer received by any holder of shares of Series V Preferred Stock during the Ownership Period with the exception of the holder that would then qualify as the offeree.

Section 7. Liquidation Preference. Upon any Liquidation Event (as defined below), before any distribution or payment shall be made to the holders of any class or series of the Corporation’s capital stock ranking junior to the Series V Preferred Stock, the holders of the Series V Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to an aggregate of $1.00 allocated among all of the then-issued and outstanding shares of Series V Preferred Stock (the “Preference Value”). After the payment of the Preference Value of the shares of the Series V Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation’s Common Stock and other classes or series of the Corporation’s capital stock in the manner provided by law or the Certificate of Incorporation of the Corporation. The Corporation shall mail written notice of any such Liquidation Event, not less than forty-five (45) days prior to the payment date stated therein, to the holders of the issued and outstanding shares of Series V Preferred Stock.

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            A “Liquidation Event” shall mean (a) the dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary or (b) (i) any reorganization, consolidation, merger, or similar transaction or series of related transactions (each, a “Combination Transaction”) in which the Corporation is a constituent party, or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such Combination Transaction, if, as a result of such Combination Transaction, the voting securities of the Corporation that are outstanding immediately prior to the consummation of such Combination Transaction (other than any such securities that are held by an “Acquiring Stockholder” as defined below) do not represent, or are not converted into, securities of the surviving corporation of such Combination Transaction (or such surviving corporation’s parent corporation, if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such Combination Transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such Combination Transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder; or (ii) a sale, lease, license, transfer, or other disposition, whether in a single transaction or a series of related transactions, of all or substantially all of the assets of the Corporation. An “Acquiring Stockholder” means a stockholder or stockholders of the Corporation that (x) merges or combines with the Corporation in such Combination Transaction or (y) owns or controls a majority of another corporation that merges or combines with the Corporation in such Combination Transaction.

Section 8. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the holders hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (x) to the Corporation, at its principal executive office and (y) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (or such other address for a stockholder as shall be specified in a notice given in accordance with this Section 8).

(b) Lost or Mutilated Preferred Stock Certificate. If a holder’s Series V Preferred Stock certificate shall be mutilated, lost, stolen, or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen, or destroyed certificate, a new certificate for the share of Series V Preferred Stock so mutilated, lost, stolen, or destroyed, but only upon receipt of evidence of such loss, theft, or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

(c) Amendment and Waiver. No provision of this Series V Certificate of Designation may be amended, modified, or waived except by an instrument in writing executed by the Corporation and by the holders of the issued and outstanding shares of Series V Preferred Stock, and any such written amendment, modification, or waiver will be binding upon the Corporation and the holders of shares of Series V Preferred Stock.

FURTHER RESOLVED, that the Chief Executive Officer of the Corporation be and hereby is authorized and directed to prepare and file this Certificate of Designation of Series V Preferred Stock in accordance with the foregoing resolutions and the DGCL.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Blum Holdings, Inc. has caused this Certificate of Designation of Series V Preferred Stock to be duly executed by the undersigned duly authorized officer as of this [•] day of [•], 2023.

BLUM HOLDINGS, INC.

By:
Sabas Carrillo
Chief Executive Officer

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ANNEX IV

CERTIFICATE OF DESIGNATION

OF

RIGHTS, PRIVILEGES, PREFERENCES, AND RESTRICTIONS

OF

SERIES N PREFERRED STOCK

OF

BLUM HOLDINGS, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned, Sabas Carrillo, hereby certifies that:

1. He is the Chief Executive Officer of Blum Holdings, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 50,000,000 shares, $0.001 par value per share, of Preferred Stock, of which 25,000,000 have been designated as “Series V Preferred Stock,” and 2,500,000 have been designated as “Series N Preferred Stock.”

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”) on [•], 2023, which resolutions provide for the creation of a series of the Corporation’s Preferred Stock, par value $0.001 per share, which is designated as “Series N Preferred Stock,” with the rights, preferences, privileges and restrictions set forth therein.

WHEREAS, the Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”), provides for a class of authorized capital stock of the Corporation known as preferred stock, comprised of 50,000,000 authorized shares, par value $0.001 per share (the “Preferred Stock”), issuable from time to time in one or more series; and

WHEREAS, the Certificate of Incorporation further provides that the Board of Directors is expressly authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any series and the designation thereof, of any of them.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, 2,500,000 shares of the 50,000,000 authorized shares of Preferred Stock of the Corporation are hereby designated as “Series N Preferred Stock,” par value $0.001 per share, and the Board of Directors hereby fixes the rights, preferences, privileges and restrictions of such shares of Preferred Stock, in addition to any provisions set forth in the Certificate of Incorporation that are applicable to all series of the Preferred Stock, as follows:

TERMS OF SERIES N PREFERRED STOCK

Section 1. Designation; Ranking. A series of Preferred Stock is hereby designated as the Corporation’s Series N Preferred Stock (the “Series N Preferred Stock”). All series of Preferred Stock, whether now or hereafter designated, may by their respective terms have a preference over the Series N Preferred Stock in respect of distribution upon liquidation, dividends, or any other right or matter; providedthat, the Series N Preferred Stock shall, with respect to rights upon liquidation, dissolution, or winding-up of the affairs of the Corporation, rank senior and prior to the common stock, par value $0.001 per share, of the Corporation (the “Common Stock”).

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Section 2. Number; Par Value. The number of shares constituting Series N Preferred Stock is fixed at Two Million Five Hundred Thousand (2,500,000) shares, par value $0.001 per share, and such authorized number may not be increased or decreased except by the favorable vote or the written consent of the holders of the issued and outstanding shares of Series N Preferred Stock and by a resolution of the Board of Directors.

Section 3. Dividends. The holders of Series N Preferred Stock do not have any preferential dividend rights and shall be entitled to receive dividends, if any, only if, when, and as declared by the Board of Directors in its sole and absolute discretion.

Section 4. Voting Rights. If issued and outstanding, each share of Series N Preferred Stock shall have the right to take action by written consent or vote in number equal to the number of shares of Common Stock into which shares of Series N Preferred Stock are then convertible. These voting rights may be exercised by vote at an annual meeting of the stockholders of the Corporation or at a special meeting of the stockholders of the Corporation or by written consent of the holders of Series N Preferred Stock. Except as otherwise provided by the Certificate of Incorporation or required by law, the holders of the shares of Common Stock and shares of Series N Preferred Stock shall vote together and not as separate classes.

Section 5. Conversion. Each share of Series N Preferred Stock shall be convertible into [one hundred (100)]1 fully paid and nonassessable shares of Common Stock, in the manner set forth below. The shares of Series N Preferred Stock, once converted into shares of Common Stock in accordance with the terms hereof, shall resume the status of an authorized but unissued share of Preferred Stock and shall no longer be designated as shares of Series N Preferred Stock.

(a) Automatic Conversion. Each share of Series N Preferred Stock shall automatically, without further action by the holder thereof, be converted into [one hundred (100)]2 fully paid and nonassessable shares of Common Stock on the first (1st) anniversary of the date on which the holder’s shares of Series N Preferred Stock were issued (each, an “Automatic Conversion”).

(b) Conversions at Option of Holder. At any time, or from time to time, but prior to the date of the Automatic Conversion, such holder shall be entitled, upon written notice to the Corporation and the transfer agent (or solely to the Corporation if the Corporation serves as its own transfer agent for the Series N Preferred Stock), to convert each of such holder’s shares of Series N Preferred Stock then held into [one hundred (100)]3 fully paid and nonassessable shares of Common Stock.

(c) Conversions Following a Split or Recombination of the Shares of Common Stock. The conversion ratio set forth in Sections 5(a) and (b) shall be proportionately adjusted in the event of a stock split, stock dividend, or reverse stock split or combination of the shares of Common Stock.

_________________

1 Subject to adjustment following the Reverse Stock Split

2 Subject to adjustment following the Reverse Stock Split

3 Subject to adjustment following the Reverse Stock Split

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Section 6. Reserved.

Section 7. Liquidation Preference. Upon any Liquidation Event (as defined below), before any distribution or payment shall be made to the holders of any class or series of the Corporation’s capital stock ranking junior to the Series N Preferred Stock, the holders of the Series N Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to an aggregate of $1.00 allocated among all of the then-issued and outstanding shares of Series N Preferred Stock (the “Preference Value”). After the payment of the Preference Value of the shares of the Series N Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation’s Common Stock and other classes or series of the Corporation’s capital stock in the manner provided by law or the Certificate of Incorporation of the Corporation. The Corporation shall mail written notice of any such Liquidation Event, not less than forty-five (45) days prior to the payment date stated therein, to each holder of the issued and outstanding shares of Series N Preferred Stock.

A “Liquidation Event” shall mean (a) the dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary or (b) (i) any reorganization, consolidation, merger, or similar transaction or series of related transactions (each, a “Combination Transaction”) in which the Corporation is a constituent party, or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such Combination Transaction, if, as a result of such Combination Transaction, the voting securities of the Corporation that are outstanding immediately prior to the consummation of such Combination Transaction (other than any such securities that are held by an “Acquiring Stockholder” as defined below) do not represent, or are not converted into, securities of the surviving corporation of such Combination Transaction (or such surviving corporation’s parent corporation, if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such Combination Transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such Combination Transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder; or (ii) a sale, lease, license, transfer, or other disposition, whether in a single transaction or a series of related transactions, of all or substantially all of the assets of the Corporation. An “Acquiring Stockholder” means a stockholder or stockholders of the Corporation that (x) merges or combines with the Corporation in such Combination Transaction or (y) owns or controls a majority of another corporation that merges or combines with the Corporation in such Combination Transaction.

Section 8. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the holders hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (x) to the Corporation, at its principal executive office and (y) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (or such other address for a stockholder as shall be specified in a notice given in accordance with this Section 8).

(b) Lost or Mutilated Preferred Stock Certificate. If a holder’s Series N Preferred Stock certificate shall be mutilated, lost, stolen, or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen, or destroyed certificate, a new certificate for the share of Series N Preferred Stock so mutilated, lost, stolen, or destroyed, but only upon receipt of evidence of such loss, theft, or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

(c) Amendment and Waiver. No provision of this Series N Certificate of Designation may be amended, modified, or waived except by an instrument in writing executed by the Corporation and by the holders of the issued and outstanding shares of Series N Preferred Stock, and any such written amendment, modification, or waiver will be binding upon the Corporation and the holders of shares of Series N Preferred Stock.

FURTHER RESOLVED, that the Chief Executive Officer of the Corporation be and hereby is authorized and directed to prepare and file this Certificate of Designation of Series N Preferred Stock in accordance with the foregoing resolutions and the DGCL.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Blum Holdings, Inc. has caused this Certificate of Designation of Series N Preferred Stock to be duly executed by the undersigned duly authorized officer as of this [•] day of [•], 2023.

BLUM HOLDINGS, INC.

By:
Sabas Carrillo
Chief Executive Officer

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ANNEX V

AMENDED AND RESTATED BYLAWS

OF

BLUM HOLDINGS, INC.

(Adopted _______, 2023)

ARTICLE I – OFFICES

Section 1. The registered office of Blum Holdings, Inc. (the “Corporation”) in the State of Delaware is 13 W Main St PO Box 953, Felton, DE 19943. The name of its registered agent at such address is Telos Legal Corp.

Section 2. The Corporation may have such offices within or without the State of Delaware as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II – STOCKHOLDERS

Section 1. ANNUAL MEETING: The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

Section 2. SPECIAL MEETINGS: In addition to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders may only be called at any time by (a) the Chairman, (b) the Board of Directors, or an officer of the Corporation authorized by the Board, pursuant to a resolution approved by a majority of the whole Board of Directors, (c) the Chief Executive Officer of the Corporation; or (d) the President of the Corporation (in the absence of a chief executive officer). Special meetings of the stockholders may also be called by the Board upon written request of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting requested to be called. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice to stockholders.

Section 3. PLACE OF MEETING: The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware, as amended from time to time (“DGCL”).

Section 4. NOTICE OF MEETING: Whenever stockholders are required or permitted to take any action at a meeting, a written notice of any such meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article XI of these Bylaws. Notice of adjournment of a meeting of the stockholders need not be given if the date, time and place, if any, to which it is adjourned, and any means of remote communication for such adjourned meeting, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed during the time scheduled for such meeting on the same electronic network used to enable stockholders and proxy holders to participate in such meeting by means of remote communication or (iii) set forth in the notice of such meeting given in accordance with the provisions of this Article 2.4; provided, however, that if the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

V-1

Section 5. NOTICE BY ELECTRONIC TRANSMISSION: Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in accordance with applicable law.

Section 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE: For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Article 2.6, such determination shall apply to any adjournment thereof regardless of its length except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 7. BOOKS AND ACCOUNTS: This Corporation shall keep and maintain at its principal office in this State:

(a) A certified copy of its Certificate of Incorporation, and all amendments thereto.

(b) A certified copy of its Bylaws, and all amendments thereto.

(c) A stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, if known, and the number of shares held by them respectively; or

(d) In lieu of the stock ledger or duplication stock ledger specified in paragraph (c), a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger specified in this Article 2.7 is kept.

Section 8. QUORUM: Thirty three and one-third percent (33 1/3%) of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders; provided, however, that in the case of any vote to be taken by classes or series, the holders of thirty three and one-third percent (33 1/3%) of the votes entitled to be cast by the stockholders of a particular class or series, present in person or by proxy, shall constitute a quorum of such class or series.

Section 9. ADJOURNMENTS; POSTPONEMENTS: In the absence of a quorum, holders of stock representing a majority of the voting power of all shares present in person or represented by proxy at the meeting, or the chairman of the meeting, may adjourn any meeting of stockholders (including an adjournment to address a technical failure to convene), from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Furthermore, after the meeting has been duly organized, the chairman of the meeting may adjourn any meeting of stockholders, from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof, and any means of remote communication for such meeting, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed during the time scheduled for such meeting on the same electronic network used to enable stockholders and proxy holders to participate in such meeting by means of remote communication, or (iii) set forth in the notice of such meeting given in accordance with the provisions of Article 2.4. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Any previously scheduled meeting of stockholders may be postponed by the Board of Directors prior to the date previously scheduled for such meeting and the Corporation shall publicly announce such postponement.

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Section 10. PROXIES: At any meeting of stockholders, a stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies for use at any meeting of stockholders shall be in writing and filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the Chairman, in which event such inspector or inspectors shall decide all such questions. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

A proxy shall not be valid after six months from the date of its execution, unless coupled with an interest, but no proxy shall be valid after seven years from the date of its execution, unless renewed or extended at any time before its expiration.

Section 11. LIST OF STOCKHOLDERS ENTITLED TO VOTE: A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to the stockholders of the Corporation.

Section 12. VOTING AND ELECTIONS: Each stockholder of record of any series of Preferred Stock shall be entitled at each meeting of the stockholders to such number of votes, if any, for each share of such stock as may be fixed in the Certificate of Incorporation, any certificate of designation or in the resolution or resolutions adopted by the Board of Directors provide for the issuance of such Preferred Stock, and each stockholder of record of Common Stock shall be entitled at each meeting of the stockholders to one vote for each share of such stock, in each case, registered in such stockholder’s name on the books of the Corporation: (i) on the date fixed pursuant to Section 6 of Article II of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or (ii) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

At each meeting of the stockholders, except as required by the Certificate of Incorporation or applicable law, all corporate actions to be taken by vote of the stockholders (other than the election of directors) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series. Directors shall be elected by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election of directors, provided a quorum is present.

Section 13. VOTING OF SHARES BY CERTAIN HOLDERS: Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws or a resolution of the board of directors of such corporation may prescribe, and a certified copy of the by-law or resolution is presented at the meeting.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of shares into his name. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

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Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 14. VOTING TRUST: A stockholder, by agreement in writing, may transfer his stock to a voting trustee or trustees for the purpose of conferring the right to vote thereon for a period not exceeding 15 years upon the terms and conditions therein stated. The certificates of stock so transferred shall be surrendered and canceled and new certificates therefor issued to such trustee or trustees in which it shall appear that they are issued pursuant to such agreement, and in the entry of such ownership in the proper books of such corporation that fact shall also be noted, and thereupon such trustee or trustees may vote upon the stock so transferred during the terms of such agreement. A duplicate of every such agreement shall be filed in the principal office of the corporation and at all times during such terms be open to inspection by any stockholder or his attorney.

Section 15. ACTION WITHOUT MEETING: Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing or by electronic transmission setting forth the action to be so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware (by hand or by certified or registered mail, return receipt requested), its principal place of business, an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, or to an information processing system designated by the corporation for receiving such consents in accordance with applicable law. Every consent shall bear the date of signature of each stockholder who signs the consent, and no consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.11, consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action by the stockholders by less than unanimous consent shall, to the extent required by applicable law, be given to those stockholders as of the record date for the action by consent who have not consented and who would have been entitled to notice of the meeting if the action had been taken at a meeting and the record date for the notice of the meeting were the record date for the action by consent.

Section 16. NOMINATION OF DIRECTORS:

(a) In addition to the rights of the holders of any series of Preferred Stock, nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Article 2.16 and at the time of the meeting, (B) is entitled to vote at the meeting for the election of directors, and (C) has complied with this Article 2.16 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b) Without qualification, in addition to such stockholder complying with the provisions of Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (i) provide timely notice (as described below) thereof in writing and in proper form to the Secretary of the Corporation either by personal delivery or by United States mail, postage prepaid, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Article 2.16. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation either by personal delivery or by United States mail, postage prepaid, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Article 2.16. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if such annual meeting is announced later than the ninetieth day prior to the date of such annual meeting, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of timely notice as described above.

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To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if such special meeting is announced later than the ninetieth day prior to the date of such special meeting, the tenth (10th) day following the day on which public disclosure (as defined in Article 2.17(g)) of the date of such special meeting was first made. In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of timely notice as described above.

(c) To be in proper form for purposes of this Article 2.16, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Article 2.17(c)(i), except that for purposes of this Article 2.16 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article 2.17(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Article 2.17(c)(ii), except that for purposes of this Article 2.16 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article 2.17(c)(ii) and the disclosure in clause (L) of Article 2.17(c)(ii) shall be made with respect to the election of directors at the meeting);

(iii) A representation that the Nominating Person is a holder or record or beneficial owner of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iv) A representation as to whether the Nominating Person intends to solicit proxies in support of such person’s nominee(s) in accordance with Rule 14a-19 under the Exchange Act;

(v) A representation as to whether the Nominating Person intends or is part of a group that intends (x) to deliver a proxy statement and/or a form of proxy to holders of at least the percentage of the Corporation’s outstanding stock reasonably believed by the Nominating Person to be sufficient to elect the nominee or nominees proposed to be nominating by the Nominating Person;

(vi) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Article 2.16 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Article 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Article 2.17(c)), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and (D) a completed and signed questionnaire, representation and agreement as provided in Article 2.16(f); and

(vi) The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s corporate governance guidelines or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

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For purposes of this Article 2.16, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(d) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article 2.16 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Article 2.16. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Article 2.16, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(f) To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Article 2.16) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(g) In addition to the requirements of this Article 2.16 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner, and (ii) if such stockholder (1) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (2) subsequently fails to comply with all applicable requirements of Section 10 and this Article 2.16 and Rules 14a-19(a)(2) and 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such Nominating Person’s director nominees. Upon request by the Corporation, if any such Nominating Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

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Section 17. NOTICE OF BUSINESS AT ANNUAL MEETINGS:

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Article 2.17 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Article 2.17 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting. Stockholders seeking to nominate persons for election to the Board must comply with Article 2.16 and this Article 2.17 shall not be applicable to nominations except as expressly provided in Article 2.16.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide timely notice (as described below) thereof in writing and in proper form to the Secretary of the Corporation either by personal delivery or by United States mail, postage prepaid, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Article 2.17. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if such annual meeting is announced later than the ninetieth day prior to the date of such annual meeting, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of timely notice as described above.

(c) To be in proper form for purposes of this Article 2.17, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Persons, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (i) and (ii) are referred to as “Stockholder Information”);

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(ii) As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Article 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, (F)(x) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, (G) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the Corporation held by such Proposing Persons (H) any direct or indirect interest of such Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (I) any pending or threatened litigation in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (J) any material transaction occurring during the prior twelve months between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (K) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names), and (L) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Article 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (L) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

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(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names) in connection with the proposal of such business by such stockholder;

(iv) A representation that the Proposing Person is a holder or record or beneficial owner of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the business specified in the notice; and

(v) A representation as to whether the Proposing Person intends to solicit proxies in support of such person’s proposal.

For purposes of this Article 2.17, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).

A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Article 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(d) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article 2.17 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Article 2.17. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Article 2.17, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f) This Article 2.17 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Article 2.17 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Article 2.17 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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(g) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Articles 13, 14 or 15(d) of the Exchange Act.

Section 18. CONDUCT OF MEETINGS:

(a) Meetings of stockholders shall be presided over by the Chairman or in the Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence by the President (if the President shall be a different individual than the Chief Executive Officer), or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) The Board of Directors of the Corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c) The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. If no announcement is made, the polls shall be deemed to have opened when the meeting is convened and closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(d) In advance of any meeting of stockholders, the Board of Directors, the Chairman or the Chief Executive Officer shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

ARTICLE III – DIRECTORS

Section 1. NUMBER AND TERM. The business of this Corporation shall be managed by a Board of Directors which shall consist of not less than three (3) directors nor more than seven (7) directors, who need not be residents of the State of Delaware or stockholders of the Corporation. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, which number shall initially be three (3). Except as otherwise provided in the Certificate of Incorporation, each director shall serve for a term ending on the date of the annual meeting of stockholders next following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

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Section 2. REGULAR MEETINGS: Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders. Notice of such meeting shall not be required. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall proceed to the election of the officers of the Corporation. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 3. SPECIAL MEETINGS: Special meetings of the Board of Directors may be called by the Chairman of the Board, or on the written request of any two directors, by the Secretary, in each case on at least twenty-four (24) hours personal, written, telegraphic, cable or wireless notice to each director. Such notice, or any waiver thereof pursuant to Article 3.4 hereof, shall state the time and place of the special meeting, but need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these Bylaws. If the day or date, time and place of a meeting of the Board of Directors has been announced at a previous meeting of the board, no notice is required. Notice of an adjourned meeting of the Board of Directors need not be given other than by announcement at the meeting at which adjournment is taken.

Section 4. NOTICE WAIVER: Notice of any meeting of the Board of Directors may be waived by any director either before, at or after such meeting orally or in a writing signed by such director. A director, by his or her attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 5. QUORUM AND MANNER OF ACTING: Unless otherwise provided in the Certificate of Incorporation, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 6. RESIGNATION. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 7. NEWLY CREATED DIRECTORSHIPS. A directorship to be filled by reason of any increase in the number of directors may be filled (i) by election at an annual or special meeting of stockholders called for that purpose or (ii) by the Board of Directors for a term of office continuing only until the next election of one or more directors by the stockholders.

Section 8. VACANCIES IN THE BOARD OF DIRECTORS. Subject to any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, whether or not less than a quorum, or by a sole remaining director. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 9. REMOVAL OF DIRECTORS. Except as may otherwise be provided by law, any director or the entire Board of Directors may be removed, with or without cause, at an annual meeting or at a special meeting called for that purpose, by the affirmative vote of the holders of at least two-thirds of the shares then entitled to vote at an election of directors.

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Section 10. ACTION WITHOUT A MEETING; TELEPHONE CONFERENCE MEETING: Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, either originally or in counterparts, consent thereto in writing. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 10. EXECUTIVE AND OTHER COMMITTEES:

(a) The Board of Directors, by resolution adopted by a majority of the number of directors then in office may designate from among its members an executive committee and one or more other committees, each consisting of two or more directors, and each of which, to the extent provided in the resolution or in the charter or these Bylaws shall have and may exercise all of the authority of the Board of Directors except the power to:

(i) Declare dividends or distributions on stock;

(ii) Issue stock other than as provided in subsection (b) of this Article.

(iii) Recommend to the stockholders any action which requires stockholder approving, including, but not limited to, adopting an agreement of merger or consolidation, the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, a dissolution of the Corporation or a revocation of a dissolution of the Corporation; or

(iv) Amend the Certificate of Incorporation or the Bylaws.

(b) If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors under the DGCL.

(c) The appointment of any committee, the delegation of authority to it or action by it under that authority does not constitute of itself, compliance by any director not a member of the committee, with the standard provided by statute for the performance of duties of directors.

(d) Any committee designated pursuant to this Article 3.10 shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

(e) The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

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Section 11. CHAIRMAN OF THE BOARD: The Board shall elect from its members a Chairman, which Chairman shall preside at all meetings of the stockholders and the directors. The Chairman shall serve in such capacity until his or her successor is elected by the Board or until his or her earlier resignation or removal from the Board. He or she shall also perform such other duties the Board may assign to him or her from time to time.

Section 12. COMPENSATION: By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13. PRESUMPTION OF ASSENT: A director of the Corporation who is present at a meeting of the board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he shall announce his dissent at the meeting and his dissent is entered in the minutes and he shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV – OFFICERS

Section 1. NUMBER, TITLES, AND TERM OF OFFICE: The officers of the Corporation shall be chosen by the Board of Directors and shall include, if and when designated by the Board of Directors, a Chief Executive Officer, President, Chief Financial Officer, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary, and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman of the Board, if any, no officers need be a director.

Section 2. SALARIES: The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

Section 3. REMOVAL: Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the Board of Directors then in office at a special meeting called for the purpose, or at any regular meeting of the Board of Directors, provided the notice for such meeting shall specify that the matter of any such proposed removal will be considered at the meeting but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. VACANCIES: Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 5. CHIEF EXECUTIVE OFFICER: The Chief Executive Officer shall, in the absence of the Chairman, preside at all meetings of the stockholders. Subject to the control of the Board of Directors and the executive committee (if any), the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 6. PRESIDENT: Subject to such supervisory powers, if any, as may be given by the Board to the Chief Executive Officer, the President shall have general supervision, direction, and control of the business and other officers of the corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws. If, for any reason, the Corporation does not have a Chairman or Chief Executive Officer, or such officers are unable to act, the President shall assume the duties of those officers.

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Section 7. CHIEF FINANCIAL OFFICER: The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation. He or she shall provide for the establishment of internal controls and see that adequate audits are currently and regularly made. He or she shall submit to the Chief Executive Officer, the President, the Chief Operating Officer, the Chairman and the Board timely statements of the accounts of the Corporation and the financial results of the operations thereof. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board and the Chief Executive Officer. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

Section 8. VICE PRESIDENTS: In the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions of the President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such other duties and have such other powers as the chief executive officer or the Board of Directors may from time to time prescribe.

Section 9. TREASURER: The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. He shall perform all acts incident to the position of Treasurer, subject to the control of the chief executive officer and the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

Section 10. SECRETARY: The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the chief executive officer and the Board of Directors.

ARTICLE V – INDEMNIFICATION OF OFFICERS, DIRECTORS,

EMPLOYEES AND AGENTS

Section 1. INDEMNIFICATION: The Corporation shall indemnify and hold harmless, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “indemnitee”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with such action, suit or proceeding if such indemnitee acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that, except as provided in Article 5.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the indemnitee did not act in good faith and in a manner which such indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful. The right to indemnification conferred by this Article 5.1 shall vest at the time an individual becomes an indemnitee.

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Section 2. RIGHT TO ADVANCEMENT OF EXPENSES: The right to indemnification conferred in Article 5.1 shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article 5.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Articles 5.1 and 5.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators.

Section 3. RIGHT OF INDEMNITEE TO BRING SUIT: If a claim under Article 5.1 or 5.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to indemnification, or to such advancement of expenses, under this Article 5 or otherwise shall be on the Corporation.

Section 4. NON-EXCLUSIVITY OF RIGHTS: The rights to indemnification and to the advancement of expenses conferred in this Article 5 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders, or disinterested directors or otherwise.

Section 5. INSURANCE: The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION: The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 5 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

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Section 7. AMENDMENT OR MODIFICATION: This Article 5 may be altered or amended at any time as provided in these Bylaws, but no such amendment shall have the effect of diminishing the rights of any person who is or was an officer or director as to any acts or omissions taken or omitted to be taken prior to the effective date of such amendment.

ARTICLE VI – EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 1. EXECUTION OF CORPORATE INSTRUMENTS. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute, sign or endorse on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by applicable law or the Bylaws, and such execution or signature shall be binding upon the Corporation.

(a) All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall from time to time authorize so to do.

(b) Unless otherwise specifically determined by the Board of Directors or otherwise required by applicable law, the execution, signing or endorsement of any corporate instrument or document by or on behalf of the Corporation may be effected manually, by facsimile or (to the extent not prohibited by applicable law and subject to such policies and procedures as the Corporation may have in effect from time to time) by electronic signature.

(c) Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 2. VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of or interests in other corporations or entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies and consents with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairperson of the Board of Directors, the Chief Executive Officer, or the President.

ARTICLE VII – CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. CERTIFICATES FOR SHARES: Notwithstanding any other provision in these Bylaws, any or all classes and series of shares of the Corporation, or any part thereof, may be represented by uncertificated shares, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class or series shall be identical. If certificates for the shares of the Corporation are issued, each will be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the president or vice president and countersigned by the secretary or an assistant secretary and sealed with the Corporation seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimile signatures if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation or an employee of the Corporation. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

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Section 2. TRANSFER OF SHARES: Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VIII – FISCAL YEAR

Section 1. The fiscal year of the Corporation shall be determined by the Board of Directors.

ARTICLE IX – DIVIDENDS

Section 1. The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its Certificate of Incorporation.

ARTICLE X – CORPORATE SEAL

Section 1. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words, “Corporate Seal,” and “Delaware.”

ARTICLE XI – WAIVER OF NOTICE

Section 1. Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or the Bylaws.

ARTICLE XII – AMENDMENTS

Section 1. Stockholders of the Corporation holding at least a majority of the Corporation’s outstanding voting stock shall have the power to adopt, amend or repeal the Bylaws. To the extent provided in the Corporation’s Certificate of Incorporation, the Board of Directors of the Corporation shall also have the power to adopt, amend or repeal the Bylaws of the Corporation.

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ANNEX VI

Nevada Revised Statutes – Sections 92A.300 – 92A.500

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1. Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3. Without discounting for lack of marketability or minority status.

(Added to NRS by 1995, 2087; A 2009, 1720)

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

 (Added to NRS by 1995, 2087)

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

(Added to NRS by 1995, 2087; A 2009, 1721)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

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NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger;

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180; or

(3) If the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

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(f) Any corporate action not described in this subsection pursuant to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, must not challenge the corporate action creating the entitlement unless the action is unlawful or constitutes or is the result of actual fraud against the stockholder or the domestic corporation.

3. Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814; 2019, 109)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger; shares of stock not issued and outstanding on date of first announcement of proposed action.

1. There is no right of dissent pursuant to paragraph (a), (b), (c) or (f) of subsection 1 of NRS 92A.380 in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2. The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or

(b) The day before the effective date of such corporate action if:

(1) There is no meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or

(2) The corporate action is a merger described in NRS 92A.133.

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3. Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action to accept for such shares anything other than:

(a) Cash;

(b) Any security or other proprietary interest of any other entity, including, without limitation, shares, equity interests or contingent value rights, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective; or

(c) Any combination of paragraphs (a) and (b).

4. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5. There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

6. There is no right of dissent with respect to any share of stock that was not issued and outstanding on the date of the first announcement to the news media or to the stockholders of the terms of the proposed action requiring dissenter’s rights.

(Added to NRS by 1995, 2088; A 2009, 1722; 2013, 1285; 2019, 110, 2495; 2021, 1521)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

(Added to NRS by 1995, 2089; A 2009, 1723)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenter’s rights is submitted for approval pursuant to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those stockholders of record entitled to exercise dissenter’s rights.

2. If a corporate action creating dissenter’s rights is submitted for approval pursuant to a written consent of the stockholders or taken without a vote of the stockholders, the domestic corporation:

(a) May send an advance notice statement with respect to the proposed corporate action; and

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(b) If the proposed corporate action is taken, the domestic corporation shall notify in writing all stockholders of record entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723; 2013, 1286; 2019, 111; 2021, 1522)

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, a statement of intent with respect to the proposed corporate action; and

(b) Must not vote, or cause or permit to be voted, any of the stockholder’s shares of such class or series in favor of the proposed corporate action.

2. If a proposed corporate action creating dissenter’s rights is taken without a vote of the stockholders or submitted for approval pursuant to a written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) If an advance notice statement is sent by the subject corporation pursuant to NRS 92A.410, must deliver a statement of intent with respect to any class or series of shares to the subject corporation by the date specified in the advance notice statement; and

(b) Must not consent to or approve the proposed corporate action with respect to such class or series.

3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723; 2013, 1286; 2021, 1523)

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

2. The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724; 2013, 1286)

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NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1. A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2. If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3. Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4. A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5. The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

(Added to NRS by 1995, 2090; A 2009, 1725)

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation’s principal office is located;

(b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

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(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares; and

(c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

(Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725; 2013, 1287)

NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1. A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3. Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4. Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

(Added to NRS by 1995, 2091; A 2009, 1725; 2013, 1287)

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2. A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

(Added to NRS by 1995, 2091; A 2009, 1726)

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NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2. A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815; 2013, 1288)

NRS 92A.500 Assessment of costs and fees in certain legal proceedings.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

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(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of NRS 17.117 or N.R.C.P. 68.

(Added to NRS by 1995, 2092; A 2009, 1727; 2015, 2566; 2019, 276)

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ANNEX VII

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Unrivaled Brands, Inc. Entity or Nevada Business Identification Number (NVID): E0473022008-5
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ______
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ______ Jurisdiction of formation: ______ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) ______ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

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Revised: 8/1/2023

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FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: ______ Time: ______

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☒ Other.

The articles have been amended as follows: (provide article numbers, if available)

See below.

(attach additional page(s) if necessary)

6. Signature: (Required)

X ______________________ Chief Executive Officer
Signature of Officer or Authorized Signer — Title

X ______________________ Chief Financial Officer
Signature of Officer or Authorized Signer — Title

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

The following subsection (b) is hereby added after the first paragraph of Paragraph Three of the Corporation's Articles of Incorporation:

(b) At the Effective Time of this Certificate of Amendment, every [•] ([•]) issued and outstanding shares of common stock, par value $0.001 ("Common Stock") of the Corporation will be combined into and automatically become one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation (the "2023 Reverse Stock Split") and the authorized shares of the Corporation shall remain as set forth in the Certificate of Incorporation. No fractional share shall be issued in connection with the 2023 Reverse Stock Split. Instead, any stockholder who would otherwise be entitled to a fractional share of Common Stock as a result of the 2023 Reverse Stock Split shall be entitled to receive a cash payment equal to the product of such resulting fractional interest in one (1) share of Common Stock multiplied by the closing trading price of Common Stock on the trading day immediately preceding the effective date of the 2023 Reverse Stock Split.

This form must be accompanied by appropriate fees.

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Revised: 8/1/2023

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